REGIONS MORGAN KEEGAN SELECT FUNDS

                Regions Morgan Keegan Select Mid Cap Growth Fund
                    Regions Morgan Keegan Select Growth Fund
                  Regions Morgan Keegan Select Core Equity Fund
                 Regions Morgan Keegan Select Mid Cap Value Fund
                     Regions Morgan Keegan Select Value Fund
                   Regions Morgan Keegan Select Balanced Fund
                 Regions Morgan Keegan Select Fixed Income Fund
         Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
         Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund
             Regions Morgan Keegan Select Treasury Money Market Fund
                 Regions Morgan Keegan Select Money Market Fund

      Supplement dated January 22, 2009 to Prospectus dated April 1, 2008, as supplemented on July 29, 2008, October 15, 2008, October 31, 2008,
                     November 24, 2008 and December 12, 2008

The following supplements certain information contained in the above-dated Prospectus for Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund (each an "RMK Fund" and collectively, the "RMK Funds"), each a series of Regions Morgan Keegan Select Funds (the "Trust"). It should be retained and read in conjunction with the Prospectus.

The purpose of this Supplement is to provide you with information about the proposed reorganization of each RMK Fund into an existing or a newly created corresponding mutual fund (each a "Pioneer Fund" and collectively, the "Pioneer Funds") advised by Pioneer Investment Management, Inc. ("Pioneer").

              Information Regarding the Proposed Reorganizations of
                 the RMK Funds into Corresponding Pioneer Funds

     Morgan Asset Management, Inc. ("MAM"), the investment adviser to the RMK Funds, is an indirect, wholly owned subsidiary of Regions Financial Corp. ("Regions"). MAM and Regions have entered into an agreement with Pioneer pursuant to which Pioneer would acquire all of MAM's investment management business relating to the RMK Funds.

     Pioneer is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is an indirect, wholly owned subsidiary of UniCredit S.p.A., one of the largest banking groups in Italy. Pioneer is part of the global asset management group providing investment management and financial services to mutual funds and institutional and other clients. As of December 31, 2008, assets under management of the group were over $200 billion worldwide, including over $49 billion in assets under management by Pioneer. Pioneer's main office is at 60 State Street, Boston, Massachusetts 02109.

     On January 21, 2009, the Board of Trustees of the Trust approved the reorganization of each RMK Fund into a corresponding Pioneer Fund (the "Reorganizations"). The Reorganizations also have been approved by the Boards of Trustees of the Pioneer Funds. Shareholders of each RMK Fund must approve the Reorganization of their RMK Fund. A Special Meeting of RMK Fund shareholders will be scheduled to vote on the Reorganizations. Complete details of the proposed Reorganizations will be sent to shareholders along with proxy materials. If the Reorganization is approved by the shareholders of an RMK Fund, shareholders of that RMK Fund will become shareholders of the corresponding Pioneer Fund.

     A list of each RMK Fund and the corresponding Pioneer Fund into which it is proposed to be reorganized is set out below. As noted below, it is proposed that certain RMK Funds would be reorganized into an existing Pioneer Fund and others into a new Pioneer Fund that is being created in connection with the Reorganizations. Shares of these new Pioneer Funds are not yet available for sale.

---------------------------------------------------------------------------------------------------------------------
                 RMK Fund (Acquired Fund)                               Pioneer Fund (Acquiring Fund)
---------------------------------------------------------------------------------------------------------------------
RMK Select Core Equity Fund                               Pioneer Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Growth Fund                                    Pioneer Growth Fund*
---------------------------------------------------------------------------------------------------------------------
RMK Select Value Fund                                     Pioneer Cullen Value Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Mid Cap Value Fund                             Pioneer Mid Cap Value Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Balanced Fund                                  Pioneer Classic Balanced Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Fixed Income Fund                              Pioneer Bond Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Limited Maturity Fixed Income Fund             Pioneer Short Term Income Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Intermediate Tax Exempt Bond Fund              Pioneer Intermediate Tax Free Income Fund*
---------------------------------------------------------------------------------------------------------------------
RMK Select Treasury Money Market Fund                     Pioneer Treasury Reserves Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Money Market Fund                              Pioneer Cash Reserves Fund
---------------------------------------------------------------------------------------------------------------------
RMK Select Mid Cap Growth Fund                            Pioneer Mid Cap Growth Fund II*
---------------------------------------------------------------------------------------------------------------------

* A new Pioneer Fund that is being created within the Pioneer fund complex to receive the assets of the corresponding RMK Fund. This Pioneer Fund will commence operations upon consummation of the proposed Reorganization.

     Pioneer serves as the investment adviser for the Pioneer Funds and will continue to provide the day-to-day portfolio management for the Pioneer Funds after the Reorganizations.

     It is anticipated that, subject to shareholder approval, the Reorganizations will occur in the second quarter of 2009. Until then, however, you will be able to purchase, redeem and exchange shares in each of the RMK Funds (subject to any limitations described in the Prospectus). Accordingly, if you intend to engage in such transactions, you should read this Supplement, together with the Prospectus dated April 1, 2008, as supplemented.

     If you have any questions concerning the Reorganizations, please contact the RMK Funds at 877-757-7424 or www.rmkfunds.com.

                       Regions Morgan Keegan Select Funds
                              50 North Front Street
                                Memphis, TN 38103
                                  800-366-7426
                                www.rmkfunds.com

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                       REGIONS MORGAN KEEGAN SELECT FUNDS

                Regions Morgan Keegan Select Mid Cap Growth Fund
                    Regions Morgan Keegan Select Growth Fund
                  Regions Morgan Keegan Select Core Equity Fund
                Regions Morgan Keegan Select Mid Cap Value Fund
                     Regions Morgan Keegan Select Value Fund
                   Regions Morgan Keegan Select Balanced Fund
                 Regions Morgan Keegan Select Fixed Income Fund
        Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
         Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund
            Regions Morgan Keegan Select Treasury Money Market Fund
                 Regions Morgan Keegan Select Money Market Fund

      Supplement dated July 29, 2008 to the Prospectus dated April 1, 2008

The following supplements certain information contained in the above-dated Prospectus for Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund (each a "Fund" and collectively, the "Funds"), each a series of Regions Morgan Keegan Select Funds (the "Trust"). It should be retained and read in conjunction with the Prospectus.

The following information supplements the disclosure in the "How to Buy Shares" and "How to Exchange Shares" sections of the Funds' Prospectus:

     Effective July 29, 2008, the Regions Morgan Keegan Select Fund Family only consists of the Funds available in the Trust. Therefore, all references to Morgan Keegan Select Fund, Inc. or the Regions Morgan Keegan Select Fund Family are hereby deleted, and replaced with a reference to the Trust.

                       Regions Morgan Keegan Select Funds
                             50 North Front Street
                               Memphis, TN 38103
                                  800-366-7426
                                www.rmkfunds.com
                                ----------------

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                       REGIONS MORGAN KEEGAN SELECT FUNDS

                Regions Morgan Keegan Select Mid Cap Growth Fund
                    Regions Morgan Keegan Select Growth Fund
                  Regions Morgan Keegan Select Core Equity Fund
                Regions Morgan Keegan Select Mid Cap Value Fund
                     Regions Morgan Keegan Select Value Fund
                   Regions Morgan Keegan Select Balanced Fund
                 Regions Morgan Keegan Select Fixed Income Fund
        Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
         Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund
            Regions Morgan Keegan Select Treasury Money Market Fund
                 Regions Morgan Keegan Select Money Market Fund

   Supplement dated July 29, 2008 to the Statement of Additional Information dated April 1, 2008

The following supplements certain information contained in the above-dated Statement of Additional Information for Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund, each a series of Regions Morgan Keegan Select Funds (the "Trust"). It should be retained and read in conjunction with the Statement of Additional Information.

The fifth paragraph on page 32 is deleted and the following information is inserted in its place:

Redemptions

A redemption of a fund's shares (other than shares of the Money Market Funds) will result in a taxable gain or loss to the redeeming shareholder, depending on whether the redemption proceeds are more or less than the shareholder's adjusted basis in the redeemed shares (which normally includes any sales load paid on Class A Shares). An exchange of shares of a fund for shares of another fund in the Trust generally will have similar tax consequences. Special rules apply when a shareholder disposes of Class A Shares of a fund through a redemption or exchange within 60 days after purchase thereof and subsequently reacquires Class A Shares of that fund or acquires Class A Shares of another fund, including such other funds, without paying a sales charge due to the reinstatement privilege or exchange privilege. In these cases, any gain on the disposition of the original Class A Shares will be increased, or any loss decreased, by the amount of the sales charge paid when the shareholder acquired those shares, and that amount will increase the basis in the shares subsequently acquired. In addition, if a shareholder purchases shares of a fund (whether pursuant to the reinstatement privilege or otherwise) within 30 days before or after redeeming at a loss other shares of that fund (regardless of class), all or part of that loss will not be deductible and instead will increase the basis in the newly purchased shares.

The second paragraph on page 40 is deleted and the following information is inserted in its place:

Letter of Intent

Any investor may execute a Letter of Intent ("Letter) covering purchases of Class A Shares of $50,000 or more to be made within a period of 13 months. Under a Letter, purchases of shares of a fund, which are sold with a sales charge made within a 13-month period starting with the first purchase pursuant to a Letter will be aggregated for purposes of calculating the applicable sales charges. To qualify under a Letter, purchases must be made for a single account; and purchases made for related accounts may not be aggregated under a single Letter. Investors may obtain a form of a Letter from their Morgan Keegan financial adviser or Regions Morgan Keegan trust administrator. The Letter is not a binding obligation to purchase any amount of shares, but its execution will result in paying a reduced sales charge for the anticipated amount of the purchase. If the total amount of shares purchased does not equal the amount stated in the Letter, the investor will be notified and must pay, within 20 days of the expiration of the Letter, the difference between the sales charge on the shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased under the Letter. Shares equal to 5% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose.

                       Regions Morgan Keegan Select Funds
                             50 North Front Street
                               Memphis, TN 38103
                                  800-366-7426
                                www.rmkfunds.com
                                ----------------

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                       Regions Morgan Keegan Select Funds

                       Contents of Registration Statement


This Registration Statement consists of the following papers and documents.

     Cover Sheet

     Contents of Registration Statement

     Part A - Prospectus -      Regions Morgan Keegan Select Mid Cap Growth Fund
                                Regions Morgan Keegan Select Growth Fund
                                Regions Morgan Keegan Select Core Equity Fund
                                Regions Morgan Keegan Select Mid Cap Value Fund
                                Regions Morgan Keegan Select Value Fund
                                Regions Morgan Keegan Select Balanced Fund
                                Regions Morgan Keegan Select Fixed Income Fund
                                Regions Morgan Keegan Select Limited Maturity
                                Fixed Income Fund
                                Regions Morgan Keegan Select Intermediate Tax
                                Exempt Bond Fund
                                Regions Morgan Keegan Select Treasury Money
                                Market Fund
                                Regions Morgan Keegan Select Money Market Fund

     Part B - Statement of Additional Information -
                                Regions Morgan Keegan Select Mid Cap Growth Fund Regions Morgan Keegan Select Growth Fund
                                Regions Morgan Keegan Select Core Equity Fund Regions Morgan Keegan Select Mid Cap Value Fund Regions Morgan Keegan Select Value Fund
                                Regions Morgan Keegan Select Balanced Fund
                                Regions Morgan Keegan Select Fixed Income Fund Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
                                Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund
                                Regions Morgan Keegan Select Treasury Money
                                Market Fund
                                Regions Morgan Keegan Select Money Market Fund


     Part C - Other Information

     Signature Page

     Powers of Attorney

     Exhibit Index

     Exhibits

[COVER GRAPHIC]


PROSPECTUS


April 1, 2008


REGIONS MORGAN KEEGAN SELECT FUNDS


Regions Morgan Keegan Select Mid Cap Growth Fund

Regions Morgan Keegan Select Growth Fund

Regions Morgan Keegan Select Core Equity Fund

Regions Morgan Keegan Select Mid Cap Value Fund

Regions Morgan Keegan Select Value Fund

Regions Morgan Keegan Select Balanced Fund

Regions Morgan Keegan Select Fixed Income Fund

Regions Morgan Keegan Select Limited Maturity Fixed Income Fund

Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund

Regions Morgan Keegan Select Treasury Money Market Fund

Regions Morgan Keegan Select Money Market Fund

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the funds' shares described in this Prospectus or determined whether this Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

           Each fund is a series of Regions Morgan Keegan Select Funds

                    [LOGO Regions Morgan Keegan Select Funds]

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

Introduction...................................................................1

Mid Cap Growth Fund............................................................2

Growth Fund....................................................................7

Core Equity Fund..............................................................11

Mid Cap Value Fund............................................................16

Value Fund....................................................................20

Balanced Fund.................................................................24

Fixed Income Fund.............................................................29

Limited Maturity Fixed Income Fund............................................34

Intermediate Tax Exempt Bond Fund.............................................40

Treasury Money Market Fund....................................................44

Money Market Fund.............................................................48

Securities Descriptions.......................................................51

How to Buy Shares.............................................................58

How to Redeem Shares..........................................................64

How to Exchange Shares........................................................67

Account Policies..............................................................69

Distribution of Fund Shares...................................................72

Management of the Funds.......................................................74

Other Information.............................................................78

   Privacy Policy Notice......................................................78

   Proxy Voting Policies and Record of Voting Activity........................80

   Quarterly Reports on Portfolio Holdings....................................80

Dividends, Capital Gain Distributions and Tax Considerations..................81

Financial Highlights..........................................................83

For Additional Information............................................Back Cover

SHARES OF REGIONS MORGAN KEEGAN SELECT FUNDS, LIKE SHARES OF ALL MUTUAL FUNDS, ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

INTRODUCTION
--------------------------------------------------------------------------------

Regions Morgan Keegan Select Funds (the "Trust") offers investment opportunities to a wide range of investors, from investors with short-term goals who wish to take little investment risk to investors with long-term goals willing to bear the risks of the market for potentially greater returns. Morgan Asset Management, Inc. (the "Adviser"), a registered investment adviser, and an indirect, wholly owned subsidiary of Regions Financial Corporation ("Regions"), is the investment adviser to the Trust.

This Prospectus describes Class A Shares, Class C Shares and Class I Shares (individually and collectively referred to as "shares," as the context may require) of Regions Morgan Keegan Select Mid Cap Growth Fund ("Mid Cap Growth Fund"), Regions Morgan Keegan Select Growth Fund ("Growth Fund"), Regions Morgan Keegan Select Core Equity Fund ("Core Equity Fund"), Regions Morgan Keegan Select Mid Cap Value Fund ("Mid Cap Value Fund"), Regions Morgan Keegan Select Value Fund ("Value Fund"), Regions Morgan Keegan Select Balanced Fund ("Balanced Fund"), Regions Morgan Keegan Select Fixed Income Fund ("Fixed Income Fund"), Regions Morgan Keegan Select Limited Maturity Fixed Income Fund ("Limited Maturity Fixed Income Fund") and Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund ("Intermediate Tax Exempt Bond Fund"), and Class A Shares and Class I Shares of Regions Morgan Keegan Select Treasury Money Market Fund
("Treasury Money Market Fund") and Regions Morgan Keegan Select Money Market Fund ("Money Market Fund") (each a "fund," and together, the "funds"). Each fund has its own investment objective and strategies that are designed to meet different investment goals. This Prospectus contains information you should know before investing. Please read this Prospectus carefully before investing and keep it for your future reference.

MID CAP GROWTH FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Mid Cap Growth Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Mid Cap Growth Fund invests primarily in equity securities of mid-capitalization companies (I.E., companies whose market capitalization falls within the range tracked by the Russell Mid Cap Growth Index at the time of purchase). Under normal circumstances, the fund invests at least 80% of the value of its net assets in equity securities of mid-capitalization companies. The fund will provide shareholders with at least 60 days' prior notice of any changes in this policy. As of February 29, 2008, the capitalization of issuers included in the Russell Mid Cap Growth Index ranged from about $305 million to about $49.6 billion. The fund may also invest in larger companies that, in the opinion of the Adviser, present opportunities for price appreciation based on potential earnings and pricing patterns.

Under normal market conditions, the fund intends to invest in equity securities of companies with prospects for above-average growth in revenues and/or earnings. The Adviser looks for companies that have revenue growth. While the Adviser does not have a set minimum revenue growth rate because individual stocks and industries can change over time, the Adviser looks for at least 10% growth, either from historical sales or forecasted sales. The Adviser selects industry sectors that are experiencing rapid growth based on the current state of the economy. Future growth prospects take precedence over current valuation levels in the stock selection process. Selected companies are expected to exhibit higher-than-average price/earnings (P/E) and price-to-book ratios. Dividends are not considered to be important in the stock selection process. The Adviser seeks to identify companies that have clearly established business strategies, achieve increases in revenues and market share, and exploit market inefficiencies and opportunities. The Adviser periodically reviews market prices in relation to target prices and adjusts the fund's holdings accordingly.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o STOCK MARKET AND EQUITY SECURITIES RISK. The fund is subject to fluctuations in the stock markets, which have periods of increasing and decreasing values. Stocks have greater volatility than debt securities. The fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund's share price may decline. The Adviser attempts to manage market risk by limiting the amount the fund invests in any single company's equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

   o GROWTH STOCK RISK. Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks.

   o COMPANY SIZE RISK. Equity securities risk is also related to the market capitalization of the company issuing the stock. Market capitalization is determined by multiplying the number of a company's outstanding shares by the current market price per share. Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Stocks of mid-capitalization companies are also usually more sensitive to adverse business developments and economic, political, regulatory and market factors than stock of large-capitalization companies. The fund may experience difficulty in purchasing or selling securities of mid-capitalization companies at the desired time and price.

   o SECTOR RISK. When the fund emphasizes its investments in securities of issuers in a particular industry, the fund's performance is closely tied to events in that industry.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance. The fund began operations on March 12, 1999 as the successor to a collective trust fund for which Regions Bank was the trustee. The performance included in the bar chart and table below prior to March 12, 1999 is that of the fund's predecessor, the inception date of which was June 30, 1993. The collective trust fund was not registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and therefore was not subject to certain investment restrictions that are imposed by the 1940 Act. If the collective trust fund had been registered under the 1940 Act, its performance may have been adversely affected.

ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

   YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
   FOR CLASS A SHARES(1)

      CALENDAR YEAR      PERCENTAGES
      1998                    20.71%
      1999                    41.89%
      2000                    33.00%
      2001                   (0.97)%
      2002                  (20.00)%
      2003                    39.62%
      2004                     8.40%
      2005                    18.48%
      2006                     6.20%
      2007                    18.98%

(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.


Year-to-date performance as of February 29, 2008:    (4.48)%

Class A Shares highest quarterly return during
years shown:                                         31.24%   December 31, 1999
Class A Shares lowest quarterly return during
years shown:                                        (19.68)%  September 30, 1998


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Russell Mid Cap Growth Index.* The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.


                                                               1        5        10     SINCE COMMENCEMENT
                                                              YEAR    YEARS    YEARS      OF INVESTMENT
                                                                                         OPERATIONS(1)
CLASS A SHARES(2) Return Before Taxes
(with 5.50% sales charge)                                    12.43%   16.45%   14.47%           -
------------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions(3)     11.37%   15.26%   12.59%           -
------------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions                                           -
and Sale of Fund Shares(3)                                   11.19%   14.45%   12.06%
------------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                           17.75%   17.22%    N/A            9.87%
(with applicable Contingent Deferred Sales Charge)
------------------------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                           19.10%    N/A      N/A           13.53%
------------------------------------------------------------------------------------------------------------
RUSSELL MID CAP GROWTH INDEX*                                11.43%   17.50%   7.59%            -
------------------------------------------------------------------------------------------------------------

* THE RUSSELL MID CAP GROWTH INDEX TRACKS EQUITY SECURITIES OF COMPANIES WHOSE MARKET CAPITALIZATION FALLS WITHIN THE $305 MILLION TO $49.6 BILLION RANGE. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT
      TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SECURITIES AND EXCHANGE COMMISSION ("SEC") REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.


(1) THE FUND'S CLASS A SHARES (INCLUDING THE PREDECESSOR CLASS B SHARES), CLASS C SHARES AND CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON JUNE 30, 1993, JANUARY 7, 2002 AND JUNE 23, 2004, RESPECTIVELY.

(2) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

(3) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

MID CAP GROWTH FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Mid Cap Growth Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       5.50%      None     None
-----------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                 None(1)   1.00%(2)   None
-----------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and other
distributions                                                                         None       None     None
-----------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
-----------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
-----------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.75%     0.75%     0.75%
-----------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
-----------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
-----------------------------------------------------------------------------------------------------------------
Other operating expenses                                                              0.23%     0.23%     0.23%
-----------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                                    0.02%     0.02%     0.02%
-----------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.25%     2.00%     1.00%
-----------------------------------------------------------------------------------------------------------------

(1)   ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE, A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE
      LOWER OF THE  PURCHASE  PRICE OF THE SHARES OR THEIR NET ASSET VALUE  ("NAV") AT THE TIME OF  REDEMPTION
      WILL APPLY TO CLASS A SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2)   A CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE  PRICE OF THE SHARES OR THEIR
      NAV AT THE TIME OF  REDEMPTION  WILL APPLY TO CLASS C SHARES  REDEEMED  WITHIN ONE YEAR OF THE  PURCHASE
      DATE.

(3)   ACQUIRED  FUND FEES AND  EXPENSES  REPRESENT  THE FUND'S  PORTION OF THE  ESTIMATED  AGGREGATE  FEES AND
      EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING  INVESTMENT  COMPANIES IN WHICH THE FUND INVESTS.
      THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.

EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                CLASS A SHARES   CLASS C SHARES   CLASS I SHARES

1 YEAR Assuming Redemption         $   671          $   304        $   102
--------------------------------------------------------------------------------
1 YEAR Assuming No Redemption      $   671          $   204        $   102
--------------------------------------------------------------------------------
3 YEARS                            $   926          $   630        $   319
--------------------------------------------------------------------------------
5 YEARS                           $   1,201        $   1,082       $   555
--------------------------------------------------------------------------------
10 YEARS                          $   1,986        $   2,338      $   1,232
--------------------------------------------------------------------------------

GROWTH FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Growth Fund seeks growth of capital and income.

PRINCIPAL INVESTMENT STRATEGIES

Growth Fund invests in the common stocks of companies that are expected to achieve above-average growth in earnings. The Adviser selects industry sectors that the Adviser expects to have favorable earnings growth, given the current phase of the business cycle. Future growth prospects take precedence over current valuation levels in the stock selection process. Selected companies are expected to have large market capitalizations and above-average price/earnings (P/E), price-to-book, and return-on-assets ratios. Dividend yields may be lower than market averages, owing to the growth emphasis of the fund.

In addition to seeking companies with above-average potential for growth, the Adviser will seek to identify companies that have clearly defined business strategies, produce consistent revenue streams from an established customer base, enjoy significant market share in their respective industries, produce healthy cash flows, achieve consistent increases in sales, operating margins, and corporate earnings, and have experienced management teams with consistent records of delivering shareholder value. The Adviser periodically reviews market prices in relation to the stock's target price and adjusts the fund's holdings accordingly.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o STOCK MARKET AND EQUITY SECURITIES RISK. The fund is subject to fluctuations in the stock markets, which have periods of increasing and decreasing values. Stocks have greater volatility than debt securities. The fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund's share price may decline. The Adviser attempts to manage market risk by limiting the amount the fund invests in any single company's equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

   o GROWTH STOCK RISK. Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks.

   o SECTOR RISK. When the fund emphasizes its investments in securities of issuers in a particular industry, the fund's performance is closely tied to events in that industry.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance.

ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES(1)

        CALENDAR YEAR     PERCENTAGES
        1998                    41.74%
        1999                    28.57%
        2000                  (21.60)%
        2001                  (19.20)%
        2002                  (20.43)%
        2003                    28.62%
        2004                     0.65%
        2005                     9.55%
        2006                     6.60%
        2007                    16.10%

(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.


Year-to-date performance as of February 29, 2008:      (7.00)%

Class A Shares highest quarterly return during
years shown:                                           24.09%  December 31, 1998
Class A Shares lowest quarterly return during
years shown:                                          (19.30)% March 31, 2001


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Standard & Poor's 500 Composite Stock Index ("Standard & Poor's 500 Index").* The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.

                                                                                       SINCE COMMENCEMENT
                                                               1        5       10       OF INVESTMENT
                                                              YEAR    YEARS    YEARS     OPERATIONS(1)
CLASS A SHARES(2) Return Before Taxes
 (with 5.50% sales charge)                                   9.72%    10.65%   4.30%         -
----------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions(3)     9.19%    10.52%   3.93%         -
----------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions
and Sale of Fund Shares(3)                                   6.99%     9.29%   3.65%         -
----------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes
(with applicable Contingent Deferred Sales Charge)          14.59%    11.28%    N/A         4.58%
----------------------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                          16.34%     N/A      N/A        12.47%
----------------------------------------------------------------------------------------------------------
STANDARD & POOR'S 500 INDEX*                                 5.49%    12.83%   5.91%         -
----------------------------------------------------------------------------------------------------------

* THE STANDARD & POOR'S 500 INDEX IS AN UNMANAGED CAPITALIZATION-WEIGHTED INDEX OF 500 STOCKS DESIGNED TO MEASURE PERFORMANCE OF THE BROAD DOMESTIC ECONOMY THROUGH CHANGES IN THE AGGREGATED MARKET VALUE OF 500 STOCKS REPRESENTING ALL MAJOR INDUSTRIES. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(1) THE FUND'S CLASS A SHARES (INCLUDING PREDECESSOR CLASS B SHARES), CLASS C SHARES AND CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON APRIL 20, 1992, JANUARY 7, 2002 AND MAY 19, 2005, RESPECTIVELY.

(2) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

(3) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

GROWTH FUND
                                                              FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Growth Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       5.50%      None     None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                None(1)     1.00%(2)  None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and other
distributions                                                                         None       None     None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.75%     0.75%     0.75%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
------------------------------------------------------------------------------------------------------------------
Other operating expenses                                                              0.21%     0.21%     0.21%
------------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                                    0.01%     0.01%     0.01%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.22%     1.97%     0.97%
------------------------------------------------------------------------------------------------------------------


(1)   ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE,  A  CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE
      LOWER OF THE  PURCHASE  PRICE OF THE  SHARES OR THEIR NAV AT THE TIME OF  REDEMPTION  WILL  APPLY TO CLASS A
      SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2)   A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT
      THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(3)   ACQUIRED FUND FEES AND EXPENSES  REPRESENT THE FUND'S  PORTION OF THE ESTIMATED  AGGREGATE FEES AND EXPENSES
      FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING  INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF
      THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.


EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                               CLASS A SHARES  CLASS C SHARES  CLASS I SHARES

1 YEAR Assuming Redemption        $   668        $   301         $   99
---------------------------------------------------------------------------
1 YEAR Assuming No Redemption     $   668        $   201         $   99
---------------------------------------------------------------------------
3 YEARS                           $   917        $   620        $   310
---------------------------------------------------------------------------
5 YEARS                          $   1,186      $   1,066       $   539
---------------------------------------------------------------------------
10 YEARS                         $   1,954      $   2,306      $   1,197
---------------------------------------------------------------------------

CORE EQUITY FUND
                                                           RISK/RETURN PROFILE
--------------------------------------------------------------------------------


PRINCIPAL OBJECTIVE

Core Equity Fund seeks long-term growth of capital, current income and growth of income.

PRINCIPAL INVESTMENT STRATEGIES

Core Equity Fund invests primarily in common stocks that the Adviser believes have potential primarily for capital growth and secondarily for income. Income includes both current income and the potential for growth of dividend income over time. Under normal circumstances, the fund invests at least 80% of the value of its net assets in equity securities. The fund will provide shareholders with at least 60 days' prior notice of any changes to this policy.

The fund typically holds a combination of growth stocks and value stocks. By investing in a blend of stocks that demonstrate strong long-term earnings potential and undervalued stocks, the fund seeks to achieve strong returns with less volatility. A portion of the fund's assets may also be invested in preferred stocks, bonds (primarily investment grade) convertible into common stock and securities of foreign issuers traded in U.S. securities markets. The fund's investment in foreign issuers will be primarily through American Depositary Receipts ("ADRs"). The fund expects to earn current income mainly from dividends paid on common and preferred stocks and from interest on convertible bonds. The Adviser also seeks to identify companies that may increase their dividends over time. The Adviser utilizes both "top-down" and "bottom-up" approaches in constructing the fund's portfolio. This means the Adviser looks at the condition of the overall economy and industry segments in addition to data on individual companies. The Adviser performs fundamental analysis of companies by reviewing historical and relative valuation along with historical and projected earnings growth rates. Quality and valuation ratings are assigned to those companies being followed. The Adviser selects stocks with the intent of realizing long-term capital appreciation, not for quick turnover. The Adviser exercises patience and discipline in making decisions to sell or continue to hold individual stocks over time. Decisions to sell portfolio holdings are generally the result of changes in the Adviser's assessment of a particular issue, changes in industry trends or other economic or financial conditions that create more attractive alternatives in similar issues.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o STOCK MARKET AND EQUITY SECURITIES RISK. The fund is subject to fluctuations in the stock markets, which have periods of increasing and decreasing values. Stocks have greater volatility than debt securities. The fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund's share price may decline. The Adviser attempts to manage market risk by limiting the amount the fund invests in any single company's equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

   o GROWTH STOCK RISK. Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks.

   o VALUE STOCK RISK. Value stocks bear the risk that the companies may not overcome the adverse business or other developments that caused the securities to be out of favor or that the market does not recognize the value of the company, such that the price of its securities declines or does not approach the value the Adviser anticipates.

   o FOREIGN ISSUER RISK. The fund's investments in foreign issuers (which will be primarily through ADRs) carry potential risks that are in addition to those associated with domestic investments. Such risks may include: (1) currency exchange rate fluctuations, (2) political and financial instability, (3) less liquidity and greater volatility of foreign investments, (4) the lack of uniform accounting, auditing and financial reporting standards, and (5) less government regulation and supervision of foreign stock exchanges, brokers and listed companies.

   o COMPANY SIZE RISK. Equity securities risk is also related to the market capitalization of the company issuing the stock. Market capitalization is determined by multiplying the number of a company's outstanding shares by the current market price per share. Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Stocks of small- and mid-capitalization companies are also usually more sensitive to adverse business developments and economic, political, regulatory and market factors than stock of large-capitalization companies. Companies with smaller market capitalizations also tend to have unproven track records, a limited product or service base and limited access to capital. These factors also increase risks and make these companies more likely to fail than companies with larger market capitalizations. The fund may experience difficulty in purchasing or selling securities of small- and mid-capitalization companies at the desired time and price.

   o SECTOR RISK. When the fund emphasizes its investments in securities of issuers in a particular industry, the fund's performance is closely tied to events in that industry.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risk of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance. The fund began operations on February 18, 2005 as the successor to a substantially similar series of an investment company. On that date, the fund merged with LEADER Growth & Income Fund, a series of LEADER Mutual Funds, and assumed that series' operating history and performance record. The performance included in the bar chart and table below prior to February 18, 2005 is that of the fund's predecessor, the inception date of which was October 26, 2000 (Class A Shares) and September 1, 1994 (Class I Shares).

ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class I Shares. Annual total returns for Class A Shares are not shown below because the Class A Shares (including the predecessor fund's Class A Shares) commenced investment operations on October 26, 2000. The fund's Class C Shares commenced investment operations on April 3, 2006. The returns for the fund's Class A Shares and Class C Shares would be lower than the Class I Shares' returns shown in the bar chart because the Class A Shares' and Class C Shares' total expenses are higher. The total returns displayed in the bar chart do not reflect any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS I SHARES(1)

        CALENDAR YEAR  PERCENTAGES
        1998                30.45%
        1999                18.18%
        2000               (9.60)%
        2001              (11.08)%
        2002              (19.85)%
        2003                24.23%
        2004                 7.05%
        2005                 7.40%
        2006                 2.59%
        2007                15.06%

(1) THE FUND'S PROSPECTUS, DATED JANUARY 1, 2006, SHOWED 10 YEAR ANNUAL TOTAL RETURN INFORMATION FOR CLASS A SHARES WHICH INFORMATION PRIOR TO THE
      INCEPTION  DATE  OF  THE  PREDECESSOR   FUND'S  CLASS  A  SHARES  INCLUDED
      PREDECESSOR FUND'S ADJUSTED CLASS I SHARES INFORMATION. THE FUND HAS INSTEAD DECIDED TO SHOW TOTAL RETURN INFORMATION FOR CLASS I SHARES (INCLUDING PREDECESSOR FUND'S CLASS I SHARES) BECAUSE THEY HAVE A LONGER OPERATING HISTORY.


Year-to-date performance as of February 29, 2008:    (11.72)%

Class I Shares highest quarterly return during
years shown:                                          16.30%  December 31, 1998
Class I Shares lowest quarterly return during
years shown:                                         (13.60)% September 30, 2002
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

The following table represents the average annual total returns of the fund's Class I Shares, Class A Shares and Class C Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Standard & Poor's 500 Index* and the Lipper Large Cap Core Funds Index.(+) The table also shows hypothetical total returns for Class I Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class I Shares.


                                                                                             SINCE
                                                                                         COMMENCEMENT
                                                                1        5       10      OF INVESTMENT
                                                               YEAR    YEARS    YEARS    OPERATIONS(1)
CLASS I SHARES Return Before Taxes                            15.06%   11.01%   5.29%         -
-------------------------------------------------------------------------------------------------------
CLASS I SHARES Return After Taxes on Distributions(2)         11.59%   9.47%    4.24%         -
-------------------------------------------------------------------------------------------------------
CLASS I SHARES Return After Taxes on Distributions and
Sale of Fund Shares(2)                                        12.50%   9.33%    4.31%         -
-------------------------------------------------------------------------------------------------------
CLASS A SHARES Return Before Taxes
(with a 5.50% sales charge)                                   8.47%    9.46%     N/A        0.79%
-------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                            13.48%    N/A      N/A        6.91%
 (with applicable Contingent Deferred Sales Charge)
-------------------------------------------------------------------------------------------------------
STANDARD & POOR'S 500 INDEX*                                  5.49%    12.83%   5.91%         -
-------------------------------------------------------------------------------------------------------
LIPPER LARGE CAP CORE FUNDS INDEX(+)                          6.63%    11.55%   5.23%         -
-------------------------------------------------------------------------------------------------------

* THE STANDARD & POOR'S 500 INDEX IS AN UNMANAGED CAPITALIZATION-WEIGHTED INDEX OF 500 STOCKS DESIGNED TO MEASURE PERFORMANCE OF THE BROAD DOMESTIC ECONOMY THROUGH CHANGES IN THE AGGREGATED MARKET VALUE OF 500 STOCKS REPRESENTING ALL MAJOR INDUSTRIES. TOTAL RETURNS FOR THE INDEX SHOWN ARE

      NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(+) THE LIPPER LARGE-CAP CORE FUNDS INDEX CONSISTS OF MANAGED MUTUAL FUNDS THAT, BY PORTFOLIO PRACTICE, INVEST AT LEAST 75% OF THEIR EQUITY ASSETS IN COMPANIES WITH MARKET CAPITALIZATION (ON A THREE-YEAR WEIGHTED BASIS) OF GREATER THAN 33% OF THE DOLLAR-WEIGHTED MEDIAN MARKET CAPITALIZATION OF THE STANDARD & POOR'S MIDCAP 400 INDEX. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.



(1) THE FUND'S CLASS A SHARES (INCLUDING THE PREDECESSOR FUND'S CLASS A SHARES), CLASS C SHARES AND CLASS I SHARES (INCLUDING THE PREDECESSOR FUND'S CLASS I SHARES) COMMENCED INVESTMENT OPERATIONS ON OCTOBER 26, 2000, APRIL 3, 2006 AND SEPTEMBER 1, 1994, RESPECTIVELY.

(2) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS I SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

(3) THE FUND'S PROSPECTUS, DATED JANUARY 1, 2006, SHOWED 10 YEAR AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES WHICH INFORMATION PRIOR TO THE INCEPTION DATE OF THE PREDECESSOR FUND'S CLASS A SHARES INCLUDED
      PREDECESSOR FUND'S ADJUSTED CLASS I SHARES INFORMATION. THE FUND HAS INSTEAD DECIDED TO SHOW AVERAGE ANNUAL TOTAL RETURN INFORMATION FOR CLASS I SHARES (INCLUDING PREDECESSOR FUND'S CLASS I SHARES) BECAUSE THEY HAVE A LONGER OPERATING HISTORY.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

CORE EQUITY FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Core Equity Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       5.50%      None     None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                 None(1)   1.00%(2)   None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and other distributions   None       None     None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.75%     0.75%     0.75%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
------------------------------------------------------------------------------------------------------------------
Other operating expenses                                                              0.28%     0.28%     0.28%
------------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                                    0.03%     0.03%     0.03%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.31%     2.06%     1.06%
------------------------------------------------------------------------------------------------------------------

(1)   ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE,  A  CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE
      LOWER OF THE  PURCHASE  PRICE OF THE  SHARES OR THEIR NAV AT THE TIME OF  REDEMPTION  WILL  APPLY TO CLASS A
      SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2)   A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT
      THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(3)   ACQUIRED FUND FEES AND EXPENSES  REPRESENT THE FUND'S  PORTION OF THE ESTIMATED  AGGREGATE FEES AND EXPENSES
      FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING  INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF
      THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.

EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                CLASS A SHARES  CLASS C SHARES  CLASS I SHARES

1 YEAR Assuming Redemption         $   676        $   310        $   108
-----------------------------------------------------------------------------
1 YEAR Assuming No Redemption      $   676        $   210        $   108
-----------------------------------------------------------------------------
3 YEARS                            $   944        $   648        $   338
-----------------------------------------------------------------------------
5 YEARS                           $   1,231      $   1,112       $   587
-----------------------------------------------------------------------------
10 YEARS                          $   2,050      $   2,400      $   1,302
-----------------------------------------------------------------------------

MID CAP VALUE FUND
                                                            RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Mid Cap Value Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Mid Cap Value Fund invests primarily in equity securities of mid-capitalization companies (I.E., companies whose market capitalization fall within the range tracked by the Russell Mid Cap Value Index at the time of purchase) that are judged by the Adviser to be undervalued. Under normal circumstances, the fund invests at least 80% of the value of its net assets in equity securities of mid-capitalization companies. The fund will provide shareholders with at least 60 days' prior notice of any changes in this policy. As of February 29, 2008, the capitalization of issuers included in the Russell Mid Cap Value Index ranged from about $462 million to about $49.6 billion.

The fund invests in common and preferred stocks of companies that are judged to be intrinsically undervalued in one of two ways: either the shares are undervalued when compared to the underlying value of the firm's assets or the shares are undervalued when compared to the growth prospects of the firm. "Undervalued" means that a portfolio company's stock is trading on average at a 40% discount at the time of initial purchase when compared to the Adviser's best internal estimate of its "intrinsic value." Intrinsic value is estimated by the Adviser based on: (1) transactions involving comparable companies; (2) discounted cash flow analysis; and/or (3) sum-of-the-parts analysis - looking at the assets and operations of a company in parts then totaling them to estimate its intrinsic value. The overall purpose of the Adviser's analysis and search for undervalued opportunities is to determine what an independent, informed third party might pay for an entire company and then to purchase the stock of that publicly traded company at a substantial discount to the Adviser's valuation.

The Adviser seeks to identify companies that have clearly defined business strategies, enjoy significant or growing market share in their respective industries, historically produce healthy cash flows and have experienced management teams with consistent records of delivering shareholder value.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o STOCK MARKET AND EQUITY SECURITIES RISK. The fund is subject to fluctuations in the stock markets, which have periods of increasing and decreasing values. Stocks have greater volatility than debt securities. The fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund's share price may decline. The Adviser attempts to manage market risk by limiting the amount the fund invests in any single company's equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

   o VALUE INVESTING RISK. The fund focuses its investments on securities that the Adviser believes are undervalued or inexpensive relative to other investments. Value stocks bear the risk that the companies may not overcome the adverse business or other developments that caused the securities to be out of favor or that the market does not recognize the value of the company, such that the price of its securities declines or does not approach the value the Adviser anticipates. In addition, during certain time periods, market dynamics may favor "growth" securities over "value" securities. Disciplined adherence to a "value" investment mandate during such periods can result in significant underperformance relative to overall market indices and other managed investment vehicles that pursue growth style investments and/or flexible style mandates.

   o COMPANY SIZE RISK. Equity securities risk is also related to the market capitalization of the company issuing the stock. Market capitalization is determined by multiplying the number of a company's outstanding shares by the current market price per share. Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Stocks of mid-capitalization companies are also usually more sensitive to adverse business developments and economic, political, regulatory and market factors than stock of large-capitalization companies. The fund may experience difficulty in purchasing or selling securities of mid-capitalization companies at the desired time and price.

   o SECTOR RISK. When the fund emphasizes its investments in securities of issuers in a particular industry, the fund's performance is closely tied to events in that industry.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance.

ANNUAL TOTAL RETURNS
(CALENDAR YEARS 2003-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES

         CALENDAR YEAR  PERCENTAGES
         2003                21.90%
         2004                22.38%
         2005                 6.14%
         2006                12.41%
         2007                 1.17%

Year-to-date performance as of February 29, 2008:    (7.36)%

Class A Shares highest quarterly return during
years shown:                                         14.29%   December 31, 2004
Class A Shares lowest quarterly return during
years shown:                                         (4.71)%  December 31, 2007

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)


The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Russell Mid Cap Value Index.* The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.




                                                                                  SINCE
                                                             1        5       COMMENCEMENT
                                                           YEAR     YEARS      OF INVESTMENT
                                                                              OPERATIONS(1)
CLASS A SHARES Return Before Taxes
 (with 5.50% sales charge)                                (4.39)%   11.22%         10.24%
----------------------------------------------------------------------------------------------
CLASS A SHARES Return After Taxes on Distributions(2)     (5.25)%   8.96%          8.04%
----------------------------------------------------------------------------------------------
CLASS A SHARES Return After Taxes on Distributions
and Sale of Fund Shares(2)                                (1.72)%   8.94%          8.10%
----------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes
(with applicable Contingent Deferred Sales Charge)        (0.56)%   11.89%         10.90%
----------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                         1.45%     N/A           8.35%
----------------------------------------------------------------------------------------------
RUSSELL MID CAP VALUE INDEX*                              (1.42)%   17.92%           -
----------------------------------------------------------------------------------------------

* THE RUSSELL MID CAP VALUE INDEX TRACKS EQUITY SECURITIES OF MEDIUM-SIZED COMPANIES WHOSE MARKET CAPITALIZATION FALLS WITHIN THE $462 MILLION TO $49.6 BILLION RANGE. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(1) THE FUND'S CLASS A SHARES AND CLASS C SHARES COMMENCED INVESTMENT OPERATIONS ON DECEMBER 9, 2002. THE FUND'S CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON MAY 10, 2005.

(2) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

MID CAP VALUE FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Mid Cap Value Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       5.50%      None     None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                None(1)   1.00%(2)    None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and
other distributions                                                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.75%     0.75%     0.75%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
------------------------------------------------------------------------------------------------------------------
Other operating expenses(3)                                                           0.31%     0.31%     0.31%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.31%     2.06%     1.06%
------------------------------------------------------------------------------------------------------------------


(1) ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE, A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS A SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2) A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(3) OTHER OPERATING EXPENSES ALSO INCLUDE THE FUND'S PORTION OF THE ESTIMATED AGGREGATE FEES AND EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THESE FEES AND EXPENSES ARE LESS THAN 0.01% OF THE AVERAGE NET ASSETS OF THE FUND AND THEREFORE ARE NOT REPRESENTED AS A SEPARATE OPERATING EXPENSE IN THE TABLE. THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS FOR THE FUND.


EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                CLASS A SHARES  CLASS C SHARES  CLASS I SHARES

1 YEAR Assuming Redemption         $   676         $   310        $   108
---------------------------------------------------------------------------
1 YEAR Assuming No Redemption      $   676         $   210        $   108
---------------------------------------------------------------------------
3 YEARS                            $   944         $   648        $   338
---------------------------------------------------------------------------
5 YEARS                            $ 1,231         $ 1,112        $   587
---------------------------------------------------------------------------
10 YEARS                          $  2,050         $ 2,400        $ 1,302
---------------------------------------------------------------------------

VALUE FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------


PRINCIPAL OBJECTIVE

Value Fund seeks income and growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Value Fund invests in common and preferred stocks according to a sector-weighting strategy in which attractive market valuation levels are assigned priority over prospects for future earnings growth. The Adviser attempts to identify those sectors of the economy that, given the current phase of the business cycle, are likely to realize gains in share prices as market valuation factors readjust over time. Selected sectors and companies will tend to possess price-to-earnings (P/E) and price-to-book ratios below broad market averages, while dividend yields generally will be higher than market averages. Common and preferred stocks are expected to produce dividends, and selected companies will generally possess market capitalizations of $2 billion or more at the time of purchase. Convertible securities of smaller companies may also be included in the fund's portfolio.

The Adviser seeks to identify companies that have clearly defined business strategies, produce consistent revenue streams from an established customer base, enjoy significant market share in their respective industries, produce healthy cash-flows, achieve consistent increases in sales, operating margins, and corporate earnings, and have experienced management teams with consistent records of delivering shareholder value. The Adviser periodically reviews market prices in relation to the stock's intrinsic value and adjusts the fund's holdings accordingly.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o STOCK MARKET AND EQUITY SECURITIES RISK. The fund is subject to fluctuations in the stock markets, which have periods of increasing and decreasing values. Stocks have greater volatility than debt securities. The fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund's share price may decline. The Adviser attempts to manage market risk by limiting the amount the fund invests in any single company's equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

   o VALUE INVESTING RISK. The fund focuses its investments on securities that the Adviser believes are undervalued or inexpensive relative to other investments. Value stocks bear the risk that the companies may not overcome the adverse business or other developments that caused the securities to be out of favor or that the market does not recognize the value of the company, such that the price of its securities declines or does not approach the value the Adviser anticipates. In addition, during certain time periods, market dynamics may favor "growth" securities over "value" securities. Disciplined adherence to a "value" investment mandate during such periods can result in significant underperformance relative to overall market indices and other managed investment vehicles that pursue growth style investments and/or flexible style mandates.

   o COMPANY SIZE RISK. Equity securities risk is also related to the market capitalization of the company issuing the stock. Market capitalization is determined by multiplying the number of a company's outstanding shares by the current market price per share. Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Stocks of small- and mid-capitalization companies are also usually more sensitive to adverse business developments and economic, political, regulatory and market factors than stock of large-capitalization companies. Companies with smaller market capitalizations also tend to have unproven track records, a limited product or service base and limited access to capital. These factors also increase risks and make these companies more likely to fail than companies with larger market capitalizations. The fund may experience difficulty in purchasing or selling securities of small- and mid-capitalization companies at the desired time and price.

   o SECTOR RISK. When the fund emphasizes its investments in securities of issuers in a particular industry, the fund's performance is closely tied to events in that industry.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance.


ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.


      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES(1)

        CALENDAR YEAR     PERCENTAGES
        1998                   13.02%
        1999                    5.75%
        2000                    1.61%
        2001                 (11.00)%
        2002                 (17.37)%
        2003                   22.15%
        2004                    7.84%
        2005                   12.63%
        2006                    9.92%
        2007                   19.22%


(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND WERE CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

Year-to-date performance as of February 29, 2008:   (10.66)%

Class A Shares highest quarterly return during
years shown:                                         15.26%   December 31, 1998
Class A Shares lowest quarterly return during
years shown:                                        (18.70)%  September 30, 2002

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)


The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Standard & Poor's 500/Citigroup Value Index.* The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.


                                                             1        5       10     SINCE COMMENCEMENT
                                                            YEAR    YEARS    YEARS     OF INVESTMENT
                                                                                      OPERATIONS(1)
CLASS A SHARES(2) Return Before Taxes                      12.66%   12.94%   5.08%           -
(with 5.50% sales charge)
--------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions(3)   12.17%   12.72%   4.37%           -
--------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions       8.61%   11.27%   4.04%           -
and Sale of Fund Shares(3)
--------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                         17.14%   13.43%    N/A          8.30%
(with applicable Contingent Deferred Sales Charge)
--------------------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                         19.40%    N/A      N/A          14.50%
--------------------------------------------------------------------------------------------------------
STANDARD & POOR'S 500/CITIGROUP VALUE INDEX*                1.99%    14.97%   6.68  %         -
--------------------------------------------------------------------------------------------------------


* THE STANDARD & POOR'S 500/CITIGROUP VALUE INDEX IS A SUB-INDEX OF THE STANDARD & POOR'S 500 INDEX REPRESENTING 50% OF THE STANDARD & POOR'S 500 INDEX MARKET CAPITALIZATION AND IS COMPRISED OF THOSE COMPANIES WITH VALUE CHARACTERISTICS BASED ON A SERIES OF RATIOS. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(1) THE FUND'S CLASS A SHARES (INCLUDING PREDECESSOR CLASS B SHARES), CLASS C SHARES AND CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON DECEMBER 19, 1994, FEBRUARY 21, 2002 AND JUNE 16, 2004, RESPECTIVELY.

(2) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

(3) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

VALUE FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Value Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       5.50%      None     None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                None(1)   1.00%(2)    None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and
other distributions                                                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.75%     0.75%     0.75%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
------------------------------------------------------------------------------------------------------------------
Other operating expenses                                                              0.22%     0.22%     0.22%
------------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                                    0.01%     0.01%     0.01%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.23%     1.98%     0.98%
------------------------------------------------------------------------------------------------------------------


(1) ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE, A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS A SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2) A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(3) ACQUIRED FUND FEES AND EXPENSES REPRESENT THE FUND'S PORTION OF THE ESTIMATED AGGREGATE FEES AND EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.

EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                CLASS A SHARES  CLASS C SHARES  CLASS I SHARES

1 YEAR Assuming Redemption         $   669        $   302        $   100
---------------------------------------------------------------------------
1 YEAR Assuming No Redemption      $   669        $   202        $   100
---------------------------------------------------------------------------
3 YEARS                            $   920        $   623        $   313
---------------------------------------------------------------------------
5 YEARS                            $ 1,191        $ 1,071        $   544
---------------------------------------------------------------------------
10 YEARS                           $ 1,965        $ 2,317        $  1,209
---------------------------------------------------------------------------

BALANCED FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Balanced Fund seeks total return through capital appreciation, dividends and interest.

PRINCIPAL INVESTMENT STRATEGIES

Balanced Fund invests primarily in common and preferred stocks, convertible securities and debt securities. Under normal market conditions, the fund maintains at least 25% of its assets in senior debt securities and at least 25% of its assets in common stocks. The remaining 50% may be invested in those securities, as well as ADRs, collateralized mortgage obligations, or other investments as determined by the Adviser based on its assessment of the economy and the markets. The fund's equity allocation will focus on high-quality companies. Using a blend of growth and value styles, the Adviser seeks to identify companies that have clearly defined business strategies, produce revenue streams from an established customer base, enjoy significant market share in their respective industries, produce healthy cash-flows, achieve consistent increases in sales, operating margins, and corporate earnings, and have experienced management teams with consistent records of delivering shareholder value. The Adviser periodically reviews market prices in relation to the stock's intrinsic value and adjusts the fund's holdings accordingly. The fund's debt security allocation focuses on intermediate-term debt securities, with an emphasis on U.S. Treasury and governmental agency issues. Investment grade corporate bond issues may also be included as yield spreads become attractive.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o STOCK MARKET AND EQUITY SECURITIES RISK. The fund is subject to fluctuations in the stock markets, which have periods of increasing and decreasing values. Stocks have greater volatility than debt securities. The fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the fund's share price may decline. The Adviser attempts to manage market risk by limiting the amount the fund invests in any single company's equity securities. However, diversification will not protect the fund against widespread or prolonged declines in the stock market.

   o GROWTH STOCK RISK. Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks.

   o VALUE STOCK RISK. Value stocks bear the risk that the companies may not overcome the adverse business or other developments that caused the securities to be out of favor or that the market does not recognize the value of the company, such that the price of its securities declines or does not approach the value the Adviser anticipates.

   o INTEREST RATE AND RELATED RISKS. Generally, when market interest rates rise, the value of debt securities declines, and vice versa. However, market factors, such as the demand for particular debt securities, may cause the price of certain debt securities to fall while the prices of other debt securities rise or remain unchanged. The fund's investment in debt securities means that the NAV of the fund will tend to decline if market interest rates rise. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. You can expect the NAV of the fund to fluctuate accordingly. During periods of rising interest rates, the average life of the debt securities held by the fund may be extended because of slower than expected principal payments, thereby locking in a below market interest rate, increasing the security's duration (the estimated period until the principal and interest are paid in full) and reducing the value of the security. This is known as extension risk. During periods of declining interest rates, the issuer of a debt security held by the fund may exercise its option to prepay principal earlier than scheduled, thereby forcing the fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

   o CREDIT RISK. Credit risk refers to an issuer's ability to make payments of principal and interest when they are due. Many debt securities receive credit ratings from services such as Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"). These services assign ratings to securities by assessing the likelihood of issuer default. If a security has not received a rating, the fund must rely upon the Adviser's credit assessment. Investment grade debt securities are considered less risky than debt securities whose ratings are below investment grade; however, ratings are no guarantee of quality. Prices of debt securities typically decline if the issuer's credit quality deteriorates. Lower grade debt securities may experience high default rates. If an issuer defaults, the fund may lose some or all of its investments in such securities. If this occurs, the fund's NAV and ability to pay dividends to shareholders would be adversely affected.

   o MORTGAGE-BACKED AND ASSET-BACKED SECURITIES RISK. Mortgage-backed and asset-backed securities are subject to prepayment risk. When interest rates decline, unscheduled prepayments can be expected to accelerate, and the fund would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed and asset-backed securities. Conversely, when interest rates rise, the values of mortgage-backed and asset-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of such securities, and cause their value to decline more than traditional debt securities. If the fund purchases mortgage-backed or asset-backed securities that are "subordinated" to other interests in the same mortgage pool, the fund as a holder of those securities may only receive payments after the pool's obligations to other investors have been satisfied. For example, an unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool's ability to make payments of principal or interest to the fund as a holder of such subordinated securities, reducing the values of those securities or in some cases rendering them worthless; the risk of such defaults is generally higher in the case of mortgage pools that include so-called "subprime" mortgages.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance.

ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES(1)

        CALENDAR YEAR     PERCENTAGES
        1998                   19.93%
        1999                    8.82%
        2000                  (2.86)%
        2001                  (3.19)%
        2002                  (7.40)%
        2003                   13.50%
        2004                    2.54%
        2005                   11.39%
        2006                    6.92%
        2007                   12.90%

(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.


Year-to-date performance as of February 29, 2008:    (0.93)%

Class A Shares highest quarterly return during
years shown:                                         10.26%   December 31, 1998
Class A Shares lowest quarterly return during
years shown:                                         (6.42)%  September 30, 2002

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)


The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Standard & Poor's 500 Index,* the Lehman Brothers Government/Credit Total Index,** and the Standard & Poor's 500/Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index.+ The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.


                                                                                                    SINCE
                                                                                                COMMENCEMENT
                                                                      1        5       10       OF INVESTMENT
                                                                     YEAR    YEARS    YEARS     OPERATIONS(1)
CLASS A SHARES(2) Return Before Taxes
(with 5.50% sales charge)                                           6.69%    8.14%    5.33%           -
--------------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions(3)            4.98%    7.36%    4.26%           -
--------------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions               6.22%    6.83%    4.10%           -
and Sale of Fund Shares(3)
--------------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                                 10.93%    8.57%     N/A          5.59%
(with applicable Contingent Deferred Sales Charge)
--------------------------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                                 13.10%     N/A      N/A          9.87%
--------------------------------------------------------------------------------------------------------------
STANDARD & POOR'S 500 INDEX*                                        5.49%   12.83%    5.91%           -
--------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS GOVERNMENT/CREDIT TOTAL INDEX**                     7.23%    4.44%    6.01%           -
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
STANDARD & POOR'S 500/MERRILL LYNCH 1-10 YEAR
 GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX(+)                    6.79%    8.35%    6.13%          N/A
--------------------------------------------------------------------------------------------------------------


* THE STANDARD & Poor's 500 Index is a capitalization-weighted index of 500 stocks representing all major industries. Total returns for the index shown are not adjusted to reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the fund's performance. The index is unmanaged, and unlike the fund, is not affected by cashflows or trading and other expenses. It is not possible to invest directly in an index.

** The Lehman Brothers Government/Credit Total Index is comprised of approximately 5,000 issues which include: non-convertible bonds publicly issued by the U.S. government or its agencies; CORPORATE BONDS GUARANTEED BY THE U.S. GOVERNMENT AND QUASI-FEDERAL CORPORATIONS; AND PUBLICLY ISSUED, FIXED RATE, NON-CONVERTIBLE DOMESTIC BONDS OF COMPANIES IN INDUSTRY, PUBLIC UTILITIES, AND FINANCE. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(+) THE STANDARD & POOR'S 500/MERRILL LYNCH 1-10 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX IS A 50%/50% WEIGHT BETWEEN THE TWO INDEXES. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(1) THE FUND'S CLASS A SHARES (INCLUDING THE PREDECESSOR CLASS B SHARES), CLASS C SHARES AND CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON DECEMBER 18, 1994, JANUARY 14, 2002 AND SEPTEMBER 1, 2005, RESPECTIVELY.

(2) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

(3) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

BALANCED FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Balanced Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       5.50%      None     None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                 None(1)   1.00%(2)    None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and
other distributions                                                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.75%     0.75%     0.75%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
------------------------------------------------------------------------------------------------------------------
Other operating expenses                                                              0.25%     0.25%     0.25%
------------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                                    0.01%     0.01%     0.01%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.26%     2.01%     1.01%
------------------------------------------------------------------------------------------------------------------


(1) ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE, A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS A SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2) A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(3) ACQUIRED FUND FEES AND EXPENSES REPRESENT THE FUND'S PORTION OF THE ESTIMATED AGGREGATE FEES AND EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.

EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                CLASS A SHARES  CLASS C SHARES  CLASS I SHARES

1 YEAR Assuming Redemption         $   672        $   305        $   103
---------------------------------------------------------------------------
1 YEAR Assuming No Redemption      $   672        $   205        $   103
---------------------------------------------------------------------------
3 YEARS                            $   929        $   633        $   323
---------------------------------------------------------------------------
5 YEARS                            $ 1,206        $ 1,087        $   560
---------------------------------------------------------------------------
10 YEARS                           $ 1,997        $ 2,348        $  1,244
---------------------------------------------------------------------------

FIXED INCOME FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVES

Fixed Income Fund seeks current income, with capital appreciation as a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES

Fixed Income Fund invests a majority of its total assets in investment grade debt securities. Under normal circumstances, the fund invests at least 80% of the value of its net assets in debt securities. These securities include debt securities of the U.S. Treasury and government agencies, mortgage-backed and asset-backed securities, and corporate bonds. The fund will provide shareholders with at least 60 days' prior notice of any changes in this policy.

The fund may invest up to 10% of its total assets in below investment grade debt securities. The debt securities purchased by the fund will be rated, at the time of investment, at least CCC (or a comparable rating) by at least one nationally recognized statistical rating organization ("NRSRO") or, if unrated, determined by the Adviser to be of comparable quality.

The Adviser employs a "top down" strategy in selecting investment securities. Key factors include economic trends, inflation expectations, interest rate momentum, and yield spreads. When investing in non-governmental securities, the Adviser will conduct a credit analysis of the issuer, and will compare current yield spreads to historical norms. The NAV of the fund is expected to fluctuate with changes in interest rates and bond market conditions. The Adviser will attempt to minimize principal fluctuation and increase return through, among other things, diversification, careful credit analysis and security selection, and adjustments of the fund's average portfolio maturity.

The average maturity of the fund's debt securities generally will be in the range of three to ten years. When interest rates are at higher levels and lower rates are forecasted for the future, the Adviser may choose to lengthen the fund's effective duration. Likewise, when rising interest rates are expected, the duration of the fund's bond portfolio may be shortened. Consistent with the fund's primary objective of producing current income, the fund will focus on investment-grade, intermediate-term debt securities.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o INTEREST RATE AND RELATED RISKS. Generally, when market interest rates rise, the value of debt securities declines, and vice versa. However, market factors, such as the demand for particular debt securities, may cause the price of certain debt securities to fall while the prices of other debt securities rise or remain unchanged. The fund's investment in debt securities means that the NAV of the fund will tend to decline if market interest rates rise. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. You can expect the NAV of the fund to fluctuate accordingly. During periods of rising interest rates, the average life of the debt securities held by the fund may be extended because of slower than expected principal payments, thereby locking in a below market interest rate, increasing the security's duration (the estimated period until the principal and interest are paid in full) and reducing the value of the security. This is known as extension risk. During periods of declining interest rates, the issuer of a debt security held by the fund may exercise its option to prepay principal earlier than scheduled, thereby forcing the fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

   o CREDIT RISK. Credit risk refers to an issuer's ability to make payments of principal and interest when they are due. Many debt securities receive credit ratings from services such as S&P and Moody's. These services assign ratings to securities by assessing the likelihood of issuer default. If a security has not received a rating, the fund must rely upon the Adviser's credit assessment. Investment grade debt securities are considered less risky than debt securities whose ratings are below investment grade; however, ratings are no guarantee of quality. Below investment grade debt securities are commonly referred to as "junk bonds" and are considered speculative with respect to an issuer's capacity to pay interest and repay principal and may experience high default rates. The market prices of below investment grade bonds are generally less sensitive to interest rate changes than higher-rated investments, but more sensitive to adverse economic or political changes, or individual developments specific to the issuer. Prices of debt securities typically decline if the issuer's credit quality deteriorates. If an issuer defaults, the fund may lose some or all of its investments in such securities. If this occurs, the fund's NAV and ability to pay dividends to shareholders would be adversely affected.

   o MORTGAGE-BACKED AND ASSET-BACKED SECURITIES RISK. Mortgage-backed and asset-backed securities are subject to prepayment risk. When interest rates decline, unscheduled prepayments can be expected to accelerate, and the fund would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed and asset-backed securities. Conversely, when interest rates rise, the values of mortgage-backed and asset-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of such securities, and cause their value to decline more than traditional debt securities. If the fund purchases mortgage-backed or asset-backed securities that are "subordinated" to other interests in the same mortgage pool, the fund as a holder of those securities may only receive payments after the pool's obligations to other investors have been satisfied. For example, an unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool's ability to make payments of principal or interest to the fund as a holder of such subordinated securities, reducing the values of those securities or in some cases rendering them worthless; the risk of such defaults is generally higher in the case of mortgage pools that include so-called "subprime" mortgages.

   o LIQUIDITY RISK. The liquidity of individual bonds may vary considerably. Below investment grade bonds generally are less liquid than investment grade bonds. Instability in the markets for fixed income securities, particularly mortgage-backed and asset-backed securities, may affect the liquidity of the fund's portfolio, which means that some of the fund's portfolio securities may be difficult to sell at a fair price when necessary to pay for redemptions from the fund and for other purposes. This illiquidity of portfolio securities may result in the fund incurring greater losses on the sale of some portfolio securities than under more stable market conditions. Such losses can adversely impact the fund's net asset value per share.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance.


ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES(1)

        CALENDAR YEAR  PERCENTAGES
        1998                 6.66%
        1999               (0.31)%
        2000                10.34%
        2001                 8.17%
        2002                 9.69%
        2003                 1.84%
        2004                 0.61%
        2005                 1.09%
        2006                 3.67%
        2007               (1.28)%

(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.


Year-to-date performance as of February 29, 2008:     2.10%

Class A Shares highest quarterly return during
years shown:                                          4.93%   September 30, 2001
Class A Shares lowest quarterly return during
years shown:                                         (2.62)%  June 30, 2004


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Merrill Lynch Domestic Master Index* and the Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index.+ The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.


                                                                   1       5       10    SINCE COMMENCEMENT
                                                                 YEAR    YEARS    YEARS    OF INVESTMENT
                                                                                           OPERATIONS(1)
-----------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return Before Taxes
 (with 2.00% sales charge)                                      (3.25)%   0.76%    3.76%        -
-----------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions(3)        (4.90)%  (0.73)%   1.98%        -
-----------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions
and Sale of Fund Shares(3)                                      (2.11)%  (0.17)%   2.14%        -
-----------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                              (3.00)%   0.42%     N/A       1.64%
(with applicable Contingent Deferred Sales Charge)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                              (1.03)%    N/A      N/A       1.33%
-----------------------------------------------------------------------------------------------------------
MERRILL LYNCH DOMESTIC MASTER INDEX*                             7.20%    4.49%    6.02%        -
-----------------------------------------------------------------------------------------------------------

*     THE  MERRILL  LYNCH  DOMESTIC  MASTER  INDEX IS  COMPOSED  OF U.S.  DOLLAR
      DENOMINATED SEC-REGISTERED INVESTMENT GRADE PUBLIC CORPORATE AND GOVERNMENT DEBT. TREASURIES, MORTGAGE-BACKED SECURITIES, GLOBAL BONDS (DEBT ISSUED SIMULTANEOUSLY IN THE EUROBOND AND U.S. DOMESTIC BOND MARKETS) AND SOME YANKEE BONDS (DEBT OF FOREIGN ISSUERS ISSUED IN THE U.S. DOMESTIC MARKET) ARE INCLUDED IN THE MERRILL LYNCH DOMESTIC MASTER INDEX. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.


(1) THE FUND'S CLASS A SHARES (INCLUDING THE PREDECESSOR CLASS B SHARES), CLASS C SHARES AND CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON APRIL 20, 1992, DECEMBER 3, 2001 AND AUGUST 14, 2005, RESPECTIVELY.

(2) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

(3) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

FIXED INCOME FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Fixed Income Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       2.00%      None     None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                 None(1)   1.00%(2)   None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and
other distributions                                                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.50%     0.50%     0.50%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
------------------------------------------------------------------------------------------------------------------
Other operating expenses(3)                                                           0.25%     0.25%     0.25%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       1.00%     1.75%     0.75%
------------------------------------------------------------------------------------------------------------------

(1) ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE, A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS A SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2) A CONTINGENT DEFERRED SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(3) OTHER OPERATING EXPENSES ALSO INCLUDE THE FUND'S PORTION OF THE ESTIMATED AGGREGATE FEES AND EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THESE FEES AND EXPENSES ARE LESS THAN 0.01% OF THE AVERAGE NET ASSETS OF THE FUND AND THEREFORE ARE NOT REPRESENTED AS A SEPARATE OPERATING EXPENSE IN THE TABLE. THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS FOR THE FUND.

EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                CLASS A SHARES  CLASS C SHARES  CLASS I SHARES

1 YEAR Assuming Redemption         $   300        $   278         $   77
-----------------------------------------------------------------------------
1 YEAR Assuming No Redemption      $   300        $   178         $   77
-----------------------------------------------------------------------------
3 YEARS                            $   513        $   553         $   241
-----------------------------------------------------------------------------
5 YEARS                            $   744        $   952         $   419
-----------------------------------------------------------------------------
10 YEARS                           $ 1,407        $ 2,072         $   936
-----------------------------------------------------------------------------

LIMITED MATURITY FIXED INCOME FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Limited Maturity Fixed Income Fund seeks current income.

PRINCIPAL INVESTMENT STRATEGIES

Limited Maturity Fixed Income Fund invests in investment grade debt securities. Under normal circumstances, the fund invests at least 80% of the value of its net assets in debt securities. These securities include debt securities of the U.S. Treasury and government agencies, mortgage-backed and asset-backed securities, and corporate bonds. The fund will provide shareholders with at least 60 days' prior notice of any changes in this policy.

The fund may invest up to 10% of its total assets in below investment grade debt securities. The debt securities purchased by the fund will be rated, at the time of investment, at least CCC (or a comparable rating) by at least one NRSRO or, if unrated, determined by the Adviser to be of comparable quality.

The Adviser employs a "top down" strategy in selecting investment securities. Key factors include economic trends, inflation expectations, interest rate momentum, and yield spreads. When investing in non-governmental securities, the Adviser will conduct a credit analysis of the issuer, and will compare current yield spreads to historical norms. The NAV of the fund is expected to fluctuate with changes in interest rates and bond market conditions. The Adviser will attempt to minimize principal fluctuation and increase return through, among other things, diversification, careful credit analysis and security selection, and adjustments of the fund's average portfolio maturity.

The average maturity of the fund's debt securities generally will be in the range of one to three years. When interest rates are at higher levels and lower rates are forecasted for the future, the Adviser may choose to lengthen the fund's effective duration. Likewise, when rising interest rates are expected, the duration of the fund's bond portfolio may be shortened. Consistent with the fund's objective of producing current income, the fund will focus on investment grade debt securities with short- to intermediate-term maturities.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o INTEREST RATE AND RELATED RISKS. Generally, when market interest rates rise, the value of debt securities declines, and vice versa. However, market factors, such as the demand for particular debt securities, may cause the price of certain debt securities to fall while the prices of other debt securities rise or remain unchanged. The fund's investment in debt securities means that the NAV of the fund will tend to decline if market interest rates rise. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. You can expect the NAV of the fund to fluctuate accordingly. During periods of rising interest rates, the average life of the debt securities held by the fund may be extended because of slower than expected principal payments, thereby locking in a below market interest rate, increasing the security's duration (the estimated period until the principal and interest are paid in full) and reducing the value of the security. This is known as extension risk. During periods of declining interest rates, the issuer of a debt security held by the fund may exercise its option to prepay principal earlier than scheduled, thereby forcing the fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

   o CREDIT RISK. Credit risk refers to an issuer's ability to make payments of principal and interest when they are due. Many debt securities receive credit ratings from services such as S&P and Moody's. These services assign ratings to securities by assessing the likelihood of issuer default. If a security has not received a rating, the fund must rely upon the Adviser's credit assessment. Investment grade debt securities are considered less risky than debt securities whose ratings are below investment grade; however, ratings are no guarantee of quality. Below investment grade debt securities are commonly referred to as "junk bonds" and are considered speculative with respect to an issuer's capacity to pay interest and repay principal and may experience high default rates. The market prices of below investment grade bonds are generally less sensitive to interest rate changes than higher-rated investments, but more sensitive to adverse economic or political changes, or individual developments specific to the issuer. Prices of debt securities typically decline if the issuer's credit quality deteriorates. If an issuer defaults, the fund may lose some or all of its investments in such securities. If this occurs, the fund's NAV and ability to pay dividends to shareholders would be adversely affected.

   o MORTGAGE-BACKED AND ASSET-BACKED SECURITIES RISK. Mortgage-backed and asset-backed securities are subject to prepayment risk. When interest rates decline, unscheduled prepayments can be expected to accelerate, and the fund would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed and asset-backed securities. Conversely, when interest rates rise, the values of mortgage-backed and asset-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of such securities, and cause their value to decline more than traditional debt securities. If the fund purchases mortgage-backed or asset-backed securities that are "subordinated" to other interests in the same mortgage pool, the fund as a holder of those securities may only receive payments after the pool's obligations to other investors have been satisfied. For example, an unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool's ability to make payments of principal or interest to the fund as a holder of such subordinated securities, reducing the values of those securities or in some cases rendering them worthless; the risk of such defaults is generally higher in the case of mortgage pools that include so-called "subprime" mortgages.

   o LIQUIDITY RISK. The liquidity of individual bonds may vary considerably. Below investment grade bonds generally are less liquid than investment grade bonds. Instability in the markets for fixed income securities, particularly mortgage-backed and asset-backed securities, may affect the liquidity of the fund's portfolio, which means that some of the fund's portfolio securities may be difficult to sell at a fair price when necessary to pay for redemptions from the fund and for other purposes. This illiquidity of portfolio securities may result in the fund incurring greater losses on the sale of some portfolio securities than under more stable market conditions. Such losses can adversely impact the fund's net asset value per share.

   o FUTURES AND OPTIONS RISK. The Adviser may trade in options or futures in order to hedge the fund's portfolio against market shifts as well as to increase returns. However, if the Adviser does not correctly anticipate market movements or is unable to close an option or futures position due to conditions in the market, the fund could lose money. Funds that use options and futures contracts to protect their investments or increase their income take a risk that the prices of securities subject to the futures or options may not correlate with the prices of the securities in the fund's portfolio.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance.


ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns displayed in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES(1)

        CALENDAR YEAR     PERCENTAGES
        1998                    5.76%
        1999                    2.28%
        2000                    7.84%
        2001                    7.35%
        2002                    4.85%
        2003                    0.92%
        2004                  (0.33)%
        2005                    1.43%
        2006                    3.66%
        2007                  (5.01)%

(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION
      THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.


Year-to-date performance as of February 29, 2008:     1.35%

Class A Shares highest quarterly return during
years shown:                                          3.00%   September 30, 2001
Class A Shares lowest quarterly return during
years shown:                                         (3.25)%  June 30, 2007

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)


The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Merrill Lynch 1-3 Year Government/Credit Index* and the Merrill Lynch 1-3 Year Treasury Index.+ The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.

                                                                          1       5     10   SINCE COMMENCEMENT
                                                                        YEAR    YEARS  YEARS   OF INVESTMENT
                                                                                              OPERATIONS(1)
CLASS A SHARES(2) Return Before Taxes                                  (6.43)% (0.21)% 2.65%         -
(with 1.50% sales charge)
------------------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions(3)               (7.98)% (1.41)% 1.11%         -
------------------------------------------------------------------------------------------------------------------
CLASS A SHARES(2) Return After Taxes on Distributions                  (4.16)% (0.85)% 1.33%         -
and Sale of Fund Shares(3)
------------------------------------------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                                     (6.66)% (0.66)%  N/A        0.14%
(with applicable Contingent Deferred Sales Charge)
------------------------------------------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                                     (4.61)%   N/A    N/A       (0.40)%
------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH 1-3 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX*    6.90%   3.35%  4.97%         -
------------------------------------------------------------------------------------------------------------------

*    THE MERRILL LYNCH 1-3 YEAR  GOVERNMENT/CORPORATE  A RATED AND ABOVE INDEX IS AN UNMANAGED  INDEX COMPOSED OF
     U.S.  GOVERNMENT AND U.S. DOLLAR DENOMINATED SEC REGISTERED  CORPORATE BONDS WITH AN INVESTMENT GRADE RATING
     OF "A" OR HIGHER.  ISSUERS HAVE A MATURITY OF BETWEEN 1 AND 3 YEARS.  TOTAL  RETURNS FOR THE INDEX SHOWN ARE
     NOT ADJUSTED TO REFLECT TAXES,  SALES CHARGES,  EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED
     IN THE FUND'S  PERFORMANCE.  THE INDEX IS  UNMANAGED,  AND UNLIKE THE FUND,  IS NOT AFFECTED BY CASHFLOWS OR
     TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.



(1)  THE FUND'S CLASS A SHARES  (INCLUDING  THE  PREDECESSOR  CLASS B SHARES),  CLASS C SHARES AND CLASS I SHARES
     COMMENCED INVESTMENT OPERATIONS ON DECEMBER 12, 1993, DECEMBER 14, 2001 AND SEPTEMBER 1, 2005, RESPECTIVELY.

(2)  EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES.  HISTORICAL TOTAL RETURN
     INFORMATION FOR ANY PERIOD OR PORTION THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT  OPERATIONS OF CLASS A
     SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND  REFLECTS ALL  CHARGES,  EXPENSES AND FEES  INCURRED BY
     CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

(3)  AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL
     GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON
     DISTRIBUTIONS  ASSUMES  A  CONTINUED  INVESTMENT  IN THE  FUND  AND  SHOWS  THE  EFFECT  OF  TAXES  ON  FUND
     DISTRIBUTIONS.  RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED
     AT THE END OF EACH PERIOD,  AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION,  AS
     WELL AS THE EFFECTS OF TAXES ON FUND  DISTRIBUTIONS.  ACTUAL AFTER-TAX  RETURNS TO AN INVESTOR DEPEND ON THE
     INVESTOR'S  OWN TAX  SITUATION  AND MAY DIFFER  FROM THOSE  SHOWN.  AFTER-TAX  RETURNS  ARE NOT  RELEVANT TO
     INVESTORS HOLDING SHARES THROUGH  TAX-DEFERRED  PROGRAMS,  SUCH AS INDIVIDUAL  RETIREMENT ACCOUNTS OR 401(K)
     PLANS.  AFTER-TAX  RETURNS ARE SHOWN ONLY FOR CLASS A SHARES.  AFTER-TAX  RETURNS FOR OTHER  CLASSES WILL BE
     DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

LIMITED MATURITY FIXED INCOME FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Limited Maturity Fixed Income Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                CLASS A    CLASS C    CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                   SHARES     SHARES     SHARES
Maximum sales charge (Load) (as a percentage of offering price)                 1.50%       None       None
------------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                            None(1)    1.00%(2)    None
------------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and
other distributions                                                             None        None       None
------------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                             None        None       None
------------------------------------------------------------------------------------------------------------------
Exchange fee                                                                    None        None       None
------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                  CLASS A    CLASS C    CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                   SHARES     SHARES     SHARES

Investment advisory fee                                                         0.40%      0.40%       0.40%
------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                            -      0.75%          -
------------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                         0.25%      0.25%          -
------------------------------------------------------------------------------------------------------------------
Other operating expenses                                                        0.46%      0.46%       0.46%
------------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                              0.01%      0.01%       0.01%
------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES(4)                                              1.12%      1.87%       0.87%
------------------------------------------------------------------------------------------------------------------

(1)  ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE,  A CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE
     LOWER OF THE  PURCHASE  PRICE OF THE  SHARES OR THEIR NAV AT THE TIME OF  REDEMPTION  WILL APPLY TO CLASS A
     SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2)  A CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV
     AT THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.


(3)  ACQUIRED FUND FEES AND EXPENSES  REPRESENT THE FUND'S PORTION OF THE ESTIMATED  AGGREGATE FEES AND EXPENSES
     FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF
     THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.

(4)  EFFECTIVE  APRIL 1, 2008, THE ADVISER HAS  VOLUNTARILY  AGREED TO WAIVE FEES AND REIMBURSE  EXPENSES TO THE
     EXTENT  THAT THE FUND'S  TOTAL  ANNUAL  OPERATING  EXPENSES  (EXCLUDING  BROKERAGE,  INTEREST,  TAXES,  AND
     EXTRAORDINARY  EXPENSES) EXCEED 1.00%, 1.75% AND 0.75% OF NET ASSETS OF CLASS A SHARES,  CLASS C SHARES AND
     CLASS I SHARES, RESPECTIVELY, ON AN ANNUALIZED BASIS FOR THE PERIOD THAT THE VOLUNTARY WAIVER IS IN EFFECT.
     THE ADVISER WILL EVALUATE THE  CONTINUANCE OF THIS VOLUNTARY  WAIVER AT EACH MONTH-END AND IT CAN TERMINATE
     THIS VOLUNTARY WAIVER AT ANY TIME.


EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                               CLASS A SHARES   CLASS C SHARES    CLASS I SHARES

1 YEAR Assuming redemption       $   263           $   290           $   89
--------------------------------------------------------------------------------
1 YEAR Assuming no redemption    $   263           $   190           $   89
--------------------------------------------------------------------------------
3 YEARS                          $   502           $   590           $  278
--------------------------------------------------------------------------------
5 YEARS                          $   760           $ 1,015           $  484
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10 YEARS                         $ 1,500           $ 2,201           $1,079
--------------------------------------------------------------------------------

INTERMEDIATE TAX EXEMPT BOND FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Intermediate Tax Exempt Bond Fund seeks current income that is exempt from federal income tax.

PRINCIPAL INVESTMENT STRATEGIES

Intermediate Tax Exempt Bond Fund invests primarily in a highly diversified portfolio of tax-exempt bonds. The fund normally invests its assets so that at least 80% of the income that it distributes is exempt from federal income tax and is not a tax preference item for purposes of the alternative minimum tax. This policy may not be changed without shareholder approval.

A primary consideration of the fund is to invest a large portion of its assets in securities of issuers located within the southern United States. Key factors in the security selection process include regional economic trends and demographic patterns, national economic trends, interest rate momentum, and yield spreads. The fund generally will invest a large portion of its assets in direct general obligation bonds consistent with the Adviser's economic forecast. Revenue bonds will be used to add additional yield, particularly in periods of economic growth. When investing in tax-exempt securities, the Adviser will conduct a credit analysis of the issuer and will compare current yield spreads to historical norms. The debt securities in which the fund invests will have a minimum credit rating of "A" (or a comparable rating) by at least one NRSRO at the time of purchase.

The average maturity of the fund's debt securities generally will be in the range of three to ten years. When interest rates are at higher levels and lower rates are forecasted for the future, the Adviser may choose to lengthen the fund's effective duration. Likewise, when rising interest rates are expected, the duration of the fund's bond portfolio may be shortened and its allocation to revenue bonds increased.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. As with any mutual fund, the value of the fund's shares will change and you could lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o INTEREST RATE AND RELATED RISKS. Generally, when market interest rates rise, the value of debt securities declines, and vice versa. However, market factors, such as the demand for particular debt securities, may cause the price of certain debt securities to fall while the prices of other debt securities rise or remain unchanged. The fund's investment in debt securities means that the NAV of the fund will tend to decline if market interest rates rise. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. You can expect the NAV of the fund to fluctuate accordingly. During periods of rising interest rates, the average life of the debt securities held by the fund may be extended because of slower than expected principal payments, thereby locking in a below market interest rate, increasing the security's duration (the estimated period until the principal and interest are paid in full) and reducing the value of the security. This is known as extension risk. During periods of declining interest rates, the issuer of a debt security held by the fund may exercise its option to prepay principal earlier than scheduled, thereby forcing the fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

   o TAX RISK. Tax risk is the risk that future legislative or court decisions may materially affect the ability of the fund to pay tax-exempt dividends.

   o CREDIT RISK. Credit risk refers to an issuer's ability to make payments of principal and interest when they are due. Many debt securities receive credit ratings from services such as S&P and Moody's. These services assign ratings to securities by assessing the likelihood of issuer default. If a security has not received a rating, the fund must rely upon the Adviser's credit assessment. Investment grade debt securities are considered less risky than debt securities whose ratings are below investment grade; however, ratings are no guarantee of quality. Prices of debt securities typically decline if the issuer's credit quality deteriorates. Lower grade debt securities may experience high default rates. If an issuer defaults, the fund may lose some or all of its investments in such securities. If this occurs, the fund's NAV and ability to pay dividends to shareholders would be adversely affected.

   o SECTOR RISK. When the fund emphasizes its investments in securities of issuers in a particular industry, the fund's performance is closely tied to events in that industry.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance and by comparing its performance with a broad measure of market performance. The fund commenced investment operations on February 9, 2004.


ANNUAL TOTAL RETURNS
(CALENDAR YEARS 2005-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class C Shares and Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent their respective expenses differ. The total returns shown in the bar chart do not reflect the payment of any sales charges or any reduction for taxes that a shareholder might have paid on fund distributions or on the redemption of fund shares at a gain; if they did, the total returns shown would be lower.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES

            CALENDAR YEAR     PERCENTAGES
            2005                    0.90%
            2006                    2.92%
            2007                    3.51%


Year-to-date performance as of February 29, 2008:  (0.63)%

Class A Shares highest quarterly return during
years shown:                                        2.35%    September 30, 2006
Class A Shares lowest quarterly return during
years shown:                                       (0.91)%   March 31, 2005
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

The following table represents the average annual total returns of the fund's Class A Shares, Class C Shares and Class I Shares, reduced to reflect applicable sales charges, if any, for the periods shown relative to the Merrill Lynch 3-7 Year Municipal Index.* The table also shows hypothetical total returns for Class A Shares that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of the Class A Shares.

                                                          1   SINCE COMMENCEMENT
                                                        YEAR    OF INVESTMENT
                                                                OPERATIONS(1)

CLASS A SHARES Return Before Taxes                      1.44%       1.57%
 (with 2.00% sales charge)
--------------------------------------------------------------------------------
CLASS A SHARES Return After Taxes on Distributions(2)   1.43%       1.53%
--------------------------------------------------------------------------------
CLASS A SHARES Return After Taxes on Distributions      2.05%       1.79%
and Sale of Fund Shares(2)
--------------------------------------------------------------------------------
CLASS C SHARES Return Before Taxes                      1.90%       1.84%
(with applicable Contingent Deferred Sales Charge)
--------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes                      3.77%       2.24%
--------------------------------------------------------------------------------
MERRILL LYNCH 3-7 YEAR MUNICIPAL INDEX*                 5.31%         -
--------------------------------------------------------------------------------

* THE MERRILL LYNCH 3-7 YEAR MUNICIPAL INDEX IS A TOTAL PERFORMANCE BENCHMARK FOR THE INTERMEDIATE-TERM MUNICIPAL BOND MARKET. TOTAL RETURNS FOR THE INDEX SHOWN ARE NOT ADJUSTED TO REFLECT TAXES, SALES CHARGES, EXPENSES OR OTHER FEES THAT THE SEC REQUIRES TO BE REFLECTED IN THE FUND'S PERFORMANCE. THE INDEX IS UNMANAGED, AND UNLIKE THE FUND, IS NOT AFFECTED BY CASHFLOWS OR TRADING AND OTHER EXPENSES. IT IS NOT POSSIBLE TO INVEST DIRECTLY IN AN INDEX.

(1)  THE FUND COMMENCED INVESTMENT OPERATIONS ON FEBRUARY 9, 2004.

(2) AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME AND CAPITAL GAINS TAX RATES AND DO NOT REFLECT THE IMPACT OF ANY APPLICABLE STATE AND LOCAL TAXES. RETURN AFTER TAXES ON
     DISTRIBUTIONS ASSUMES A CONTINUED INVESTMENT IN THE FUND AND SHOWS THE EFFECT OF TAXES ON FUND DISTRIBUTIONS. RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES ASSUMES ALL SHARES WERE REDEEMED AT THE END OF EACH PERIOD, AND SHOWS THE EFFECT OF ANY TAXABLE GAIN (OR OFFSETTING LOSS) ON REDEMPTION, AS WELL AS THE EFFECTS OF TAXES ON FUND DISTRIBUTIONS. ACTUAL AFTER-TAX RETURNS TO AN INVESTOR DEPEND ON THE INVESTOR'S OWN TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS ARE NOT RELEVANT TO INVESTORS HOLDING SHARES THROUGH TAX-DEFERRED PROGRAMS, SUCH AS INDIVIDUAL RETIREMENT ACCOUNTS OR 401(K) PLANS. AFTER-TAX RETURNS ARE SHOWN ONLY FOR CLASS A SHARES. AFTER-TAX RETURNS FOR OTHER CLASSES WILL BE DIFFERENT.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

INTERMEDIATE TAX EXEMPT BOND FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Intermediate Tax Exempt Bond Fund.

SHAREHOLDER TRANSACTION EXPENSES                                                     CLASS A   CLASS C   CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                                        SHARES     SHARES   SHARES
Maximum sales charge (Load) (as a percentage of offering price)                       2.00%      None     None
-----------------------------------------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                                                None(1)   1.00%(2)    None
-----------------------------------------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested dividends and other               None         None     None
distributions
-----------------------------------------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)                                   None       None     None
-----------------------------------------------------------------------------------------------------------------
Exchange fee                                                                          None       None     None
-----------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                                       CLASS A   CLASS C   CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                                        SHARES     SHARES   SHARES

Investment advisory fee                                                               0.25%     0.25%     0.25%
-----------------------------------------------------------------------------------------------------------------
Distribution (12b-1) fee                                                                -       0.75%       -
-----------------------------------------------------------------------------------------------------------------
Shareholder service fee                                                               0.25%     0.25%       -
-----------------------------------------------------------------------------------------------------------------
Other operating expenses                                                              0.36%     0.36%     0.36%
-----------------------------------------------------------------------------------------------------------------
Acquired fund fees and expenses(3)                                                    0.01%     0.01%     0.01%
-----------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                                       0.87%     1.62%     0.62%
-----------------------------------------------------------------------------------------------------------------

(1)  ON PURCHASES OF CLASS A SHARES OF $1 MILLION OR MORE,  A CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE
     LOWER OF THE  PURCHASE  PRICE OF THE  SHARES OR THEIR NAV AT THE TIME OF  REDEMPTION  WILL APPLY TO CLASS A
     SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.

(2)  A CONTINGENT  DEFERRED  SALES CHARGE OF 1.00% OF THE LOWER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV
     AT THE TIME OF REDEMPTION WILL APPLY TO CLASS C SHARES REDEEMED WITHIN ONE YEAR OF THE PURCHASE DATE.


(3)  ACQUIRED FUND FEES AND EXPENSES  REPRESENT THE FUND'S PORTION OF THE ESTIMATED  AGGREGATE FEES AND EXPENSES
     FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF
     THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.


EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                              CLASS A SHARES    CLASS C SHARES    CLASS I SHARES

1 YEAR Assuming Redemption       $   287           $   265          $   64
--------------------------------------------------------------------------------
1 YEAR Assuming No Redemption    $   287           $   165          $   64
--------------------------------------------------------------------------------
3 YEARS                          $   473           $   513          $   199
--------------------------------------------------------------------------------
5 YEARS                          $   675           $   885          $   347
--------------------------------------------------------------------------------
10 YEARS                         $ 1,258           $ 1,932          $   779
--------------------------------------------------------------------------------

TREASURY MONEY MARKET FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Treasury Money Market Fund seeks current income consistent with stability of principal and liquidity.

PRINCIPAL INVESTMENT STRATEGIES

Treasury Money Market Fund invests primarily in U.S. Treasury obligations maturing in 397 days or less and in repurchase agreements collateralized by U.S. Treasury obligations. Under normal circumstances, the fund invests at least 80% of the value of its net assets in U.S. Treasury investments. The fund will provide shareholders with at least 60 days' prior notice of any changes in this policy. The fund also may invest in short-term AAA-rated securities of other investment companies, and engage in when-issued and delayed-delivery transactions. Consistent with the fund's AAA rating by S&P, the fund will maintain an average maturity of 60 days or less. To the extent that fund income is derived from investments in U.S. Treasury securities, interest earned from the fund may be exempt from state income taxation.

The fund will comply with the requirements of Rule 2a-7 under the 1940 Act, which sets forth portfolio quality and diversification restrictions for money market mutual funds.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.


The fund's investment performance is subject to a variety of risks, including the following principal risks:

   o MONEY MARKET RISK. Prices of debt securities generally move in the opposite direction of interest rates. Generally, when market interest rates rise, the value of debt securities declines, and vice versa. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. Money market funds try to minimize this risk by purchasing short-term securities.

   o CREDIT RISK. Credit risk refers to an issuer's ability to make payments of principal and interest when they are due. Investment grade debt securities are considered less risky than debt securities whose ratings are below investment grade; however, ratings are no guarantee of quality. Prices of debt securities typically decline if the issuer's credit quality deteriorates. Lower grade debt securities may experience high default rates. Money market funds attempt to minimize these risks by investing in securities with high credit quality.

   o INCOME RISK. It is possible that the fund's income will decline over time because of a decrease in interest rates or other factors. Income risk is generally lower for longer-term debt instruments and higher for shorter-term debt instruments. Because interest rates vary, it is impossible to predict the income or yield of the fund for any particular period.

   o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in its performance.


ANNUAL TOTAL RETURNS
(CALENDAR YEARS 1998-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The fund's Class I Shares commenced investment operations on April 3, 2006. The returns for Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent its expenses differ. Historically the fund has maintained a constant $1.00 NAV per share. The fund's shares are not sold subject to a sales (load) charge; therefore, the total returns displayed below are based upon NAV. The total returns displayed in the bar chart do not reflect any reduction for taxes that a shareholder might have paid on fund distributions.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES(1)

         CALENDAR YEAR      PERCENTAGES
         1998                     4.64%
         1999                     4.28%
         2000                     5.60%
         2001                     3.62%
         2002                     1.04%
         2003                     0.43%
         2004                     0.63%
         2005                     2.41%
         2006                     4.21%
         2007                     4.07%

(1) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECTS ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.



Year-to-date performance as of February 29, 2008:       0.42%

Class A Shares highest quarterly return during
years shown:                                            1.47%  December 31, 2000
Class A Shares lowest quarterly return during
years shown:                                            0.08%  March 31, 2004
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

                                                              SINCE COMMENCEMENT
                                            1      5    10      OF INVESTMENT
                                          YEAR  YEARS  YEARS    OPERATIONS(1)
 CLASS A SHARES(2) Return Before Taxes   4.07%  2.34%  3.08%          -
--------------------------------------------------------------------------------
 CLASS I SHARES Return Before Taxes      4.20%   N/A    N/A          4.12%
--------------------------------------------------------------------------------




(1) THE FUND'S CLASS A SHARES (INCLUDING PREDECESSOR CLASS B SHARES) AND CLASS I SHARES COMMENCED INVESTMENT OPERATIONS ON APRIL 14, 1992 AND APRIL 3, 2006, RESPECTIVELY.

(2) EFFECTIVE JUNE 4, 2004, ALL CLASS B SHARES OF THE FUND CONVERTED TO CLASS A SHARES. HISTORICAL TOTAL RETURN INFORMATION FOR ANY PERIOD OR PORTION THEREOF PRIOR TO THE COMMENCEMENT OF INVESTMENT OPERATIONS OF CLASS A SHARES ON MAY 20, 1998 IS THAT OF CLASS B SHARES AND REFLECT ALL CHARGES, EXPENSES AND FEES INCURRED BY CLASS B SHARES, WHICH WERE GENERALLY HIGHER THAN THE EXPENSES OF CLASS A SHARES, DURING SUCH PERIODS.

The fund's Class A Shares seven-day yield as of February 29, 2008 was 2.25%. Investors may call the fund at 877-757-7424 to acquire the current seven-day yield.

PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

TREASURY MONEY MARKET FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------


The following tables describe the fees and expenses you may pay if you buy and hold shares of Treasury Money Market Fund.

SHAREHOLDER TRANSACTION EXPENSES                               CLASS A CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)                  SHARES  SHARES

Maximum sales charge (Load) (as a percentage of
offering price)                                                 None    None
--------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                            None    None
--------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested
dividends and other distributions                               None    None
--------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)             None    None
--------------------------------------------------------------------------------
Exchange fee                                                    None    None
--------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                                 CLASS A CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)                  SHARES  SHARES


Investment advisory fee                                         0.20%   0.20%
--------------------------------------------------------------------------------
Shareholder service fee                                         0.25%     -
--------------------------------------------------------------------------------
Other operating expenses                                        0.19%   0.19%
--------------------------------------------------------------------------------
Acquired fund fees and expenses(1)                              0.01%   0.01%
--------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                                 0.65%   0.40%
--------------------------------------------------------------------------------


(1) ACQUIRED FUND FEES AND EXPENSES REPRESENT THE FUND'S PORTION OF THE ESTIMATED AGGREGATE FEES AND EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.


EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                            CLASS A                CLASS I
                                             SHARES                 SHARES

  1 YEAR Assuming Redemption                $   67                  $   41
--------------------------------------------------------------------------------
  1 YEAR Assuming No Redemption             $   67                  $   41
--------------------------------------------------------------------------------
  3 YEARS                                   $  209                  $  129
--------------------------------------------------------------------------------
  5 YEARS                                   $  364                  $  225
--------------------------------------------------------------------------------
 10 YEARS                                   $  816                  $  509
--------------------------------------------------------------------------------

MONEY MARKET FUND
                                                             RISK/RETURN PROFILE
--------------------------------------------------------------------------------

PRINCIPAL OBJECTIVE

Money Market Fund seeks maximum current income consistent with preservation of capital and liquidity.

PRINCIPAL INVESTMENT STRATEGIES

Money Market Fund invests in a variety of U.S. dollar-denominated high-quality money market instruments, including U.S. government securities, taxable municipal debt, commercial paper and other corporate debt obligations, certificates of deposit, repurchase agreements, bankers' acceptances and other dollar-denominated bank obligations, including obligations issued by U.S. banks, their foreign branches and/or foreign banks. At the time of purchase, all of the fund's investments (other than U.S. government securities and related repurchase agreements) will be rated in the highest short-term rating category by a NRSRO (for example, A-1 or A-1+ by S&P) or, if unrated, deemed by the Adviser to be of comparable quality. In addition, all fund investments will be deemed to have a maturity of 397 days or less, and the fund's average maturity will not exceed 90 days. While the fund typically holds securities until maturity, decisions to sell portfolio holdings are generally the result of a change in financial condition of the issuer of a security, for liquidity purposes, or to rebalance the portfolio.


The fund will comply with the requirements of Rule 2a-7 under the 1940 Act, which sets forth portfolio quality and diversification restrictions for money market mutual funds.

PRINCIPAL RISKS

Investing in the fund involves risks common to any investment in securities. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. In addition, the performance of the fund depends on the Adviser's ability to implement the fund's investment strategies. There is no guarantee that the fund will meet its goals. An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

The fund's investment performance is subject to a variety of risks, including the following principal risks:

     o MONEY MARKET RISK. Prices of debt securities generally move in the opposite direction of interest rates. Generally, when market interest rates rise, the value of debt securities declines, and vice versa. The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. Money market funds try to minimize this risk by purchasing short-term securities.

     o CREDIT RISK. Credit risk refers to an issuer's ability to make payments of principal and interest when they are due. Investment grade debt securities are considered less risky than debt securities whose ratings are below investment grade; however, ratings are no guarantee of quality. Prices of debt securities typically decline if the issuer's credit quality deteriorates. Lower grade debt securities may experience high default rates. Money market funds attempt to minimize these risks by investing in securities with high credit quality.

     o INCOME RISK. It is possible that the fund's income will decline over time because of a decrease in interest rates or other factors. Income risk is generally lower for longer-term debt instruments and higher for shorter-term debt instruments. Because interest rates vary, it is impossible to predict the income or yield of the fund for any particular period.

     o SECURITY SELECTION RISK. The particular securities that are selected by the Adviser for the fund may underperform the market or those securities selected by other funds with similar objectives.

PERFORMANCE INFORMATION

The fund began operations on February 18, 2005 as the successor to a substantially similar investment company. On that date, the fund merged with LEADER Money Market Fund, a series of LEADER Mutual Funds, and assumed that portfolio's operating history and performance record. The performance included in the bar chart and table below for the periods prior to February 18, 2005 is that of the fund's predecessor, the inception date of which was October 4, 2000 (Class A Shares).


ANNUAL TOTAL RETURNS
(CALENDAR YEARS 2000-2007)

The following bar chart illustrates the annual total returns for the fund's Class A Shares. The returns for Class I Shares of the fund differ from the Class A Shares' returns shown in the bar chart to the extent its expenses differ. Historically the fund has maintained a constant $1.00 NAV per share. The fund's shares are not sold subject to a sales (load) charge; therefore, the total returns displayed below are based upon NAV. The total returns displayed in the bar chart do not reflect any reduction for taxes that a shareholder might have paid on fund distributions.

      YEAR-BY-YEAR TOTAL RETURNS AS OF DECEMBER 31
      FOR CLASS A SHARES

         CALENDAR YEAR      PERCENTAGES
         2001                     3.29%
         2002                     0.87%
         2003                     0.27%
         2004                     0.44%
         2005                     2.28%
         2006                     4.13%
         2007                     4.52%

Year-to-date performance as of February 29, 2008:      0.55%

Class A Shares highest quarterly return during
years shown:                                           1.15%  September 31, 2007
Class A Shares lowest quarterly return during
years shown:                                           0.03%  March 31, 2004
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2007)

                                         1      5      10     SINCE COMMENCEMENT
                                       YEAR   YEARS   YEARS      OF INVESTMENT
                                                                 OPERATIONS(1)
CLASS A SHARES Return Before Taxes    4.52%   2.31%    N/A          2.39%
--------------------------------------------------------------------------------
CLASS I SHARES Return Before Taxes    4.79%   2.71%    N/A          3.22%
--------------------------------------------------------------------------------


(1) THE FUND'S CLASS A SHARES (INCLUDING THE PREDECESSOR FUND'S CLASS A SHARES) AND CLASS I SHARES (INCLUDING THE PREDECESSOR FUND'S CLASS I SHARES) COMMENCED INVESTMENT OPERATIONS ON OCTOBER 4, 2000 AND JULY 7, 1999, RESPECTIVELY.


The fund's Class A Shares seven-day yield as of February 29, 2008 was 2.84%. Investors may call the fund at 877-757-7424 to acquire the current seven-day yield.


PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE (BEFORE AND AFTER TAXES) WHICH IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. MUTUAL FUND PERFORMANCE CHANGES OVER TIME AND CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN WHAT IS STATED. FOR CURRENT TO THE MOST RECENT MONTH-END PERFORMANCE, CALL 877-757-7424. MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

MONEY MARKET FUND
                                                               FEES AND EXPENSES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses you may pay if you buy and hold shares of Money Market Fund.

SHAREHOLDER TRANSACTION EXPENSES                       CLASS A      CLASS I
(EXPENSES PAID DIRECTLY FROM YOUR INVESTMENT)          SHARES       SHARES

Maximum sales charge (Load) (as a percentage of
offering price)                                         None         None
--------------------------------------------------------------------------------
Maximum deferred sales charge (Load)                    None         None
--------------------------------------------------------------------------------
Maximum sales charge (Load) imposed on reinvested
dividends and other distributions                       None         None
--------------------------------------------------------------------------------
Redemption fee (as a percentage of amount redeemed)     None         None
--------------------------------------------------------------------------------
Exchange fee                                            None         None
--------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES                         CLASS A      CLASS I
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)          SHARES       SHARES

Investment advisory fee                                0.25%        0.25%
--------------------------------------------------------------------------------
Shareholder service fee                                0.25%          -
--------------------------------------------------------------------------------
Other operating expenses                               0.24%        0.24%
--------------------------------------------------------------------------------
Acquired fund fees and expenses(1)                     0.01%        0.01%
--------------------------------------------------------------------------------
TOTAL ANNUAL OPERATING EXPENSES                        0.75%        0.50%
--------------------------------------------------------------------------------


(1) ACQUIRED FUND FEES AND EXPENSES REPRESENT THE FUND'S PORTION OF THE ESTIMATED AGGREGATE FEES AND EXPENSES FOR THE CURRENT FISCAL YEAR OF THE UNDERLYING INVESTMENT COMPANIES IN WHICH THE FUND INVESTS. THE IMPACT OF THE ACQUIRED FUND FEES AND EXPENSES ARE INCLUDED IN THE TOTAL RETURNS OF THE FUND.


EXPENSE EXAMPLE

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that you invest $10,000 in the fund and then redeem all of your shares at the end of the time periods indicated. The example also assumes that your investment has a hypothetical 5% return each year and that the fund's operating expenses are those indicated in the table above and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

                                        CLASS A SHARES          CLASS I SHARES

  1 YEAR Assuming Redemption                $   77                  $   51
--------------------------------------------------------------------------------
  1 YEAR Assuming No Redemption             $   77                  $   51
--------------------------------------------------------------------------------
  3 YEARS                                   $  241                  $  161
--------------------------------------------------------------------------------
  5 YEARS                                   $  419                  $  281
--------------------------------------------------------------------------------
 10 YEARS                                   $  936                  $  633
--------------------------------------------------------------------------------

SECURITIES DESCRIPTIONS
--------------------------------------------------------------------------------

The funds' "Principal Investment Strategies" described in the Risk/Return Profiles earlier in this Prospectus include references to certain investments the funds may make. Please refer to each fund's Risk/Return Profile to identify which of the following investments and investment techniques are expected to be principally used by that fund in pursuit of its investment objective. A more complete discussion of each of these investments and investment techniques as well as other investments and investment techniques that the funds may use and their related risks can be found in the Statement of Additional Information ("SAI").

EQUITY SECURITIES

Equity securities are the fundamental unit of ownership in a company. They represent a share of the issuer's earnings and assets, after the issuer pays its liabilities. Generally, issuers have discretion as to the payment of any dividends or other distributions. As a result, investors cannot predict the income they will receive from equity securities. However, equity securities offer greater potential for appreciation than many other types of securities because their value increases directly with the value of the issuer's business. The following describes certain types of equity securities.

COMMON STOCKS

Common stocks are the most prevalent type of equity securities. Common stock typically entitles the owner to vote on the election of directors and other important matters as well as to receive dividends and other distributions on such stock. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds, other debt holders, and owners of preferred stock take precedence over the claims of those who own common stock.

PREFERRED STOCKS

Preferred stocks have the right to receive specified dividends or other distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and other distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock.

AMERICAN DEPOSITARY RECEIPTS

ADRs are certificates that represent an interest in the shares of a foreign-based corporation that are held in trust by a bank. The foreign securities underlying ADRs are not traded in the United States. ADRs provide a way to buy shares of foreign-based companies in the United States rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. ADRs involve many of the same risks of investing directly in foreign securities, including currency risks and risks of foreign investing.

DEBT SECURITIES

A debt security is a security consisting of a certificate or other evidence of a debt (secured or unsecured) on which the issuing company or governmental body promises to pay the holder thereof a fixed, variable, or floating rate of interest for a specified length of time, and to repay the debt on the specified maturity date. Some debt securities, such as zero coupon bonds, do not make regular interest payments but are issued at a discount to their principal or maturity value. Debt securities include a variety of obligations, including, but not limited to, corporate bonds, government securities, agency securities, municipal obligations, convertible securities, mortgage-backed securities, and asset-backed securities. Debt securities include investment grade securities, below investment grade securities, and unrated securities. The following describes certain types of debt securities.

FIXED INCOME SECURITIES

Fixed income securities pay interest at a specified rate. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time.

VARIABLE AND FLOATING RATE SECURITIES

Variable and floating rate securities provide for periodic adjustments in the interest rate paid on the security. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have interest rates that change whenever there is a change in a designated benchmark rate. Some variable or floating rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries.

ZERO COUPON BONDS, STEP-UP BONDS, OTHER OID SECURITIES AND PAYMENT-IN-KIND SECURITIES

Zero coupon bonds are debt obligations that do not entitle the holders to any periodic payments of interest either for the entire life of the obligations or for an initial period after the issuance of the obligations. Like zero coupon bonds, "step up" bonds ("step-ups") pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. Certain other debt securities may also be treated as debt securities that were originally issued at a discount. Very generally, original issue discount ("OID") is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Payment-in-kind securities ("PIKs") are debt obligations that pay "interest" in the form of other debt obligations of the issuer, instead of in cash. Each of these instruments is typically issued and traded at a discount from its face amount. The amount of the discount varies depending on such factors as the time remaining until maturity of the securities, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon bonds, step-ups, other OID securities and PIKs generally are more volatile than the market prices of securities that pay interest currently in cash and are likely to respond to changes in interest rates to a greater degree than do other types of securities having similar maturities and credit quality.

INVESTMENT GRADE BONDS

Debt securities rated BBB- and higher by S&P, Baa3 or higher by Moody's, or comparably rated by another NRSRO are considered investment grade securities, but securities rated BBB or Baa are somewhat riskier than higher rated obligations because they are regarded as having only an adequate capacity to pay principal and interest, and are considered to lack outstanding investment characteristics. This means that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher rated debt securities.

BELOW INVESTMENT GRADE BONDS

Debt securities rated BB+ or lower by S&P, Ba1 or lower by Moody's, or comparably rated by another NRSRO are considered below investment grade securities. Below investment grade bonds have poor protection with respect to the payment of interest and repayment of principal, or may be in default. These securities are often considered to be speculative and involve greater risk of loss or price changes due to changes in the issuer's capacity to pay. The market prices of below investment grade bonds may fluctuate more than those of higher-quality debt securities and may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates. The market for below investment grade bonds may be thinner and less active than that for higher-quality debt securities, which can adversely affect the prices at which the former are sold.

U.S. GOVERNMENT SECURITIES

U.S. government securities include a variety of securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements secured thereby. These securities include securities issued and guaranteed by the full faith and credit of the U.S. government, such as Treasury bills, Treasury notes and Treasury bonds; obligations supported by the right of the issuer to borrow from the U.S. Treasury, such as those of the Federal Home Loan Banks; and obligations supported only by the credit of the issuer, such as those of the Federal Intermediate Credit Banks. Other U.S.

government agencies, authorities and instrumentalities, may include, among others, the Federal National Mortgage Association ("Fannie Mae"), the Government National Mortgage Association ("Ginnie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), the Federal Housing Administration, the Resolution Funding Corporation, the Federal Farm Credit Banks, the Tennessee Valley Authority, the Student Loan Marketing Association and the Small Business Administration.

U.S. government securities do not involve the level of credit risk associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government securities are generally lower than the yields available from corporate debt securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in a fund's NAV.

Below are some of the categories of U.S. government securities.

     U.S. TREASURY BILLS

     U.S. Treasury Bills are direct obligations of the U.S. Treasury that are issued in maturities of one year or less. No interest is paid on Treasury bills; instead, they are issued at a discount and repaid at full face value when they mature. They are backed by the full faith and credit of the U.S. government.

     U.S. TREASURY NOTES AND BONDS

     U.S. Treasury Notes and Bonds are direct obligations of the U.S. Treasury issued in maturities that vary between one and forty years, with interest normally payable every six months. They are backed by the full faith and credit of the U.S. government.

AGENCY SECURITIES

Agency securities are issued or guaranteed by a federal agency or other government-sponsored enterprises ("GSE") acting under federal authority. Some GSE securities are supported by the full faith and credit of the U.S. government. Other GSE securities receive support through federal subsidies, loans or other benefits. A few GSE securities have no explicit financial support but are regarded as having implied support because the federal government sponsors their activities. Investors regard agency securities as having low credit risks, but not as low as U.S. Treasury securities.

MUNICIPAL OBLIGATIONS

Municipal obligations are issued by state and local governments to acquire land, equipment and facilities. Although the interest on most municipal obligations is exempt from federal income tax, the funds may invest in taxable municipal obligations. Municipal obligations are not always fully backed by the municipality's credit, and risk of loss to a fund exists if a municipality does not appropriate money to service its debts and defaults on its obligations.

     GENERAL OBLIGATION BONDS

     General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power. The issuer must impose and collect taxes sufficient to pay principal and interest on the bonds. However, the issuer's authority to impose additional taxes may be limited by its charter or state law.

     REVENUE BONDS

     Revenue bonds are payable solely from specific revenues received by the issuer, such as specific taxes, assessments, tolls or fees. Bondholders may not collect from the municipality's general taxes or revenues. For example, a municipality may issue bonds to build a toll road and pledge the tolls to repay the bonds. Therefore, a shortfall in the tolls could result in a default on the bonds.

     PRIVATE ACTIVITY BONDS

     Private activity bonds are special revenue bonds used to finance privately operated facilities including certain factories, pollution control facilities, convention or trade show facilities, and airport, mass transit, port or parking facilities. The credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the privately operated facilities.

CORPORATE DEBT SECURITIES

Corporate debt securities are issued by businesses. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, but interests in bank loans to companies may also be considered corporate debt securities. Interest on corporate debt securities may be fixed rate, floating rate, variable rate, zero coupon, contingent, deferred, or have payment-in-kind features.

The credit risks of corporate debt securities vary widely among issuers. In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher-ranking (senior) debt securities have a higher priority than lower-ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances.

MORTGAGE-BACKED SECURITIES

Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property and include single- and multi-class pass-through securities and collateralized mortgage obligations. Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The U.S. government mortgage-backed securities include mortgage-backed securities issued or guaranteed as to the payment of principal and interest (but not as to market value) by Ginnie Mae, Fannie Mae or Freddie Mac or other government-sponsored enterprises. Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. Payments of principal and interest (but not the market value) of such private mortgage-backed securities may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. government or one of its agencies or instrumentalities, or they may be issued without any government guarantee of the underlying mortgage assets but with some form of non-government credit enhancement.

ASSET-BACKED SECURITIES

Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle retail installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving consumer credit (credit card) agreements, or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans, which may be affected adversely by general downturns in the economy. Asset-backed securities are subject to the same risk of prepayment described with respect to mortgage-backed securities. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

CONVERTIBLE SECURITIES

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a fund is called for redemption or conversion, the fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

BANK OBLIGATIONS

Bank obligations include certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other short-term and long-term debt obligations issued by commercial banks. A CD is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of U.S. banks or foreign banks that are payable at a stated maturity date and bear a fixed rate of interest. Deposit notes are notes issued by commercial banks that generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.

FOREIGN SECURITIES

Foreign securities include securities issued or guaranteed by companies organized under the laws of countries other than the United States and securities issued or guaranteed by foreign governments, their agencies or instrumentalities and supra-national governmental entities, such as the World Bank. Foreign securities also include U.S. dollar-denominated debt obligations, such as "Yankee Dollar" obligations, of foreign issuers and of supra-national government entities. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign corporations, banks and governments.

Foreign investments involve risks relating to local political, economic, regulatory or social instability, military action or unrest or adverse diplomatic developments, and may be affected by actions of foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars or other government intervention. There is no assurance that the Adviser will be able to anticipate these potential events or counter their effects. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

SECURITIES OF OTHER INVESTMENT COMPANIES

Each fund may invest in the securities of other investment companies, including money market funds, to the extent that such investments are consistent with the fund's investment objective and policies and permissible under the 1940 Act. A fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies' expenses, including advisory fees. These expenses are in addition to the direct expenses of the fund's own operations.

DERIVATIVE CONTRACTS

Some funds may enter into derivative contracts. Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a "counterparty."

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, a fund could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, a fund realizes a gain; if it is less, a fund realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent a fund from closing out a position. If this happens, a fund will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm a fund by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

Over-the-counter ("OTC") transactions are negotiated directly between the counterparties. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending upon how derivative contracts are used and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease exposure to interest rate, stock market, currency and credit risks and may also expose a fund to liquidity and leverage risks. OTC contracts are also subject to credit risks if a counterparty defaults on the contract.

ILLIQUID AND RESTRICTED SECURITIES

Some funds may invest in illiquid investments which are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. In the absence of market quotations, illiquid investments are priced at fair value as determined in good faith by the Adviser's Valuation Committee. Illiquid securities may be difficult to dispose of at a fair price at the times when a fund believes it is desirable to do so. The market price of illiquid securities generally is more volatile than that of more liquid securities, which may adversely affect the price that a fund pays for or recovers upon the sale of illiquid securities. Illiquid securities are also more difficult to value and thus the Adviser's judgment plays a greater role in the valuation process. Investment of a fund's assets in illiquid securities may restrict the fund's ability to take advantage of market opportunities. The risks associated with illiquid securities may be particularly acute in situations in which a fund's operations require cash and could result in the fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid securities.

Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), or in a registered public offering. The Adviser has the ability to deem restricted securities as liquid. In recent years, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including private placements, repurchase agreements, commercial paper, foreign securities and corporate bonds and notes. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.

TEMPORARY DEFENSIVE INVESTMENTS

To minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions, a fund may temporarily depart from its principal investment strategy by investing up to 100% of the fund's assets in cash and cash equivalents, including short-term bank obligations, repurchase agreements and other money market instruments and securities issued and/or guaranteed as to payment of principal and interest by the U.S. government, its agencies or instrumentalities. This may cause a fund to temporarily fail to meet its goal and forego greater investment returns for the safety of principal.

OTHER TRANSACTIONS

REPURCHASE AGREEMENTS

Some funds may enter into repurchase agreements. In a repurchase agreement, a fund purchases instruments from financial institutions, such as banks and broker-dealers, subject to the seller's agreement to repurchase them at an agreed upon time and price. A fund will invest in repurchase agreements with institutions that are deemed by the Adviser to be of good standing and creditworthy pursuant to the guidelines established by the funds' Board of Trustees ("Board"). A third party custodian bank takes possession of the underlying securities of a repurchase agreement, the value of which is at all times at least equal to the principal amount of the repurchase transaction, including accrued interest. In the event of counterparty default on the obligation to repurchase, a fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation.

REVERSE REPURCHASE AGREEMENTS

Some funds may enter into reverse repurchase agreements. In a reverse repurchase agreement, a seller sells a security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase that security at an agreed-upon price and time. While a reverse repurchase agreement is outstanding, a fund will maintain appropriate liquid assets in a segregated custodial account to cover their obligation under the agreement. A fund will enter into reverse repurchase agreements only with parties whose creditworthiness has been reviewed and found satisfactory by the Adviser. Such transactions may increase fluctuations in the market value of fund assets and may be viewed as a form of leverage.

DELAYED-DELIVERY AND WHEN-ISSUED TRANSACTIONS

Some funds may buy or sell securities on a delayed-delivery or when-issued basis. These transactions involve a commitment to purchase or sell specific securities at a predetermined price or yield, with payment and delivery taking place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. When a fund purchases securities in this manner (on a when-issued or delayed-delivery basis), it is required to create a segregated account with the Trust's custodian and to maintain in that account cash, U.S. government securities or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the fund's when-issued or delayed-delivery commitments. The funds may receive fees or price concessions for entering into delayed-delivery transactions.

LENDING OF PORTFOLIO SECURITIES

Each fund may lend its portfolio securities to parties such as broker-dealers or institutional investors; provided, that no fund may have outstanding at any time loans with respect to portfolio securities having a value in excess of 33 - 1/3% of the market value of the fund's total assets. Securities lending allows a fund to retain ownership of the securities loaned and, at the same time, to earn additional income. Since there may be delays in the recovery of loaned securities, or even a loss of rights in collateral supplied should the borrower fail financially, loans will be made only to counterparties approved by the funds' Board. Furthermore, loans of securities will only be made if, in the Adviser's judgment, the consideration to be earned from such loans would justify the risk.

Cash received through loan transactions may be invested in other eligible securities. Investing this cash subjects that investment, as well as the security loaned, to market forces (I.E., capital appreciation or depreciation).

PORTFOLIO TURNOVER

Although the funds do not intend to invest for the purpose of seeking short-term profits, securities will be sold without regard to the length of time they have been held when the funds' Adviser believes it is appropriate to do so in light of a fund's investment goal. A higher portfolio turnover rate involves greater transaction expenses which must be borne directly by a fund (and thus, indirectly by its shareholders), and impact fund performance. In addition, a high rate of portfolio turnover may result in the realization of larger amounts of net capital gains that, when distributed to a fund's shareholders, are taxable to them.

HOW TO BUY SHARES
--------------------------------------------------------------------------------

OPENING AN ACCOUNT

A Morgan Keegan & Company, Inc. ("Morgan Keegan") Financial Adviser or Regions Morgan Keegan Trust Administrator can assist you with all phases of your investment when buying shares of the funds.

MINIMUM INITIAL INVESTMENT FOR THE FUNDS' CLASS A SHARES AND CLASS C SHARES:

o    $1,000
o $250 for an individual retirement account ("IRA") and if you are an officer, director, employee or retired employee of Regions, or its affiliates, or if you establish a $50 monthly minimum addition to your account through the funds' Systematic Investment Program ("SIP").

MINIMUM SUBSEQUENT INVESTMENT FOR THE FUNDS' SHARES:

o    $50 for any account

Initial and subsequent investments in an IRA established on behalf of a non-working spouse of a shareholder who has an IRA invested in one of the funds require a minimum amount of only $250. In addition, once you have established an IRA, the minimum amount for subsequent investments therein will be waived if an investment in an IRA or similar plan is the maximum amount permitted under the Internal Revenue Code of 1986, as amended (the "Code").

In special circumstances, these minimums may be waived or lowered at the funds' discretion. Keep in mind that investment professionals may charge you fees for their services in connection with your share transaction. There is no minimum initial investment for Class I Shares. However, Class I Shares are available only to a limited group of investors at the discretion of the funds. If you are investing through a special program, such as a large employer-sponsored retirement plan or certain programs available through brokers, like wrap accounts, you may be eligible to purchase Class I Shares. If you are investing through a retirement plan or other special program, follow the instructions in your program materials.


CHOOSING A SHARE CLASS

Treasury Money Market Fund and Money Market Fund (together, the "Money Market Funds") offer Class A Shares and Class I Shares only. The other funds offer three share classes - Class A Shares, Class C Shares and Class I Shares. Each share class has its own expense structure.


Your investment plans will determine which class is most suitable for you. For example, if you are investing a substantial amount or if you plan to hold your shares for a long period, Class A Shares may make the most sense for you. If you are investing for less than five years, you may want to consider Class C Shares.

Class I Shares are available only to a limited group of investors at the discretion of the funds. If you are investing through a special program, such as a large employer-sponsored retirement plan or certain programs available through brokers, like wrap accounts, you may be eligible to purchase Class I Shares.

Because all future investments in your account will be made in the share class you designate when opening the account, you should make your decision carefully. Your investment professional can help you choose the share class that makes the most sense for you.

The following information regarding the sales charges for each class of shares of the funds as well as other information is also available free of charge and in a clear and prominent format at www.rmkfunds.com. From the fund's website, a hyperlink will take you directly to this disclosure for each fund.

CLASS COMPARISON

CLASS A SHARES - FRONT LOAD

o Initial sales charge of 5.50% for Mid Cap Growth Fund, Growth Fund, Core Equity Fund, Mid Cap Value Fund, Value Fund, and Balanced Fund (in each case, as a percentage of offering price which includes the sales load).
o Initial sales charge of 2.00% for Fixed Income Fund and Intermediate Tax Exempt Bond Fund (in each case, as a percentage of offering price which includes the sales load).
o Initial sales charge of 1.50% for Limited Maturity Fixed Income Fund (as a percentage of offering price which includes the sales load).
o Class A Shares of the Money Market Funds are sold at NAV with no initial sales charge; however, if you subsequently exchange those shares for Class A Shares of another fund which imposes an initial sales charge, an initial sales charge will be imposed on the Class A Shares received in the exchange.
o Lower sales charges for larger investments of $50,000 or more; no sales charge for purchases of $1 million or more.
o    Annual shareholder service fee of 0.25% for Class A Shares of the fund.
o    Lower annual expenses than Class C Shares.
o "Right of accumulation" allows you to determine the applicable sales load on a purchase by including the value of your existing investments in funds of the Trust or Morgan Keegan Select Fund, Inc. (all of the series of the Trust and Morgan Keegan Select Fund, Inc. are referred to herein as series or funds of the "Regions Morgan Keegan Select Fund Family"), as part of your current investment.
o "Letter of intent" allows you to count all investments in the Regions Morgan Keegan Select Fund Family over the next 13 months as if you were making them all at once, for purposes of calculating sales charges.

REDUCING THE SALES CHARGE WITH BREAKPOINT DISCOUNTS. Your investment may qualify for a reduction or elimination of the sales charge, also known as a breakpoint discount. The following tables list the sales charges, which will be applied to your Class A Share purchase, subject to the breakpoint discounts indicated in the tables and described below. Your investment professional must notify the funds' transfer agent of eligibility for any applicable breakpoint discount at the time of purchase.

Mid Cap Growth Fund, Growth Fund, Core Equity Fund, Mid Cap Value Fund, Value Fund and Balanced Fund Class A Share's Sales Charges:

         YOUR                            AS A % OF             AS A % OF NET
      INVESTMENT                       OFFERING PRICE         AMOUNT INVESTED

Up to $49,999                              5.50%                   5.82%
--------------------------------------------------------------------------------
$50,000 to $99,999                         4.50%                   4.71%
--------------------------------------------------------------------------------
$100,000 to $249,999                       3.75%                   3.90%
--------------------------------------------------------------------------------
$250,000 to $499,999                       2.50%                   2.56%
--------------------------------------------------------------------------------
$500,000 to $999,999                       2.00%                   2.04%
--------------------------------------------------------------------------------
$1 million or more(1)                       NAV                     NAV
--------------------------------------------------------------------------------

Fixed  Income Fund and Intermediate Tax Exempt Bond Fund Class A  Share's  Sales
Charges:

         YOUR                            AS A % OF             AS A % OF NET
      INVESTMENT                       OFFERING PRICE         AMOUNT INVESTED

Up to $49,999                              2.00%                   2.04%
-------------------------------------------------------------------------------
$50,000 to $99,999                         1.75%                   1.78%
-------------------------------------------------------------------------------
$100,000 to $249,999                       1.50%                   1.52%
-------------------------------------------------------------------------------
$250,000 to $499,999                       1.00%                   1.01%
-------------------------------------------------------------------------------

$500,000 to $999,999                       0.75%                   0.76%
-------------------------------------------------------------------------------
$1 million or more(1)                       NAV                     NAV
--------------------------------------------------------------------------------

Limited Maturity Fixed Income Fund Class A Share's Sales Charges

         YOUR                            AS A % OF             AS A % OF NET
      INVESTMENT                       OFFERING PRICE         AMOUNT INVESTED

Up to $49,999                              1.50%                   1.52%
--------------------------------------------------------------------------------
$50,000 to $99,999                         1.25%                   1.27%
--------------------------------------------------------------------------------
$100,000 to $249,999                       1.00%                   1.01%
--------------------------------------------------------------------------------
$250,000 to $499,999                       0.75%                   0.76%
--------------------------------------------------------------------------------
$500,000 to $999,999                       0.50%                   0.50%
--------------------------------------------------------------------------------
$1 million or more(1)                       NAV                     NAV
--------------------------------------------------------------------------------

(1)  YOU CAN  PURCHASE  $1  MILLION  OR MORE OF CLASS A SHARES  WITHOUT  A SALES
     CHARGE. HOWEVER, IF YOU PURCHASE SHARES OF THAT AMOUNT, THEY WILL BE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE IF YOU REDEEM WITHIN ONE YEAR OF THE DATE OF PURCHASE. THE CONTINGENT DEFERRED SALES CHARGE ON REDEMPTIONS OF SHARES IS 1.00% OF THE LESSER OF THE PURCHASE PRICE OF THE SHARES OR THEIR NAV AT THE TIME OF REDEMPTION. IN THE EVENT OF A PARTIAL REDEMPTION, THE CONTINGENT DEFERRED SALES CHARGE WILL BE APPLIED TO THE OLDEST SHARES HELD FIRST. THE DISTRIBUTOR MAY PAY A DEALER CONCESSION AND/OR SERVICE FEE FOR PURCHASES OF $1 MILLION OR MORE.

In order to receive the applicable breakpoint discount, it may be necessary at the time of purchase for you to inform your investment professional of the existence of other accounts in which there are holdings eligible to be aggregated to meet a sales charge breakpoint ("Qualifying Accounts"). Qualifying Accounts mean those accounts in the funds held directly or through an investment professional or through a single-participant retirement account by you, your legal spouse, and/or your children under age 21, which can be linked using tax identification numbers (TINs), social security numbers (SSNs) or broker identification numbers (BINs). To receive a Class A Shares front-end sales charge reduction, you may add to your purchase of Class A Shares the value of any concurrent purchases of Class A Shares of the Regions Morgan Keegan Select Fund Family, the net amount invested, and the holdings of any Qualifying Accounts in Class A Shares of any series of the Regions Morgan Keegan Select Fund Family, except that no directly purchased shares of the Treasury Money Market Fund or Money Market Fund (whether held by you, in a Qualifying Account, or to be purchased concurrently) may be aggregated for purposes of calculating any breakpoint discounts. Your discount will be determined based on the schedule in the Class A sales charge table above.

In order to verify your eligibility for a breakpoint discount, you will be required to provide to your investment professional certain information on your new account form and may be required to provide account statements regarding Qualifying Accounts. Failure to provide proper notification or verification of eligibility for a breakpoint discount may result in your not receiving a breakpoint discount to which you are otherwise entitled. Breakpoint discounts apply only to your current purchase and do not apply retroactively to previous purchases.

THE FRONT END SALES CHARGE FOR CLASS A SHARES MAY ALSO BE ELIMINATED OR REDUCED AT PURCHASE IF:

o you purchase shares through financial intermediaries that do not receive sales charge dealer concessions;
o you have redeemed shares from another broker-dealer and invest the same amount or greater in the funds provided that you paid a sales charge in connection with the purchase or redeeming of the shares and further provided that the purchase of shares is within 30 days of redemption;
o    you are a Trust customer purchasing through Regions Morgan Keegan Trust;
o you purchase shares through "wrap accounts", asset allocation programs, or similar programs, under which clients may pay a fee for account services;
o you purchase shares through a retirement plan that is a customer of Regions Morgan Keegan Trust (e.g. Express IRA, 401(k));
o you sign a letter of intent to purchase a specific dollar amount of additional shares within 13 months (your discount will be determined based on the schedule in the Class A Share's sales charge table above); or
o you are an officer, director, employee or retired employee of Regions, or its affiliates, and your legal spouse and dependent children, or a Trustee or officer of the Trust, and your legal spouse and dependent children.

Class A Shares may also be acquired without a sales charge if the purchase is made through a Morgan Keegan Financial Adviser who formerly was employed as a broker with another firm registered as a broker-dealer with the SEC, if the following conditions are met: (1) the purchaser was a client of the investment professional at the other firm for which the investment professional previously served as a broker; (2) within 90 days of the purchase of the fund's shares, the purchaser redeemed shares of one or more mutual funds for which that other firm or its affiliates served as principal underwriter, provided that either the purchaser had paid a sales charge in connection with investment in such funds or a contingent deferred sales charge upon redeeming shares in such funds; and (3) the aggregate amount of the fund's shares purchased pursuant to this sales charge waiver does not exceed the amount of the purchaser's redemption proceeds, noted in (2) above, from the shares of the mutual fund(s) for which the other firm or its affiliates served as principal underwriter. In addition, Class A Shares may be acquired without a sales charge if a purchase is made with the proceeds of a redemption of other mutual fund shares, provided that the purchaser paid a sales charge in connection with purchasing or redeeming these shares and further provided that the purchase of the Class A Shares of any series of Regions Morgan Keegan Select Fund Family is made within 30 days of that redemption.

DEALER CONCESSIONS. Morgan Keegan, the distributor, may pay a dealer up to 100% of any sales charge imposed, which may be paid in the form of an advance. The dealer may be paid an advance commission for sales of the Class A Shares of any series of the Trust. Such payments may be in the form of cash or promotional incentives.

CLASS C SHARES - LEVEL LOAD

o    No initial sales charge.
o Contingent deferred sales charge of 1.00% of the lesser of the purchase price of the Class C Shares or their NAV at the time of redemption, payable by you if you redeem shares within one year of purchase. In the event of a partial redemption, the contingent deferred sales charge will be applied to the oldest shares held first.
o    Annual distribution (12b-1) fee of 0.75% for Class C Shares of the funds.
o    Annual shareholder service fee of 0.25% for Class C Shares of the fund.

CLASS I SHARES - NO LOAD

o    No sales charges of any kind.
o No distribution (12b-1) fees; annual expenses are lower than other share classes.
o Available only to a limited group of investors at the discretion of the funds, including employer-sponsored retirement plans, advisory accounts of the Adviser, and certain programs available through brokers, like wrap accounts. These programs usually involve special conditions and separate fees. Contact your Morgan Keegan Financial Adviser or Regions Morgan Keegan Trust Administrator for information.

TO ADD TO AN ACCOUNT

THROUGH MORGAN KEEGAN. You may purchase shares of a fund by contacting your Morgan Keegan Financial Adviser or by calling Morgan Keegan at 800-222-8866. You may also visit our website at www.morgankeegan.com to locate the Morgan Keegan branch nearest you. New investors must complete Morgan Keegan's New Account Form and return it along with a check for your initial investment payable to "Morgan Keegan" to your Financial Adviser or to Morgan Keegan at 50 North Front Street, Memphis, TN 38103. Please indicate the fund, share class, the account number, and the dollar value or number, if any, of shares on your check. You can avoid future inconvenience by signing up now for any services you might later use, including the SIP.

               Morgan Keegan & Company, Inc.
               Morgan Keegan Tower
               50 North Front Street
               Memphis, Tennessee 38103
               Call toll-free:  800-222-8866
               (8:30 a.m. - 4:30 p.m., business days, Central Time) Members New York Stock Exchange, SIPC www.morgankeegan.com

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

THROUGH REGIONS MORGAN KEEGAN TRUST. Trust customers may purchase shares of a fund through their local Regions Morgan Keegan Trust Administrator or by calling Regions Morgan Keegan Trust at 877-757-7424.

THROUGH OTHER FINANCIAL INTERMEDIARY. You may purchase shares through a broker-dealer, investment professional, or financial institution which has been authorized to offer shares by Morgan Keegan ("Authorized Dealers"). Some Authorized Dealers may charge a transaction fee for this service. If you purchase shares of a fund through a program of services offered or administered by an Authorized Dealer or other service provider, you should read the program materials, including information relating to fees, in conjunction with the funds' Prospectus. Certain features of a fund may not be available or may be modified in connection with the program of services provided.

THROUGH SYSTEMATIC INVESTMENT PROGRAM. Once you have opened an account, you may automatically purchase additional shares on a regular basis by completing the appropriate SIP forms by contacting your investment professional. The minimum investment amount for SIPs is $50.

POLICIES FOR BUYING SHARES

ANTI-MONEY LAUNDERING LAWS. If we are unable to verify your identity, as required by anti-money laundering laws, we may refuse to open your account or may open your account pending verification of your identity. If we subsequently are unable to verify your identity, we may close your account and return to you the value of your shares at the next calculated NAV, as permitted by applicable law.


TIMING OF REQUESTS. Your purchase order must be received by your Morgan Keegan Financial Adviser, Regions Morgan Keegan Trust Administrator, or Authorized Dealer by 11:30 a.m. (Central Time) for the Money Market Funds or before the close of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern Time, 3:00 p.m. Central Time) for all other funds to get that day's closing share price. You will receive the next calculated closing share price if your investment professional forwards the order to the fund on the same day and the fund receives payment on the same business day (in the case of the Money Market Funds) or the next business day for the other funds. Each fund reserves the right to reject any purchase request. It is the responsibility of your investment professional or other service provider that has entered into an agreement with the funds, its distributor, or administrative or shareholder services agent, to promptly submit purchase orders to the funds. You are not the owner of fund shares (and therefore will not receive dividends) until payment for the shares is received.


SHORT-TERM TRADING. The funds attempt to deter short-term trading that may be disruptive to the efficient management of the funds. The funds may consider several factors when evaluating shareholder trading activity, including, but not limited to: (1) dollar amount of the transaction; (2) volume of the transaction;
(3) frequency of trading; (4) developing trading patterns of the shareholder; and (5) any other factors deemed pertinent by fund management.

The funds' Board has approved policies and procedures intended to discourage excessive short-term trading of the funds' shares. These policies provide that, when, in the sole discretion of fund management, short-term trading would have a detrimental effect on the efficient management of a fund, the funds may refuse a transaction by any person, group or commonly controlled account. The funds will promptly notify the shareholder of a determination to reject a purchase request. The funds reserve the right to restrict future purchases of fund shares.

There can be no assurance that the funds will be effective in limiting short-term trading in all cases. If the funds are unable to deter this type of trading, it may adversely affect the performance of the funds by requiring the funds to maintain larger amounts of cash or cash equivalents than the Adviser might otherwise choose to maintain, or to liquidate portfolio holdings at a disadvantageous time, thereby increasing brokerage, administrative, and other expenses.

The funds' objective is that its restrictions on short-term trading should apply to all shareholders, regardless of the number or type of accounts in which shares are held. However, the funds anticipate that limitations on its ability to identify trading activity to specific shareholders, including where shares are held in multiple or omnibus accounts, will mean that these restrictions may not be able to be applied uniformly in all cases.

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


HOW TO REDEEM SHARES
--------------------------------------------------------------------------------


TO REDEEM SOME OR ALL OF YOUR SHARES

You may redeem Class A Shares, Class C Shares and Class I Shares through your Morgan Keegan Financial Adviser, through your Authorized Dealer, or by telephoning Morgan Keegan at 800-366-7426. Regions Morgan Keegan Trust customers may redeem shares of a fund through their local Regions Morgan Keegan Trust Administrator. You should note that redemptions will be made only on days when a fund computes its NAV. When your redemption request is received in proper form, it is processed at the next determined NAV.

BY MAIL. To redeem shares by mail, written requests must be received in proper form and can be made through Morgan Keegan Financial Adviser, Regions Morgan Keegan Trust, or any Authorized Dealer, as appropriate. The redemption request should include the shareholder's name, fund name and class of shares, account number and the share or dollar amount to be redeemed. It is the responsibility of the service provider to promptly submit redemption requests to the fund. You may redeem some or all of your shares by sending a letter of instruction to your Financial Adviser or Morgan Keegan at Fifty North Front Street, Memphis, Tennessee 38103. Trust customers should send a letter of instruction to your local Regions Morgan Keegan Trust Administrator or to Regions Morgan Keegan Trust at 1901 6[th] Avenue North, 4[th] Floor, Birmingham, Alabama 35203.

BY TELEPHONE. Telephone redemption instructions must be received by your investment professional before 11:30 a.m. (Central Time) for Treasury Money Market Fund and for Money Market Fund or before the close of the NYSE (normally 4:00 p.m. Eastern Time, 3:00 p.m. Central Time) for all other funds to be redeemed at that day's closing share price. Orders for redemptions received after these times on any business day will be executed at the close of the next business day. As long as the transaction does not require a written request as described in the "Policies for Redeeming Shares," you may redeem shares by calling your Morgan Keegan Financial Adviser, Authorized Dealer, or Morgan Keegan at 800-366-7426. Trust customers should call their local Regions Morgan Keegan Trust Administrator or Regions Morgan Keegan Trust at 877-757-7424. A check will be mailed to you on the following business day.

BY EXCHANGE. Please read the applicable prospectus carefully before you request an exchange. To request an exchange, call or write to Morgan Keegan, Regions Morgan Keegan Trust, or an Authorized Dealer, as appropriate. Call your Morgan Keegan Financial Adviser or Morgan Keegan at 800-366-7426 or mail your written exchange instructions to Morgan Keegan at 50 North Front Street, Memphis, Tennessee 38103. Trust customers should call their local Regions Morgan Keegan Trust Administrator or Regions Morgan Keegan Trust at 877-757-7424 or mail your written exchange instructions to Regions Morgan Keegan Trust, 1901 6[th] Avenue North, 4[th] Floor, Birmingham, Alabama 35203.

BY  SYSTEMATIC  WITHDRAWAL.    This  plan  is  designated for retirees and other
investors who want regular withdrawals from a fund account. You may automatically redeem shares in a minimum amount of $100 on a regular basis. Please contact your investment professional for the appropriate forms to complete. Your account value must meet the minimum initial investment amount at the time the program is established. This program may reduce, and eventually deplete, your account. Payments should not be considered yield or income. Generally, it is not advisable to continue to purchase Class A Shares that are subject to a sales charge while redeeming shares using this program.

POLICIES FOR REDEEMING SHARES

CIRCUMSTANCES THAT REQUIRE WRITTEN REQUESTS AND SIGNATURE GUARANTEES. Please submit instructions in writing when any of the following apply:

o    You are redeeming more than $100,000 worth of shares

o    The name or address on the account has changed within the last 30 days
o You want the redemption proceeds to be sent or wired to a name or address not on the account registration
o You are transferring shares to an account with a different registration or share class
o You are redeeming shares held in a corporate or fiduciary account; for these accounts additional documents are required:

          o  CORPORATE ACCOUNTS: certified copy of a corporate resolution
          o FIDUCIARY ACCOUNTS: copy of power of attorney or other governing document

To protect your account against fraud, all written requests must bear signature guarantees. You may obtain a signature guarantee at most banks and securities dealers. A notary public cannot provide a signature guarantee.

TIMING OF REQUESTS. Redemption requests for the funds must be received by 11:30 a.m. (Central Time) for the Money Market Funds or before the close of the NYSE (normally 4:00 p.m. Eastern Time, 3:00 p.m. Central Time) for all other funds in order for shares to be redeemed at that day's closing share price. Requests received after these times on any business day will be executed the following business day, at that day's closing share price.

SALES CHARGE WHEN YOU REDEEM

CLASS A SHARES (PURCHASE AMOUNT OF $1 MILLION OR GREATER). A contingent deferred sales charge ("CDSC") of 1.00% of the lesser of the purchase price of the shares or their NAV at the time of redemption applies to Class A Shares redeemed within one year of the purchase date.

CLASS C SHARES. Redemptions of Class C Shares are subject to a CDSC of 1.00% of the lesser of the purchase price of the shares or their NAV at the time of redemption if the redemption is made within one year of the purchase date.

If  your investment qualifies for a reduction or elimination of the  CDSC,  your
investment   professional  must  notify  the  transfer  agent  at  the  time  of redemption. If the transfer agent is not notified, the CDSC will apply.

YOU WILL NOT BE CHARGED A CDSC WHEN REDEEMING CLASS C SHARES:

o    if you are a Trust customer redeeming through Regions Morgan Keegan Trust;
o if you purchased shares through a retirement plan that is a customer of Regions Morgan Keegan Trust (e.g. Express IRA, 401(k));
o on the portion of redemption proceeds attributable to increases in the value of your account due to increases in the NAV;
o    on shares acquired through reinvestment of dividends and capital gains;
o if your redemption is a required distribution and you are over the age of 70-1/2 from an IRA or other retirement plan;
o upon the death or disability of the last surviving shareholder(s) of the account;
o when redeeming and directing the proceeds to the purchase of shares of a series of the Regions Morgan Keegan Select Fund Family: It is your responsibility to inform the broker of your intention to exercise this option at the time of the redemption and purchase; or
o if a fund redeems your shares and closes your account for not meeting the minimum balance requirement.

TO KEEP THE SALES CHARGE AS LOW AS POSSIBLE, THE FUNDS WILL REDEEM YOUR SHARES IN THE FOLLOWING ORDER:

o    shares that are not subject to a CDSC; and
o    shares held the longest.

CHECK WRITING. The funds do not offer check writing privileges.

CONDITIONS FOR REDEMPTIONS

REDEEMING RECENTLY PURCHASED SHARES. If you redeem shares before the payment for those shares has been collected, you will not receive the proceeds until your initial payment has cleared. This may take up to 15 days after your purchase date. Any delay would occur only when it cannot be determined that payment has cleared.

LIMITATIONS ON REDEMPTION PROCEEDS. Redemption proceeds normally are wired or mailed within one business day after receiving a request in proper form. However, payment may be delayed up to seven days:

o    during periods of market volatility; or
o when your trade activity or redemption amount adversely impacts a fund's ability to manage its assets.

IN-KIND REDEMPTIONS. Each fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing the fund's per share NAV. However, each fund has committed itself to pay in cash all requests for redemption by any shareholder of record, limited in amount with respect to each shareholder during any 90-day period to the lesser of (1) $250,000, or (2) 1% of the NAV of the fund at the beginning of such period. Each fund will redeem in kind when the Board of Trustees has determined that it is in the best interests of a fund's shareholders as a whole. The Board of Trustees has adopted procedures for making in kind redemptions to affiliated shareholders (I.E., shareholders with a 5% or greater holding in a fund). If payment is made in securities, a shareholder will incur brokerage or transactional expenses in converting those securities into cash and will be subject to fluctuation in the market price of those securities until they are sold, and may realize taxable gain or loss (depending on the value of the securities received and the shareholder's adjusted basis of the redeemed shares).

HOW TO EXCHANGE SHARES

EXCHANGE PRIVILEGE

You may exchange shares of a fund into shares of the same class of any series of the Regions Morgan Keegan Select Fund Family without paying a sales charge or a CDSC by calling or writing to Morgan Keegan, Regions Morgan Keegan Trust or an Authorized Dealer, as appropriate. Shares of any series of the Regions Morgan Keegan Select Fund Family may be acquired in exchange for shares of the same class of any other series of the Regions Morgan Keegan Select Fund Family, other than shares of Treasury Money Market Fund or Money Market Fund on which no sales charge has been paid, without paying a sales charge or a CDSC in the same manner. The date of original purchase of exchanged Class C Shares will be used for purposes of calculating the CDSC imposed upon redemption of exchanged-for-shares. You may exchange Class C Shares of a fund with Class A Shares of Treasury Money Market Fund or Money Market Fund since there are no Class C Shares offered by these Funds.

To exchange shares, you must:

o    meet any minimum initial investment requirements; and
o    receive a prospectus for the fund into which you wish to exchange.


For more information about any series of the Regions Morgan Keegan Select Fund Family not described in this Prospectus, including each fund's investment policies and strategies, risks, charges and expenses, visit www.rmkfunds.com or call your Morgan Keegan Financial Adviser, Regions Morgan Keegan Trust Administrator or Authorized Dealer for a prospectus. Please read the applicable prospectus carefully before you request an exchange.

Shareholders contemplating exchanges into the funds should consult their tax advisers since the tax consequences of an investment in each fund may vary. An exchange is treated as a redemption and a subsequent purchase, and is a taxable transaction.


TO REQUEST AN EXCHANGE

Call or write to your investment professional, as appropriate. Call your Morgan Keegan Financial Adviser or Morgan Keegan at 800-366-7426, or mail your written exchange instructions to Morgan Keegan at 50 North Front Street, Memphis, Tennessee 38103. Trust customers should call their local Regions Morgan Keegan Trust Administrator or Regions Morgan Keegan Trust at 877-757-7424 or mail your written exchange instruction to your local Trust Administrator or to Regions Morgan Keegan Trust, 1901 6[th] Avenue North, 4[th] Floor, Birmingham, Alabama 35203.

POLICIES FOR EXCHANGING SHARES

TIMING OF REQUESTS. Telephone exchange instructions must be received by your investment professional before 11:30 a.m. (Central Time) for the Money Market Funds or before the close of the NYSE (normally 4:00 p.m. Eastern Time, 3:00 p.m. Central Time) for all other funds to be exchanged at that day's closing share price. Orders for exchanges received after these times on any business day will be executed at the close of the next business day.

CIRCUMSTANCES   THAT   REQUIRE   WRITTEN   REQUESTS  AND  SIGNATURE  GUARANTEES.
Signatures must be guaranteed if you request an exchange into another fund with a different shareholder registration.

FREQUENT EXCHANGES. The fund's management or Adviser may determine from the amount, frequency and pattern of exchanges that a shareholder is engaged in excessive trading which is detrimental to a fund and other shareholders. If this occurs, the fund may terminate the availability of exchanges to that shareholder and may bar that shareholder from purchasing other funds. The funds may change or eliminate the exchange privilege at any time, may limit or cancel any shareholder's exchange privilege and may refuse to accept any exchange request. The funds will provide 60 days' prior written notice before materially amending, suspending or eliminating exchange privileges.

ACCOUNT POLICIES
--------------------------------------------------------------------------------


BUSINESS HOURS

You can purchase, redeem or exchange shares of the funds any day the NYSE is open (generally Monday through Friday). Representatives of the funds are available normally from 8:30 a.m. to 4:30 p.m. Central Time on these days. Purchases and redemptions by wire will not be available on days the Federal Reserve wire system is closed. Please refer to the SAI for a listing of days when the NYSE is closed.

CALCULATING SHARE PRICE

The Money Market Funds attempt to stabilize the NAV of their shares at $1.00 by valuing their portfolio securities using the amortized cost method. Shares of the other funds are sold at their NAV plus any applicable front-end sales charge and redeemed at NAV less any applicable CDSC on days on which the NYSE is open for trading. Each fund calculates its NAV as of the close of regular trading (approximately 4:00 p.m. Eastern Time, or any earlier NYSE closing time that day) on each day the NYSE is open for trading. The NYSE is not open for trading on weekends and on certain days relating to the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the NAV may be calculated and purchase and redemption orders accepted on any such day if the funds determine it is in the shareholders' interest to do so. Your order will be priced at the next calculated NAV plus any applicable front-end sales charge after your order is received in proper form (as described in this Prospectus). The NAV for each class of a fund's shares is computed by subtracting the liabilities from the total assets attributable to each class of shares and dividing the result by the number of shares outstanding.

VALUATION OF PORTFOLIO INVESTMENTS

In accordance with Rule 2a-7 of the 1940 Act, portfolio investments of the Money Market Funds are valued at amortized cost, which approximates fair value. Under the amortized cost method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value.

Investments in securities listed or traded on a securities exchange are valued at the last quoted sales price on the exchange where the security is primarily traded as of the close of business on the NYSE, usually 4:00 p.m., Eastern Time, on the valuation date. Equity securities traded on the Nasdaq Stock Market are valued at the Nasdaq Official Closing Price ("NOCP") provided by Nasdaq each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., Eastern Time, unless that price is outside the range of the "inside" bid and asked price (I.E., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, Nasdaq will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes. Securities traded in the over-the-counter market and listed securities for which no sales were reported for that date are valued at the last quoted bid price.

Equity and debt securities issued in private placements are valued on the bid side by a primary market dealer. Long-term debt securities (including U.S. government securities, listed corporate bonds, other fixed income and asset-backed securities and unlisted securities) are generally valued at the latest price furnished by an independent pricing service or primary market dealer. Short-term debt securities with remaining maturities of more than 60 days, for which market quotations are readily available, are valued by an independent pricing service or primary market dealer. Short-term debt securities with remaining maturities of 60 days or less are valued at cost with interest accrued or discount accreted to the date of maturity, unless such valuation, in the judgment of the Adviser's Valuation Committee does not represent market value.

Futures contracts and options are valued on the basis of market quotations, if available. Premiums received on the sale of call options are included in a fund's NAV, and the current market value of options sold by the fund will be subtracted from net assets. Any changes in the value of forward contracts due to exchange rate fluctuations and days to maturity are included in the calculation of the NAV. Investments in open-end registered investment companies are valued at NAV as reported by those investment companies. There may be circumstances in which those investment companies in which the funds invest fair value their portfolio investments.


Foreign securities are valued based on prices furnished by independent brokers or quotation services that express the value of securities in their local currency. Securities which are valued in a currency other than U.S. dollars are converted to U.S. dollar equivalents at a rate obtained from a recognized bank, dealer or independent service on the valuation date. Because foreign markets may be open on days when U.S. markets are closed, the value of foreign securities could change on days when shares of a fund cannot be bought or sold. The funds may use the fair value of securities that trade in a foreign market, especially if significant events that appear likely to affect the value of those securities occur between the time that foreign market closes and the time the NYSE closes. These events may include (1) those impacting a single issuer, (2) governmental actions that affect securities in one sector or country, (3) natural disasters or armed conflicts affecting a country or region, or (4) significant domestic or foreign market fluctuations.

When price quotations for certain securities are not readily available or if the available quotations are not believed to be reflective of market value, those securities will be valued at "fair value" as determined in good faith by the Adviser's Valuation Committee using procedures established by and under the supervision of the funds' Board. There can be no assurance that a fund could purchase or sell a portfolio security at the price used to calculate the fund's NAV.

A fund may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Adviser determines that the quotation or price for a portfolio security provided by a broker-dealer or an independent pricing service is inaccurate.

The "fair value" of securities may be difficult to determine and thus judgment plays a greater role in the valuation process. Among the factors that may be considered by the Valuation Committee in determining the fair value of a security are: (1) the fundamental analytical data relating to the investment;
(2) the nature  and  duration  of restrictions on disposition of the securities;
(3) an evaluation of the forces that influence the market in which the securities are purchased and sold; (4) type of security; (5) financial statements of the issuer; (6) cost at date of purchase (generally used for initial valuation); (7) size of the fund's holding; (8) for restricted securities, any discount from market value of unrestricted securities of the same class at the time of purchase; (9) the existence of a shelf registration for restricted securities; (10) information as to any transactions or offers with respect to the security; (11) special reports prepared by analysts; (12) the existence of merger proposals, tender offers or similar events affecting the security; and (13) the price and extent of public trading in similar securities of the issuer or comparable companies. The degree of judgment involved in determining the fair value of an investment security is dependent upon the availability of quoted market prices or observable market parameters. When observable market prices and parameters do not exist, the valuation process may rely more heavily on consideration of factors such as interest rate changes, movements in credit spreads, default rate assumptions, prepayment assumptions, type and quality of collateral, security seasoning and market dislocation. In determining the fair value of a security, the Valuation Committee may rely upon information and data provided by an independent valuation consultant approved by the Board.

The values assigned to fair valued investments are based on available information and do not necessarily represent amounts that might ultimately be realized, since such amounts depend on future developments inherent in long-term investments. Changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued at their last sale price, by an independent pricing service, or based on market quotations. Imprecision in estimating fair value can also impact the amount of unrealized appreciation or depreciation recorded for a particular portfolio security and differences in the assumptions used could result in a different determination of fair value, and those differences could be material.

TELEPHONE REQUESTS

When you open an account with Morgan Keegan, you automatically receive telephone privileges, allowing you to place orders for your account by telephone. Your financial adviser can also use these privileges to request exchanges and redemptions of fund shares in your account. Morgan Keegan may accept telephone redemption instructions from any person identifying himself as the owner of an account or the owner's broker where the owner has not declined in writing to utilize this service.

Unauthorized telephone requests are rare; however, as long as Morgan Keegan and your investment professional take certain measures to authenticate telephone requests on your account, you may be held responsible for unauthorized requests.

TRANSFER AGENT

Morgan Keegan, an affiliate of the Adviser, located at Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee 38103, is the funds' transfer agent and receives a fee for its services. Regions Bank, an affiliate of the Adviser, located at 1901 6[th] Avenue North, 4[th] Floor, Birmingham, Alabama 35203, and other unaffiliated financial institutions may receive fees for sub-accounting, administrative or transaction processing services related to the maintenance of accounts for retirement and benefit plans and other omnibus accounts. These fees ($10.00 per participant account, per year) paid by the funds are equal to or less than the fees the funds would pay to the fund's transfer agent for similar services.

CONFIRMATIONS AND ACCOUNT STATEMENTS

MORGAN KEEGAN. Morgan Keegan customers will receive confirmation of purchases, redemptions and exchanges. In addition, you will receive periodic statements reporting all account activity, including systematic program transactions, dividends and capital gains paid. You have the duty to examine all statements, confirmations, and other reports or notices upon receipt from Morgan Keegan and report any errors or unauthorized trading to Morgan Keegan's Customer Service Department within the time limits specified in the client agreement on the New Account Form.

REGIONS MORGAN KEEGAN TRUST. Regions Morgan Keegan Trust customers will also receive confirmation of purchases, redemptions and exchanges except for systematic program transactions. You will receive periodic statements reporting all account activity, including systematic program transactions, dividends and capital gains paid. You have the duty to examine all statements, confirmations and other reports or notices upon receipt from Regions Morgan Keegan Trust and report any errors or unauthorized trading by calling 877-757-7424.

ACCOUNTS WITH LOW BALANCES

Due to the high cost of maintaining accounts with low balances, a fund may redeem shares in your account and pay you the proceeds if your account balance falls below the required minimum initial investment amount due to exchanges and redemptions. Before shares are redeemed to close an account, you will be notified in writing and allowed 30 days to purchase additional shares to meet the minimum. If you do not take action within 30 days, Morgan Keegan may redeem your shares and mail the proceeds to you at the address of record.

REINSTATING RECENTLY SOLD SHARES

For 120 days after you redeem Class A Shares, you have the right to "reinstate" your investment by putting some or all of the proceeds into Class A Shares of the same or another Regions Morgan Keegan Select family fund at NAV, without payment of a sales charge. It is your responsibility to inform your investment professional that your purchase is a reinstatement qualifying for this treatment.

SHARE CERTIFICATES

The funds do not issue share certificates.

DISTRIBUTION OF FUND SHARES
--------------------------------------------------------------------------------


Morgan Keegan serves as distributor of the funds' shares. Morgan Keegan, a wholly owned subsidiary of Regions (NYSE: RF) and an affiliate of the Adviser, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA"). Morgan Keegan provides personalized investment services to its clients through more than 400 offices in 19 states.

Morgan Keegan may offer certain items of nominal value from time to time to any shareholder or investor in connection with the sale of fund shares. Morgan Keegan may select brokers, dealers and administrators (including depository or other institutions such as commercial banks and savings associations) to provide distribution and/or administrative services for which they will receive fees from the distributor based upon shares owned by their clients or customers. These services include general marketing services such as distributing prospectuses and other information, providing account assistance, and communicating or facilitating purchases and redemptions of the funds' shares.

RULE 12b-1 PLAN (CLASS C SHARES)

With the exception of the Money Market Funds, each fund has adopted a Rule 12b-1 Plan that allows it to pay Morgan Keegan for the sale, distribution, administration and customer servicing of Class C Shares of the funds. Because these shares pay marketing fees on an ongoing basis, your investment cost may be higher over time than other shares with different sales charges and marketing fees.

Payments by the distributor to other financial institutions for shareholder services are negotiated and may be based on such factors as the number or value of shares that the financial institution sells or may sell, the value of client assets invested, or the type and nature of services or support furnished by the financial institution. These payments may be in addition to payments made by the fund to the financial institution under the Rule 12b-1 Plan and/or Service Fees arrangement. You can ask your financial institution for information about any payments it received from the distributor and any services provided.

The 12b-1 fee paid by Class C Shares is as follows:

                                                  12b-1 FEE PAID
                                                AS A PERCENTAGE OF
FUND                                           CLASS C SHARES ASSETS

MID CAP GROWTH FUND                                    0.75%
--------------------------------------------------------------------------------
GROWTH FUND                                            0.75%
--------------------------------------------------------------------------------
CORE EQUITY FUND                                       0.75%
--------------------------------------------------------------------------------
MID CAP VALUE FUND                                     0.75%
--------------------------------------------------------------------------------
VALUE FUND                                             0.75%
--------------------------------------------------------------------------------
BALANCED FUND                                          0.75%
--------------------------------------------------------------------------------
FIXED INCOME FUND                                      0.75%
--------------------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND                     0.75%
--------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND                      0.75%
--------------------------------------------------------------------------------

SHAREHOLDER SERVICES FEES (CLASS A SHARES AND CLASS C SHARES)

Morgan Keegan is the shareholder servicing agent for the funds. The funds' Class A Shares and Class C Shares pay a fee of 0.25% of their average daily net assets ("Service Fees") to investment professionals for providing services to shareholders and maintaining shareholder accounts. Under certain agreements, the funds pay Service Fees to Morgan Keegan or Regions Morgan Keegan Trust, which use those fees to compensate investment professionals.

MANAGEMENT OF THE FUNDS

The Board governs the Trust and selects and oversees the Adviser.

FUNDS' ADVISER


Morgan Asset Management, Inc. serves as the investment adviser to the funds. Pursuant to the funds' advisory agreements, the Adviser is responsible for the investment management of the funds, including making investment decisions and placing orders to buy, sell or hold particular securities. A discussion regarding the Board's basis for approving the advisory agreements is available in the funds' annual report to shareholders for the fiscal year ended November 30, 2007.

Founded in 1986, the Adviser is an indirect wholly owned subsidiary of Regions (NYSE: RF), a publicly held financial holding company that provides retail and commercial banking securities brokerage, mortgage and insurance products and other financial services. The Adviser also serves as investment adviser to Morgan Keegan Select Fund, Inc., a separately registered investment company consisting of three open-end funds; RMK Advantage Income Fund, Inc., RMK High Income Fund, Inc., RMK Multi-Sector High Income Fund, Inc. and RMK Strategic Income Fund, Inc., each a separately registered closed-end investment company listed on the NYSE under the ticker symbols RMA, RMH, RHY and RSF, respectively; and Regions Morgan Keegan Trust. As of February 29, 2008, the Adviser has more than $28.2 billion in total assets under management. The Adviser's principal offices are located at 1901 6[th] Avenue North, 4[th] Floor, Birmingham, AL 35203.


The Adviser is entitled to receive an annual investment advisory fee equal to a percentage of each fund's average daily net assets as follows:

FUND                                     ANNUALIZED FEE
                                   (AS A PERCENTAGE OF ASSETS)

MID CAP GROWTH FUND                           0.75%
--------------------------------------------------------------------------------
GROWTH FUND                                   0.75%
--------------------------------------------------------------------------------
CORE EQUITY FUND                              0.75%
--------------------------------------------------------------------------------
MID CAP VALUE FUND                            0.75%
--------------------------------------------------------------------------------
VALUE FUND                                    0.75%
--------------------------------------------------------------------------------
BALANCED FUND                                 0.75%
--------------------------------------------------------------------------------
FIXED INCOME FUND                             0.50%
--------------------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND           0.40%(1)
--------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND             0.25%
--------------------------------------------------------------------------------
TREASURY MONEY MARKET FUND                    0.20%
--------------------------------------------------------------------------------
MONEY MARKET FUND                             0.25%
--------------------------------------------------------------------------------

(1) EFFECTIVE JULY 1, 2006, THE ADVISER BEGAN VOLUNTARILY WAIVING 0.15% OF THE MANAGEMENT FEE. THE MANAGEMENT FEE CURRENTLY PAID BY THE FUND IS 0.25%. THE ADVISER CAN TERMINATE THIS VOLUNTARY WAIVER AT ANY TIME.


INVESTMENT SUBADVISER TO THE MID CAP VALUE FUND

Channing Capital Management, LLC ("CCM") serves as the subadviser to the Mid Cap Value Fund pursuant to an investment sub-advisory agreement with the Adviser and the Fund. CCM is an independent Chicago-based investment manager specializing in mid- and small-cap equity investing for institutions and individuals. Under the subadvisory agreement, CCM manages the Fund, selects investments, and places orders for purchases and sales of securities subject to the general supervision of the Adviser and the Board in accordance with the Fund's investment objectives, policies, and restrictions. Through its portfolio management team, CCM makes the day-to-day investment decisions and continuously reviews and administers the investment programs of the Fund. CCM's address is 10 South

LaSalle Street, Suite 2650, Chicago, IL 60603. A discussion regarding the Board's basis for approving the sub-advisory agreement is available in the funds' annual report to shareholders for the fiscal year ended November 30, 2007.

PORTFOLIO MANAGERS

Day-to-day management of each fund's portfolio is the responsibility of the portfolio managers identified in the table below. The portfolio managers are supported by the Adviser's equity and/or fixed income research teams which provide fundamental research and quantitative analysis used to run the Adviser's internal investment models.

FUND                                PORTFOLIO MANAGER(S)

MID CAP GROWTH FUND                 Charles A. Murray, CFA and David P. McGrath,
                                    CFA
GROWTH FUND                         Charles A. Murray, CFA and David P. McGrath,
                                    CFA
CORE EQUITY FUND                    Walter A. Hellwig and John B. Russell
MID CAP VALUE FUND                  Eric T. McKissack, CFA
VALUE FUND                          Walter A. Hellwig
BALANCED FUND                       Charles A. Murray, CFA
FIXED INCOME FUND                   Michael L. Smith and Scott M. Flurry, CFA
LIMITED MATURITY FIXED INCOME FUND  Michael L. Smith
INTERMEDIATE TAX EXEMPT BOND FUND   Dorothy E. Thomas, CFA
TREASURY MONEY MARKET FUND          George R. McCurdy, IV, CFA
MONEY MARKET FUND                   George R. McCurdy, IV, CFA

SCOTT M. FLURRY, CFA - Mr. Flurry is a Vice President and Senior Portfolio Manager for the Adviser. He has more than 14 years experience in investment management and research. From 2003 to present, Mr. Flurry has served as a fixed income Portfolio Manager responsible for managing domestic fixed income portfolios for institutional clients. Prior to joining the Adviser in 2003, Mr. Flurry worked for Compass Bank in various capacities. From 1998 to 2003, he served as a Vice President, managing both fixed-income and equity portfolios for institutional clients. Additionally, from 2001 to 2003, Mr. Flurry served as a Portfolio Manager of the Expedition Equity Income Fund. From 1993 to 1998, Mr. Flurry served as a credit analyst in the Investment Credit department of Compass Bank and served as the Head of the Credit Department for the last three years of that tenure. Mr. Flurry received a B.S. in Corporate Finance and Investment Management from the University of Alabama in 1990. Mr. Flurry is a holder of the Chartered Financial Analyst designation and an officer of the CFA Society of Alabama.

WALTER A. HELLWIG - Mr. Hellwig is a Senior Vice President and Senior Portfolio Manager for the Adviser. He has more than thirty years experience in investment management and research. From 2004 to present, Mr. Hellwig has served as the Portfolio Manager for Regions Morgan Keegan Select Core Equity Fund (formerly the LEADER Growth & Income Fund) and Regions Morgan Keegan Select Value Fund. From 1997 to 2004, Mr. Hellwig served as Senior Vice President and Senior Portfolio Manager at Union Planters Investment Advisors and was also Chairman of the firm's Equity Policy Committee. From 1994 to 1997, Mr. Hellwig served as a Portfolio Manager for Federated Investors, Inc. From 1986 to 1994, Mr. Hellwig held several positions within Boatmen's Investment Services and Boatmen's Trust including Director of Investment Research and Research Analyst. Prior to entering the investment industry, Mr. Hellwig served as a Vice President of Commercial Loans at a Midwestern bank. Mr. Hellwig received a B.S. in Business Administration in 1972 and an M.B.A. from Washington University in St. Louis, Missouri.

GEORGE R. MCCURDY, IV, CFA - Mr. McCurdy is a Senior Portfolio Manager for the Adviser. He has more than seven years experience in investment management and banking. From 2007 to present, Mr. McCurdy has served as the Portfolio Manager for Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund. From 2005 to 2007, Mr. McCurdy served as the Assistant Portfolio Manager for Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund. From 2003 to 2005, Mr. McCurdy served as an Equity Research Analyst and Portfolio Manager of personal trust accounts for the Adviser. From 2002 to 2003, Mr. McCurdy was an Accounting Manager for SouthTrust Bank, where his primary responsibilities were business unit profitability analysis and reporting. From 2000 to 2002, Mr. McCurdy worked as a Finance Officer with State Street Bank, where he focused on Investor Relations support and business unit reporting. Mr. McCurdy received a B.S. in Finance from the University of Alabama in 1997 and an M.B.A. from Auburn University at Montgomery in 1998. He is a holder of the Chartered Financial Analyst designation.

DAVID P. MCGRATH, CFA - Mr. McGrath is a Vice President and Senior Portfolio Manager for the Adviser. He has more than nine years experience in investment management and research. From 2001 to present, Mr. McGrath has served as Portfolio Manager for Regions Morgan Keegan Select Mid Cap Growth Fund and Regions Morgan Keegan Select Growth Fund. From 1999 to 2004, Mr. McGrath served as a Portfolio Manager for the Adviser assisting with the Regions Morgan Keegan Select Mid Cap Growth Fund and the Regions Morgan Keegan Select Growth Fund as well as managing various other accounts. Mr. McGrath received a B.S. in Finance from The University of Memphis in 1995 and a M.B.A. from Bryant College in 1998. He is a holder of the Chartered Financial Analyst designation.

ERIC T. MCKISSACK, CFA - Mr. McKissack has served as President, CEO, and Chief Investment Officer of Channing Capital Management, LLC since it was established in 2003. Mr. McKissack has more than twenty-two years experience in investment management and research. From 2004 to present, Mr. McKissack has served as the Portfolio Manager for the Regions Morgan Keegan Select Mid Cap Value Fund. From 1986 to 2003, Mr. McKissack was a principal at Ariel Capital Management, LLC, a Chicago-based investment management firm with over $10 billion in assets under management. He served as its Vice Chairman and Co-Chief Investment Officer for the last eight years of his tenure. From 1981 to 1986, Mr. McKissack worked as a research analyst for First Chicago and First Chicago Investment Advisors, then led by Gary Brinson. First Chicago Investment Advisors later became Brinson Partners, and is now part of UBS Global Asset Management. Mr. McKissack received a B.S. in Management from Massachusetts Institute of Technology in 1976 and an M.B.A. from the University of California at Berkeley in 2004. He is a holder of the Chartered Financial Analyst designation.

CHARLES A. MURRAY, CFA - Mr. Murray is a Senior Vice President, Senior Portfolio Manager, and Senior Equity Strategist for the Adviser. He has more than thirty years of experience in investment management, research and banking. From 1978 to the present, Mr. Murray has served as a Portfolio Manager for the Adviser. and its predecessor, and currently serves as the Portfolio Manager for the Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, and Regions Morgan Keegan Select Balanced Fund. From 1978 to 1988, Mr. Murray served as the portfolio manager of various common trust funds at a bank later acquired by Regions Financial Corporation. Mr. Murray was the first portfolio manager of the First Priority Equity Fund (the predecessor fund to Regions Morgan Keegan Select Growth Fund) from 1992 to 1995. Mr. Murray has managed the Regions Morgan Keegan Select Mid Cap Growth Fund from its inception in March 1999 to present. He assumed lead manager of the Regions Morgan Keegan Select Growth Fund in September 2001 and was named primary portfolio manager of the Regions Morgan Keegan Select Balanced Fund in August 2004. Mr. Murray received a B.S. in Finance from the University of Alabama in 1970. He is a holder of the Chartered Financial Analyst designation.



JOHN B. RUSSELL - Mr. Russell is an Assistant Vice President and Portfolio Manager for the Adviser. Prior to joining the Adviser in 2002, Mr. Russell was part of a Financial Management program with WorldCom, Inc., a global telecommunications company. Mr. Russell graduated from Millsaps College with a B.B.A. and a second major in Spanish and received an M.B.A. from Millsaps College with a focus in Finance.

MICHAEL L. SMITH - Mr. Smith is a Senior Vice President and Senior Portfolio Manager for the Adviser. He has more than sixteen years experience in investment research, trading, and portfolio management. From 2004 to present, Mr. Smith has served as the Portfolio Manager for the Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, and Regions Morgan Keegan Select Fixed Income Fund. From 2000 to 2004, Mr. Smith served as a Senior Portfolio Manager for SouthTrust Asset Management where he was responsible for managing all core institutional fixed income portfolios. From 1999 to 2000, Mr. Smith was a Vice-President and Institutional Salesperson at UBS Paine Webber. From 1993 to 1999, Mr. Smith was a Fixed Income Strategist and Portfolio Manager at Salomon Smith Barney. Mr. Smith began his career at Lehman Brothers in the fixed income trading area. Mr. Smith received a B.S. in Business Administration from the University of Denver in 1986 and an M.B.A. from the Owen School at Vanderbilt University in 1993.

DOROTHY E. THOMAS, CFA - Ms. Thomas is a Senior Vice President and Director of Tax-Exempt Fixed Income for the Adviser. Ms. Thomas has more than 30 years experience in investment research, trading and portfolio management. From 1983 to present, Ms. Thomas has overseen tax-exempt bond investments at AmSouth Asset Management, Inc., which subsequently merged into the Adviser. From 1997 to 2005, Ms. Thomas served as a portfolio manager to the AmSouth Mutual Funds. From 1983 to 2001, Ms. Thomas served as a Trust Portfolio Manager and from 1983 to 1989 as an Equity Analyst at AmSouth. From 1973 to 1983, Ms. Thomas served as a Bond Analyst and Corporate Finance Manager at AmSouth. Ms. Thomas received a B.A. in Economics from Stanford University and an M.B.A. from the University of Alabama at Birmingham. She is a holder of the Chartered Financial Analyst designation.

The funds' SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers and their ownership of securities in the funds.

OTHER INFORMATION
--------------------------------------------------------------------------------

Please note that the funds maintain additional policies and reserve certain rights, including:

Fund shares may not be held in, or transferred to, an account with any firm other than Morgan Keegan, Regions Morgan Keegan Trust or an Authorized Dealer.

The funds may vary their initial or additional investment levels in the case of exchanges, reinvestments, periodic investment plans, retirement and employee benefit plans, sponsored arrangements and other similar programs.

At any time, the funds may change or discontinue their sales charge waivers and any of their order acceptance practices, and may suspend the sale of shares or refuse a purchase order. Additionally, in accordance with applicable law, the funds may suspend the right of redemption.

To permit investors to obtain the current price, dealers are responsible for transmitting all orders to Morgan Keegan promptly.

Dealers may impose a transaction fee on the purchase or sale of shares by shareholders.

PRIVACY POLICY NOTICE

The funds, their distributor (Morgan Keegan) and their agents (referred to as the "funds," "we" or "us") recognize that consumers (referred to as "you" or "your") expect us to protect both your assets and financial information. We respect your right to privacy and your expectation that all personal information about you or your account will be maintained in a secure manner. We are committed to maintaining the confidentiality, security and integrity of client and shareholder information. We want you to understand the funds' policy that governs the handling of your information, how the funds gather information, how that information is used and how it is kept secure.

INFORMATION THE FUNDS COLLECT

The funds collect nonpublic personal information about you from the following sources:

     o We may receive information from you, or from your financial representative, on account applications, other forms or electronically (such as through the funds' website (www.rmkfunds.com) or other electronic trading mechanisms). Examples of this information include your name, address, social security number, assets and income.
     o We may receive information from you, or from your financial representative, through transactions with us or others, correspondence and other communications. Examples of this information include specific investments and your account balances.
     o We may obtain other personal information from you in connection with providing you a financial product or service. Examples of this information include depository, debit or credit account numbers.

INFORMATION SHARING POLICY

The funds may share the nonpublic personal information about you, as described above, with financial or nonfinancial companies or other entities, including companies that may be affiliated with the funds and other unaffiliated third parties, for the following purposes:

     o We may share information when it is necessary and required to process a transaction or to service a customer relationship. For example, information may be shared with a company that provides account record keeping services or a company that provides proxy services to shareholders.

     o We may share information when it is required or permitted by law. For example, information may be shared in response to a subpoena or to protect you against fraud or with someone who has established a legal beneficial interest, such as a power of attorney.
     o We may disclose all of the information we collect, as described above, to companies that perform marketing or other services on our behalf or to other financial institutions with whom we have agreements, for the limited purpose of jointly offering, endorsing or sponsoring a financial product or service. For example, we may share information about you for these limited purposes with the bank, broker-dealer or other financial intermediary through whom you purchased the funds' products or services, or with providers of marketing, legal, accounting or other professional services. The funds will not, however, disclose a consumer's account number or similar form of access number or access code for credit card, deposit or transaction accounts to any nonaffiliated third party for use in telemarketing, direct mail or other marketing purposes.

Except as described above, the funds do not share customer information. We will not rent, sell, trade, or otherwise release or disclose any personal information about you. Any information you provide to us is for the funds' use only. If you decide to close your account(s) or become an inactive customer, we will adhere to the privacy policies and practices as described in this notice.

INFORMATION SECURITY

When the funds share nonpublic customer information with third parties hired to facilitate the delivery of certain products or services to our customers, such information is made available for limited purposes and under controlled circum-stances designed to protect our customers' privacy. We require third parties to comply with our standards regarding security and confidentiality of such information. We do not permit them to use that information for their own or any other purposes, or rent, sell, trade or otherwise release or disclose the information to any other party. These requirements are reflected in written agreements between the funds and the third party service providers.

The funds protect your personal information in several ways. We maintain physical, electronic, and procedural safeguards to guard your nonpublic personal information. Each of the following sections explains an aspect of the funds' commitment to protecting your personal information and respecting your privacy.

EMPLOYEE ACCESS TO INFORMATION

All of the funds' employees must adhere to the funds' policy on confidentiality. Employee access to customer information is authorized for business purposes only, and the degree of access is based on the sensitivity of the information and on an employee's or agent's need to know the information in order to service a customer's account or comply with legal requirements.

VISITING THE FUNDS' WEBSITE

     o The funds' website (www.rmkfunds.com) gathers and maintains statistics about the number of visitors as well as what information is viewed most frequently. This information is used to improve the content and level of service we provide to our clients and shareholders.
     o    Information or data entered into a website will be retained.
     o Where registration to a website or re-entering personal information on a website is required, "cookies" are used to improve your online experience. A cookie is a way for websites to recognize whether or not you have visited the site before. It is a small file that is stored on your computer that identifies you each time you re-visit our site so you don't have to resubmit personal information. Cookies provide faster access into the website.
     o We may also collect non-personally identifiable Internet Protocol ("IP") addresses for all other visitors to monitor the number of visitors to the site. These non-personally identifiable IP addresses are never shared with any third party.

E-MAIL

If you have opted to receive marketing information from the funds by e-mail, it is our policy to include instructions in all marketing messages on how to unsubscribe from subsequent e-mail programs. Some products or services from the funds are intended to be delivered and serviced electronically. E-mail communication may be utilized in such cases. If you participate in an employer-sponsored retirement plan administered by the funds, we may, at your employer's request, send you e-mail on matters pertaining to the retirement plan.

Please do not provide any account or personal information such as social security numbers, account numbers, or account balances within your e-mail correspondence to us. We cannot use e-mail to execute transaction instructions, provide personal account information or change account registration. We can, however, use e-mail to provide you with the necessary forms. You can also use customer service to do so. Call us toll-free at 877-757-7424.

SURVEYS/AGGREGATE DATA

Periodically, the funds may conduct surveys about financial products and services or review elements of customer information in an effort to forecast future business needs. The funds then generate reports that include aggregate data regarding their customers. Aggregate data classifies customer information in various ways but does not identify individual customers. These reports may also include information on website traffic patterns and related information. These reports are used for the funds' planning, statistical and other corporate purposes. Aggregate data may also be shared with external parties, such as marketing organizations. However, no information is shared by which any individual customer could be identified.

CHANGES TO THE FUNDS' PRIVACY POLICY

The funds reserve the right to modify or remove parts of this privacy statement at any time. Notice will be provided to you in advance of any changes that would affect your rights under this policy statement.

PROXY VOTING POLICIES AND RECORD OF VOTING ACTIVITY

The funds vote proxies related to their portfolios' securities according to a set of policies and procedures approved by the funds' Board. You may view the proxy voting activity for each fund during the most recent twelve month period ended June 30 as well as a description of the policies and procedures, without charge, by calling 877-757-7424, by visiting the fund's website at www.rmkfunds.com or by visiting the SEC's website at www.sec.gov.

QUARTERLY REPORTS ON PORTFOLIO HOLDINGS

The funds file their complete schedules of portfolio holdings as of the first and third quarters of their fiscal years on Form N-Q with the SEC no more than sixty days after the close of those quarters. You may obtain the funds' Form N-Q filings, without charge, by calling 877-757-7424 or you may view these filings by visiting the SEC's website at www.sec.gov. The funds' Form N-Q filings may also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 800-SEC-0330 for information on the operation of the Public Reference Room. A description of the funds' policies and procedures with respect to disclosure of portfolio securities is available in the funds' SAI.

DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX CONSIDERATIONS
--------------------------------------------------------------------------------

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Each fund declares periodic dividends to persons who own shares in the fund on the record date for the dividend. In addition, each fund distributes net realized capital gains, if any, at least annually to record date shareholders. Your dividends and capital gain distributions will be automatically reinvested in additional shares of the same class of the distributing fund, unless you elect cash payments.

Dividends are declared and paid by the funds according to the following schedule:

FUND                                        DIVIDENDS DECLARED/PAID

MID CAP GROWTH FUND                                Quarterly
---------------------------------------------------------------------
GROWTH FUND                                        Quarterly
---------------------------------------------------------------------
CORE EQUITY FUND                                   Quarterly
---------------------------------------------------------------------
MID CAP VALUE FUND                                 Quarterly
---------------------------------------------------------------------
VALUE FUND                                         Quarterly
---------------------------------------------------------------------
BALANCED FUND                                      Quarterly
---------------------------------------------------------------------
FIXED INCOME FUND                                Daily/Monthly
---------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND               Daily/Monthly
---------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND                Daily/Monthly
---------------------------------------------------------------------
TREASURY MONEY MARKET FUND                       Daily/Monthly
---------------------------------------------------------------------
MONEY MARKET FUND                                Daily/Monthly
---------------------------------------------------------------------


Distributions by the Fixed Income Fund, Limited Maturity Fixed Income Fund, Intermediate Tax Exempt Bond Fund and the Money Market Funds (collectively, the "Income Funds") are expected to be primarily dividends (I.E., little, if any, of these funds' distributions will be capital gain distributions), while all other funds are expected to pay both dividends and capital gain distributions.

Each fund sends you a timely statement of your account activity to assist you in completing your federal, state and local income tax returns.

TAX EFFECTS OF DISTRIBUTIONS AND TRANSACTIONS

Dividends (other than "exempt-interest dividends" the Intermediate Tax Exempt Bond Fund distributes, as described below) and capital gain distributions are taxable to shareholders whether received in cash or reinvested in fund shares. In general, any dividends and distributions of the excess of net short-term capital gain over net long-term capital loss you receive from a fund are taxable as ordinary income. However, a fund's dividends attributable to "qualified dividend income" (I.E., dividends the fund receives on stock of most U.S. and certain foreign corporations with respect to which the fund satisfies certain holding period and other restrictions), the amount of which is not expected to be substantial for the Income Funds, generally are subject to a 15% maximum federal income tax rate for individual shareholders who satisfy those restrictions with respect to the fund shares on which the dividends were paid. Capital gain distributions are taxable at different rates depending on the length of time a fund held the assets that generated the gain, not on the length of time you held your fund shares. Distributions of a fund's net capital gain (I.E., the excess of net long-term capital gain over net short-term capital loss) are generally taxable to its shareholders as long-term capital gains, which also are subject to a 15% maximum federal income tax rate for individual shareholders to the extent the distributions are attributable to net capital gain the fund recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2011.

It is anticipated that Intermediate Tax Exempt Bond Fund distributions will be primarily "exempt-interest dividends," I.E., dividends that are excludable from its shareholders' gross income for federal income tax purposes. However, that fund's income dividends may be subject to state and local income and other tax, and a part thereof may be a tax preference item for purposes of the federal alternative minimum tax.

If you purchase shares just before a fund declares a dividend or capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable distribution (except in the case of an exempt-interest dividend), whether or not you reinvest the distribution in fund shares. Therefore, you should consider the tax implications of purchasing shares of a fund shortly before it declares a dividend or capital gain distribution. Contact your investment professional or Morgan Keegan for information concerning when a particular fund will pay dividends and capital gain distributions.

A sale (redemption) of fund shares is a taxable event and may produce a gain or loss. For tax purposes, an exchange generally is treated the same as a sale. Any capital gain an individual shareholder recognizes on a redemption or exchange through December 31, 2010, of his or her fund shares that have been held for more than one year will qualify for the 15% maximum rate. Short-term capital gains are taxed at the ordinary income rate.

Unless your investment is in a tax-deferred account, you may want to avoid selling shares of a fund at a loss for tax purposes and reinvesting in shares of that fund within 30 days before or after that sale, because such a transaction is considered a "wash sale," and you will not be allowed to deduct all or part of the tax loss at that time.

Your investment in the funds could have additional tax consequences. Please consult your tax adviser regarding your federal, state and local tax liability from purchasing, holding and disposing of fund shares.

BACKUP WITHHOLDING. By law, the funds must withhold 28% of distributions and redemption proceeds (regardless of the extent to which you may have realized gain or loss) otherwise payable to you if you have not provided complete, correct taxpayer identification information and 28% of your distributions if you are otherwise subject to backup withholding.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


The financial highlights are intended to help you understand the financial performance of the share classes of each fund for the past five years or since its inception, if the life of a fund or share class is shorter.

Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that a shareholder would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and disbursements). The information should be read in conjunction with the financial statements contained in the funds' Annual Report that are incorporated by reference into the funds' SAI and available upon request.

This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, for the years ended November 30, 2003, 2004, 2005, 2006 and 2007 for Mid Cap Growth Fund, Growth Fund, Mid Cap Value Fund, Value Fund, Balanced Fund, Fixed Income Fund, Limited Maturity Fixed Income Fund, Intermediate Tax Exempt Bond Fund and Treasury Money Market Fund and for the years ended November 30, 2006 and 2007 for Core Equity Fund and Money Market Fund. The financial information for Core Equity Fund and Money Market Fund for the period ended November 30, 2005 and the years ended August 31, 2005 and August 31, 2004 were also audited by PricewaterhouseCoopers LLP. The financial information for the year ended August 31, 2003 for Core Equity Fund and Money Market Fund were audited by other independent auditors. The independent registered public accounting firm's report, along with the funds' audited financial statements, is included in the Annual Report to Shareholders.

---------------------------------------------------------------------

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                              NET ASSET                      NET REALIZED       TOTAL      DIVIDENDS
                                                VALUE,          NET         AND UNREALIZED      FROM       FROM NET   DISTRIBUTIONS
                                              BEGINNING      INVESTMENT     GAINS/(LOSSES)   INVESTMENT   INVESTMENT   FROM CAPITAL
                                              OF PERIOD    INCOME/(LOSS)    ON INVESTMENTS   OPERATIONS     INCOME        GAINS
-----------------------------------------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND
CLASS A SHARES
Year Ended November 30, 2007.................$    18.82       (0.06)              2.27         2.21           --           (2.40)
Year Ended November 30, 2006.................$    18.06       (0.06)              1.82         1.76           --           (1.00)
Year Ended November 30, 2005.................$    16.57       (0.07)              2.93         2.86           --           (1.37)
Year Ended November 30, 2004.................$    15.49       (0.11)              1.19         1.08           --              --
Year Ended November 30, 2003.................$    11.99       (0.11)(6)           3.61         3.50           --              --

MID CAP GROWTH FUND
CLASS C SHARES
Year Ended November 30, 2007.................$    18.24       (0.18)              2.27         2.09           --           (2.40)
Year Ended November 30, 2006.................$    17.61       (0.06)              1.69         1.63           --           (1.00)
Year Ended November 30, 2005.................$    16.24       (0.07)              2.81         2.74           --           (1.37)
Year Ended November 30, 2004.................$    15.29       (0.11)              1.06         0.95           --              --
Year Ended November 30, 2003.................$    11.92       (0.21)(6)           3.58         3.37           --              --

MID CAP GROWTH FUND
CLASS I SHARES
Year Ended November 30, 2007.................$    18.92       (0.02)              2.27         2.25           --           (2.40)
Year Ended November 30, 2006.................$    18.11       (0.06)              1.87         1.81           --           (1.00)
Year Ended November 30, 2005.................$    16.59       (0.07)              2.96         2.89           --           (1.37)
Period Ended November 30, 2004 (7)...........$    16.16       (0.11)              0.54         0.43           --              --

GROWTH FUND
CLASS A SHARES
Year Ended November 30, 2007.................$    18.21        0.02               2.61         2.63        (0.02)             --
Year Ended November 30, 2006.................$    16.93        0.02               1.28         1.30        (0.02)             --
Year Ended November 30, 2005.................$    15.33        0.04               1.65         1.69        (0.09)             --
Year Ended November 30, 2004.................$    15.04        0.06               0.23         0.29           --              --
Year Ended November 30, 2003.................$    13.03       (0.03)(6)           2.04         2.01           --              --

GROWTH FUND
CLASS C SHARES
Year Ended November 30, 2007.................$    17.69          --               2.50         2.50           --              --
Year Ended November 30, 2006.................$    16.52          --               1.17         1.17           --              --
Year Ended November 30, 2005.................$    15.02        0.01               1.55         1.56        (0.06)             --
Year Ended November 30, 2004.................$    14.84        0.06               0.12         0.18           --              --
Year Ended November 30, 2003.................$    12.95       (0.15)(6)           2.04         1.89           --              --

GROWTH FUND
CLASS I SHARES
Year Ended November 30, 2007.................$    18.19        0.07               2.61         2.68        (0.07)            --
Year Ended November 30, 2006.................$    16.94        0.10               1.25         1.35        (0.10)            --
Period Ended November 30, 2005 (8)...........$    15.52       (0.04)              1.47         1.43        (0.01)            --
---------------------------------------------------------------------------------------------------------------------------------

(1)  Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)  Not annualized for periods less than one year.

(3)  Ratio annualized for periods less than one year.

(4)  Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.



                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                              RATIOS TO AVERAGE NET ASSETS                   SUPPLEMENTAL DATA
                                                 ---------------------------------------------------    ---------------------------
                     NET ASSET
                       VALUE,                         NET                                                 NET ASSETS,    PORTFOLIO
       TOTAL           END OF        TOTAL         INVESTMENT         NET           EXPENSES WAIVER/     END OF PERIOD    TURNOVER
   DISTRIBUTIONS       PERIOD    RETURN(1, 2)      INCOME(3)      EXPENSES(3)     REIMBURSEMENT(3, 5)       (000'S)       RATE(4)
-----------------------------------------------------------------------------------------------------------------------------------
            (2.40)  $    18.63          13.72%         (0.34)%           1.23%                    --     $      308,921         52%
            (1.00)  $    18.82          10.27%         (0.32)%           1.25%                    --     $      352,742         67%
            (1.37)  $    18.06          18.91%         (0.40)%           1.26%                    --     $      318,644         73%
               --   $    16.57           6.97%         (0.69)%           1.29%                    --     $      294,325         56%
               --   $    15.49          29.19%         (0.82)%           1.33%                    --     $      175,867         49%

            (2.40)  $    17.93          13.48%         (1.09)%           1.98%                    --     $       10,345         52%
            (1.00)  $    18.24           9.76%         (1.07)%           2.00%                    --     $        9,168         67%
            (1.37)  $    17.61          18.54%         (1.15)%           2.01%                    --     $        5,984         73%
               --   $    16.24           6.21%         (1.39)%           1.99%                    --     $        5,353         56%
               --   $    15.29          28.27%         (1.62)%           2.08%                    --     $        1,825         49%

            (2.40)  $    18.77          13.87%         (0.09)%           0.98%                    --     $       66,510         52%
            (1.00)  $    18.92          10.52%         (0.07)%           1.00%                    --     $        3,634         67%
            (1.37)  $    18.11          19.09%         (0.15)%           1.01%                    --     $        1,315         73%
               --   $    16.59           2.66%         (0.40)%           1.00%                    --     $        1,032         56%

            (0.02)  $    20.82          14.46%          0.10%            1.21%                    --     $      379,550         41%
            (0.02)  $    18.21           7.67%          0.12%            1.25%                    --     $      387,871         27%
            (0.09)  $    16.93          11.06%          0.22%            1.23%                  0.05%    $      385,900         53%
               --   $    15.33           1.93%          0.37%            1.27%                  0.05%    $      411,785         33%
               --   $    15.04          15.43%         (0.23)%           1.27%                  0.05%    $      319,180         44%

               --   $    20.19          14.13%         (0.65)%           1.96%                    --     $        5,562         41%
               --   $    17.69           7.08%         (0.63)%           2.00%                    --     $        3,609         27%
            (0.06)  $    16.52          10.43%         (0.53)%           1.98%                  0.05%    $        3,082         53%
               --   $    15.02           1.21%         (0.32)%           1.96%                  0.05%    $        2,955         33%
               --   $    14.84          14.59%         (1.06)%           2.02%                  0.05%    $        1,072         44%

            (0.07)  $    20.80          14.75%          0.35%            0.96%                    --     $      121,118         41%
            (0.10)  $    18.19           7.98%          0.37%            1.00%                    --     $       26,685         27%
            (0.01)  $    16.94           9.24%          0.47%            0.98%                  0.05%    $       33,118         53%
------------------------------------------------------------------------------------------------------------------------------------

(5)  This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(6)  Per share data calculated using average shares for the period.

(7)  From the commencement of investment operations on June 23, 2004.

(8)  From the commencement of investment operations on May 19, 2005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                           NET ASSET                      NET REALIZED       TOTAL       DIVIDENDS
                                             VALUE,          NET         AND UNREALIZED      FROM         FROM NET    DISTRIBUTIONS
                                           BEGINNING     INVESTMENT      GAINS/(LOSSES)   INVESTMENT     INVESTMENT    FROM CAPITAL
                                           OF PERIOD       INCOME        ON INVESTMENTS   OPERATIONS       INCOME         GAINS
------------------------------------------------------------------------------------------------------------------------------------
CORE EQUITY FUND
CLASS A SHARES

Year Ended November 30, 2007..............  $  28.53         0.15                 2.41          2.56        (0.18)            (5.99)
Year Ended November 30, 2006..............  $  27.94         0.26                 0.59          0.85        (0.26)               --
Period Ended November 30, 2005 (9)........  $  27.56         0.05                 0.39          0.44        (0.06)               --
Year Ended August 31, 2005................  $  24.38         0.27(6)              3.15(6)       3.42        (0.24)               --
Year Ended August 31, 2004................  $  22.68         0.12(6)              1.73(6)       1.85        (0.15)               --
Year Ended August 31, 2003................  $  21.14         0.18                 1.55          1.73        (0.19)               --

CORE EQUITY FUND
CLASS C SHARES
Year Ended November 30, 2007..............  $  28.53         0.10                 2.42          2.52        (0.13)            (5.99)
Period Ended November 30, 2006 (10).......  $  29.07         0.14                (0.54)        (0.40)       (0.14)               --

CORE EQUITY FUND
CLASS I SHARES
Year Ended November 30, 2007..............  $  28.56         0.22                 2.41          2.63        (0.25)            (5.99)
Year Ended November 30, 2006..............  $  27.97         0.33                 0.59          0.92        (0.33)               --
Period Ended November 30, 2005 (9)........  $  27.59         0.07                 0.39          0.46        (0.08)               --
Year Ended August 31, 2005................  $  24.42         0.34(6)              3.16(6)       3.50        (0.33)               --
Year Ended August 31, 2004................  $  22.71         0.19(6)              1.73(6)       1.92        (0.21)               --
Year Ended August 31, 2003................  $  21.17         0.25                 1.54          1.79        (0.25)               --

MID CAP VALUE FUND
CLASS A SHARES
Year Ended November 30, 2007..............  $  11.10           --                 0.50          0.50           --             (0.44)
Year Ended November 30, 2006..............  $  11.43           --                 0.97          0.97           --             (1.30)
Year Ended November 30, 2005..............  $  12.73        (0.06)                1.34          1.28           --             (2.58)
Year Ended November 30, 2004..............  $  11.27        (0.06)                2.35          2.29        (0.00)(7)         (0.83)
Period Ended November 30, 2003 (11).......  $  10.00        (0.00)(6)(7)          1.27          1.27           --                --

MID CAP VALUE FUND
CLASS C SHARES
Year Ended November 30, 2007..............  $  10.85        (0.14)                0.55          0.41           --             (0.44)
Year Ended November 30, 2006..............  $  11.26           --                 0.89          0.89           --             (1.30)
Year Ended November 30, 2005..............  $  12.63        (0.06)                1.27          1.21           --             (2.58)
Year Ended November 30, 2004..............  $  11.25        (0.06)                2.27          2.21           --             (0.83)
Period Ended November 30, 2003 (11).......  $  10.00        (0.06)(6)             1.31          1.25           --                --

MID CAP VALUE FUND
CLASS I SHARES
Year Ended November 30, 2007..............  $  11.14         0.04                 0.48          0.52           --             (0.44)
Year Ended November 30, 2006..............  $  11.44           --                 1.00          1.00           --             (1.30)
Period Ended November 30, 2005 (12).......  $  10.50        (0.06)                1.00          0.94           --                --
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)  Not annualized for periods less than one year.

(3)  Ratio annualized for periods less than one year.

(4)  Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)  This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(6)  Per share data calculated using average shares for the period.

(7)  Represents less than $0.005.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                              RATIOS TO AVERAGE NET ASSETS                    SUPPLEMENTAL DATA
                                                 ---------------------------------------------------    ---------------------------
                    NET ASSET
                      VALUE,                           NET                                                  NET ASSETS,    PORTFOLIO
       TOTAL          END OF         TOTAL          INVESTMENT          NET          EXPENSES WAIVER/      END OF PERIOD    TURNOVER
   DISTRIBUTIONS      PERIOD     RETURN(1, 2)       INCOME(3)       EXPENSES(3)    REIMBURSEMENT(3, 5)        (000'S)       RATE(4)
------------------------------------------------------------------------------------------------------------------------------------
            (6.17)  $   24.92          11.35%           0.59%(13)          1.28%                    --       4,764         113%
            (0.26)  $   28.53           3.06%           0.87%              1.27%                    --       5,990         120%
            (0.06)  $   27.94           1.59%           0.75%              1.43%                    --       5,346           6%
            (0.24)  $   27.56          14.08%           0.95%              1.42%                  0.02%      5,941          31%
            (0.15)  $   24.38           8.16%           0.48%              1.43%                  0.05%     12,445          10%
            (0.19)  $   22.68           8.28%           0.96%              1.44%                  0.08%      6,992          12%

            (6.12)  $   24.93          11.16%          (0.16)%(13)         2.03%                    --          --(8)       113%
            (0.14)  $   28.53          (1.35)%          0.12%              2.02%                    --          --(8)       120%

            (6.24)  $   24.95          11.63%           0.84%(13)          1.03%                    --      61,858         113%
            (0.33)  $   28.56           3.34%           1.12%              1.02%                    --      94,099         120%
            (0.08)  $   27.97           1.65%           1.01%              1.18%                    --     112,720           6%
            (0.33)  $   27.59          14.39%           1.27%              1.15%                  0.16%    119,450          31%
            (0.21)  $   24.42           8.48%           0.77%              1.13%                  0.35%    136,532          10%
            (0.25)  $   22.71           8.57%           1.26%              1.14%                  0.38%    139,516          12%

            (0.44)  $   11.16           4.58%           0.08%              1.31%                    --      56,249          66%
            (1.30)  $   11.10           9.75%             --               1.30%                    --      75,786          33%
            (2.58)  $   11.43          11.93%          (0.44)%             1.25%                  0.05%     89,810          68%
            (0.83)  $   12.73          21.76%          (0.70)%             1.38%                  0.05%    106,222          23%
               --   $   11.27          12.70%           0.03%              1.38%                  0.05%     68,034         126%

            (0.44)  $   10.82           3.83%          (0.67)%             2.06%                    --         930          66%
            (1.30)  $   10.85           9.13%          (0.75)%             2.05%                    --       1,274          33%
            (2.58)  $   11.26          11.38%          (1.19)%             2.00%                  0.05%        848          68%
            (0.83)  $   12.63          21.00%          (1.13)%             1.81%                  0.05%        384          23%
               --   $   11.25          12.50%          (0.72)%             2.13%                  0.05%          4         126%

            (0.44)  $   11.22           4.75%           0.33%              1.06%                    --      17,011          66%
            (1.30)  $   11.14          10.03%           0.25%              1.05%                    --         134          33%
               --   $   11.44           8.95%          (0.19)%             1.00%                  0.05%        140          68%
------------------------------------------------------------------------------------------------------------------------------------
(8)  Represents less than $1,000.

(9)  For the period September 1, 2005 to November 30, 2005.

(10) From the commencement of investment operations on April 3, 2006.

(11) From the commencement of investment operations on December 9, 2002.

(12) From the commencement of investment operations on May 10, 2005.

(13) Net investment  income includes a one-time cash dividend of $21.50 per share of Florida East Coast Industries,  Inc.  Excluding this  dividend,  the net  investment  income ratio to average net assets  would have been 0.15%,  (0.60)% and 0.40% for Class A
     Shares, Class C Shares and Class I Shares, respectively.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                          NET ASSET                        NET REALIZED      TOTAL       DIVIDENDS
                                            VALUE,           NET          AND UNREALIZED     FROM         FROM NET    DISTRIBUTIONS
                                          BEGINNING       INVESTMENT      GAINS/(LOSSES)  INVESTMENT     INVESTMENT    FROM CAPITAL
                                          OF PERIOD     INCOME/(LOSS)     ON INVESTMENTS  OPERATIONS       INCOME         GAINS
----------------------------------------------------------------------------------------------------------------------------------
VALUE FUND
CLASS A SHARES
Year Ended November 30, 2007.............  $  17.76            0.20                 2.79        2.99        (0.19)            --
Year Ended November 30, 2006.............  $  16.23            0.13                 1.52        1.65        (0.12)            --
Year Ended November 30, 2005.............  $  14.40            0.15                 1.86        2.01        (0.18)            --
Year Ended November 30, 2004.............  $  13.13            0.12                 1.23        1.35        (0.08)            --
Year Ended November 30, 2003.............  $  12.22            0.08(6)              0.90        0.98        (0.07)            --

VALUE FUND
CLASS C SHARES
Year Ended November 30, 2007.............  $  17.68            0.01                 2.84        2.85           --             --
Year Ended November 30, 2006.............  $  16.16            0.01                 1.51        1.52           --             --
Year Ended November 30, 2005.............  $  14.33            0.04                 1.86        1.90        (0.07)            --
Year Ended November 30, 2004.............  $  13.13            0.08                 1.16        1.24        (0.04)            --
Year Ended November 30, 2003.............  $  12.21           (0.00)(6)(7)          0.92        0.92        (0.00)(7)         --

VALUE FUND
CLASS I SHARES
Year Ended November 30, 2007.............  $  17.76            0.25                 2.79        3.04        (0.24)            --
Year Ended November 30, 2006.............  $  16.26            0.20                 1.49        1.69        (0.19)            --
Year Ended November 30, 2005.............  $  14.42            0.18                 1.87        2.05        (0.21)            --
Period Ended November 30, 2004 (8).......  $  13.69            0.07                 0.70        0.77        (0.04)            --

BALANCED FUND
CLASS A SHARES
Year Ended November 30, 2007.............  $  16.47            0.20                 1.60        1.80        (0.20)         (0.50)
Year Ended November 30, 2006.............  $  15.40            0.19                 1.10        1.29        (0.19)         (0.03)
Year Ended November 30, 2005.............  $  13.97            0.16                 1.46        1.62        (0.19)            --
Year Ended November 30, 2004.............  $  13.54            0.22(6)              0.40        0.62        (0.19)            --
Year Ended November 30, 2003.............  $  12.88            0.20(6)              0.68        0.88        (0.22)            --

BALANCED FUND
CLASS C SHARES
Year Ended November 30, 2007.............  $  16.46            0.08                 1.60        1.68        (0.08)         (0.50)
Year Ended November 30, 2006.............  $  15.38            0.06                 1.11        1.17        (0.06)         (0.03)
Year Ended November 30, 2005.............  $  13.95            0.06                 1.46        1.52        (0.09)            --
Year Ended November 30, 2004.............  $  13.54            0.13(6)              0.39        0.52        (0.11)            --
Year Ended November 30, 2003.............  $  12.90            0.10(6)              0.67        0.77        (0.13)            --

BALANCED FUND
CLASS I SHARES
Year Ended November 30, 2007.............  $  16.49            0.24                 1.61        1.85        (0.24)         (0.50)
Year Ended November 30, 2006.............  $  15.42            0.23                 1.10        1.33        (0.23)         (0.03)
Period Ended November 30, 2005 (9).......  $  15.15            0.01                 0.30        0.31        (0.04)            --
----------------------------------------------------------------------------------------------------------------------------------

(1)  Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)  Not annualized for periods less than one year.

(3)  Ratio annualized for periods less than one year.

(4)  Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)  This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.



                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                               RATIOS TO AVERAGE NET ASSETS                   SUPPLEMENTAL DATA
                                                  ---------------------------------------------------    --------------------------
                       NET ASSET
                         VALUE,                         NET                                                NET ASSETS,    PORTFOLIO
        TOTAL            END OF        TOTAL         INVESTMENT          NET         EXPENSES WAIVER/     END OF PERIOD    TURNOVER
    DISTRIBUTIONS        PERIOD    RETURN(1, 2)      INCOME(3)      EXPENSES(3)    REIMBURSEMENT(3, 5)       (000'S)       RATE(4)
------------------------------------------------------------------------------------------------------------------------------------
            (0.19)    $    20.56          16.93%         1.03%(10)          1.22%                   --   $      230,288         89%
            (0.12)    $    17.76          10.19%         0.73%              1.23%                   --   $      250,627         72%
            (0.18)    $    16.23          14.05%         0.97%              1.25%                 0.05%  $      224,301         58%
            (0.08)    $    14.40          10.29%         0.92%              1.29%                 0.05%  $      169,772         59%
            (0.07)    $    13.13           8.12%         0.68%              1.25%                 0.05%  $      209,319        231%

               --     $    20.53          16.12%         0.28%(10)          1.97%                   --   $        2,734         89%
               --     $    17.68           9.41%        (0.02)%             1.98%                   --   $        2,633         72%
            (0.07)    $    16.16          13.31%         0.22%              2.00%                 0.05%  $        2,255         58%
            (0.04)    $    14.33           9.45%         0.18%              2.00%                 0.05%  $        2,056         59%
            (0.00)(7) $    13.13           7.55%         0.04%              2.00%                 0.05%  $          368        231%

            (0.24)    $    20.56          17.23%         1.28%(10)          0.97%                   --   $       32,079         89%
            (0.19)    $    17.76          10.46%         0.98%              0.98%                   --   $        1,088         72%
            (0.21)    $    16.26          14.31%         1.22%              1.00%                 0.05%  $          806         58%
             0.04     $    14.42           5.63%         1.16%              1.02%                 0.05%  $          531         59%

            (0.70)    $    17.57          11.36%         1.19%              1.25%                   --   $      166,421         34%
            (0.22)    $    16.47           8.51%         1.23%              1.28%                   --   $      176,281         29%
            (0.19)    $    15.40          11.72%         1.16%              1.28%                 0.05%  $      127,954         22%
            (0.19)    $    13.97           4.63%         1.62%              1.33%                 0.05%  $      117,968         79%
            (0.22)    $    13.54           6.92%         1.58%              1.35%                 0.05%  $       96,192         98%

            (0.58)    $    17.56          10.54%         0.44%              2.00%                   --   $        7,097         34%
            (0.09)    $    16.46           7.69%         0.48%              2.03%                   --   $          932         29%
            (0.09)    $    15.38          10.96%         0.41%              2.03%                 0.05%  $        1,382         22%
            (0.11)    $    13.95           3.86%         0.92%              2.08%                 0.05%  $        2,084         79%
            (0.13)    $    13.54           6.07%         0.81%              2.10%                 0.05%  $          978         98%

            (0.74)    $    17.60          11.69%         1.44%              1.00%                   --   $          250         34%
            (0.26)    $    16.49           8.76%         1.48%              1.03%                   --   $          561         29%
            (0.04)    $    15.42           2.06%         1.41%              1.03%                 0.05%  $       47,565         22%
------------------------------------------------------------------------------------------------------------------------------------

(6)  Per share data calculated using average shares for the period.

(7)  Represents less than $0.005.

(8)  From the commencement of investment operations on June 16, 2004.

(9)  From the commencement of investment operations on September 1, 2005.

(10) Net investment  income includes a one-time cash dividend of $21.50 per share of Florida East Coast Industries,  Inc.  Excluding this dividend, the net investment income ratio to average net assets would have been 0.90%, 0.15% and 1.15% for Class A Shares,
     Class C Shares and Class I Shares, respectively.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                NET ASSET                  NET REALIZED        TOTAL       DIVIDENDS
                                                  VALUE,        NET       AND UNREALIZED       FROM        FROM NET   DISTRIBUTIONS
                                                BEGINNING    INVESTMENT   GAINS/(LOSSES)    INVESTMENT    INVESTMENT   FROM CAPITAL
                                                OF PERIOD      INCOME     ON INVESTMENTS    OPERATIONS      INCOME        GAINS
------------------------------------------------------------------------------------------------------------------------------------

FIXED INCOME FUND
CLASS A SHARES
Year Ended November 30, 2007...................  $  10.24         0.48             (0.68)       (0.20)         (0.49)            --
Year Ended November 30, 2006...................  $  10.23         0.47              0.02         0.49          (0.48)            --
Year Ended November 30, 2005...................  $  10.54         0.39             (0.31)        0.08          (0.39)            --
Year Ended November 30, 2004...................  $  11.02         0.37             (0.27)        0.10          (0.37)         (0.21)
Year Ended November 30, 2003...................  $  11.10         0.41             (0.06)        0.35          (0.41)         (0.02)

FIXED INCOME FUND
CLASS C SHARES
Year Ended November 30, 2007...................  $  10.24         0.41             (0.67)       (0.26)         (0.42)            --
Year Ended November 30, 2006...................  $  10.23         0.39              0.02         0.41          (0.40)            --
Year Ended November 30, 2005...................  $  10.55         0.31             (0.32)       (0.01)         (0.31)            --
Year Ended November 30, 2004...................  $  11.02         0.28             (0.25)        0.03          (0.29)         (0.21)
Year Ended November 30, 2003...................  $  11.10         0.32             (0.05)        0.27          (0.33)         (0.02)

FIXED INCOME FUND
CLASS I SHARES
Year Ended November 30, 2007...................  $  10.24         0.50             (0.68)       (0.18)         (0.51)            --
Year Ended November 30, 2006...................  $  10.23         0.49              0.02         0.51          (0.50)            --
Period Ended November 30, 2005 (9).............  $  10.40         0.13             (0.17)       (0.04)         (0.13)            --

LIMITED MATURITY FIXED INCOME FUND
CLASS A SHARES
Year Ended November 30, 2007...................  $   9.69         0.41             (0.90)       (0.49)         (0.45)            --
Year Ended November 30, 2006...................  $   9.65         0.35              0.04         0.39          (0.35)            --
Year Ended November 30, 2005...................  $   9.84         0.29             (0.18)        0.11          (0.30)            --
Year Ended November 30, 2004...................  $  10.11         0.27             (0.27)        0.00(7)       (0.27)            --
Year Ended November 30, 2003...................  $  10.31         0.27(6)          (0.16)        0.11          (0.30)         (0.01)

LIMITED MATURITY FIXED INCOME FUND
CLASS C SHARES
Year Ended November 30, 2007...................  $   9.69         0.34             (0.90)       (0.56)         (0.38)            --
Year Ended November 30, 2006...................  $   9.65         0.28              0.04         0.32          (0.28)            --
Year Ended November 30, 2005...................  $   9.84         0.22             (0.18)        0.04          (0.23)            --
Year Ended November 30, 2004...................  $  10.11         0.20             (0.28)       (0.08)         (0.19)            --
Year Ended November 30, 2003...................  $  10.31         0.19(6)          (0.15)        0.04          (0.23)         (0.01)

LIMITED MATURITY FIXED INCOME FUND
CLASS I SHARES
Year Ended November 30, 2007...................  $   9.69         0.44             (0.90)       (0.46)         (0.48)            --
Year Ended November 30, 2006...................  $   9.64         0.34              0.05         0.39          (0.34)            --
Period Ended November 30, 2005 (10)............  $   9.74         0.07             (0.08)       (0.01)         (0.08)            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)  Not annualized for periods less than one year.

(3)  Ratio annualized for periods less than one year.

(4)  Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)  This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                             RATIOS TO AVERAGE NET ASSETS                   SUPPLEMENTAL DATA
                                                  ------------------------------------------------    -----------------------------
                     NET ASSET
                       VALUE,                         NET                                                NET ASSETS,     PORTFOLIO
       TOTAL           END OF         TOTAL        INVESTMENT        NET          EXPENSES WAIVER/      END OF PERIOD     TURNOVER
   DISTRIBUTIONS       PERIOD     RETURN(1, 2)     INCOME(3)     EXPENSES(3)    REIMBURSEMENT(3, 5)        (000'S)        RATE(4)
-----------------------------------------------------------------------------------------------------------------------------------
            (0.49)  $     9.55          (2.01)%          4.92%          1.00%                    --   $      133,830           58%
            (0.48)  $    10.24           4.91%           4.56%          1.00%                    --   $      214,897           44%
            (0.39)  $    10.23           0.75%           3.67%          0.97%                  0.25%  $      231,426           39%
            (0.58)  $    10.54           0.87%           3.44%          0.97%                  0.25%  $      265,532          116%
            (0.43)  $    11.02           3.16%           3.65%          0.97%                  0.25%  $      316,857           72%

            (0.42)  $     9.56          (2.64)%          4.17%          1.75%                    --   $        3,096           58%
            (0.40)  $    10.24           4.13%           3.81%          1.75%                    --   $        2,750           44%
            (0.31)  $    10.23          (0.10)%          2.92%          1.72%                  0.25%  $        2,469           39%
            (0.50)  $    10.55           0.12%           2.63%          1.72%                  0.25%  $        2,531          116%
            (0.35)  $    11.02           2.40%           2.90%          1.72%                  0.25%  $          916           72%

            (0.51)  $     9.55          (1.76)%          5.17%          0.75%                    --   $       45,432           58%
            (0.50)  $    10.24           5.17%           4.81%          0.75%                    --   $       54,057           44%
            (0.13)  $    10.23          (0.41)%          3.92%          0.72%                  0.25%  $       77,969           39%

            (0.45)  $     8.75          (5.24)%          4.23%          0.96%                  0.15%  $       20,747           19%
            (0.35)  $     9.69           4.15%           3.59%          1.00%                  0.06%  $       52,023           83%
            (0.30)  $     9.65           1.19%           3.01%          0.96%                  0.30%  $       67,475           42%
            (0.27)  $     9.84          (0.02)%          2.23%          0.97%                  0.23%  $      110,249          144%
            (0.31)  $    10.11           1.14%           2.67%          1.00%                  0.20%  $      168,969           63%

            (0.38)  $     8.75          (5.95)%          3.48%          1.71%                  0.15%  $        1,466           19%
            (0.28)  $     9.69           3.37%           2.84%          1.75%                  0.06%  $          406           83%
            (0.23)  $     9.65           0.43%           2.26%          1.71%                  0.30%  $          502           42%
            (0.19)  $     9.84          (0.77)%          1.41%          1.72%                  0.23%  $          843          144%
            (0.24)  $    10.11           0.38%           1.88%          1.75%                  0.20%  $          164           63%

            (0.48)  $     8.75          (4.91)%          4.48%          0.71%                  0.15%  $           --(8)         19%
            (0.34)  $     9.69           4.18%           3.84%          0.75%                  0.06%  $           --(8)         83%
            (0.08)  $     9.64          (0.19)%          3.26%          0.71%                  0.30%  $           --(8)         42%
------------------------------------------------------------------------------------------------------------------------------------

(6)  Per share data calculated using average shares for the period.

(7)  Represents less than $0.005.

(8)  Represents less than $1,000.

(9)  From the commencement of investment operations on August 14, 2005.

(10) From the commencement of investment operations on September 1, 2005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                   NET ASSET                 NET REALIZED      TOTAL       DIVIDENDS
                                                     VALUE,        NET      AND UNREALIZED      FROM       FROM NET   DISTRIBUTIONS
                                                   BEGINNING   INVESTMENT   GAINS/(LOSSES)   INVESTMENT   INVESTMENT   FROM CAPITAL
                                                   OF PERIOD     INCOME     ON INVESTMENTS   OPERATIONS     INCOME        GAINS
------------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND
CLASS A SHARES
Year Ended November 30, 2007..................   $     9.54         0.31            (0.04)       0.27         (0.30)            --
Year Ended November 30, 2006..................   $     9.52         0.31             0.03        0.34         (0.31)         (0.01)
Year Ended November 30, 2005..................   $     9.77         0.30            (0.19)       0.11         (0.30)         (0.06)
Period Ended November 30, 2004 (7)............   $    10.00         0.25            (0.23)       0.02         (0.25)            --

INTERMEDIATE TAX EXEMPT BOND FUND
CLASS C SHARES
Year Ended November 30, 2007..................   $     9.55         0.26            (0.04)       0.22         (0.25)            --
Year Ended November 30, 2006..................   $     9.54         0.34             0.02        0.36         (0.34)         (0.01)
Year Ended November 30, 2005..................   $     9.77         0.26            (0.17)       0.09         (0.26)         (0.06)
Period Ended November 30, 2004 (7)............   $    10.00         0.20            (0.23)      (0.03)        (0.20)            --

INTERMEDIATE TAX EXEMPT BOND FUND
CLASS I SHARES
Year Ended November 30, 2007..................   $     9.54         0.33            (0.05)       0.28         (0.32)            --
Year Ended November 30, 2006..................   $     9.52         0.34             0.03        0.37         (0.34)         (0.01)
Year Ended November 30, 2005..................   $     9.77         0.32            (0.19)       0.13         (0.32)         (0.06)
Period Ended November 30, 2004 (7)............   $    10.00         0.22            (0.23)      (0.01)        (0.22)            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)  Not annualized for periods less than one year.

(3)  Ratio annualized for periods less than one year.

(4)  Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)  This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(6)  Represents less than $1,000.

(7)  From the commencement of investment operations on February 9, 2004.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                             RATIOS TO AVERAGE NET ASSETS                   SUPPLEMENTAL DATA
                                                  -------------------------------------------------   -----------------------------
                     NET ASSET
                       VALUE,                         NET                                                NET ASSETS,     PORTFOLIO
       TOTAL           END OF         TOTAL        INVESTMENT        NET          EXPENSES WAIVER/      END OF PERIOD     TURNOVER
   DISTRIBUTIONS       PERIOD     RETURN(1, 2)     INCOME(3)     EXPENSES(3)    REIMBURSEMENT(3, 5)        (000'S)        RATE(4)
-----------------------------------------------------------------------------------------------------------------------------------
            (0.30)  $     9.51           2.90%           3.22%          0.86%                    --    $       46,586           15%
            (0.32)  $     9.54           3.66%           3.30%          0.80%                    --    $       45,782           11%
            (0.36)  $     9.52           1.07%           3.03%          0.77%                  0.30%   $       52,670           16%
            (0.25)  $     9.77           0.22%           3.18%          0.63%                  0.50%   $       68,531           19%

            (0.25)  $     9.52           2.30%           2.47%          1.61%                    --    $        3,196            15%
            (0.35)  $     9.55           3.84%           2.55%          1.55%                    --    $           --(6)         11%
            (0.32)  $     9.54           0.95%           2.43%          1.37%                  0.45%   $           --(6)         16%
            (0.20)  $     9.77          (0.27)%          2.58%          1.23%                  0.50%   $           --(6)         19%

            (0.32)  $     9.50           3.05%           3.47%          0.61%                    --    $        4,920           15%
            (0.35)  $     9.54           3.94%           3.55%          0.55%                    --    $        6,922           11%
            (0.38)  $     9.52           1.33%           3.28%          0.52%                  0.30%   $        8,769           16%
            (0.22)  $     9.77          (0.04)%          3.43%          0.38%                  0.50%   $          326           19%
-----------------------------------------------------------------------------------------------------------------------------------

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                       NET ASSET                     NET REALIZED         TOTAL         DIVIDENDS
                                                        VALUE,          NET         AND UNREALIZED         FROM         FROM NET
                                                       BEGINNING     INVESTMENT     GAINS/(LOSSES)      INVESTMENT     INVESTMENT
                                                       OF PERIOD       INCOME       ON INVESTMENTS      OPERATIONS       INCOME
-----------------------------------------------------------------------------------------------------------------------------------
TREASURY MONEY MARKET FUND
CLASS A SHARES
Year Ended November 30, 2007.......................  $    1.00          0.04                  --            0.04           (0.04)
Year Ended November 30, 2006.......................  $    1.00          0.04                  --            0.04           (0.04)
Year Ended November 30, 2005.......................  $    1.00          0.02                  --            0.02           (0.02)
Year Ended November 30, 2004.......................  $    1.00          0.01                  --            0.01           (0.01)
Year Ended November 30, 2003.......................  $    1.00            --(5)               --              --(5)            --(5)

TREASURY MONEY MARKET FUND
CLASS I SHARES
Year Ended November 30, 2007.......................  $    1.00          0.04                  --            0.04           (0.04)
Period Ended November 30, 2006 (7).................  $    1.00          0.03                  --            0.03           (0.03)

MONEY MARKET FUND
CLASS A SHARES
Year Ended November 30, 2007.......................  $    1.00          0.04                  --            0.04           (0.04)
Year Ended November 30, 2006.......................  $    1.00          0.04                  --(5)         0.04           (0.04)
Period Ended November 30, 2005 (8).................  $    1.00          0.01                  --(5)         0.01           (0.01)
Year Ended August 31, 2005.........................  $    1.00          0.02                  --(5)         0.02           (0.02)
Year Ended August 31, 2004.........................  $    1.00            --(5)               --(5)           --(5)           --(5)
Year Ended August 31, 2003.........................  $    1.00            --(5)               --(5)           --(5)           --(5)

MONEY MARKET FUND
CLASS I SHARES
Year Ended November 30, 2007.......................  $    1.00          0.05                  --            0.05           (0.05)
Year Ended November 30, 2006.......................  $    1.00          0.04                  --(5)         0.04           (0.04)
Period Ended November 30, 2005 (8).................  $    1.00          0.01                  --(5)         0.01           (0.01)
Year Ended August 31, 2005.........................  $    1.00          0.02                  --(5)         0.02           (0.02)
Year Ended August 31, 2004.........................  $    1.00          0.01                  --(5)         0.01           (0.01)
Year Ended August 31, 2003.........................  $    1.00          0.01                  --(5)         0.01           (0.01)
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)  Not annualized for periods less than one year.

(3)  Ratio annualized for periods less than one year.

(4)  This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(5)  Represents less than $0.005.

(6)  Represents less than $1,000.

(7)  From the commencement of investment operations on April 3, 2006.

(8)  For the period September 1, 2005 to November 30, 2005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

                                                  REGIONS MORGAN KEEGAN SELECT FUNDS

                                                                   RATIOS TO AVERAGE NET ASSETS                 SUPPLEMENTAL DATA
                                                      ----------------------------------------------------    --------------------
                        NET ASSET
                          VALUE,                           NET                                                     NET ASSETS,
        TOTAL             END OF          TOTAL         INVESTMENT         NET           EXPENSES WAIVER/         END OF PERIOD
    DISTRIBUTIONS         PERIOD      RETURN(1, 2)      INCOME(3)      EXPENSES(3)     REIMBURSEMENT(3, 4)           (000'S)
----------------------------------------------------------------------------------------------------------------------------------
             (0.04)   $      1.00             4.21%          4.11%             0.64%                    --      $      1,256,827
             (0.04)   $      1.00             4.10%          4.03%             0.60%                  0.04%     $      1,086,552
             (0.02)   $      1.00             2.25%          2.19%             0.62%                  0.30%     $        827,861
             (0.01)   $      1.00             0.54%          0.55%             0.64%                  0.29%     $        861,369
                --(5) $      1.00             0.47%          0.47%             0.66%                  0.25%     $        764,892

             (0.04)   $      1.00             4.24%          4.36%             0.39%                    --      $          1,444
             (0.03)   $      1.00             2.67%          4.03%             0.35%                  0.04%     $             --(6)

             (0.04)   $      1.00             4.56%          4.41%             0.74%                    --      $        136,165
             (0.04)   $      1.00             4.03%          3.97%             0.82%                    --      $         76,215
             (0.01)   $      1.00             0.80%          2.94%             0.85%                  0.15%     $         78,491
             (0.02)   $      1.00             1.55%          1.45%             1.06%                  0.17%     $         42,404
                --(5) $      1.00             0.20%          0.19%             1.12%                  0.19%     $         68,301
                --(5) $      1.00             0.46%          0.47%             1.16%                  0.18%     $         93,450

             (0.05)   $      1.00             4.82%          4.66%             0.49%                    --      $         11,834
             (0.04)   $      1.00             4.29%          4.22%             0.57%                    --      $         12,915
             (0.01)   $      1.00             0.74%          3.21%             0.60%                  0.15%     $         39,382
             (0.02)   $      1.00             2.06%          1.92%             0.55%                  0.31%     $         37,575
             (0.01)   $      1.00             0.70%          0.70%             0.62%                  0.44%     $        120,022
             (0.01)   $      1.00             0.97%          0.95%             0.66%                  0.43%     $        116,388
------------------------------------------------------------------------------------------------------------------------------------

REGIONS MORGAN KEEGAN SELECT FUNDS
--------------------------------------------------------------------------------

                                         SHARE          TICKER
                                        CLASSES         SYMBOLS      CUSIPs

                                     Class A Shares     RAGAX      75913Q 83 7
                                     Class C Shares     RMKAX      75913Q 75 3
MID CAP GROWTH FUND                  Class I Shares     RMKIX      75913Q 45 6
--------------------------------------------------------------------------------

                                     Class A Shares     RGRAX      75913Q 40 7
                                     Class C Shares     RMKGX      75913Q 76 1
GROWTH FUND                          Class I Shares     RGRIX      75913Q 46 4
--------------------------------------------------------------------------------

                                     Class A Shares     MGIFX      61741W 30 3
                                     Class C Shares     RCECX      75913Q 43 1
CORE EQUITY FUND                     Class I Shares     MAGIX      61741W 40 2
--------------------------------------------------------------------------------

                                     Class A Shares     RSEAX      75913Q 61 3
                                     Class C Shares     RSECX      75913Q 58 9
MID CAP VALUE FUND                   Class I Shares     RMVIX      75913Q 48 0
--------------------------------------------------------------------------------

                                     Class A Shares     RVLAX      75913Q 60 5
                                     Class C Shares     RMKVX      75913Q 78 7
VALUE FUND                           Class I Shares     RVLIX      75913Q 47 2
--------------------------------------------------------------------------------

                                     Class A Shares     FPALX      75913Q 20 9
                                     Class C Shares     RMKBX      75913Q 81 1
BALANCED FUND                        Class I Shares     RBLIX      75913Q 49 8
--------------------------------------------------------------------------------

                                     Class A Shares     RFIFX      75913Q 80 3
                                     Class C Shares     RMKFX      75913Q 77 9
FIXED INCOME FUND                    Class I Shares     RFIIX      75913Q 51 4
--------------------------------------------------------------------------------

                                     Class A Shares     RLMGX      75913Q 85 2
                                     Class C Shares     RMKLX      75913Q 79 5
LIMITED MATURITY FIXED INCOME FUND   Class I Shares     RLMIX      75913Q 52 2
--------------------------------------------------------------------------------

                                     Class A Shares     RTEAX      75913Q 57 1
                                     Class C Shares     RTESX      75913Q 56 3
INTERMEDIATE TAX EXEMPT BOND FUND    Class I Shares     RTEIX      75913Q 55 5
--------------------------------------------------------------------------------

                                     Class A Shares     FITXX      75913Q 87 8
TREASURY MONEY MARKET FUND           Class I Shares     RTIXX      75913Q 44 9
--------------------------------------------------------------------------------

                                     Class A Shares     MIVXX      61741W 84 0
MONEY MARKET FUND                    Class I Shares     MAGXX      61741W 83 2
--------------------------------------------------------------------------------

[BACK COVER]

FOR ADDITIONAL INFORMATION

The SAI, dated April 1, 2008, containing further information about the funds, including various types of investments and investment techniques and their risks, investment limitations and additional policies and information about the funds' management, has been filed with the SEC and, as amended or supplemented from time to time, is incorporated by reference in this Prospectus.

Additional information about the funds' investments is available in the funds' annual and semi-annual reports to shareholders. In the funds' annual report you will find a discussion of the market conditions and investment strategies that significantly affected the funds' performance during their last fiscal year.

Free copies of the annual and semi-annual reports and SAI may be obtained:

     o    By visiting the funds' website at www.rmkfunds.com;

     o From your Morgan Keegan Financial Advisor or by calling Morgan Keegan toll-free at 800-222-8866;

     o From your Regions Morgan Keegan Trust Administrator or by calling Regions Morgan Keegan Trust toll-free at 877-757-7424;

     o    By writing to Morgan Keegan at the address noted below; or

     o    By accessing the EDGAR Database on the SEC's website at www.sec.gov.

Reports and other information about the funds are available on the EDGAR database on the SEC's website at www.sec.gov. Information about the funds (including shareholder reports and the SAI) can also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. You may obtain copies of this information, after you pay a duplicating fee, by e-mail request at publicinfo@sec.gov, or by writing the SEC's Public Reference Room, Washington, D.C. 20549-0102. Call 202-942-8090 for information on the Public Reference Room's operations and copying fees.

Requests for other information about the funds and all shareholder inquiries can be made by contacting Morgan Keegan at the address or toll-free telephone number listed below:

                          Morgan Keegan & Company, Inc.
                              50 North Front Street
                                Memphis, TN 38103
                                  800-366-7426

                              www.morgankeegan.com

                    [LOGO Regions Morgan Keegan Select Funds]

                    Investment Company Act File No. 811-6511

                       REGIONS MORGAN KEEGAN SELECT FUNDS

               Class A Shares, Class C Shares and Class I Shares

                Regions Morgan Keegan Select Mid Cap Growth Fund
                    Regions Morgan Keegan Select Growth Fund
                 Regions Morgan Keegan Select Core Equity Fund
                Regions Morgan Keegan Select Mid Cap Value Fund
                    Regions Morgan Keegan Select Value Fund
                   Regions Morgan Keegan Select Balanced Fund
                 Regions Morgan Keegan Select Fixed Income Fund
        Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
         Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund

                       Class A Shares and Class I Shares

            Regions Morgan Keegan Select Treasury Money Market Fund
                 Regions Morgan Keegan Select Money Market Fund




                  COMBINED STATEMENT OF ADDITIONAL INFORMATION


                                 April 1, 2008

This Statement of Additional Information ("SAI") is not a Prospectus. It should be read in conjunction with the Prospectus of Regions Morgan Keegan Select Funds (the "Trust"), dated April 1, 2008, which has been filed with the Securities and Exchange Commission ("SEC"). Unless otherwise defined herein, capitalized terms have the meanings given to them in the Prospectus. The Trust's financial statements, the notes thereto and the report of its independent registered public accounting firm are incorporated by reference into this SAI from the Trust's Annual Report to shareholders. Copies of the Prospectus and Annual Report are available without charge from Morgan Keegan & Company, Inc. ("Morgan Keegan"), the Trust's distributor, by writing to the below address, by calling toll-free 1-800-366-7426 or by visiting the Trust's website at www.rmkfunds.com.







                       REGIONS MORGAN KEEGAN SELECT FUNDS
                              Morgan Keegan Tower
                             50 North Front Street
                            Memphis, Tennessee 38103
                                 1-800-366-7426

TABLE OF CONTENTS
--------------------------------------------------------------------------------


GENERAL INFORMATION............................................................1

INVESTMENT LIMITATIONS  AND POLICIES...........................................2

INVESTMENT INSTRUMENTS AND STRATEGIES..........................................6

ADDITIONAL TAX INFORMATION....................................................31
  General.....................................................................31
  Dividends and Other Distributions...........................................32
  Redemptions.................................................................32
  Intermediate Tax Exempt Bond Fund...........................................33
  Income from Foreign Securities..............................................33
  Hedging Strategies..........................................................34
  Original Issue Discount Securities..........................................35

VALUATION OF SHARES...........................................................37
  Calculating Share Price.....................................................37
  Amortized Cost Method (Money Market Funds Only).............................37
  Market Values (All Other Funds).............................................38

ADDITIONAL PURCHASE INFORMATION...............................................40
  Class A Shares..............................................................40
  Letter of Intent............................................................40
  Sales Charge Waivers........................................................40
  Class C Shares..............................................................41
  Class I Shares..............................................................41

ADDITIONAL INFORMATION ON REDEMPTIONS.........................................42

TAX-DEFERRED RETIREMENT ACCOUNTS AND PLANS....................................43
  Individual Retirement Accounts ("IRAs").....................................43
  Self-Employed Individual Retirement Plans - Keogh Plans.....................43
  Simplified Employee Pension Plans ("SEPPS") and.............................43
  Savings Incentive Match Plans for Employees ("SIMPLES").....................43

TRUSTEES AND OFFICERS.........................................................44
  Committees of the Board.....................................................50
  Compensation of Independent Trustees........................................51
  Director Ownership of Equity Securities.....................................51

PRINCIPAL SHAREHOLDERS........................................................53

INVESTMENT ADVISER............................................................56
  Subadviser to Mid Cap Value Fund............................................57

PORTFOLIO MANAGERS............................................................58
  Managing Conflicts of Interest..............................................58
  Channing Capital Management LLC, Subadviser to Mid Cap Value Fund...........59
  Managing CCM's Conflicts of Interest........................................59
  Portfolio Managers..........................................................61

PORTFOLIO TRANSACTIONS AND BROKERAGE..........................................64
  Portfolio Turnover..........................................................65
  Code of Ethics Restrictions on Personal Trading.............................65

DISTRIBUTOR...................................................................67
  Shareholder Service Fees - Class A Shares and Class C Shares................69

PROXY VOTING POLICIES AND PROCEDURES..........................................71

PORTFOLIO HOLDINGS INFORMATION................................................72

DESCRIPTION OF THE FUNDS' SHARES..............................................74
  Massachusetts Partnership Law...............................................74

ADMINISTRATOR, SUB-ADMINISTRATOR, TRANSFER AGENT, PORTFOLIO ACCOUNTING SERVICE
AGENT & CUSTODIAN.............................................................75

LEGAL COUNSEL & INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.................77

MEASURE OF FUND PERFORMANCE...................................................78
  Total Return................................................................78
  Yield.......................................................................78

PERFORMANCE COMPARISONS.......................................................79

ECONOMIC AND MARKET INFORMATION...............................................84

APPENDIX......................................................................85
  Short-Term Debt Ratings.....................................................85
  Corporate and Municipal Long-Term Debt Ratings..............................86
  Municipal Note Ratings......................................................88

SERVICE PROVIDERS.............................................................90

GENERAL INFORMATION
--------------------------------------------------------------------------------


The Trust is an open-end investment management company organized as a Massachusetts business trust under a Declaration of Trust dated October 15, 1991, under the name "First Priority Funds." Effective May 15, 1998, the Trust changed its name to "Regions Funds," and effective December 1, 2001, it changed its name to "Regions Morgan Keegan Select Funds." The Trust consists of eleven separate series (each a "fund," and together, the "funds"): Regions Morgan Keegan Select Mid Cap Growth Fund ("Mid Cap Growth Fund"), Regions Morgan Keegan Select Growth Fund ("Growth Fund"), Regions Morgan Keegan Select Core Equity Fund ("Core Equity Fund"), Regions Morgan Keegan Select Mid Cap Value Fund ("Mid Cap Value Fund"), Regions Morgan Keegan Select Value Fund ("Value Fund"), Regions Morgan Keegan Select Balanced Fund ("Balanced Fund"), Regions Morgan Keegan Select Fixed Income Fund ("Fixed Income Fund"), Regions Morgan Keegan Select Limited Maturity Fixed Income Fund ("Limited Maturity Fixed Income Fund"), Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund ("Intermediate Tax Exempt Bond Fund"), Regions Morgan Keegan Select Treasury Money Market Fund ("Treasury Money Market Fund") and Regions Morgan Keegan Select Money Market Fund ("Money Market Fund"). Each fund has its own investment objective and policies as described in the Prospectus. Mid Cap Growth Fund, Growth Fund, Core Equity Fund, Mid Cap Value Fund, Value Fund, Balanced Fund, Fixed Income Fund, Limited Maturity Fixed Income Fund and Intermediate Tax Exempt Bond Fund offer three classes of shares: Class A Shares, Class C Shares and Class I Shares. Treasury Money Market Fund and Money Market Fund (together, the "Money Market Funds") offer only Class A Shares and Class I Shares. This SAI relates to shares of all classes of the funds (individually and collectively referred to as "shares," as the context may require).

INVESTMENT LIMITATIONS  AND POLICIES
--------------------------------------------------------------------------------


The following policies and limitations supplement those set forth in the Prospectus. Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of a fund's assets that may be invested in any security or other asset, or sets forth a policy regarding quality or rating standards, such standards or percentage limitation will be determined at the time of a fund's acquisition of such security or other asset. Accordingly, any subsequent change in ratings, values, net assets or other circumstances will not be considered when determining whether the investment complies with a fund's investment policies and limitations.


Each fund's fundamental investment policies and limitations cannot be changed without approval by a "majority of the outstanding voting securities" of the fund. A majority of the outstanding voting securities of a fund is defined under the Investment Company Act of 1940, as amended ("1940 Act"), as the lesser of (i) 67% or more of the fund's shares present at a meeting if more than 50% of the outstanding shares of the fund are present and represented by proxy, or (ii) more than 50% of the outstanding shares of the fund. However, except for the fundamental investment limitations listed below, the investment policies and limitations described in this SAI are not fundamental and may be changed without shareholder approval.

FUNDAMENTAL INVESTMENT LIMITATIONS

ISSUING SENIOR SECURITIES AND BORROWING MONEY

The funds, except for Core Equity Fund and Money Market Fund, may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the 1940 Act. Core Equity Fund may not borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes. Money Market Fund may not borrow money, except as a temporary measure for extraordinary or emergency purposes (but not for the purpose of investment), in excess of 10% of its total assets (taken at cost) or 5% of such total assets (taken at current value), whichever is lower. Core Equity Fund and Money Market Fund may not issue senior securities. (With respect to Core Equity Fund and Money Market Fund, for the purpose of this restriction none of the following is deemed to be a senior security: any pledge or other encumbrance of assets; any borrowing permitted by the respective fund's investment limitation on borrowing contained herein; any collateral arrangements with respect to options, futures contracts and options on futures contracts and with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.)

LENDING CASH OR SECURITIES

The funds, except for Core Equity Fund and Money Market Fund, may not make loans, provided that this restriction does not prevent the funds from purchasing debt obligations, entering into repurchase agreements, lending their assets to broker-dealers or institutional investors and investing in loans, including assignments and participation interests. Core Equity Fund and Money Market Fund may not make loans, provided that for purposes of this investment restriction, the following will not be considered the making of a loan: (a) entering into repurchase agreements, (b) purchasing bonds, debentures, commercial paper, corporate notes and similar evidences of indebtedness, which are a part of an issue to the public or a type commonly purchased by financial institutions, and (c) lending portfolio securities.

INVESTING IN COMMODITIES

The funds, except for Core Equity Fund and Money Market Fund, may not purchase or sell physical commodities, provided that the funds may purchase securities of companies that deal in commodities. As a non-fundamental policy, for purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities. Core Equity Fund and Money Market Fund may not invest in oil, gas or other mineral leases, rights or royalty contracts or commodities or commodity contracts. (With respect to Core Equity Fund, this restriction does not prevent the fund from investing in issuers that invest or deal in the foregoing types of assets. With respect to Money Market Fund, this restriction does not prevent the fund from purchasing securities of companies which are not principally engaged in the business of buying or selling such leases, rights or contracts.)

INVESTING IN REAL ESTATE

The funds may not purchase or sell real estate, provided that this restriction does not prevent the funds from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The funds may exercise their rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner. Core Equity Fund and Money Market Fund may not invest in real estate. (With respect to Core Equity Fund, this restriction does not prevent the fund from investing in issuers that invest or deal in real estate or purchasing securities that are secured by real estate. With respect to Money Market Fund, this restriction does not prevent the fund from purchasing securities of companies investing in real estate or of companies which are not principally engaged in the business of buying or selling such leases, rights or contracts.)

DIVERSIFICATION OF INVESTMENTS

With respect to securities comprising 75% of the value of its total assets, each fund will not purchase securities of any one issuer (other than cash; cash items; securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities; and securities of other investment companies) if, as a result, more than 5% of the value of their total assets would be invested in securities of that issuer, or the funds would own more than 10% of the outstanding voting securities of that issuer.

CONCENTRATION OF INVESTMENTS

The funds will not make investments that will result in the concentration of their investments in the securities of issuers primarily engaged in the same industry. Government securities, municipal securities and bank instruments will not be deemed to constitute an industry. To conform to the current view of the Securities & Exchange Commission ("SEC") staff that only domestic bank instruments may be excluded from industry concentration limitations, as a matter of non-fundamental policy, the funds will not exclude foreign bank instruments from industry concentration tests so long as the policy of the SEC remains in effect. Core Equity Fund may not purchase any security (other than U.S. government securities) if, as a result, 25% or more of the fund's total assets (taken at current value) would be invested in any one industry (in the utilities category, gas, electric, water and telephone companies will be considered as being in separate industries). Money Market Fund may not purchase any security if, as a result, more than 25% of the fund's total assets (taken at current value) would be invested in any one industry. (With respect to Money Market Fund, this restriction does not apply to U.S. government securities and bank obligations. For purposes of this restriction, telephone, gas and electric public utilities are each regarded as separate industries and finance companies whose financing activities are related primarily to the activities of their parent companies are classified in the industry of their parents.) As a non-fundamental operating policy, the funds, other than Core Equity Fund and Money Market Fund, will consider concentration to be the investment of more than 25% of the value of their total assets in any one industry.

UNDERWRITING

The funds, except for Core Equity Fund and Money Market Fund, may not underwrite the securities of other issuers, except that the funds may engage in transactions involving the acquisition, disposition or resale of their portfolio securities, under circumstances where they may be considered to be underwriters under the Securities Act of 1933. Core Equity Fund and Money Market Fund may not act as underwriter, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

BUYING ON MARGIN

Core Equity Fund may not purchase securities on margin (except such short term credits as are necessary for clearance of transactions); or make short sales (except where, by virtue of ownership of other securities, it has the right to obtain, without payment of additional consideration, securities equivalent in kind and amount to those sold). Money Market Fund may not purchase securities on margin (but it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities); or make short sales except where, by virtue of ownership of other securities, it has the right to obtain, without payment of further consideration, securities equivalent in kind and amount to those sold, and the fund will not deposit or pledge more than 10% of its total assets (taken at current value) as collateral for such sales.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of their policies and limitations, the funds consider instruments (such as certificates of deposit and demand and time deposits) issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be cash items.

NON-FUNDAMENTAL INVESTMENT LIMITATIONS

The following investment limitations are not fundamental and may be changed by the Trust's Board of Trustees ("Board") without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.


BUYING ON MARGIN

Limited Maturity Fixed Income Fund and Treasury Money Market Fund will not purchase securities on margin, provided that these funds may obtain short-term credits necessary for the clearance of purchases and sales of securities.

Growth Fund, Value Fund, Balanced Fund, Fixed Income Fund and Intermediate Tax Exempt Bond Fund will not purchase securities on margin, provided that these funds may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that these funds may make margin deposits in connection with their use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

INVESTING IN ILLIQUID SECURITIES

The Money Market Funds will not purchase securities for which there is no readily available market, or enter in to repurchase agreements or purchase time deposits maturing in more than seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 10% of the fund's net assets.

Mid Cap Growth Fund, Growth Fund, Core Equity Fund, Mid Cap Value Fund, Value Fund, Balanced Fund, Fixed Income Fund, Limited Maturity Fixed Income Fund and Intermediate Tax Exempt Bond Fund will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits maturing in more than seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the funds' net assets.

INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

The funds may invest their assets in securities of other investment companies.

REVERSE REPURCHASE AGREEMENTS

The funds may engage in reverse repurchase agreements. Reverse repurchase agreements are repurchase agreements in which a fund is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by a fund. Reverse repurchase agreements are subject to credit risks.

In addition, reverse repurchase agreements create leverage risks because a fund must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

CONCENTRATION OF INVESTMENTS

In applying the funds' concentration restriction: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry (clause (a) categories are separately addressed for Core Equity Fund and Money Market Fund under "Fundamental Investment Limitations-Concentration of Investments" above);
(b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset-backed securities will be classified according to the underlying assets securing such securities.

REGULATORY COMPLIANCE

The Money Market Funds may follow non-fundamental operational policies that are more restrictive than their fundamental investment limitations, as set forth in the Prospectus and this SAI, in order to comply with applicable laws and regulations. In particular, the Money Market Funds will comply with the various requirements of Rule 2a-7 under the 1940 Act, which regulates money market mutual funds. For example, Rule 2a-7 generally prohibits the investment of more than 5% of the Money Market Funds' total assets in the securities of any one issuer, although the Money Market Funds' fundamental investment limitations only require such 5% diversification with respect to 75% of their assets. The Money Market Funds will also determine the effective maturity of their investments, as well as their ability to consider a security as having received the requisite short-term ratings by nationally recognized statistical rating organizations ("NRSROs"), according to Rule 2a-7. The Money Market Funds may change these operational policies to reflect changes in the laws and regulations without shareholder approval.

PERCENTAGE LIMITATIONS

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of their policies and limitations, the funds consider instruments (such as certificates of deposit and demand and time deposits) issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be cash items.

INVESTMENT INSTRUMENTS AND STRATEGIES
--------------------------------------------------------------------------------


The following tables provide general guidelines on the types of securities in which the funds may invest, subject to the investment strategies, policies and limitations described in the Prospectus and elsewhere in this SAI. The following tables indicate which types of securities are an acceptable investment of a fund or not an acceptable investment of a fund.

SECURITIES AND STRATEGIES                          MID CAP GROWTH   GROWTH   CORE EQUITY   MID CAP VALUE  VALUE FUND   BALANCED FUND
                                                        FUND         FUND       FUND           FUND
AGENCY SECURITIES                                        A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
ASSET-BACKED SECURITIES                                  N            N           A              N            N            A
------------------------------------------------------------------------------------------------------------------------------------
BANK OBLIGATIONS                                         A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
BELOW INVESTMENT GRADE BONDS                             A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
COLLATERALIZED BOND OBLIGATIONS                          N            N           N              N            N            N
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER                                         A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS                                            A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
CONVERTIBLE SECURITIES                                   A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
CORPORATE DEBT SECURITIES                                N            N           A              N            A            A
------------------------------------------------------------------------------------------------------------------------------------
CREDIT ENHANCEMENT                                       A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
DEMAND INSTRUMENTS                                       N            N           A              N            A            A
------------------------------------------------------------------------------------------------------------------------------------
DEPOSITARY RECEIPTS                                      A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
EXCHANGE TRADED FUNDS                                    A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN SECURITIES                                       A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
FUTURES AND OPTIONS                                      A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
ILLIQUID AND RESTRICTED SECURITIES                       A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
INDEXED SECURITIES                                       A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT GRADE BONDS                                   A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
LENDING OF PORTFOLIO SECURITIES                          A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
LEVERAGE                                                 A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                               N            N           N              N            N            A
------------------------------------------------------------------------------------------------------------------------------------
MUNICIPAL OBLIGATIONS                                    N            N           A              N            N            A
------------------------------------------------------------------------------------------------------------------------------------
OID AND PAYMENT-IN-KIND SECURITIES                       A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS                                         A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS                            A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS                                    A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
REVERSE REPURCHASE AGREEMENTS                            A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
SECURITIES OF OTHER INVESTMENT COMPANIES                 A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
STRIPPED DEBT SECURITIES                                 N            N           N              N            N            A
------------------------------------------------------------------------------------------------------------------------------------
SUBORDINATED SECURITIES                                  A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY SECURITIES                                 A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
UTILITY COMPANY SECURITIES                               A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
WARRANTS                                                 A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
WHEN-ISSUED,  DELAYED DELIVERY  AND TBA                  A            A           A              A            A            A
------------------------------------------------------------------------------------------------------------------------------------
TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------

A = ACCEPTABLE INVESTMENT OF A FUND.
N = NOT AN ACCEPTABLE INVESTMENT OF A FUND.


                                                             LIMITED
SECURITIES AND STRATEGIES                 FIXED INCOME    MATURITY FIXED          INTERMEDIATE TAX     TREASURY MONEY   MONEY MARKET
                                              FUND         INCOME FUND            EXEMPT BOND FUND      MARKET FUND         FUND
AGENCY SECURITIES                              A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
ASSET-BACKED SECURITIES                        A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
BANK OBLIGATIONS                               A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
BELOW INVESTMENT GRADE BONDS                   A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
COLLATERALIZED BOND OBLIGATIONS                A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER                               A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS                                  N                 N                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
CONVERTIBLE SECURITIES                         A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
CORPORATE DEBT SECURITIES                      A                 A                        N                  N              A
------------------------------------------------------------------------------------------------------------------------------------
CREDIT ENHANCEMENT                             A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
DEMAND INSTRUMENTS                             A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
DEPOSITARY RECEIPTS                            N                 N                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
EXCHANGE TRADED FUNDS                          A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN SECURITIES                             A                 A                        N                  N              A
------------------------------------------------------------------------------------------------------------------------------------
FUTURES AND OPTIONS                            A                 A                        N                  N           Futures - N
                                                                                                                         Options - N
------------------------------------------------------------------------------------------------------------------------------------
ILLIQUID AND RESTRICTED SECURITIES             A                 A                        A                  N              N
------------------------------------------------------------------------------------------------------------------------------------
INDEXED SECURITIES                             A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT GRADE BONDS                         A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
LENDING OF PORTFOLIO SECURITIES                A                 A                        A                  A              A
------------------------------------------------------------------------------------------------------------------------------------
LEVERAGE                                       A                 A                        A                  A              A
------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                     A                 A                        N                  N              A
------------------------------------------------------------------------------------------------------------------------------------
MUNICIPAL OBLIGATIONS                          A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
OID AND PAYMENT-IN-KIND SECURITIES             A                 N                        A                  N              N
------------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS                               A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS                  A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS                          A                 A                        A                  A              A
------------------------------------------------------------------------------------------------------------------------------------
REVERSE REPURCHASE AGREEMENTS                  A                 A                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
SECURITIES OF OTHER INVESTMENT COMPANIES       A                 A                        A                  A              A
------------------------------------------------------------------------------------------------------------------------------------
STRIPPED DEBT SECURITIES                       A                 A                        A                  N              N
------------------------------------------------------------------------------------------------------------------------------------
SUBORDINATED  SECURITIES                       A                 A                        A                  N              N
------------------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY SECURITIES                       A                 A                        A                  A              A
------------------------------------------------------------------------------------------------------------------------------------
UTILITY COMPANY SECURITIES                     A                 A                        A                  N              A
------------------------------------------------------------------------------------------------------------------------------------
WARRANTS                                       A                 N                        N                  N              N
------------------------------------------------------------------------------------------------------------------------------------
WHEN-ISSUED,  DELAYED DELIVERY  AND TBA        A                 A                        A                  A              A
TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------


A = ACCEPTABLE INVESTMENT OF A FUND.
N = NOT AN ACCEPTABLE INVESTMENT OF A FUND.



The  following  pages  contain  more  detailed  information  about  the types of securities in which some or all of the funds may invest and the investment techniques some or all of the funds may use. Please refer to the descriptions in the Prospectus of each fund's principal investment strategies and the tables immediately above to determine which of the securities or investment techniques described below may be permissible for a fund. The principal risks of each fund's principal investment strategies are discussed in the Prospectus. The funds may not invest in all of the types of securities or use all of the investment techniques that are described.

EQUITY SECURITIES

Equity securities are the fundamental unit of ownership in a company. They represent a share of the issuer's earnings and assets, after the issuer pays its liabilities. Generally, issuers have discretion as to the payment of any dividends or other distributions. As a result, investors cannot predict the income they will receive from equity securities. However, equity securities offer greater potential for appreciation than many other types of securities because their value increases directly with the value of the issuer's business. The following describes certain types of equity securities.

      COMMON STOCKS

      Common stocks are the most prevalent type of equity security. Common stock typically entitles the owner to vote on the election of directors and other important matters as well as to receive dividends and other distributions on such stock. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds, other debt holders, and owners of preferred stock take precedence over the claims of those who own common stock.

      PREFERRED STOCKS

      Preferred stocks have the right to receive specified dividends or other distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and other distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. The funds may also treat such redeemable preferred stock as a debt security.

      DEPOSITARY RECEIPTS

      Depositary receipts represent interests in underlying securities issued by a foreign company. Depositary receipts are not traded in the same market as the underlying security. American Depositary Receipts ("ADRs") are certificates that represent an interest in the shares of a foreign-based corporation that are held in trust by a bank. ADRs provide a way to buy shares of foreign-based companies in the United States rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The foreign securities underlying European Depositary Receipts, Global Depositary Receipts and International Depositary Receipts, are traded globally or outside the United States. Depositary receipts involve many of the same risks of investing directly in foreign securities, including currency risks and risks of foreign investing.

      INTERESTS IN OTHER COMPANIES

      Entities such as limited partnerships, limited liability companies, business trusts, as well as companies organized outside the United States may issue securities comparable to common or preferred stock.

DEBT SECURITIES

A debt security is a security consisting of a certificate or other evidence of a debt (secured or unsecured) on which the issuing company or governmental body promises to pay the holder thereof a fixed, variable, or floating rate of interest for a specified length of time, and to repay the debt on the specified maturity date. Some debt securities, such as zero coupon bonds, do not make regular interest payments but are issued at a discount to their principal or maturity value. Debt securities include a variety of obligations, including, but not limited to, corporate bonds, government securities, agency securities, municipal obligations, convertible securities, mortgage-backed securities, and asset-backed securities. Debt securities include investment grade securities, below investment grade securities, and unrated securities. Debt securities are subject to a variety of risks, such as interest rate risk, income risk, call/prepayment risk, inflation risk, credit risk, and (in the case of foreign securities) country risk and currency risk. The reorganization of an issuer under the federal bankruptcy laws may result in the issuer's debt securities being cancelled without repayment, repaid only through an exchange thereof for any combination of cash, debt securities, convertible securities, equity securities, or other instruments or rights in respect of the same issuer or a related entity. The following describes certain types of debt securities.

      FIXED INCOME SECURITIES

      Fixed income securities pay interest at a specified rate. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Debt securities provide more regular income than equity securities. However, the returns on debt securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of debt securities as compared to equity securities. Debt securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

      VARIABLE AND FLOATING RATE SECURITIES

      Variable and floating rate securities provide for periodic adjustments in the interest rate paid on the security. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have interest rates that change whenever there is a change in a designated benchmark rate. Some variable or floating rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries.

      ZERO COUPON BONDS, STEP-UP BONDS, OTHER OID SECURITIES AND PAYMENT-IN-KIND SECURITIES

      Zero coupon bonds are debt obligations that do not entitle the holders to any periodic payments of interest either for the entire life of the obligations or for an initial period after the issuance of the obligations. Like zero coupon bonds, "step up" bonds ("step-ups") pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. Certain other debt securities may also be treated as debt securities that were originally issued at a discount. Very generally, original issue discount ("OID") is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Payment-in-kind securities ("PIKs") are debt obligations that pay "interest" in the form of other debt obligations of the issuer, instead of in cash. Each of these instruments is typically issued and traded at a discount from its face amount. The amount of the discount varies depending on such factors as the time remaining until maturity of the securities, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon bonds, step-ups, other OID securities and PIKs generally are more volatile than the market prices of securities that pay interest currently in cash and are likely to respond to changes in interest rates to a greater degree than do other types of securities having similar maturities and credit quality.

      To be treated as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), a fund must distribute each taxable year at least 90% of its investment company taxable income, including the OID accrued on zero coupon bonds, step-ups and other OID securities and the "interest" on PIKs. Because a fund will not receive cash payments from the issuer in respect of accrued OID and "interest" on PIKs on a current basis, it may have to distribute cash obtained from other sources in order to satisfy the distribution requirement. Such cash might be obtained from selling other portfolio holdings of the fund. In some circumstances, such sales might be necessary even though investment considerations might otherwise make it undesirable for the fund to sell such securities at such time. A fund may purchase some debt securities at a discount that exceeds the OID on such securities, if any. This additional discount represents market discount for federal income tax purposes. See "Additional Tax Information." Under many market conditions, investments in zero coupon bonds, step-ups, other OID securities and PIKs may be illiquid, making it difficult for a fund to dispose of them or determine their current value.


      INVESTMENT GRADE BONDS

      Many debt securities receive credit ratings from services such as Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"). These services assign ratings to securities by assessing the likelihood of issuer default. Debt securities rated BBB- and higher by S&P, Baa3 or higher by Moody's, or comparably rated by another NRSRO are considered investment grade securities, but securities rated BBB or Baa are somewhat riskier than higher rated obligations because they are regarded as having only an adequate capacity to pay principal and interest, and are considered to lack outstanding investment characteristics. This means that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher rated debt securities.


      BELOW INVESTMENT GRADE BONDS

      Debt securities rated BB+ or lower by S&P, Ba1 or lower by Moody's, or comparably rated by another NRSRO are considered below investment grade securities. Below investment grade bonds have poor protection with respect to the payment of interest and repayment of principal, or may be in default. These securities are often considered to be speculative and involve greater risk of loss or price changes due to changes in the issuer's capacity to pay. The market prices of below investment grade bonds may fluctuate more than those of higher-quality debt securities and may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates.

      While the market for below investment grade bonds has been in existence for many years and has weathered previous economic downturns, the 1980s brought a dramatic increase in the use of such securities to fund highly leveraged corporate acquisitions and restructurings. Past experience may not provide an accurate indication of the future performance of the below investment grade bond market, especially during periods of economic recession.

      The market for below investment grade bonds may be thinner and less active than that for higher-quality debt securities, which can adversely affect the prices at which the former are sold. If market quotations are not available, below investment grade bonds will be valued in accordance with procedures established by the Board, including the use of outside pricing services. Judgment plays a greater role in valuing below investment grade bonds than is the case for securities for which more external sources for quotations and last-sale information are available. Adverse publicity and changing investor perceptions may affect the liquidity of below investment grade bonds and the ability of outside pricing services to value below investment grade bonds.

      Since the risk of default is higher for below investment grade bonds, the Adviser's research and credit analysis are an especially important part of managing securities of this type. The Adviser will attempt to identify those issuers of below investment grade bonds whose financial condition is adequate to meet future obligations, has improved, or is expected to improve in the future. The Adviser's analysis focuses on relative values based on such factors as interest or dividend coverage, asset coverage, earnings prospects, and the experience and managerial strength of the issuer.

      The ratings of a rating agency represent its opinion as to the credit quality of the debt securities it undertakes to rate and do not evaluate market risk. Ratings are not absolute standards of credit quality; consequently, debt securities with the same maturity, duration, coupon, and rating may have different yields. Rating agencies may fail to make timely changes in credit ratings and an issuer's current financial condition may be better or worse than a rating indicates. The Appendix to the Statement of Additional Information describes the various ratings assigned to debt securities by Moody's, S&P and Fitch Ratings.

      If a security satisfies the fund's minimum rating criteria at the time of purchase and is subsequently downgraded below such rating, the fund will not be required to dispose of such security. If a downgrade occurs, the Adviser will consider what action, including the sale of such security, is in the best interest of the fund and its stockholders.


      EFFECTIVE MATURITY

      Effective maturity is the calculated maturity based on analytical factors that estimate the actual expected return of principal rather than the stated final maturity date. For example, a mortgage-backed bond may have a 30-year stated final maturity. However, given the expected periodic principal prepayments of that bond, the effective maturity may be 10 years rather than the stated 30 years. The average effective maturity is the dollar-weighted average of effective maturities of the securities in the fund's portfolio.

      U.S. GOVERNMENT SECURITIES

      U.S. government securities include a variety of securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements secured thereby. These securities include securities issued and guaranteed by the full faith and credit of the U.S. government, such as Treasury bills, Treasury notes and Treasury bonds; obligations supported by the right of the issuer to borrow from the U.S. Treasury, such as those of the Federal Home Loan Banks; and obligations supported only by the credit of the issuer, such as those of the Federal Intermediate Credit Banks. Other U.S. government agencies, authorities and instrumentalities, may include, among others, the Federal National Mortgage Association ("Fannie Mae"), the Government National Mortgage Association ("Ginnie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), the Federal Housing Administration, the Resolution Funding Corporation, the Federal Farm Credit Banks, the Tennessee Valley Authority, the Student Loan Marketing Association and the Small Business Administration.

      U.S. government securities do not involve the level of credit risk associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government securities are generally lower than the yields available from corporate debt securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in a fund's net asset value ("NAV"). A description of securities issued by Fannie Mae, Ginnie Mae and Freddie Mac is contained under "-Mortgaged-Backed Securities" in this section.

      Stripped government securities are created by separating the income and principal components of a U.S. government security and selling them separately. STRIPS (Separate Trading of Registered Interest and Principal of Securities) are created when the coupon payments and the principal payment are stripped from an outstanding U.S. Treasury security by a Federal Reserve Bank. Privately stripped government securities are created when a dealer deposits a U.S. Treasury security or other U.S. government security with a custodian for safekeeping. The custodian issues separate receipts for the coupon payments and the principal payment, which the dealer then sells.

      Below are some of the categories of U.S. government securities.

            U.S. TREASURY BILLS

            U.S. Treasury Bills are direct obligations of the U.S. Treasury that are issued in maturities of one year or less. No interest is paid on Treasury bills; instead, they are issued at a discount and repaid at full face value when they mature. They are backed by the full faith and credit of the U.S. government.

            U.S. TREASURY NOTES AND BONDS

            U.S. Treasury Notes and Bonds are direct obligations of the U.S. Treasury issued in maturities that vary between one and forty years, with interest normally payable every six months. They are backed by the full faith and credit of the U.S. government.

      AGENCY SECURITIES

      Agency securities are issued or guaranteed by a federal agency or other government sponsored enterprises ("GSE") acting under federal authority. Some GSE securities are supported by the full faith and credit of the U.S. government. These include the Ginnie Mae, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation and Washington Metropolitan Area Transit Authority Bonds.

      Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Freddie Mac, Fannie Mae, Student Loan Marketing Association and Tennessee Valley Authority in support of such obligations.

      A few GSE securities have no explicit financial support but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation and Resolution Funding Corporation.

      Investors regard agency securities as having low credit risks, but not as low as U.S. Treasury securities. A fund treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks. A description of securities issued by Fannie Mae, Ginnie Mae and Freddie Mac is contained under "-Mortgaged-Backed Securities" in this section.

      CORPORATE DEBT SECURITIES

      Corporate debt securities are issued by businesses. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, but interests in bank loans to companies may also be considered corporate debt securities.

      The credit risks of corporate debt securities vary widely among issuers. In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated  securities  while  continuing  to make  payments  on  senior securities.  In addition, in the event of bankruptcy,  holders  of  senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

            COMMERCIAL PAPER

            Commercial paper is an issuer's debt obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default. The short maturity of commercial paper reduces both the market and credit risks as compared to other debt securities of the same issuer.

            Asset-backed commercial paper is a debt obligation generally issued by a corporate-sponsored special purpose entity to which the corporation has contributed cash-flowing receivables like credit card receivables, auto and equipment leases, and other receivables. Investment in asset-backed commercial paper is subject to the risk that insufficient proceeds from the projected cash flows of the contributed receivables are available to repay the commercial paper.

            DEMAND INSTRUMENTS

            Demand instruments are corporate debt securities that the issuer must repay upon demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The funds treat demand instruments as short-term securities, even though their stated maturity may extend beyond one year.

      MUNICIPAL OBLIGATIONS

      Municipal obligations are issued by state and local governments to acquire land, equipment and facilities. Although the interest on many municipal obligations is exempt from federal income tax, the funds may invest in taxable municipal obligations. Municipal obligations are not always fully backed by the municipality's credit and risk of loss to a fund exists if a municipality does not appropriate money to service its debts and defaults on its obligations. The following describes the types of municipal obligations.

            GENERAL OBLIGATION BONDS

            General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power. The issuer must impose and collect taxes sufficient to pay principal and interest on the bonds. However, the issuer's authority to impose additional taxes may be limited by its charter or state law.

            REVENUE BONDS

            Revenue bonds are payable solely from specific revenues received by the issuer, such as specific taxes, assessments, tolls or fees. Bondholders may not collect from the municipality's general taxes or revenues. For example, a municipality may issue bonds to build a toll road and pledge the tolls to repay the bonds. Therefore, a shortfall in the tolls could result in a default on the bonds.

            PRIVATE ACTIVITY BONDS

            Private activity bonds are special revenue bonds used to finance privately operated facilities. For example, a municipality may issue bonds to finance a new factory to improve its local economy. The municipality would lend the proceeds from its bonds to the company using the factory, and the company would agree to make loan payments sufficient to repay the bonds. The bonds would be payable solely from the company's loan payments, not from any other revenues of the municipality. Therefore, any default on the loan normally would result in a default on the bonds. The credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facilities. Other types of private activity bonds may be issued by or on behalf of public authorities to finance various privately operated facilities, including certain pollution control facilities, convention or trade show facilities, and airport, mass transit, port or parking facilities. The interest on many types of private activity bonds is a tax preference item for purposes of the federal alternative minimum tax.

      ASSET-BACKED SECURITIES

      Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle retail installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving consumer credit (credit card) agreements, or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans, which may be affected adversely by general downturns in the economy. Asset-backed securities are subject to the same risk of prepayment described with respect to mortgage-backed securities. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

      Certificates for Automobile ReceivablesSM ("CARSSM") represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing those contracts. Payments of principal and interest on the underlying contracts are passed through monthly to certificate holders and are generally guaranteed for a specified time period and amount by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. Underlying installment sales contracts are subject to prepayment, which may reduce the overall return to certificate holders. Certificate holders also may experience delays in payment or losses on CARSSM if the trust does not realize the full amounts due on underlying installment sales contracts because of unanticipated legal or administrative costs of enforcing the contract; depreciation, damage, or loss of the vehicles securing the contract; or other factors.

      Credit card receivable securities are backed by receivables from revolving credit card agreements ("Accounts"). Credit balances on Accounts are generally paid down more rapidly than automobile contracts. Most of the credit card receivable securities issued publicly to date have been pass-through certificates. In order to lengthen their maturity or duration, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder. Principal payments on the Accounts are used to fund the transfer of additional credit card charges made on the Accounts to the pool of assets supporting the securities. Usually, the initial fixed period may be shortened if specified events occur which signal a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates. An issuer's ability to extend the life of an issue of credit card receivable securities thus depends on the continued generation and repayment of principal amounts in the underlying Accounts and the non-occurrence of the specified events. The non-deductibility of consumer interest, as well as competitive and general economic factors, could adversely affect the rate at which new receivables are created in an Account and conveyed to an issuer, thereby shortening the expected weighted average life of the related security and reducing its yield. An acceleration in cardholders' payment rates or any other event that shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related security could have a similar effect on its weighted average life and yield.

      Credit cardholders are entitled to the protection of state and federal consumer credit laws. Many of those laws give a holder the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts. In addition, unlike the collateral for most other asset-backed securities, Accounts are unsecured obligations of the cardholder.

      A fund may invest in trust-preferred securities, which are a type of asset-backed security. Trust preferred securities represent interests in a trust formed by a parent company to finance its operations. The trust sells preferred shares and invests the proceeds in debt securities of the parent. This debt may be subordinated and unsecured. Dividend payments on the trust preferred securities match the interest payments on the debt securities; if no interest is paid on the debt securities, the trust will not make current payments on its preferred securities. Unlike typical asset-backed securities, which have many underlying payers and are usually over-collateralized, trust preferred securities have only one underlying payer and are not over-collateralized. Issuers of trust preferred securities and their parents currently enjoy favorable tax treatment. If the tax characterization of trust preferred securities were to change, they could be redeemed by the issuers, which could result in a loss to each holder.

      Collateralized loan obligations ("CLOs") are asset-backed securities issued by a trust or other entity that are collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinated corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The Adviser does not select borrowers of the underlying loans that comprise the CLO pool (a "CLO borrower"). Like the underlying loans, CLOs are subject to credit risk. CLOs are also subject to prepayment risk, which is the risk that the underlying loans may be prepaid, generally during a period of falling interest rates, which could adversely affect the yield to maturity and could require a fund to reinvest in lower yielding securities. In addition, the collection of collateral on a defaulted loan, if achieved, may be subject to significant delays. Further, a fund may be subject to the credit risk of the institution that creates the CLO. A fund may have limited or no rights to enforce the terms of any loan agreement with a CLO borrower, right to set-off against the CLO borrower or right to object to amendments to the lending agreement with the CLO borrower.

      MORTGAGE-BACKED SECURITIES

      Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property and include single- and multi-class pass-through securities and collateralized mortgage obligations. Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The U.S. government mortgage-backed securities include mortgage-backed securities issued or guaranteed as to the payment of principal and interest (but not as to market value) by Ginnie Mae, Fannie Mae or Freddie Mac or other government-sponsored enterprises. Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities (collectively "Private Mortgage Lenders"). Payments of principal and interest (but not the market value) of such private mortgage-backed securities may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. government or one of its agencies or instrumentalities, or they may be issued without any government guarantee of the underlying mortgage assets but with some form of non-government credit enhancement.

            GINNIE MAE CERTIFICATES

            Ginnie Mae guarantees certain mortgage pass-through certificates ("Ginnie Mae certificates") that are issued by Private Mortgage Lenders and that represent ownership interests in individual pools of residential mortgage loans. These securities are designed to provide monthly payments of interest and principal to the investor. Timely payment of interest and principal is backed by the full faith and credit of the U.S. government. Each mortgagor's monthly payment to his lending institution on his residential mortgage is "passed through" to certificate holders such as the funds. Mortgage pools consist of whole mortgage loans or participations in loans. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. Lending institutions that originate mortgages for the pools are subject to certain standards, including credit and other underwriting criteria for individual mortgages included in the pools.

            FANNIE MAE CERTIFICATES

            Fannie Mae facilitates a national secondary market in residential mortgage loans insured or guaranteed by U.S. government agencies and in privately insured or uninsured residential mortgage loans (sometimes referred to as "conventional mortgage loans" or "conventional loans") through its mortgage purchase and mortgage-backed securities sales activities. Fannie Mae issues guaranteed mortgage pass-through certificates ("Fannie Mae certificates"), which represent pro rata shares of all interest and principal payments made and owed on the underlying pools. Fannie Mae guarantees timely payment of interest and principal on Fannie Mae certificates. The Fannie Mae guarantee is not backed by the full faith and credit of the U.S. government.

            FREDDIE MAC CERTIFICATES

            Freddie Mac also facilitates a national secondary market for conventional residential and U.S. government-insured mortgage loans through its mortgage purchase and mortgage-backed securities sales activities. Freddie Mac issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). Each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool. Freddie Mac generally guarantees timely monthly payment of interest on PCs and the ultimate payment of principal, but it also has a PC program under which it guarantees timely payment of both principal and interest. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semi-annually and return principal once a year in guaranteed minimum payments. The Freddie Mac guarantee is not backed by the full faith and credit of the U.S. government.

            COMMERCIAL MORTGAGE-BACKED SECURITIES

            Commercial mortgage-backed securities generally are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. The market for commercial mortgage-backed securities developed more recently, and in terms of total outstanding principal amount of issues, is relatively small, compared to the market for residential single-family mortgage-backed securities. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.

            Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-backed securities secured by loans on commercial properties than on those secured by loans on residential properties.

            STRIPPED MORTGAGE-BACKED SECURITIES

            Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security known as a principal-only security, or PO. Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, neither fund may fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

            COLLATERALIZED MORTGAGE OBLIGATIONS AND MULTI-CLASS MORTGAGE PASS-THROUGHS

            CMOs are debt obligations that are collateralized by mortgage loans or mortgage pass-through securities (such collateral collectively being called "Mortgage Assets"). CMOs may be issued by Private Mortgage Lenders or by government entities such as Fannie Mae or Freddie Mac. Multi-class mortgage pass-through securities are interests in trusts that are comprised of Mortgage Assets and that have multiple classes similar to those in CMOs. Unless the context indicates otherwise, references herein to CMOs include multi-class, mortgage pass-through securities. Payments of principal of, and interest on, the Mortgage Assets (and in the case of CMOs, any reinvestment income thereon) provide the funds to pay debt service on the CMOs or to make scheduled distributions on the multi-class mortgage pass-through securities.

            In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMO, also referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrued on all classes of a CMO (other than any principal-only class) on a monthly, quarterly or semi-annual basis. The principal and interest on the Mortgage Assets may be allocated among the several classes of a CMO in many ways. In one structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of a CMO in the order of their respective stated maturities or final distribution dates so that no payment of principal will be made on any class of the CMO until all other classes having an earlier stated maturity or final distribution date have been paid in full. In some CMO structures, all or a portion of the interest attributable to one or more of the CMO classes may be added to the principal amounts attributable to such classes, rather than passed through to certificate holders on a current basis, until other classes of the CMO are paid in full.

            Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier.

            Some CMO classes are structured to pay interest at rates that are adjusted in accordance with a formula, such as a multiple or fraction of the change in a specified interest rate index, so as to pay at a rate that will be attractive in certain interest rate environments but not in others. For example, an inverse floating rate CMO class pays interest at a rate that increases as a specified interest rate index decreases but decreases as that index increases. For other CMO classes, the yield may move in the same direction as market interest rates-i.e., the yield may increase as rates increase and decrease as rates decrease-but may do so more rapidly or to a greater degree. The market value of such securities generally is more volatile than that of a fixed rate obligation. Such interest rate formulas may be combined with other CMO characteristics. For example, a CMO class may be an inverse interest-only class on which the holders are entitled to receive no payments of principal and are entitled to receive interest at a rate that will vary inversely with a specified index or a multiple thereof.

            ARMS AND FLOATING RATE MORTGAGE-BACKED SECURITIES

            Adjustable rate mortgage-backed securities (sometimes referred to as "ARM securities") are mortgage-backed securities that represent a right to receive interest payments at a rate that is adjusted to reflect the interest earned on a pool of mortgage loans bearing variable or adjustable rates of interest (such mortgage loans are referred to as "ARMs"). Floating rate mortgage-backed securities are classes of mortgage-backed securities that have been structured to represent the right to receive interest payments at rates that fluctuate in accordance with an index but that generally are supported by pools comprised of fixed-rate mortgage loans. Because the interest rates on ARM and floating rate mortgage-backed securities are reset in response to changes in a specified market index, the values of such securities tend to be less sensitive to interest rate fluctuations than the values of fixed-rate securities. As a result, during periods of rising interest rates, such securities generally do not decrease in value as much as fixed-rate securities. Conversely, during periods of declining rates, such securities generally do not increase in value as much as fixed-rate securities.

            ARM securities represent a right to receive interest payments at a rate that is adjusted to reflect the interest earned on a pool of ARMs. ARMs generally specify that the borrower's mortgage interest rate may not be adjusted above a specified lifetime maximum rate or, in some cases, below a minimum lifetime rate. In addition, certain ARMs specify limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. ARMs also may limit changes in the maximum amount by which the borrower's monthly payment may adjust for any single adjustment period. In the event that a monthly payment is not sufficient to pay the interest accruing on the ARM, any such excess interest is added to the mortgage loan ("negative amortization"), which is repaid through future payments. If the monthly payment exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment that would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess reduces the principal balance of the ARM. Borrowers under ARMs experiencing negative amortization may take longer to build up their equity in the underlying property and may be more likely to default.

            ARMs also may be subject to a greater rate of prepayments in a declining interest rate environment. For example, during a period of declining interest rates, prepayments on ARMs could increase because the availability of fixed mortgage loans at competitive interest rates may encourage mortgagors to "lock-in" at a lower interest rate. Conversely, during a period of rising interest rates, prepayments on ARMs might decrease. The rate of prepayments with respect to ARMs has fluctuated in recent years.

            The rates of interest payable on certain ARMs, and, therefore, on certain ARM securities, are based on indices, such as the one-year constant maturity Treasury rate, that reflect changes in market interest rates. Others are based on indices, such as the 11th District Federal Home Loan Bank Cost of Funds Index, that tend to lag behind changes in market interest rates. The values of ARM securities supported by ARMs that adjust based on lagging indices tend to be somewhat more sensitive to interest rate fluctuations than those reflecting current interest rate levels, although the values of such ARM securities still tend to be less sensitive to interest rate fluctuations than fixed-rate securities.

            ARM securities frequently permit the holder to demand payment of the obligations' principal and accrued interest at any time or at specified intervals not exceeding one year. The demand feature usually is backed by a credit instrument (i.e., a bank letter of credit) from a creditworthy issuer and sometimes by insurance from a creditworthy insurer. Without these credit enhancements, some ARM securities might not meet a fund's quality standards. Accordingly, in purchasing these securities, a fund relies primarily on the creditworthiness of the credit instrument issuer or the insurer. A fund can also buy fixed-rate securities accompanied by a demand feature or by a put option, which permits the fund to sell the security to the issuer or third party at a specified price. A fund may rely on the creditworthiness of issuers of the credit enhancements in purchasing these securities.

            Floating rate mortgage-backed securities are classes of mortgage-backed securities that have been structured to represent the right to receive interest payments at rates that fluctuate in accordance with an index but that generally are supported by pools comprised of fixed-rate mortgage loans. As with ARM securities, interest rate adjustments on floating rate mortgage-backed securities may be based on indices that lag behind market interest rates. Interest rates on floating rate mortgage-backed securities generally are adjusted monthly. Floating rate mortgage-backed securities are subject to lifetime interest rate caps, but they generally are not subject to limitations on monthly or other periodic changes in interest rates or monthly payments.

      TYPES OF CREDIT ENHANCEMENT

      To lessen the effect of failures by obligors on the underlying assets to make payments, mortgage-backed and asset-backed securities may contain elements of credit enhancement. Such credit enhancement falls into two categories: (1) liquidity protection and (2) protection against losses resulting after default by an obligor on the underlying assets and collection of all amounts recoverable directly from the obligor and through liquidation of the collateral. Liquidity protection is the provision of advances, generally by the entity administering the pool of assets (usually the bank, savings association or mortgage banker that transferred the underlying loans to the issuer of the security), to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting after default and liquidation ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor, from third parties, through various means of structuring the transaction or through a combination of such approaches. No fund will pay any additional fees for such credit enhancement, although the existence of credit enhancement may increase the price of a security. Credit enhancements do not provide protection against changes in the market value of the security. Examples of credit enhancement arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "spread accounts" or "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceed that required to make payment of the securities and pay any servicing or other fees). The degree of credit enhancement provided for each issue generally is based on historical information regarding the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in such a security.

      INVESTMENTS IN SUBORDINATED SECURITIES

      Subordinated classes of senior-subordinated securities ("Subordinated Securities") have no governmental guarantee, and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior mortgage-backed or asset-backed securities arising out of the same pool of assets. The holders of Subordinated Securities typically are compensated with a higher stated yield than are the holders of more senior securities. On the other hand, Subordinated Securities typically subject the holder to greater risk than senior securities and tend to be rated in a lower rating category (frequently a substantially lower rating category) than the senior securities issued in respect of the same pool of assets. Subordinated Securities generally are likely to be more sensitive to changes in prepayment and interest rates, and the market for such securities may be less liquid than is the case for traditional debt securities and senior mortgage-backed or asset-backed securities.

      SPECIAL CHARACTERISTICS OF ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

      The yield characteristics of mortgage-backed and asset-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other obligations generally may be prepaid at any time. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed-rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Similar factors apply to prepayments on asset-backed securities, but the receivables underlying asset-backed securities generally are of a shorter maturity and thus less likely to experience substantial prepayments. Such securities, however, often provide that for a specified time period the issuers will replace receivables in the pool that are repaid with comparable obligations. If the issuer is unable to do so, repayment of principal on the asset-backed securities may commence at an earlier date. Mortgage-backed and asset-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other debt securities from declining interest rates because of the risk of prepayment.

      The rate of interest on mortgage-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool due to the annual fees paid to the servicer of the mortgage pool for passing through monthly payments to certificate holders and to any guarantor, and due to any yield retained by the issuer. Actual yield to the holder may vary from the coupon rate, even if adjustable, if the mortgage-backed securities are purchased or traded in the secondary market at a premium or discount. In addition, there is normally some delay between the time the issuer receives mortgage payments from the servicer and the time the issuer makes the payments on the mortgage-backed securities, and this delay reduces the effective yield to the holder of such securities.

      Yields on pass-through securities are typically quoted by investment dealers and vendors based on the maturity of the underlying instruments and the associated average life assumption. The average life of pass-through pools varies with the maturities of the underlying mortgage loans. A pool's term may be shortened by unscheduled or early payments of principal on the underlying mortgages. Because prepayment rates of individual pools vary widely, it is not possible to predict accurately the average life of a particular pool. In the past, a common industry practice was to assume that prepayments on pools of fixed rate 30-year mortgages would result in a 12-year average life for the pool. At present, mortgage pools, particularly those with loans with other maturities or different characteristics, are priced on an assumption of average life determined for each pool. In periods of declining interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgage-backed securities. Conversely, in periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool. However, these effects may not be present, or may differ in degree, if the mortgage loans in the pools have adjustable interest rates or other special payment terms, such as a prepayment charge. Actual prepayment experience may cause the yield of mortgage-backed securities to differ from the assumed average life yield. Reinvestment of prepayments may occur at lower interest rates than the original investment, thus adversely affecting the yield of a fund.

      COLLATERALIZED BOND OBLIGATIONS

      Collateralized bond obligations ("CBOs") are structured securities backed by a diversified pool of high yield, public or private debt securities. These may be fixed pools or may be "market value" (or managed) pools of collateral. The pool of high yield securities is typically separated into tranches representing different degrees of credit quality. The top tranche of CBOs, which represents the highest credit quality in the pool, has the greatest collateralization and pays the lowest interest rate.
      Lower CBO tranches represent lower degrees of credit quality and pay higher interest rates that are intended to compensate for the attendant risks. The bottom tranche specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid) rather than a fixed interest rate. The return on the lower tranches of CBOs is especially sensitive to the rate of defaults in the collateral pool.

      CONVERTIBLE SECURITIES

      Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a fund is called for redemption or conversion, the fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

      Convertible securities generally have less potential for gain or loss than common stocks. Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than compatible non-convertible debt securities. Because of this higher yield, convertible securities generally sell at prices above their "conversion value," which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates. When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities. However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder. When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase. At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise. Convertible securities are also subject to credit risk, and are often lower-quality securities.

      The Funds treat convertible securities as both debt equity securities for purposes of their investment policies and limitations, because of those securities' unique characteristics.

      BANK OBLIGATIONS

      Bank obligations include certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other short-term and long-term debt obligations issued by commercial banks. A CD is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of U.S. banks or foreign banks that are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Deposit notes are notes issued by commercial banks that generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.

REAL ESTATE INVESTMENT TRUSTS

Real estate investment trusts ("REITs") are companies that invest primarily in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs (a combination of equity and mortgage REITs). Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income primarily from interest payments. A REIT is not taxed on net income and gains it distributes to its shareholders, provided it complies with the applicable requirements of the Code.


A fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests in addition to the expenses the fund pays directly. Debt securities issued by REITs are, for the most part, general and unsecured obligations and are subject to risks associated with REITs.

Investing in REITs involves certain unique risks in addition to the risks associated with investing in the real estate industry in general. An equity REIT may be affected by changes in the value of the underlying properties it owns, by changes in economic conditions generally, and by changes in the broader stock market. A mortgage REIT may be affected by changes in interest rates and the ability of the obligors on its portfolio mortgages to repay their obligations. REITs depend on the skills of their managers and are not diversified. REITs generally depend on maintaining cash flows to repay borrowings and to make distributions to stockholders and are subject to the risk of default by lessees or borrowers. REITs whose underlying assets are concentrated in properties used by a particular industry, such as health care, are also subject to risks associated with such industry.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. If a REIT invests in adjustable-rate mortgages, the interest rates on which are reset periodically, yields on the REIT's investments in such loans will gradually align themselves to reflect changes in market interest rates. This causes the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

REITs may have limited financial resources and may trade less frequently and in a more limited volume than larger company securities.

FOREIGN SECURITIES

Foreign securities include securities issued or guaranteed by companies organized under the laws of countries other than the United States and securities issued or guaranteed by foreign governments, their agencies or instrumentalities and supra-national governmental entities, such as the World Bank. Foreign securities also include U.S. dollar-denominated debt obligations, such as "Yankee Dollar" obligations, of foreign issuers and of supra-national government entities. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign corporations, banks and governments.

Foreign investments involve risks relating to local political, economic, regulatory or social instability, military action or unrest or adverse diplomatic developments, and may be affected by actions of foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars or other government intervention. There is no assurance that the Adviser will be able to anticipate these potential events or counter their effects. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

It is anticipated that in most cases the best available market for foreign securities will be on an exchange or in over-the-counter ("OTC") markets located outside of the United States. Foreign markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. Foreign security trading, settlement and custodial practices (including those involving securities settlement where fund assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository or foreign subcustodian. In addition, the costs associated with foreign investments, including withholding taxes, brokerage commissions and custodial costs, are generally higher than with U.S. investments.

Foreign  markets  may offer less protection  to  investors  than  U.S.  markets.
Foreign issuers are generally not bound by uniform accounting, auditing, financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis. In general, there is less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. OTC markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries.

Some foreign securities impose restrictions on transfer within the United States or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

The risks of foreign investing may be magnified for investments in developing or emerging markets. Security prices in emerging markets can be significantly more volatile than those in more developed markets, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

INDEXED SECURITIES

Indexed securities are instruments whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. Mortgage-indexed securities, for example, could be structured to replicate the performance of mortgage securities and the characteristics of direct ownership.

Gold-indexed securities typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. Indexed securities may be more volatile than the underlying instruments. Indexed securities are also subject to the credit risks associated

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with the issuer  of  the security, and their values may decline substantially if the issuer's creditworthiness deteriorates.

SECURITIES OF OTHER INVESTMENT COMPANIES

A fund may invest in the securities of other investment companies, including money market funds, to the extent that such investments are consistent with the fund's investment objective and policies and permissible under the 1940 Act. Under the 1940 Act, no fund may acquire the securities of other domestic or non-U.S. investment companies if, as a result, (i) more than 10% of the fund's total assets would be invested in securities of other investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one investment company being held by the fund, or (iii) more than 5% of the fund's total assets would be invested in any one investment company. These limitations do not apply to the purchase of shares of any investment company in connection with a merger, consolidation, reorganization or acquisition of substantially all the assets of another investment company.

A fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies' expenses, including advisory fees. These expenses are in addition to the direct expenses of the fund's own operations.

EXCHANGE-TRADED FUNDS.

An Exchange-Traded Fund ("ETF") tracks an index, a commodity or a basket of assets like an index fund, but trades like a stock on an exchange, thus experiencing price changes throughout the day as it is bought and sold.

Many ETFs are investment companies. Therefore, a fund's purchases of ETF shares that are organized as investment companies generally are subject to the limitations on a fund's investments in other investment companies, which are described above under "Securities of Other Investment Companies."

An investment in an ETF generally presents the same primary risks as an investment in a conventional mutual fund (i.e., one that is not exchange traded) that has the same investment objective, strategies, and policies. The price of an ETF can fluctuate within a wide range, and a fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional mutual funds: (1) the market price of the ETF's shares may trade at a discount to their NAV; (2) an active trading market for an ETF's shares may not develop or be maintained; or (3) trading of an ETF's shares may be halted if the listing exchange's officials deem such action appropriate, the shares are de-listed from the exchange, or the activation of market-wide "circuit breakers" (which are tied to large decreases in stock prices) halts stock trading generally.

UTILITY COMPANY SECURITIES

Utility companies in the United States are generally subject to substantial regulation intended to ensure appropriate standards of review and adequate capacity to meet public demand. Utility rates generally are subject to review and limitation by state public utilities commissions and tend to fluctuate with marginal financing costs. Rate changes, however, tend to lag changes in financing costs. Therefore, rate changes can favorably or unfavorably affect the earnings or dividend payouts on utilities securities, depending upon whether rates are increasing or decreasing. The nature of regulation in the U.S. utilities industry continues to evolve. Although certain companies may profit from regulatory changes, others may become less profitable. Some public utilities companies are facing increased competition due to deregulation, which may reduce these companies' profits. All of these factors are subject to rapid changes which may affect utilities companies independent from other market factors.

WARRANTS

Warrants give a fund the option to buy the issuer's equity securities at a specified price (the exercise price) at a specified future date (the expiration date). A fund may buy the designated securities by paying the exercise price before the expiration date. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date. This increases the market risks of warrants as compared to the underlying security. Rights are the same as warrants, except companies typically issue rights to existing stockholders.

FUTURES AND OPTIONS TRANSACTIONS

The following paragraphs pertain to futures and options transactions: Asset Coverage for Futures and Options Positions, Purchasing Put and Call Options, Writing Put and Call Options, OTC Options, Futures Contracts, Futures Margin Payments and Limitations on the Use of Options and Futures Portfolio Securities.

      ASSET COVERAGE FOR FUTURES AND OPTIONS POSITIONS

      The funds will comply with guidelines established by the SEC with respect to coverage of options and futures strategies by mutual funds and, if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures or option strategy is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of a fund's assets could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

      PURCHASING PUT AND CALL OPTIONS

      By purchasing a put option, the purchaser obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the purchaser pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indices of securities prices, and futures contracts. The purchaser may terminate its position in a put option by allowing it to expire or by exercising the option. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser completes the sale of the underlying instrument at the strike price. A purchaser may also terminate a put option position by closing it out in the secondary market at its current price, if a liquid secondary market exists.

      The buyer of a typical put option can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).

      The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price. A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

      WRITING PUT AND CALL OPTIONS

      The writer of a put or call option takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the writer assumes the obligation to, in the case of a put option, purchase the underlying security or, in the case of a call option, sell the underlying security, in either case for a price equal to the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. The writer may seek to terminate a position in a put or call option before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for an option, however, the writer must continue to be prepared to pay the strike price while the option is outstanding, in the case of a put option, or deliver the underlying security in exchange for the strike price in the case of a call option, regardless of price changes, and must continue to set aside assets to cover its position. When writing an option on a futures contract, a fund will be required to make margin payments to a futures commission merchant ("FCM") as described below for futures contracts.

      If security prices rise, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instrument directly, however, because the premium received for writing the option should mitigate the effects of the decline.

      Writing a call option obligates the writer to sell or deliver the option's underlying instrument, in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

      Combined positions involve purchasing and writing options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, purchasing a put option and writing a call option on the same underlying instrument would construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

      OTC OPTIONS

      Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the purchaser or writer greater flexibility to tailor an option to its needs, OTC options generally involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

      FUTURES CONTRACTS

      In purchasing a futures contract, the buyer agrees to purchase a specified underlying instrument at a specified future date. In selling a futures contract, the seller agrees to sell a specified underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the buyer and seller enter into the contract. Some currently available futures contracts are based on specific securities, such as U.S. Treasury bonds or notes, and some are based on indices of securities prices, such as the Standard & Poor's 500 Composite Stock Index. Futures can be held until their delivery dates, or can be closed out before then if a liquid secondary market is available.

      The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase a fund's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When a fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

      FUTURES MARGIN PAYMENTS

      The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with an FCM when the contract is entered into. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a fund's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of a fund, the fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the fund.

      Certain funds have filed notices of eligibility for exclusion from the definition of the term "commodity pool operator" with the Commodity Futures Trading Commission ("CFTC") and the National Futures Association, which regulate trading in the futures markets. These funds intend to comply with Rule 4.5 under the Commodity Exchange Act, which limits the extent to which the funds can commit assets to initial margin deposits and option premiums.

      LIMITATIONS ON THE USE OF OPTIONS AND FUTURES PORTFOLIO STRATEGIES

      Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which the fund typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

      Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options, futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

      It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore no assurance can be given that a fund will be able to utilize these instruments effectively for the purposes set forth above. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. The lack of liquidity in the secondary market for a contract due to price fluctuation limits could prevent prompt liquidation of unfavorable positions, and potentially could require a fund to continue to hold a position until delivery or expiration regardless of changes in its value. OTC options generally carry greater liquidity risk than exchange-traded options. A fund's access to other assets held to cover its options or futures positions could also be impaired. Furthermore, a fund's ability to engage in options and futures transactions may be limited by tax considerations and transaction costs.

ILLIQUID AND RESTRICTED SECURITIES

Illiquid investments are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Under the supervision of the Board, the Adviser determines the liquidity of a fund's investments and, through reports from the Adviser, the Board monitors investments in illiquid instruments. In determining the liquidity of a fund's investments, the Adviser may consider various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset the fund's rights and obligations relating to the investment). Investments currently considered by the Adviser to be illiquid include repurchase agreements not entitling the holder to repayment of principal and payment of interest within seven days, non-government stripped fixed-rate mortgage-backed securities, and OTC options. Also, the Adviser may determine some restricted securities, government-stripped fixed-rate mortgage-backed securities, emerging market securities, and swap agreements to be illiquid. However, with respect to OTC options that the funds write, all or a portion of the value of the underlying instrument may be illiquid depending on the assets held to cover the option and the nature and terms of any agreement the funds may have to close out the option before expiration. In the absence of market quotations, illiquid investments are priced at fair value as determined in good faith by the Adviser's Valuation Committee.

Illiquid securities may be difficult to dispose of at a fair price at the times when a fund believes it is desirable to do so. The market price of illiquid securities generally is more volatile than that of more liquid securities, which may adversely affect the price that a fund pays for or recovers upon the sale of illiquid securities. Illiquid securities are also more difficult to value and thus the Adviser's judgment plays a greater role in the valuation process. Investment of a fund's assets in illiquid securities may restrict the fund's ability to take advantage of market opportunities. The risks associated with illiquid securities may be particularly acute in situations in which a fund's operations require cash and could result in the fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid securities.

Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. The Adviser has the ability to deem restricted securities as liquid. Where registration is required, a fund may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, a fund might obtain a less favorable price than prevailed when it decided to seek registration of the security.

In recent years, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including private placements, repurchase agreements, commercial paper, foreign securities and corporate bonds and notes. These instruments are often restricted securities because the securities are either themselves exempt from registration or sold in transactions not requiring registration. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.

Rule 144A under the 1933 Act establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Institutional markets for restricted securities that might develop as a result of Rule 144A could provide both readily ascertainable values for restricted securities and the ability to liquidate an investment in order to satisfy share redemption orders. An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible securities held by a fund, however, could affect adversely the marketability of such portfolio securities and a fund might be unable to dispose of such securities promptly or at reasonable prices.

OTHER TRANSACTIONS

      REPURCHASE AGREEMENTS

      A fund may purchase instruments from financial institutions, such as banks and broker-dealers, subject to the seller's agreement to repurchase them at an agreed upon time and price. A fund may invest in repurchase agreements with institutions that are deemed by the Adviser to be of good standing and creditworthy pursuant to the guidelines established by the Board. A third party custodian bank takes possession of the underlying securities of a repurchase agreement, the value of which is at all times at least equal to the principal amount of the repurchase transaction, including accrued interest. In the event of counterparty default on the obligation to repurchase, a fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. However, there could be potential losses to a fund in the event of default or bankruptcy by the counterparty to the agreement and the fund is delayed or prevented from exercising its rights to dispose of the collateral, including the risk of possible decline in the value of the collateral during the period while the fund seek to assert its rights.

      REVERSE REPURCHASE AGREEMENTS

      In a reverse repurchase agreement, a fund sells a security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase that security at an agreed-upon price and time. While a reverse repurchase agreement is outstanding, a fund will maintain appropriate liquid assets in a segregated custodial account to cover their obligation under the agreement. A fund will enter into reverse repurchase agreements only with parties whose creditworthiness has been reviewed and found satisfactory by the Adviser. Such transactions may increase fluctuations in the market value of fund assets and may be viewed as a form of leverage.

      DELAYED-DELIVERY TRANSACTIONS

      Securities may be bought and sold on a delayed-delivery or when-issued basis. These transactions involve a commitment to purchase or sell specific securities at a predetermined price or yield, with payment and delivery taking place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. The funds may receive fees or price concessions for entering into delayed-delivery transactions.

      When purchasing securities on a delayed-delivery basis, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued as anticipated. Because payment for the securities is not required until the delivery date, these risks are in addition to the risks associated with a fund's investments. If a fund remains substantially fully invested at a time when delayed-delivery purchases are outstanding, the delayed-delivery purchases may result in a form of leverage. When delayed-
      delivery purchases are outstanding, a fund will set aside appropriate liquid assets in a segregated custodial account to cover the purchase obligations. When a fund has sold a security on a delayed-delivery basis, the fund does not participate in further gains or losses with respect to the security. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, the fund could miss a favorable price or yield opportunity or suffer a loss.

      A fund may re-negotiate a delayed delivery transaction and may sell the underlying securities before delivery, which may result in capital gains or losses for the fund.

      WHEN-ISSUED SECURITIES

      A fund may enter into agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. Such agreements might be entered into, for example, when a fund that invests in debt securities anticipates a decline in interest rates and is able to obtain a more advantageous yield by committing currently to purchase securities to be issued later. When a fund purchases securities in this manner (on a when-issued or delayed-delivery basis), it is required to create a segregated account with the Trust's custodian and to maintain in that account cash, U.S. government securities or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the fund's when-issued or delayed-delivery commitments. No income is generally earned on these securities until after delivery. The fund will make commitments to purchase on a when-issued or delayed-delivery basis only securities meeting the fund's investment criteria. The fund may take delivery of these securities or, if it is deemed advisable as a matter of investment strategy, the fund may sell these securities before the settlement date. When the time comes to pay for when-issued or delayed-delivery securities, the fund will meet its obligations from then available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than the fund's payment obligation).

      TO BE ANNOUNCED SECURITIES ("TBAS")

      As with other when-issued transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, a fund agrees to accept any security that meets specified terms. For example, in a TBA mortgage-backed transaction, a fund and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. However, the seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage-backed securities increase market risks because the underlying mortgages may be less favorable than anticipated by a fund.

      LENDING OF PORTFOLIO SECURITIES

      A fund may lend its portfolio securities to parties such as broker-dealers or institutional investors; provided, that no fund may have outstanding at any time loans with respect to portfolio securities having a value in excess of 33 - 1/3% of the market value of the fund's total assets. Securities lending allows a fund to retain ownership of the securities loaned and, at the same time, to earn additional income. Since there may be delays in the recovery of loaned securities, or even a loss of rights in collateral supplied should the borrower fail financially, loans will be made only to counterparties approved by the Board. Furthermore, loans of securities will only be made if, in the Adviser's judgment, the consideration to be earned from such loans would justify the risk.

      The Adviser understands that it is the current view of the SEC staff that a fund may engage in loan transactions only under the following conditions: (1) the fund must receive 100% collateral in the form of cash or cash equivalents (e.g., U.S. Treasury bills or notes) from the borrower plus any accrued interest; (2) the borrower must increase the collateral whenever the market value of the securities loaned (determined on a daily basis) rises above the value of the collateral; (3) after giving notice, the fund must be able to terminate the loan at any time; (4) the fund must receive reasonable interest on the loan or a flat fee from the borrower, as well as amounts equivalent to any dividends, interest, or other distributions on the securities loaned and to any increase in market value; (5) the fund may pay only reasonable custodian fees in connection with the loan; and (6) the Board must be able to vote proxies on the securities loaned, either by terminating the loan or by entering into an alternative arrangement with the borrower.

      Cash received through loan transactions may be invested in other eligible securities. Investing this cash subjects that investment, as well as the security loaned, to market forces (i.e., capital appreciation or depreciation).

      LEVERAGE

      The use of leverage by a fund creates an opportunity for increased net income and capital growth for the fund, but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed. A fund may utilize leverage to provide shareholders with a potentially higher return. Leverage creates risks for a fund including the likelihood of greater volatility of NAV and market price of the shares and the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares may affect the return to a fund. To the extent the income or capital growth derived from securities purchased with funds received from leverage exceeds the cost of leverage, a fund's return will be greater than if leverage had not been used. Conversely, if the income or capital growth from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return to a fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Adviser in its best judgment nevertheless may determine to maintain a fund's leveraged position if it deems such action to be appropriate under the circumstances. Certain types of borrowings by a fund may result in its being subject to covenants in credit agreements, including those relating to asset coverage and portfolio composition requirements. A fund may be subject to certain restrictions on investments imposed by guidelines of one or more NRSROs, which may issue ratings for the corporate debt securities or preferred shares purchased by a fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede a fund in managing its portfolio in accordance with its investment objective and policies.


      TEMPORARY DEFENSIVE INVESTMENTS

      For temporary purposes and to maintain liquidity, a fund may temporarily depart from its principal investment strategies by investing up to 100% of the fund's assets in cash and cash equivalents, including short-term bank obligations, repurchase agreements and other money market instruments and securities issued and/or guaranteed as to payment of principal and interest by the U.S. government, its agencies or instrumentalities. This may cause a fund to temporarily fail to meet its goal and forego greater investment returns for the safety of principal.

ADDITIONAL TAX INFORMATION
--------------------------------------------------------------------------------


The following discussion is a general summary of certain federal income and excise tax considerations affecting each fund and its shareholders. This discussion does not purport to be complete or to deal with all aspects of such taxation that may be relevant to shareholders in light of their particular circumstances. It is based on provisions of the Code, the regulations promulgated thereunder, judicial decisions and administrative pronouncements in effect on the date of this SAI, all of which are subject to change, some of which may be retroactive. Prospective investors are urged to consult their own tax advisers for more detailed information and for information regarding other federal tax considerations and any state, local or foreign taxes that may apply to them.


GENERAL


Each fund (which is treated as a separate corporation for federal tax purposes) intends to continue to qualify for treatment as a regulated investment company under Subchapter M of Chapter 1 of the Code ("RIC"). To qualify for that treatment, a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss ("short-term capital gain") and net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) - in the case of Intermediate Tax Exempt Bond Fund, at least 90% of the sum of that income plus its net interest income excludable from gross income under section 103(a) of the Code - ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) at least 90% of the fund's gross income each taxable year must be derived from
(a) dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in securities or those currencies, and (b) net income from an interest in a "qualified publicly traded partnership" ("QPTP") ("Income Requirement"); (2) at the close of each quarter of the fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities, with these other securities limited, with respect to any one issuer, to an amount that does not exceed 5% of the value of the fund's total assets and that does not represent more than 10% of the issuer's outstanding voting securities (equity securities of QPTPs being considered voting securities for those purposes); and (3) at the close of each quarter of the fund's taxable year, not more than 25% of the value of its total assets may be invested in
(i) the securities (other than U.S. government securities or securities of other
RICs)  of any one issuer, (ii) the securities (other than  securities  of  other
RICs) of any two issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses or (iii) the securities of one or more QPTPs.


If a fund failed to qualify for treatment as a RIC for any taxable year, (1) it would be taxed as an ordinary corporation on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) and "exempt-interest dividends" (as described below), as dividends to the extent of the fund's earnings and profits, taxable as ordinary income (except that, for individual shareholders, the part thereof that is "qualified dividend income" would be taxable at the rate for net capital gain - a maximum of 15%). In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

Each fund will be subject to a nondeductible 4% excise tax ("Excise Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary (taxable) income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

DIVIDENDS AND OTHER DISTRIBUTIONS


A portion (not expected  to  be  substantial  for  Fixed  Income  Fund,  Limited
Maturity Fixed Income Fund, Intermediate Tax Exempt Bond Fund and the Money Market Funds) of the dividends from a fund's investment company taxable income (whether paid in cash or reinvested in additional fund shares) may be eligible for (1) the 15% maximum federal income tax rate applicable to "qualified dividend income" that individuals receive through 2010 and (2) the dividends-received deduction allowed to corporate shareholders. The eligible portion for a fund may not exceed the aggregate dividends it receives from most domestic corporations and, for purposes of the 15% rate, certain foreign corporations. In addition, the availability of that rate and the dividends-received deduction is subject to certain holding period and other restrictions imposed on a fund with respect to the shares it holds on which the dividends were paid. Dividends a corporate shareholder deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. Distributions by a fund of net capital gain do not qualify for the dividends-received deduction but, as described in the Prospectus, are generally taxable to individual shareholders at the 15% maximum rate.


Dividends and other distributions a fund declares in December of any year that are payable to shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on December 31 if the fund pays them during the following January. Accordingly, those distributions will be taxed to (or, in the case of exempt-interest dividends, reportable by) the shareholders for the year in which that December 31 falls.

A dividend or capital gain distribution paid shortly after shares have been purchased, although in effect a return of investment, is subject to federal taxation. Accordingly, an investor should not purchase fund shares shortly before a dividend or capital gain distribution record date solely for the purpose of receiving the dividend or distribution.


Dividends a fund pays to a foreign shareholder, other than (1) dividends paid to a foreign shareholder whose ownership of shares is effectively connected with a U.S. trade or business the shareholder carries on and (2) capital gain distributions paid to a nonresident alien individual who is physically present in the United States for no more than 182 days during the taxable year, generally will be subject to a federal withholding tax of 30% (or lower treaty rate). However, two categories of dividends, "interest-related dividends" and "short-term capital gain dividends," if properly designated by a fund, will be exempt from that tax. "Interest-related dividends" are dividends that are attributable to "qualified net interest income" (i.e., "qualified interest income," which generally consists of certain OID, interest on obligations "in registered form," and interest on deposits less allocable deductions). "Short-term capital gain dividends" are dividends that are attributable to short-term capital gain, computed with certain adjustments. The exemption from withholding tax will apply to interest-related dividends and short-term capital gain dividends a fund pays to foreign investors, with certain exceptions, only with respect to its current taxable year, unless extended by legislation introduced last year.


REDEMPTIONS

A redemption of a fund's shares (other than shares of the Money Market Funds) will result in a taxable gain or loss to the redeeming shareholder, depending on whether the redemption proceeds are more or less than the shareholder's adjusted basis in the redeemed shares (which normally includes any sales load paid on Class A Shares). An exchange of shares of a fund for shares of another fund in the Regions Morgan Keegan Select family of funds ("Regions Morgan Keegan Fund"), including the other funds described in this SAI, generally will have similar tax consequences. Special rules apply when a shareholder disposes of Class A Shares of a fund through a redemption or exchange within 60 days after purchase thereof and subsequently reacquires Class A Shares of that fund or acquires Class A Shares of another Regions Morgan Keegan Fund, including such other funds, without paying a sales charge due to the reinstatement privilege or exchange privilege. In these cases, any gain on the disposition of the original Class A Shares will be increased, or any loss decreased, by the amount of the sales charge paid when the shareholder acquired those shares, and that amount will increase the basis in the shares subsequently acquired. In addition, if a shareholder purchases shares of a fund (whether pursuant to the reinstatement privilege or otherwise) within 30 days before or after redeeming at a loss other shares of that fund (regardless of class), all or part of that loss will not be deductible and instead will increase the basis in the newly purchased shares.

If fund shares are redeemed at a loss after being held for six months or less, the loss will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received on those shares.

INTERMEDIATE TAX EXEMPT BOND FUND


The part of the dividends (excluding capital gain distributions) Intermediate Tax Exempt Bond Fund pays equal to the excess of its excludable interest income over certain amounts disallowed as deductions will qualify as "exempt-interest dividends," and thus will be excludable from its shareholders' gross income for federal income tax purposes, if the fund satisfies the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of securities the interest on which is excludable from gross income under Code section 103(a); the fund intends to continue to satisfy this requirement. The aggregate dividends the fund designates as exempt-interest dividends for any taxable year may not exceed its net tax-exempt income for the year. Shareholders' treatment of dividends from the fund under state and local income tax laws may differ from the treatment thereof under the Code. Investors should consult their tax advisers concerning this matter.

Interest on indebtedness incurred or continued by a shareholder to purchase or carry Intermediate Tax Exempt Bond Fund shares is not deductible for federal income tax purposes. Entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by private activity bonds should consult their tax advisers before purchasing fund shares because, for users of certain of these facilities, the interest on those bonds is not exempt from federal income tax. For these purposes, "substantial user" is defined to include a "non-exempt person" who regularly uses in a trade or business a part of a facility financed from the proceeds of those bonds.

Up to 85% of social security and railroad retirement benefits may be included in taxable income for a taxable year for recipients whose modified adjusted gross income (including income from tax-exempt sources such as Intermediate Tax Exempt Bond Fund) plus 50% of their benefits for the year exceeds certain base amounts. Exempt-interest dividends from the fund still would be tax-exempt to the extent described above; they would only be included in the calculation of whether a recipient's income exceeded the established amounts.

If Intermediate Tax Exempt Bond Fund shares are sold at a loss after being held for six months or less, the loss will be disallowed to the extent of any exempt-interest dividends received on those shares, and any loss not disallowed will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received thereon.

Intermediate Tax Exempt Bond Fund may acquire zero coupon or other municipal securities issued with OID. As a holder of those securities, the fund must take into account the OID that accrues on them during the taxable year, even if it receives no corresponding payment on them during the year. Because the fund annually must distribute substantially all of its investment company taxable income and net tax-exempt income, including any tax-exempt OID, to satisfy the Distribution Requirement, it may be required in a particular taxable year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from its cash assets or from the proceeds of sales of its portfolio securities, if necessary. The fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

If Intermediate Tax Exempt Bond Fund invests in instruments that generate taxable interest income, under the circumstances described in the Prospectus and in the discussion of market discount bonds under "Discount Securities" below, the portion of any fund dividend attributable to the interest earned thereon will be taxable to its shareholders as ordinary income to the extent of its earnings and profits, and only the remaining portion will qualify as an exempt-interest dividend. Moreover, if the fund realizes capital gain as a result of market transactions, any distributions of the gain will be taxable to its shareholders.


INCOME FROM FOREIGN SECURITIES


Dividends and interest a fund receives on foreign securities, and gains it realizes thereon, may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate those taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

A fund may invest in the stock of "passive foreign investment companies" ("PFICs") if that is a permissible investment for it. A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. A fund's distributions attributable to PFIC income will not be eligible for the 15% maximum federal income tax rate on "qualified dividend income" mentioned above.

If a fund invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the fund will be required to include in income each year its pro rata share of the QEF's annual ordinary earnings and net capital gain - which it most likely would have to distribute to satisfy the Distribution Requirement and avoid imposition of the Excise Tax - even if the QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

A fund may elect to "mark-to-market" its stock in any PFIC. "Marking-to-market," in this context, means including in gross income each taxable year (and treating as ordinary income) the excess, if any, of the fair market value of a PFIC's stock over the fund's adjusted basis therein as of the end of that year. Pursuant to the election, a fund also would be allowed to deduct (as an ordinary, not capital loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the fund included in income for prior taxable years. A fund's adjusted basis in each PFIC's stock with respect to which it makes this election will be adjusted to reflect the amounts of income included and deductions taken under the election.

Investors should be aware that a fund may not be able, at the time it acquires a foreign corporation's shares, to ascertain whether the corporation is a PFIC and that a foreign corporation may become a PFIC after a fund acquires shares therein. While each fund generally will seek to avoid investing in PFIC shares to avoid the tax consequences detailed above, there are no guarantees that it will be able to do so.

Gains or losses (1) from the disposition of foreign currencies, (2) from the disposition of debt securities denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the securities and (3) that are attributable to fluctuations in exchange rates that occur between the time a fund accrues dividends, interest or other receivables, or accrues expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables, or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses may increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain. If these losses exceed other investment company taxable income for a taxable year, a fund would not be able to distribute any dividends, and any distributions it made during that year before it realized the losses would be recharacterized as a return of capital to shareholders, rather than as a dividend, thereby reducing each shareholder's basis in his or her fund shares.

HEDGING STRATEGIES

The use of hedging strategies, such as selling (writing) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures and forward contracts a fund derives with respect to its business of investing in securities or foreign currencies, will qualify as permissible income under the Income Requirement.

Certain futures, foreign currency contracts and "nonequity" options (i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest may be "section 1256 contracts." Section 1256 contracts a fund holds at the end of each taxable year, other than section 1256 contracts that are part of a "mixed straddle" with respect to which it has made an election not to have the following rules apply, must be "marked-to-market" (that is, treated as sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on these deemed sales, and 60% of any net realized gain or loss from any actual sales of section 1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss.
Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax. These rules may operate to increase the amount that a fund must distribute to satisfy the Distribution Requirement, which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to the fund.


Code section 1092 (dealing with straddles) also may affect the taxation of options, futures and forward contracts in which a fund may invest. That section defines a "straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward contracts are personal property. Under that section, any loss from the disposition of a position in a straddle may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. The regulations under section 1092 also provide certain "wash sale" rules, which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.


If a fund has an "appreciated financial position" - generally, an interest (including an interest through an option, futures or forward contract or short sale) with respect to any stock, debt instrument (other than "straight debt") or partnership interest the fair market value of which exceeds its adjusted basis - and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or futures or forward contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any transaction of a fund during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).


DISCOUNT SECURITIES


A fund may acquire zero coupon or other securities issued with OID. As a holder of those securities, a fund must include in its income the OID that accrues on them during the taxable year, even if it receives no corresponding payment on them during the year. Similarly, a fund must include in its gross income securities it receives as "interest" on PIKs. Because a fund annually must distribute substantially all of its investment company taxable income, including any accrued OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, a fund may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of securities, if necessary. A fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.


A fund may invest in bonds that are purchased, generally not on their original issue, with "market discount" (that is, at a price less than the stated redemption price of the bond at maturity adjusted for accrued OID, if any) ("market discount bonds"). Market discount less than the product of (1) 0.25% of the redemption price at maturity times (2) the number of complete years to maturity after a fund acquired the bond is disregarded. Market discount on a bond generally is accrued ratably, on a daily basis, over the period from the acquisition date thereof to the date of its maturity. Gain on the disposition of a market discount bond (other than a bond with a fixed maturity date within one year from its issuance) generally is treated as ordinary (taxable, in the case of Intermediate Tax Exempt Bond Fund) income, rather than capital gain, to the extent of the bond's accrued market discount at the time of disposition. In lieu of treating the disposition gain as above, a fund may elect to include market discount in its gross income currently, for each taxable year to which it is attributable.

VALUATION OF SHARES
--------------------------------------------------------------------------------


CALCULATING SHARE PRICE

The Money Market Funds attempt to stabilize the NAV of their shares at $1.00 by valuing their portfolio securities using the amortized cost method. Shares of the other funds are sold at their NAV plus any applicable front-end sales charge (applies to Class A Shares of all funds except the Money Market Funds) and redeemed at NAV less any applicable contingent deferred sales charge ("CDSC") (applies to Class A Shares and Class C Shares of all funds except the Money Market Funds) on days on which the New York Stock Exchange ("NYSE") is open for trading. Each fund calculates its NAV as of the close of regular trading (approximately 4:00 p.m. Eastern Time, or any earlier NYSE closing time that day) on each day that NYSE is open for trading. The NYSE is not open for trading on weekends and on certain days relating to the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the NAV may be calculated and purchase and redemption orders accepted on any such day if the funds determine it is in the shareholders' interest to do so. Your order will be priced at the next calculated NAV plus any applicable front-end sales charge after your order is received in proper form (as described in the Prospectus). The NAV for each class of a fund's shares is computed by subtracting the liabilities from the total assets attributable to each class of shares and dividing the result by the number of shares outstanding.

AMORTIZED COST METHOD (MONEY MARKET FUNDS ONLY)

The Board decided that the best method for determining the value of portfolio instruments for the Money Market Funds is amortized cost. Under this method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value.

The Money Market Funds use of the amortized cost method of valuing portfolio instruments depends on their compliance with the provisions of Rule 2a-7 (the "Rule") promulgated by the SEC under the 1940 Act. Under the Rule, the Board must establish procedures reasonably designed to stabilize the NAV per share, as computed for purposes of distribution and redemption, at $1.00 per share, taking into account current market conditions and a fund's investment objective.

Under the Rule, the Money Market Funds are permitted to purchase instruments which are subject to demand features or standby commitments. As defined by the Rule, a demand feature entitles each fund to receive the principal amount of the instrument from the issuer or a third party on (1) no more than 30 days' notice or (2) at specified intervals not exceeding 397 days on no more than 30 days' notice. A standby commitment entitles each fund to achieve same-day settlement and to receive an exercise price equal to the amortized cost of the underlying instrument plus accrued interest at the time of exercise.

The Money Market Funds acquire instruments subject to demand features and standby commitments to enhance the instrument's liquidity. Each fund treats demand features and standby commitments as part of the underlying instruments, because the funds do not acquire them for speculative purposes and cannot transfer them separately from the underlying instruments. Therefore, although each fund defines demand features and standby commitments as puts, the funds do not consider them to be corporate investments for purposes of their investment policies.

      MONITORING PROCEDURES

      The Board's procedures include monitoring the relationship between the amortized cost value per share and the NAV per share based upon available indications of market value. The Board will decide what, if any, steps should be taken if there is a difference of more than 0.5 of 1% between the two values. The Board will take any steps they consider appropriate (such as redemption in kind or shortening the average portfolio maturity) to minimize any material dilution or other unfair results arising from differences between the two methods of determining NAV.

      INVESTMENT RESTRICTIONS

      The Rule requires that the Money Market Funds limit their investments to instruments that, in the opinion of the Board, present minimal credit risks and have received the requisite rating from one or more NRSROs. If the instruments are not rated, the Board must determine that they are of comparable quality. The Rule also requires each fund to maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to the objective of maintaining a stable NAV of $1.00 per share. In addition, no instrument with a remaining maturity of more than 397 days can be purchased by either fund.

      Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days for either fund, the affected fund will invest its available cash to reduce the average maturity to 90 days or less as soon as possible. Shares of investment companies purchased by each fund will meet these same criteria and will have investment policies consistent with Rule 2a-7.

Under the amortized cost method of valuation, neither the amount of daily income nor the NAV is affected by any unrealized appreciation or depreciation of the portfolio. In periods of declining interest rates, the indicated daily yield on shares of the Money Market Funds, computed based upon amortized cost valuation, may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates. In periods of rising interest rates, the indicated daily yield on shares of each fund computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

VALUATION OF PORTFOLIO INVESTMENTS (ALL OTHER FUNDS)

Investments in securities listed or traded on a securities exchange are valued at the last quoted sales price on the exchange where the security is primarily traded as of the close of business on the NYSE, usually 4:00 p.m., Eastern Time, on the valuation date. Equity securities traded on the Nasdaq Stock Market are valued at the Nasdaq Official Closing Price ("NOCP") provided by Nasdaq each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., Eastern Time, unless that price is outside the range of the "inside" bid and asked price (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, Nasdaq will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes. Securities traded in the over-the-counter market and listed securities for which no sales were reported for that date are valued at the last- quoted bid price. Equity and debt securities issued in private placements are valued on the bid side by a primary market dealer. Long-term debt securities, including U.S. government securities, listed corporate bonds, other fixed income and asset-backed securities, and unlisted securities and private placement securities, are generally valued at the latest price furnished by an independent pricing service or primary market dealer. Short-term debt securities with remaining maturities of more than 60 days for which market quotations are readily available are valued by an independent pricing service or primary market dealer. Short-term debt securities with remaining maturities of 60 days or less are valued at cost with interest accrued or discount accreted to the date of maturity, unless such valuation, in the judgment of the Adviser's Valuation Committee, does not represent market value.

Futures contracts and options are valued on the basis of market quotations, if available. Premiums received on the sale of call options are included in a fund's net asset value, and the current market value of options sold by the fund will be subtracted from net assets. Investments in open-end registered investment companies are valued at NAV as reported by those investment companies.

Foreign securities are valued based on prices furnished by independent brokers or quotation services that express the value of securities in their local currency. Securities which are valued in accordance herewith in a currency other than U.S. dollars shall be converted to U.S. dollar equivalents at a rate obtained from a recognized bank, dealer or independent service on the valuation date. Because foreign markets may be open on days when U.S. markets are closed, the value of foreign securities could change on days when shares of a fund cannot be bought or sold. Any changes in the value of forward contracts due to exchange rate fluctuations and days to maturity are included in the calculation of the net asset value. If an extraordinary event that is expected to materially affect the value of a portfolio security occurs after the close of trading in that market, then that security will be valued as determined in good faith by the Adviser's Valuation Committee.

When price quotations for certain securities are not readily available or if the available quotations are not believed to be reflective of market value, those securities will be valued at "fair value" as determined in good faith by the Adviser's Valuation Committee using procedures established by and under the supervision of the Board. There can be no assurance that a fund could purchase or sell a portfolio security at the price used to calculate the fund's NAV.

  A fund may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Adviser determines that the quotation or price for a portfolio security provided by a broker-dealer or independent pricing services is inaccurate. The funds may also use the fair value of securities that trade in a foreign market, especially if significant events that appear likely to affect the value of those securities occur between the time that foreign market closes and the time the exchange closes. Significant events may include (1) those impacting a single issuer, (2) governmental actions that affect securities in one sector or country, (3) natural disasters or armed conflicts affecting a country or region, or (4) significant domestic or foreign market fluctuations.

The "fair value" of securities may be difficult to determine and thus judgment plays a greater role in the valuation process. Among the factors that may be considered by the Valuation Committee in determining the fair value of a security are: (1) the fundamental analytical data relating to the investment;
(2) the nature and  duration  of  restrictions on disposition of the securities;
(3) an evaluation of the forces that influence the market in which the securities are purchased and sold; (4) type of security; (5) financial statements of the issuer; (6) cost at date of purchase (generally used for initial valuation); (7) size of the fund's holding; (8) for restricted securities, any discount from market value of unrestricted securities of the same class at the time of purchase; (9) the existence of a shelf registration for restricted securities; (10) information as to any transactions or offers with respect to the security; (11) special reports prepared by analysts; (12) the existence of merger proposals, tender offers or similar events affecting the security; and (13) the price and extent of public trading in similar securities of the issuer or comparable companies. The degree of judgment involved in determining the fair value of an investment security is dependent upon the availability of quoted market prices or observable market parameters. When observable market prices and parameters do not exist, the valuation process may rely more heavily on consideration of factors such as interest rate changes, movements in credit spreads, default rate assumptions, prepayment assumptions, type and quality of collateral, security seasoning and market dislocation.

The values assigned to fair valued investments are based on available information and do not necessarily represent amounts that might ultimately be realized, since such amounts depend on future developments inherent in long-term investments. Changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued at their last sale price, by an independent pricing service, or based on market quotations. Imprecision in estimating fair value can also impact the amount of unrealized appreciation or depreciation recorded for a particular portfolio security and differences in the assumptions used could result in a different determination of fair value, and those differences could be material.

ADDITIONAL PURCHASE INFORMATION
--------------------------------------------------------------------------------


CLASS A SHARES


Class A Shares are offered on a continuous basis at a price equal to their NAV plus the applicable "initial sales charge" described in the Prospectus. Proceeds from the initial sales charge are paid to Morgan Keegan and are used by Morgan Keegan to defray expenses related to providing distribution-related services to the funds in connection with sales of Class A Shares, such as payment of compensation to Morgan Keegan brokers for selling Class A Shares. No initial sales charge is imposed on Class A Shares issued as a result of the automatic reinvestment of dividends or capital gain distributions. An initial sales charge is not imposed on purchases of $1,000,000 or more of Class A Shares; however, if those shares are redeemed within one year from the date of purchase, a 1.00% CDSC will be imposed at the time of redemption. The charge will be assessed on an amount equal to the lesser of the purchase price of the shares or their NAV at the time of redemption. Accordingly, no CDSC will be imposed on increases in NAV above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends or capital gain distributions. Proceeds from the CDSC are paid to Morgan Keegan to defray the expenses Morgan Keegan incurs in providing distribution-related services to the Class A Shares.


LETTER OF INTENT

Any investor may execute a Letter of Intent ("Letter) covering purchases of Class A Shares of $50,000 or more to be made within a period of 13 months. Under a Letter, purchases of shares of a fund or a series of Morgan Keegan Select Fund, Inc., which are sold with a sales charge made within a 13-month period starting with the first purchase pursuant to a Letter will be aggregated for purposes of calculating the applicable sales charges. To qualify under a Letter, purchases must be made for a single account; and purchases made for related accounts may not be aggregated under a single Letter. Investors may obtain a form of a Letter from their Morgan Keegan financial adviser or Regions Morgan Keegan trust administrator. The Letter is not a binding obligation to purchase any amount of shares, but its execution will result in paying a reduced sales charge for the anticipated amount of the purchase. If the total amount of shares purchased does not equal the amount stated in the Letter, the investor will be notified and must pay, within 20 days of the expiration of the Letter, the difference between the sales charge on the shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased under the Letter. Shares equal to 5% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose.

SALES CHARGE WAIVERS

The sales charge is waived on Class A Shares of each fund purchased by officers, Trustees and full-time employees (and their immediate families, which includes their legal spouse and children under the age of 18) of Regions Financial Corporation ("Regions") (or its direct or indirect subsidiaries), or by Trustees or officers (and their immediate families, which includes their legal spouse and children under the age of 18) of the funds. Also, shares of each fund may be acquired without a sales charge if the purchase is made through a Morgan Keegan broker who formerly was employed as a broker with another firm registered as a broker-dealer with the SEC, if the following conditions are met: (i) the purchaser was a client of the investment representative at the other firm for which the investment representative previously served as a broker; (ii) within 90 days of the purchase of the fund's shares, the purchaser redeemed shares of one or more mutual funds for which that other firm or its affiliates served as principal underwriter, provided that either the purchaser had paid a sales charge in connection with investment in such funds or a CDSC upon redeeming shares in such funds; and (iii) the aggregate amount of the fund's shares purchased pursuant to this sales charge waiver does not exceed the amount of the purchaser's redemption proceeds from the shares of the mutual fund(s) for which the other firm or its affiliates served as principal underwriter. Investors seeking to avail themselves of this waiver will be required to provide satisfactory evidence that all the above-noted conditions are met and should contact their Morgan Keegan broker for more information.

CLASS C SHARES

Class C Shares are offered on a continuous basis at a price equal to their NAV. Class C Shares that are redeemed within one year of purchase are subject to a CDSC of 1.00% of the redemption amount. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in NAV above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends or capital gain distributions. Proceeds from the CDSC are paid to Morgan Keegan to defray the expenses Morgan Keegan incurs in providing distribution-related services to the Class C Shares.

CLASS I SHARES

Class I Shares are offered on a continuous basis at a price equal to their NAV, without an initial sales charge or a CDSC. Class I Shares are available only to a limited group of investors. If you are investing through a special program, such as an employer-sponsored retirement plan, advisory accounts of the Adviser or certain programs available through brokers, like wrap accounts, you may be eligible to purchase Class I Shares.

ADDITIONAL INFORMATION ON REDEMPTIONS
--------------------------------------------------------------------------------


The right of investors to redeem their shares, and the date of payment for redemptions, may be suspended or postponed (1) for any periods when the NYSE is closed (other than customary weekend and holiday closings); (2) when trading is restricted in markets normally utilized by a fund or when an emergency, as defined by the rules and regulations of the SEC exists, making disposal of a fund's investments or determination of its NAV not reasonably practicable; or
(3) for such other periods as the SEC by order may permit for protection of the funds' shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the NAV next determined after the suspension is lifted.

Each fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing the fund's per share NAV. However, each fund has committed itself to pay in cash all requests for redemption by any shareholder of record, limited in amount with respect to each shareholder during any ninety-day period to the lesser of (1) $250,000, or (2) 1% of the NAV of the fund at the beginning of such period. If payment is made in securities, a shareholder will incur brokerage or transactional expenses in converting those securities into cash and will be subject to fluctuation in the market price of those securities until they are sold.

TAX-DEFERRED RETIREMENT ACCOUNTS AND PLANS
--------------------------------------------------------------------------------


An investment in certain fund shares, other than share of Intermediate Tax Exempt Bond Fund, may be appropriate for various types of tax-deferred retirement accounts and plans. In general, income earned through the investment of assets of such an account or plan is not taxed to the beneficiaries until the income is distributed to them. Investors who are considering establishing such an account or plan may wish to consult their attorneys or other tax advisers with respect to individual tax questions. Additional information with respect to these accounts and plans is available upon request from any Morgan Keegan Financial Adviser or Regions Morgan Keegan Trust Administrator.


INDIVIDUAL RETIREMENT ACCOUNTS ("IRAS")


If you have earned income from employment (including self-employment), you can contribute each year to an IRA up to the lesser of (1) $4,000 ($5,000 for taxable years beginning in 2008 and thereafter) for yourself or twice that amount for you and your spouse, regardless of whether your spouse is employed (which amounts are increased by $1,000 for each spouse who has attained age 50 by the end of the calendar year for which the contribution is made), or (2) 100% of compensation. Some individuals may be able to take an income tax deduction for the contribution. Regular contributions may not be made for the year you become 70 1/2 or thereafter. You also may be able to make a nondeductible contribution to a "Roth IRA," distributions from which are not taxable under certain circumstances.

An investment in fund shares through IRA contributions may be advantageous, regardless of whether the contributions are deductible by you for tax purposes, because all dividends and capital gain distributions on your fund shares are not immediately taxable to you or the IRA; they become taxable (as ordinary income) only when distributed to you from the IRA. To avoid penalties, your interest in an IRA must be distributed, or start to be distributed, to you not later than April 1 following the calendar year in which you attain age 70 1/2. Distributions made before age 59 1/2, in addition to being taxable, generally are subject to a penalty equal to 10% of the distribution, except in the case of death or disability, where the distribution is rolled over into another qualified plan or in certain other situations.


SELF-EMPLOYED INDIVIDUAL RETIREMENT PLANS - KEOGH PLANS

Morgan Keegan will assist self-employed individuals to set up retirement plans through which fund shares may be purchased. Morgan Keegan generally arranges for a bank to serve as trustee for the plan and performs custodian services for the trustee and the plan by holding and handling securities. However, you have the right to use a bank of your choice to provide these services at your cost. There are penalties for distributions from a Keogh Plan prior to age 59 1/2, except in the case of death or disability.

SIMPLIFIED EMPLOYEE PENSION PLANS ("SEPs") AND
SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES ("SIMPLEs")

Morgan Keegan also will make available to corporate and other employers a SEP or SIMPLE for investment in fund shares.

TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------


The officers of the Trust are responsible for the operation of the funds under the direction of the Board. The Trustees and officers of the Trust and their principal occupations during the past five years are set forth in the tables below. An asterisk (*) indicates Trustees and/or officers who are "interested persons" of the Trust as defined by the 1940 Act by virtue of their positions with Morgan Keegan or the Adviser.


                        POSITION(S) HELD                                                       NUMBER OF
                        WITH FUNDS, TERM                                                       PORTFOLIOS IN        OTHER
                        OF OFFICE(2) AND                                                       FUND COMPLEX         DIRECTORSHIPS
NAME, ADDRESS(1)        LENGTH OF TIME                PRINCIPAL OCCUPATION(S)                  OVERSEEN BY          HELD BY
AND AGE                 SERVED                        DURING PAST FIVE YEARS                   TRUSTEE              TRUSTEE
Interested Trustees
-------------------

J. Kenneth Alderman*    Chairman (Since 2008) Mr. Alderman has been President of Regions             18             None
Age 55                  and Trustee (Since    Morgan Keegan Trust and Vice Chairman and
                        2003)                 Chief Executive Officer of Morgan Asset
                                              Management, Inc. since 2002. He has been
                                              Executive Vice President of Regions Financial
                                              Corporation since 2000. He is a Certified
                                              Public Accountant and he holds the Chartered
                                              Financial Analyst designation.

Independent Trustees
--------------------





                        POSITION(S) HELD                                                       NUMBER OF
                        WITH FUNDS, TERM                                                       PORTFOLIOS IN        OTHER
                        OF OFFICE(2) AND                                                       FUND COMPLEX         DIRECTORSHIPS
NAME, ADDRESS(1)        LENGTH OF TIME                PRINCIPAL OCCUPATION(S)                  OVERSEEN BY          HELD BY
AND AGE                 SERVED                        DURING PAST FIVE YEARS                   TRUSTEE              TRUSTEE
Albert C. Johnson       Trustee (Since 2005)  Mr. Johnson has been an independent financial          18             Hibbett Sports,
Age 63                                        consultant since 1998. He also has served as                          Inc. since 2008.
                                              a Director of Hibbett Sports since 2008 and                           Books-A-Million,
                                              Books-A- Million, Inc. since 2005. He was                             Inc. since 2005.
                                              Senior Vice President and Chief Financial
                                              Officer of Dunn Investment Company
                                              (construction) from 1994 to 1998. He also was
                                              with Arthur Andersen LLP from 1965 to 1994,
                                              retiring as the Managing Partner of the
                                              firm's Birmingham Office.




                        POSITION(S) HELD                                                       NUMBER OF
                        WITH FUNDS, TERM                                                       PORTFOLIOS IN        OTHER
                        OF OFFICE(2) AND                                                       FUND COMPLEX         DIRECTORSHIPS
NAME, ADDRESS(1)        LENGTH OF TIME                PRINCIPAL OCCUPATION(S)                  OVERSEEN BY          HELD BY
AND AGE                 SERVED                        DURING PAST FIVE YEARS                   TRUSTEE              TRUSTEE
W. Randall Pittman      Trustee (Since 2003)  Mr. Pittman has been Chief Financial Officer           18             None
Age 54                                        of Emageon, Inc. (healthcare information
                                              systems) since 2002. From 1999 to 2002, he
                                              was Chief Financial Officer of BioCryst
                                              Pharmaceuticals, Inc. (biotechnology). From
                                              1998 to 1999, he was Chief Financial Officer
                                              of ScandiPharm, Inc. (pharmaceuticals). From
                                              1995 to 1998, he served as Senior Vice
                                              President - Finance of CaremarkRx (pharmacy
                                              benefit management). From 1983 to 1995, he
                                              held various positions with AmSouth
                                              Bancorporation (bank holding company),
                                              including Executive Vice President and
                                              Controller.

James Stillman R.       Trustee (Since        Mr. McFadden has been Chief Manager                    18             None
McFadden(3)             2003)                 of McFadden Communications, LLC
Age 50                                        (commercial printing) since 2002.
                                              He also has served as a Director for
                                              several private companies since 1997.

Mary S. Stone           Trustee (Since        Ms. Stone has been a professor at the                  18             None
Age 57                  2003)                 University of Alabama, Culverhouse
                                              School of Accountancy since 1981 and
                                              held the Hugh Culverhouse Endowed Chair
                                              of Accountancy since 2002. She has
                                              served as Director of the Culverhouse
                                              School of Accountancy since 2004. She
                                              is also a former member of Financial
                                              Accounting Standards Advisory Council,
                                              AICPA, Accounting Standards Executive
                                              Committee and AACSB International
                                              Accounting Accreditation Committee. She
                                              is a Certified Public Accountant.

Archie W. Willis, III   Trustee (Since 2003)  Mr. Willis has been President of Community             18             Memphis Telecom,
Age 50                                        Capital (financial advisory and real estate                           LLC since 2001.
                                              development) since 1999 and Vice President of                         Member of the
                                              Community Realty Company (real estate                                 Advisory Board
                                              brokerage) since 1999. He was a First Vice                            of Tri-State
                                              President of Morgan Keegan & Company, Inc.                            Bank of Memphis
                                              from 1991 to 1999.                                                    since 2006.



                        POSITION(S) HELD                                                       NUMBER OF
                        WITH FUNDS, TERM                                                       PORTFOLIOS IN        OTHER
                        OF OFFICE(2) AND                                                       FUND COMPLEX         DIRECTORSHIPS
NAME, ADDRESS(1)        LENGTH OF TIME                PRINCIPAL OCCUPATION(S)                  OVERSEEN BY          HELD BY
AND AGE                 SERVED                        DURING PAST FIVE YEARS                   TRUSTEE              TRUSTEE
Officers
--------

Brian B. Sullivan*      President (Since      Mr. Sullivan has served as President and               N/A            N/A
Age 52                  2006)                 Chief Investment Officer of Morgan Asset
                                              Management, Inc. since 2006. From 1999 to
                                              2002 and from 2005 to 2007, Mr. Sullivan
                                              served as President of AmSouth Asset
                                              Management, Inc., which merged into Morgan
                                              Asset Management, Inc. in late 2007. From
                                              1996 to 1999 and from 2002 to 2005, Mr.
                                              Sullivan served as Vice President of AmSouth
                                              Asset Management, Inc. Since joining AmSouth
                                              Bank in 1982 through 1996, Mr. Sullivan
                                              served in various capacities including Equity
                                              Research Analyst and Chief Fixed Income
                                              Officer and was responsible for Employee
                                              Benefits Portfolio Management and Regional
                                              Trust Investments. He holds the Chartered
                                              Financial Analyst designation.

Thomas R. Gamble*       Vice-President        Mr. Gamble has been an executive at Regions            N/A            N/A
Age 65                  (Since 2003)          Financial Corporation since 1981. He was a
                                              Corporate IRA Manager from 2000 to 2001 and a
                                              Senior Vice President and Manager of Employee
                                              Benefits at the Birmingham Trust Department
                                              of Regions Bank from 1981 to 2000.



                        POSITION(S) HELD                                                       NUMBER OF
                        WITH FUNDS, TERM                                                       PORTFOLIOS IN        OTHER
                        OF OFFICE(2) AND                                                       FUND COMPLEX         DIRECTORSHIPS
NAME, ADDRESS(1)        LENGTH OF TIME                PRINCIPAL OCCUPATION(S)                  OVERSEEN BY          HELD BY
AND AGE                 SERVED                        DURING PAST FIVE YEARS                   TRUSTEE              TRUSTEE
J. Thompson Weller*     Treasurer (Since      Mr. Weller has been a Managing Director and            N/A            N/A
Age 42                  2006) and Assistant   Controller of Morgan Keegan & Company, Inc.
                        Secretary (Since      since 2001. He was Senior Vice President and
                        2003)                 Controller of Morgan Keegan & Company, Inc.
                                              from 1998 to 2001, Controller and First Vice
                                              President from 1997 to 1998, Controller and
                                              Vice President from 1995 to 1997 and
                                              Assistant Controller from 1992 to 1995. Mr.
                                              Weller also served as a Business Systems
                                              Analyst in the Investment Information
                                              Division of Metropolitan Life Insurance Co.
                                              from 1991 to 1992. Mr. Weller was also with
                                              Arthur Andersen & Co. in 1988 and Andersen
                                              Consulting from 1989 to 1991.


                        POSITION(S) HELD                                                       NUMBER OF
                        WITH FUNDS, TERM                                                       PORTFOLIOS IN        OTHER
                        OF OFFICE(2) AND                                                       FUND COMPLEX         DIRECTORSHIPS
NAME, ADDRESS(1)        LENGTH OF TIME                PRINCIPAL OCCUPATION(S)                  OVERSEEN BY          HELD BY
AND AGE                 SERVED                        DURING PAST FIVE YEARS                   TRUSTEE              TRUSTEE
Charles D. Maxwell*     Secretary and         Mr. Maxwell has been Executive Managing                N/A            N/A
Age 53                  Assistant Treasurer   Director, Chief Financial Officer, Treasurer
                        (Since 2003)          and Secretary of Morgan Keegan & Company,
                                              Inc. since 2006. Mr. Maxwell previously
                                              served as Managing Director of Morgan Keegan
                                              & Company, Inc. from 1998 to 2006 and
                                              Assistant Treasurer and Assistant Secretary
                                              of Morgan Keegan & Company, Inc. from 1994 to
                                              2006. Mr. Maxwell has been Secretary and
                                              Treasurer of Morgan Asset Management, Inc.
                                              since 1993. He was Senior Vice President of
                                              Morgan Keegan & Company, Inc. from 1995 to
                                              1997. Mr. Maxwell was with the accounting
                                              firm of Ernst & Young LLP from 1976 to 1986
                                              and served as a senior manager from 1984 to
                                              1986.

Michele F. Wood*        Chief Compliance      Ms. Wood has been the Chief Compliance                 N/A            N/A
Age 38                  Officer (Since 2006)  Officer of Morgan Asset Management, Inc.
                                              since 2006 and is also a Senior Vice
                                              President of Morgan Keegan & Co., Inc. She
                                              was a Senior Attorney and First Vice
                                              President of Morgan Keegan & Company, Inc.
                                              from 2002 to 2006. She was a Staff Attorney
                                              with FedEx Corporation from 2001 and 2002
                                              specializing in employment litigation. She
                                              was an Associate with Ford & Harrison LLP
                                              from 1997 to 2001.

(1) THE ADDRESS OF EACH TRUSTEE IS C/O THE TRUST, 50 NORTH FRONT STREET, 21ST FLOOR, MEMPHIS, TENNESSEE 38103. THE ADDRESS OF MESSRS. WELLER AND MAXWELL AND MS. WOOD IS 50 NORTH FRONT STREET, 21ST FLOOR, MEMPHIS, TENNESSEE 38103. THE ADDRESS OF MESSRS. SULLIVAN AND GAMBLE IS 1901 6TH AVENUE NORTH, 4TH FLOOR, BIRMINGHAM, ALABAMA 35203.


(2) EACH TRUSTEE SERVES UNTIL HIS OR HER RESIGNATION, RETIREMENT OR AS OTHERWISE SPECIFIED IN THE TRUST'S CHARTER DOCUMENTS. OFFICERS OF THE TRUST ARE ELECTED AND APPOINTED ANNUALLY BY THE BOARD AND HOLD OFFICE UNTIL THEY RESIGN, ARE REMOVED, OR OTHERWISE DISQUALIFIED TO SERVE.


(3) MCFADDEN COMMUNICATIONS, LLC ("MCFADDEN COMMUNICATIONS"), A COMPANY OF WHICH MR. MCFADDEN IS A MAJORITY OWNER, COMMENCED A COMMERCIAL BANKING RELATIONSHIP WITH UNION PLANTERS BANK IN AUGUST 2003 PURSUANT TO WHICH THE BANK EXTENDED TO THE COMPANY, IN THE ORDINARY COURSE OF BUSINESS, SECURED LOANS AND A LINE OF CREDIT. THIS RELATIONSHIP CONTINUED WITH REGIONS BANK SUBSEQUENT TO THE JUNE 30, 2004 MERGER OF UNION PLANTERS CORPORATION ("UNION PLANTERS") AND REGIONS. SINCE JANUARY 1, 2005, THE LARGEST AGGREGATE AMOUNT OF DEBT OUTSTANDING ON THE LINE OF CREDIT AND LOANS WAS APPROXIMATELY $2.4 MILLION. AS OF DECEMBER 31, 2007, THE APPROXIMATE AGGREGATE AMOUNT OF DEBT OUTSTANDING WAS $2.0 MILLION, A PORTION OF WHICH WAS BORROWED AT PRIME RATE AND THE OTHER PORTION OF WHICH WAS BORROWED AT 6.35%. MOREOVER, MCFADDEN COMMUNICATIONS HAS A TEN YEAR LEASE WITH REGIONS BANK FOR CERTAIN EQUIPMENT AT A COST OF APPROXIMATELY $272,000 ANNUALLY, WHICH LEASE WAS NEGOTIATED IN THE MARKET (AND REFLECTS FAIR MARKET TERMS AND CONDITIONS). PRIOR TO THE MERGER OF UNION PLANTERS AND REGIONS, MCFADDEN COMMUNICATIONS ALSO PERFORMED PRINTING SERVICES FOR UNION PLANTERS AND ONE OR MORE OF ITS SUBSIDIARIES ON A JOB-BY-JOB BASIS COMPETING WITH OTHER PRINTING COMPANIES. SINCE JULY 1, 2004, THE COMPANY HAS PERFORMED SIMILAR SERVICES ON THE SAME BASIS FOR REGIONS AND ONE OR MORE OF ITS SUBSIDIARIES (COLLECTIVELY, THE "REGIONS ENTITIES"). FOR THE PERIOD FROM JANUARY 1, 2005 THROUGH DECEMBER 31, 2007, TOTAL REVENUES FROM SERVICES PROVIDED TO THE REGIONS ENTITIES AMOUNTED TO APPROXIMATELY $3.9 MILLION REPRESENTING APPROXIMATELY 6.5% OF THE COMPANY'S REVENUE OVER THAT SAME PERIOD OF TIME.


COMMITTEES OF THE BOARD


The Board has three standing committees - the Audit Committee, the Independent Trustees Committee and the Qualified Legal Compliance Committee. The standing Audit Committee consists of all the Trustees of the funds who are not "interested persons" of the Trust, as that term is defined in the 1940 Act ("Independent Trustees"). The Audit Committee's function is to recommend to the Board the appointment of the independent registered public accountants to conduct the annual audit of the funds' financial statements; review with the independent registered public accountants the outline, scope and results of this annual audit and review the performance and fees charged by the independent registered public accountants for professional services. In addition, the Audit Committee meets with the independent registered public accountants and representatives of management to review accounting activities and areas of financial reporting and control. For the fiscal year ended November 30, 2007, the Board's Audit Committee held 4 meetings.

The Board also has a standing Independent Trustees Committee consisting of all the Independent Trustees. The Independent Trustees Committee must determine at least annually whether the funds' advisory, underwriting, Rule 12b-1 and other arrangements should be approved for continuance for the following year. The Independent Trustees Committee is also responsible for evaluating and recommending the selection and nomination of candidates for Independent Trustee, assessing whether Trustees should be added or removed from the Board and recommending to the Board policies concerning Independent Trustee compensation, investment in the funds and resources. The Independent Trustees Committee considers prospective candidates from shareholders and any source it deems appropriate. The Committee initially evaluates prospective candidates on the basis of the information it receives, considered in light of the criteria discussed below. The Committee must receive at least the following information regarding a candidate: (1) name; (2) date of birth; (3) education; (4) business, professional or other relevant experience and areas of expertise; (5) current business and home addresses and contact information; (6) other board positions or prior experience; and (7) any knowledge and experience relating to investment companies and investment company governance. Those prospective candidates that appear likely to be able to fill a significant need of the Board are contacted by a Committee member by telephone to discuss the position; if there appears to be sufficient interest, an in-person meeting with one or more Committee members would be arranged. If the Committee member(s), based on the results of these contacts, believes it has identified a viable candidate, it would consult with the full Committee for input. Any request by management to meet with the prospective candidate would be given appropriate consideration. Shareholders who would like to submit candidate names must submit them to the funds' Secretary, who will forward such recommendation to the Independent Trustees Committee Chair. Shareholders may send other written communications to the Board or to an individual Trustee by mailing such correspondence to the funds' Secretary (Address: 50 North Front Street, 21st Floor, Memphis, Tennessee 38103). Such communications must be signed by the shareholder and identify the class and number of shares held by the shareholder. Properly submitted shareholder communications will, as appropriate, be forwarded to the entire Board or to the individual Trustee. For the fiscal year ended November 30, 2007, the Board's Independent Trustees Committee held 5 meetings.

In addition, the Board has a Qualified Legal Compliance Committee ("QLCC") that consists of all of the Independent Trustees. The QLCC receives, reviews and takes appropriate action with respect to any report made or referred to the QLCC by an attorney of evidence of a material violation of applicable U.S. federal or state securities law, material breach of fiduciary duty under U.S. federal or state law or a similar material violation by the funds or by an officer, Trustee, employee or agent of the funds. For the fiscal year ended November 30, 2007, the Board's QLCC held no meetings.


COMPENSATION OF INDEPENDENT TRUSTEES

Officers and Trustees of the Trust who are interested persons of the Trust receive no salary or fees from the funds. Each Independent Trustee receives from the funds a total annual retainer of $4,000 and a fee of $1,000 per quarterly meeting with reimbursement for related expenses for each meeting of the Board he or she attends. Each Chairperson of the Independent Trustees Committee and Audit Committee receives annual compensation of $500 from the funds. An additional $1,500 is paid to the Independent Trustees for attending special meetings in person, and an additional $500 is paid for attending special meetings by telephone. No officer or Trustee is entitled to receive pension or retirement benefits from the funds.


The table below sets forth the compensation paid to the Trustees for the fiscal year ended November 30, 2007.

                                                    PENSION OR                                        TOTAL
                                AGGREGATE                RETIREMENT           ESTIMATED             COMPENSATION
                             COMPENSATION          BENEFITS ACCRUED              ANNUAL            FROM FUNDS AND
NAME AND POSITION                FROM THE           AS PART OF FUND       BENEFITS UPON              FUND COMPLEX
WITH THE FUNDS                      FUNDS                  EXPENSES          RETIREMENT           PAID TO TRUSTEE
INTERESTED TRUSTEES
--------------------------------------------------------------------------------------------------------------------
J. Kenneth Alderman                    $-                       N/A                 N/A                        $-
--------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
--------------------------------------------------------------------------------------------------------------------
Albert C. Johnson                  $8,250                       N/A                 N/A                   $59,000
--------------------------------------------------------------------------------------------------------------------
James Stillman R. McFadden         $8,750                       N/A                 N/A                   $62,500
--------------------------------------------------------------------------------------------------------------------
Mary S. Stone                      $8,750                       N/A                 N/A                   $62,500
--------------------------------------------------------------------------------------------------------------------
W. Randall Pittman                 $8,250                       N/A                 N/A                   $59,000
--------------------------------------------------------------------------------------------------------------------
Archie W. Willis, III              $8,250                       N/A                 N/A                   $59,000
--------------------------------------------------------------------------------------------------------------------


DIRECTOR OWNERSHIP OF EQUITY SECURITIES


The  following   table   sets  forth  the  dollar  range  of  equity  securities
beneficially owned by each Trustee in the funds and in all registered investment companies overseen by the Trustee in the fund complex as of February 29, 2008.

                                                           AGGREGATE DOLLAR RANGE OF EQUITY
                                                               SECURITIES IN ALL REGISTERED
                               DOLLAR RANGE OF EQUITY         INVESTMENT COMPANIES OVERSEEN
NAME OF TRUSTEE               SECURITIES IN THE FUNDS            BY TRUSTEE IN FUND COMPLEX
INTERESTED TRUSTEES
---------------------------------------------------------------------------------------------
J. Kenneth Alderman                     Over $100,000                         Over $100,000
---------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
---------------------------------------------------------------------------------------------
Albert C. Johnson                  $50,001 - $100,000                    $50,001 - $100,000
---------------------------------------------------------------------------------------------
James Stillman R. McFadden              Over $100,000                         Over $100,000
---------------------------------------------------------------------------------------------
Mary S. Stone                       $10,001 - $50,000                     $10,001 - $50,000
---------------------------------------------------------------------------------------------
W. Randall Pittman                               None                     $10,001 - $50,000
---------------------------------------------------------------------------------------------
Archie W. Willis, III               $10,001 - $50,000                     $10,001 - $50,000
---------------------------------------------------------------------------------------------

As of February 29, 2008, no Independent Trustee or their immediate family members owned beneficially or of record any securities of, or had any direct or indirect material interest in, the Adviser or Morgan Keegan or any person controlling, controlled by or under common control with such persons.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------


As of February 29, 2008, the following shareholders were shown in the Trust's records as owning of record and/or beneficially owning more than 5% of any class of a fund's shares:

                                                         PERCENTAGE OF SHARES OWNED
 FUND                                                    OF RECORD
 NAME      SHAREHOLDER NAME AND ADDRESS(1)               AS OF FEBRUARY 29, 2008
 Mid Cap Growth Fund, Class A Shares
           Regions Morgan Keegan Trust(2)                33.16%
           Regions Morgan Keegan Trust                   23.30%
           Regions Morgan Keegan Trust                   12.37%
 Mid Cap Growth Fund, Class C Shares
           Regions Morgan Keegan Trust                   39.44%
           Regions Morgan Keegan Trust                   6.36%
 Mid Cap Growth Fund, Class I Shares
           Regions Morgan Keegan Trust                   52.25%
           Regions Morgan Keegan Trust                   32.46%
           Regions Morgan Keegan Trust                   12.45%
 Growth Fund, Class A Shares
           Regions Morgan Keegan Trust                   43.42%
           Regions Morgan Keegan Trust                   30.36%
           Regions Morgan Keegan Trust                   8.62%
 Growth Fund, Class C Shares
           Regions Morgan Keegan Trust                   42.65%
           Regions Morgan Keegan Trust                   40.57%
 Growth Fund, Class I Shares
           Regions Morgan Keegan Trust                   53.22%
           Regions Morgan Keegan Trust                   35.07%
           Regions Morgan Keegan Trust                   11.55%
 Core Equity Fund, Class A Shares
           Regions Morgan Keegan Trust                   14.74%
 Core Equity Fund, Class C Shares
           Morgan Properties, LLC                        100.00%
 Core Equity Fund, Class I Shares
           Regions Morgan Keegan Trust                   58.38%
           Regions Morgan Keegan Trust                   18.95%
           Regions Morgan Keegan Trust                   18.23%
 Mid Cap Value Fund, Class A Shares
           Regions Morgan Keegan Trust                   45.90%
           Regions Morgan Keegan Trust                   40.37%
 Mid Cap Value Fund, Class C Shares
           Regions Morgan Keegan Trust                   70.62%
           Regions Morgan Keegan Trust                   9.45%
           Ben H. Rowan, II                              6.76%
 Mid Cap Value Fund, Class I Shares
           Regions Morgan Keegan Trust                   46.39%
           Regions Morgan Keegan Trust                   40.12%
           Regions Morgan Keegan Trust                   13.49%
 Value Fund, Class A Shares
           Regions Morgan Keegan Trust                   48.54%
           Regions Morgan Keegan Trust                   30.83%

                                                         PERCENTAGE OF SHARES OWNED
 FUND                                                    OF RECORD
 NAME      SHAREHOLDER NAME AND ADDRESS(1)               AS OF FEBRUARY 29, 2008
           Regions Morgan Keegan Trust                   7.77%
 Value Fund, Class C Shares
           Regions Morgan Keegan Trust                   27.35%
           Regions Morgan Keegan Trust                   18.32%
 Value Fund, Class I Shares
           Regions Morgan Keegan Trust                   76.69%
           Regions Morgan Keegan Trust                   15.67%
           Regions Morgan Keegan Trust                   7.21%
 Balanced Fund, Class A Shares
           Regions Morgan Keegan Trust                   90.86%
 Balanced Fund, Class C Shares
           Regions Morgan Keegan Trust                   9.91%
 Balanced Fund, Class I Shares
           Lynda F. Creed Revocable Trust                52.76%
           Regions Morgan Keegan Trust                   34.97%
           Regions Morgan Keegan Trust                   12.17%
 Fixed Income Fund, Class A Shares
           Regions Morgan Keegan Trust                   67.82%
           Regions Morgan Keegan Trust                   17.68%
           Regions Morgan Keegan Trust                   7.61%
 Fixed Income Fund, Class C Shares
           Regions Morgan Keegan Trust                   46.93%
           Regions Morgan Keegan Trust                   26.11%
           William H. Brown                              5.35%
 Fixed Income Fund, Class I Shares
           Regions Morgan Keegan Trust                   69.77%
           Regions Morgan Keegan Trust                   25.67%
 Limited Maturity Fixed Income Fund, Class A Shares
           Regions Morgan Keegan Trust                   65.46%
           Regions Morgan Keegan Trust                   26.03%
 Limited Maturity Fixed Income Fund, Class C Shares
           Regions Morgan Keegan Trust                   14.57%
           James Thomas Gary and Lloyd E. Gary           8.50%
           John M. Shanahan and Phyllis H. Shanahan      7.92%
           William T. Cox and Kathy D. Cox               7.74%
           Ronald W. Metts and Rebecca L. Metts          5.40%
           Bill Whittle                                  5.30%
 Limited Maturity Fixed Income Fund, Class I Shares
           Morgan Properties, LLC                        100.00%
 Intermediate Tax Exempt Bond Fund, Class A Shares
           Regions Morgan Keegan Trust                   85.09%
           Regions Morgan Keegan Trust                   7.60%
 Intermediate Tax Exempt Bond Fund, Class C Shares
           Carol B. Denny                                17.99%
           Joe B. Devane                                 10.18%
           Frantz Marine Corp Inc                        6.25%
           Rita Jo N. Dedek Living Trust                 5.36%
 Intermediate Tax Exempt Bond Fund, Class I Shares
           Regions Morgan Keegan Trust                   76.67%
           Regions Morgan Keegan Trust                   17.91%
 Treasury Money Market Fund, Class A Shares
           Regions Morgan Keegan Trust                   73.53%
           Regions Morgan Keegan Trust                   14.06%

                                                         PERCENTAGE OF SHARES OWNED
 FUND                                                    OF RECORD
 NAME      SHAREHOLDER NAME AND ADDRESS(1)               AS OF FEBRUARY 29, 2008
           Regions Morgan Keegan Trust                   9.33%
 Treasury Money Market Fund, Class I Shares
           Regions Morgan Keegan Trust                   97.06%
 Money Market Fund, Class A Shares
           Regions Morgan Keegan Trust                   61.93%
           Regions Morgan Keegan Trust                   34.35%
 Money Market Fund, Class I Shares
           Regions Morgan Keegan Trust                   97.90%


(1)  The  shareholders  listed may be contacted  c/o Regions  Morgan  Keegan  Select
Funds, 50 North Front Street, Memphis, Tennessee 38103.

(2)  Regions  Morgan  Keegan  Trust is a trade  name used by  Regions  Bank's  Trust
Division.


As of February 29, 2008, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of any class of any fund of the Trust.

INVESTMENT ADVISER
--------------------------------------------------------------------------------


Morgan Asset Management, Inc., 1901 6th Avenue North, 4th Floor, Birmingham, Alabama 35203, a registered investment adviser, is a wholly owned subsidiary of MK Holding, Inc. and serves as the funds' investment adviser under two Advisory Agreements ("Advisory Agreement(s)"). MK Holding, Inc. is a wholly owned subsidiary of Regions. The Adviser is also an affiliate of Morgan Keegan, the funds' distributor, and Regions Morgan Keegan Trust, a division of Regions Bank, an affiliate of the funds by virtue of its record ownership (on behalf of its clients) of more than 5% of the outstanding shares of certain funds, each a wholly owned subsidiary of Regions. The Advisory Agreement with respect to the funds (other than Core Equity Fund and Money Market Fund) became effective as of August 8, 2003. The Advisory Agreement with respect to Core Equity Fund and Money Market Fund became effective as of February 18, 2005. The Advisory Agreements provide that, subject to oversight by the Board, the Adviser manages the investment and other affairs of the funds. The Adviser is responsible for managing the funds' portfolio securities and for making purchases and sales of portfolio securities consistent with the funds' investment objective, policies and limitations described in the Prospectus and this SAI. The Adviser is obligated to furnish the funds with office space as well as with executive and other personnel necessary for the operation of the funds. In addition, the Adviser is obligated to supply the Board and officers of the Trust with certain statistical information and reports, to oversee the maintenance of various books and records and to arrange for the preservation of records in accordance with applicable federal law and regulations. The Adviser and its affiliates also are responsible for the compensation of Trustees and officers of the Trust who are employees of the Adviser and/or its affiliates.


The funds bear separately all of their other expenses that are not assumed by the Adviser. These expenses include, among others: legal and audit expense; organizational expenses; interest; taxes; governmental fees; membership fees for investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the funds and any losses
incurred  in  connection  therewith;   fees   of  custodians,  transfer  agents,
registrars or other agents; distribution fees; expenses relating to the redemption of the funds' shares; expenses of registering and qualifying fund shares for sale under applicable federal and state laws and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to the funds' shareholders; costs of stationery; costs of shareholders and other meetings of the funds; compensation and expenses of the Independent Trustees; and insurance covering each fund and its respective Trustees and officers. The funds also are liable for such nonrecurring expenses as may arise, including litigation to which the Funds may be party. Each fund also may have an obligation to indemnify its Trustees and officers with respect to any such litigation.

The funds pay the Adviser an annual investment advisory fee equal to a percentage of each fund's average daily net assets as follows:

                                        ANNUALIZED FEE
FUND                             (AS A PERCENTAGE OF ASSETS)


Mid Cap Growth Fund                           0.75%
----------------------------------------------------------------
Growth Fund                                   0.75%
----------------------------------------------------------------
Core Equity Fund                              0.75%
----------------------------------------------------------------
Mid Cap Value Fund                            0.75%
----------------------------------------------------------------
Value Fund                                    0.75%
----------------------------------------------------------------
Balanced Fund                                 0.75%
----------------------------------------------------------------
Fixed Income Fund                             0.50%
----------------------------------------------------------------
Limited Maturity Fixed Income Fund            0.40%(1)
----------------------------------------------------------------
Intermediate Tax Exempt Bond Fund             0.25%
----------------------------------------------------------------
Treasury Money Market Fund                    0.20%
----------------------------------------------------------------
Money Market Fund                             0.25%
----------------------------------------------------------------

(1) EFFECTIVE JULY 1, 2006, THE ADVISER AGREED TO VOLUNTARILY WAIVE A PORTION OF ITS CONTRACTUAL INVESTMENT ADVISORY FEE. THE INVESTMENT ADVISORY FEE TO BE PAID BY LIMITED MATURITY FIXED INCOME FUND AFTER THE WAIVER WILL BE 0.25%. THE WAIVER IS VOLUNTARY AND THE ADVISER MAY TERMINATE THE WAIVER AT ANY TIME.


For the fiscal years ended November 30, 2007, 2006 and 2006, the funds paid the Adviser the following amounts under the Advisory Agreements:

                                                2007                            2006                             2005
                                  -----------------------------    -----------------------------    -----------------------------
FUND                              ADVISORY FEE     ADVISORY FEE    ADVISORY FEE     ADVISORY FEE    ADVISORY FEE     ADVISORY FEE
                                          PAID           WAIVED            PAID           WAIVED            PAID           WAIVED
Mid Cap Growth Fund                 $2,773,449      $         -      $2,702,704      $         -      $2,238,556    $           -
---------------------------------------------------------------------------------------------------------------------------------
Growth Fund                          3,434,672                -       3,117,059                -       3,195,413          199,714
---------------------------------------------------------------------------------------------------------------------------------
Core Equity Fund(1)                    548,025                -         824,579                -         228,577                -
---------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value Fund                     593,595                -         593,856                -         776,336           48,521
---------------------------------------------------------------------------------------------------------------------------------
Value Fund                           1,819,818                -       1,857,435                -       1,439,118           89,945
---------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                        1,281,353                -       1,332,192                -         980,389           61,274
---------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                    1,108,461                -       1,444,594                -       1,896,424          632,141
---------------------------------------------------------------------------------------------------------------------------------
Limited  Maturity  Fixed Income        144,759           54,285         239,564           35,241         607,740          260,460
Fund
---------------------------------------------------------------------------------------------------------------------------------
Intermediate  Tax  Exempt  Bond        128,024                -         139,358                -         303,022          184,575
Fund
---------------------------------------------------------------------------------------------------------------------------------
Treasury Money Market Fund           2,431,613                -       1,743,419          191,410       4,226,057        2,535,645
---------------------------------------------------------------------------------------------------------------------------------
Money Market Fund(1)                   281,154                -         221,760                -          86,482           32,431
---------------------------------------------------------------------------------------------------------------------------------

(1)  FOR THE FISCAL YEARS ENDED NOVEMBER 30, 2007 AND 2006 AND THE PERIOD SEPTEMBER 1, 2005 TO NOVEMBER 30, 2005, RESPECTIVELY.


After their initial terms, the Advisory Agreements will remain in effect from year to year, provided such continuance is approved by a majority of the Board or by vote of the holders of a majority of the outstanding voting securities of each fund. Additionally, the Advisory Agreements must be approved annually by vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" of such parties as that term is defined in the 1940 Act. Each Advisory Agreement may be terminated by the Adviser or the funds, without penalty, on sixty (60) days' written notice to the other, and will terminate automatically in the event of its assignment.

Under the Advisory Agreements, the funds will have the non-exclusive right to use the name "Morgan Keegan" or "Regions Morgan Keegan" until the Advisory Agreements are terminated, or until the right is withdrawn in writing by the Adviser.


A discussion regarding the Board's basis for approving the Advisory Agreements is available in the funds' annual report to shareholders for the fiscal year ended November 30, 2007.


SUBADVISER TO MID CAP VALUE FUND


Channing Capital Management, LLC ("CCM"), 10 South LaSalle Street, Suite 2650, Chicago, IL, 60603, is an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940. CCM serves as the subadviser to the Mid Cap Value Fund pursuant to an investment advisory agreement with the Adviser and the fund. Under the sub-advisory agreement, CCM manages the fund, selects investments, and places orders for purchases and sales of securities subject to the oversight of the Board and the Adviser in accordance with the fund's investment objective, policies and restrictions.


Eric T. McKissack and Herenton Capital Partners, LLC, each own more than 25% of the outstanding shares of CCM.


A discussion regarding the Board's basis for approving the sub-advisory agreement is available in the funds' annual report to shareholders for the fiscal year ended November 30, 2007.

PORTFOLIO MANAGERS
--------------------------------------------------------------------------------


The Adviser seeks to maintain a compensation program that is competitively positioned to attract and retain high-caliber investment professionals. Portfolio managers receive a base salary, an incentive bonus opportunity, an equity compensation opportunity and a benefits package. Portfolio manager compensation is reviewed and may be modified each year as appropriate to reflect changes in the market, as well as to adjust the factors used to determine bonuses to promote good sustained fund performance. The Adviser evaluates competitive market compensation by reviewing compensation survey results conducted by an independent third party of investment industry compensation. Each portfolio manager's compensation consists of the following elements:

      BASE SALARY

      Each portfolio manager is paid a base salary. In setting the base salary, the Adviser's intention is to be competitive in light of the particular portfolio manager's experience and responsibilities.

      ANNUAL BONUS

      Each portfolio manager is eligible to receive an annual cash bonus that may be equal to as much as 50% of his/her annual base salary. A portion of this bonus is determined by the portfolio manager's investment management results measured against the relevant peer group or index and the remaining portion of this bonus is discretionary, which takes into consideration such factors as the portfolio manager's support of the firm's policies and procedures, the portfolio manager's acquisition of new business and the portfolio manager's service to existing clients.

      EQUITY-BASED COMPENSATION

      Portfolio managers may be awarded options to purchase common shares and/or granted restricted shares of Regions' stock from pools determined from time to time by the Remuneration Committee of the Regions' Board of Directors. Awards of equity-based compensation typically vest over time, so as to create incentives to retain key talent.

MANAGING CONFLICTS OF INTEREST

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other account. More specifically, portfolio managers who manage multiple funds and/or other accounts are presented with the following potential conflicts:

   o The management of multiple funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each fund and/or other account. The Adviser seeks to manage such competing interests for the time and attention of a portfolio manager by having the portfolio manager focus on a particular investment discipline.

   o If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity because demand is larger than supply. In this instance, available opportunities are allocated. To deal with these situations, the Adviser and the funds have adopted procedures for allocating portfolio transactions across multiple accounts.

   o With respect to securities transactions for the funds, the Adviser determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts (such as mutual funds for which the Adviser or an affiliate acts as subadviser, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), the Adviser may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, the Adviser or its affiliates may place separate, non-simultaneous, transactions for a fund and another account which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the fund or the other account.

   o Finally, the appearance of a conflict of interest may arise where the Adviser has an incentive, such as a performance-based management fee, which relates to the management of one fund or account but not all funds and accounts with respect to which a portfolio manager has day-to-day management responsibilities.

The Adviser and the funds have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

CHANNING CAPITAL MANAGEMENT LLC, SUBADVISER TO MID CAP VALUE FUND

CCM seeks to maintain a compensation program that is competitively positioned to attract and retain high-caliber investment professionals. Portfolio managers receive a base salary, an incentive bonus opportunity, an equity compensation opportunity and a benefits package. Portfolio manager compensation is reviewed and may be modified each year as appropriate to reflect changes in the market, as well as to adjust the factors used to determine bonuses to promote good sustained fund performance. CCM evaluates competitive market compensation by reviewing compensation survey results conducted by an independent third party of investment industry compensation. Each portfolio manager's compensation consists of the following elements:

      BASE SALARY

      Each portfolio manager is paid a base salary. In setting the base salary, CCM's intention is to be competitive in light of the particular portfolio manager's experience and responsibilities.

      ANNUAL BONUS

      Each portfolio manager is eligible to receive an annual cash bonus based upon peer group managers' performance as well as overall firm performance. The annual bonus is another tool to provide competitive compensation for portfolio managers.

      EQUITY-BASED COMPENSATION

      Portfolio managers may be awarded grants or options to purchase common shares of Channing Capital Management, LLC's closely held stock. Awards of equity-based compensation typically vest over time, so as to create incentives to retain key talent.

MANAGING CCM'S CONFLICTS OF INTEREST

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one mutual fund or other account. More specifically, portfolio managers who manage multiple mutual funds and/or other accounts are presented with the following potential conflicts:

   o The management of multiple mutual funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each such fund and/or other account. CCM seeks to manage such competing interests for the time and attention of a portfolio manager by having the portfolio manager focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of mutual funds.

   o If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one mutual fund or other account, a mutual fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible mutual funds and other accounts. To deal with these situations, CCM and Mid Cap Value Fund have adopted procedures for allocating portfolio transactions across multiple accounts.

   o With respect to securities transactions for the mutual funds, CCM determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts (such as mutual funds for which CCM or an affiliate acts as subadviser, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), CCM may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, CCM or its affiliates may place separate, non-simultaneous, transactions for a mutual fund and another account which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the mutual fund or the other account.

   o Finally, the appearance of a conflict of interest may arise where CCM has an incentive, such as a performance-based management fee, which relates to the management of one mutual fund or account but not all mutual funds and accounts with respect to which a portfolio manager has day-to-day management responsibilities.

CCM and Mid Cap Value Fund have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

PORTFOLIO MANAGERS


The following tables provide information about the accounts managed by each portfolio manager as of February 29, 2008:

SCOTT M. FLURRY, PORTFOLIO MANAGER FOR FIXED INCOME FUND:

                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   1                      -                   58
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                    $159,972,134                     $-       $1,803,596,038
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
------------------------------------------------------------------------------------------------------------
Advisory Fees                                               $-                     $-                   $-

The dollar range of shares of the funds managed by Mr. Flurry and beneficially owned by him as of February 29, 2008 was:
      Fixed Income Fund:                   None

WALTER A. HELLWIG, PORTFOLIO MANAGER FOR CORE EQUITY FUND AND VALUE FUND:

                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   2                      -                   18
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                    $284,808,638                     $-         $309,188,171
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the funds managed by Mr. Hellwig and beneficially owned by him as of February 29, 2008 was:
      Core Equity Fund:                    $1 - $10,000
      Value Fund:                          $10,001 - $50,000


GEORGE R. MCCURDY, IV, PORTFOLIO MANAGER FOR THE MONEY MARKET FUNDS:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   2                      -                   23
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                  $1,337,974,676                     $-         $249,632,189
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the funds managed by Mr. McCurdy and beneficially owned by him as of February 29, 2008 was:


      Treasury Money Market Fund:          None
      Money Market Fund:                   None

DAVID P. MCGRATH, PORTFOLIO MANAGER FOR MID CAP GROWTH FUND AND GROWTH FUND:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   2                      -                  222
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                    $796,800,365                     $-         $125,294,808
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the funds managed by Mr. McGrath and beneficially owned by him as of February 29, 2008 was:
      Mid Cap Growth Fund:                 $50,001 - $100,000
      Growth Fund:                         Over $100,000


ERIC T. MCKISSACK, PORTFOLIO MANAGER FOR MID CAP VALUE FUND:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   2                      3                   21
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                    $107,414,836            $35,867,314         $379,139,420
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the fund managed by Mr. McKissack and beneficially owned by him as of February 29, 2008 was:

      Mid Cap Value Fund:                  $10,001 - $50,000


CHARLES A. MURRAY, PORTFOLIO MANAGER FOR MID CAP GROWTH FUND, GROWTH FUND AND BALANCED FUND:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   3                      -                   86
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                    $963,766,194                      -         $201,204,284
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the funds managed by Mr. Murray and beneficially owned by him as of February 29, 2008 was:

      Mid Cap Growth Fund:                 $108,471
      Growth Fund:                         $50,891
      Balanced Fund:                       $71,475

JOHN B. RUSSELL, PORTFOLIO MANAGER FOR CORE EQUITY FUND:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   1                      -                  186
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                     $53,749,255                     $-         $168,810,243
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the fund managed by Mr. Russell and beneficially owned by him as of February 29, 2008 was:
      Core Equity Fund:                    $1 - $10,000


MICHAEL L. SMITH, PORTFOLIO MANAGER FOR FIXED INCOME FUND AND LIMITED MATURITY FIXED INCOME FUND:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   2                      -                   17
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                    $179,339,957                     $-         $197,000,000
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the funds managed by Mr. Smith and beneficially owned him as of February 29, 2008 was:
      Fixed Income Fund:                   $10,000 - $50,000
      Limited Maturity Fixed Income Fund:  $0 - $10,000


DOROTHY E. THOMAS, PORTFOLIO MANAGER FOR INTERMEDIATE TAX EXEMPT BOND FUND:


                                         REGISTERED INVESTMENT           OTHER POOLED
                                                     COMPANIES    INVESTMENT VEHICLES       OTHER ACCOUNTS
Number of Accounts Managed                                   1                      -                   19
------------------------------------------------------------------------------------------------------------
Number of Accounts Managed with
Performance-Based Advisory Fees                              -                      -                    -
------------------------------------------------------------------------------------------------------------
Assets Managed                                     $41,056,777                     $-         $276,842,970
------------------------------------------------------------------------------------------------------------
Assets Managed with Performance-Based
Advisory Fees                                               $-                     $-                   $-
------------------------------------------------------------------------------------------------------------

The dollar range of shares of the fund managed by Ms. Thomas and beneficially owned by her as of February 29, 2008 was:


      Intermediate Tax Exempt Bond Fund:   None

PORTFOLIO TRANSACTIONS AND BROKERAGE
--------------------------------------------------------------------------------


Under the Advisory Agreements, the Adviser is responsible for the execution of the funds' portfolio transactions and must seek the most favorable price and execution for such transactions, subject to the possible payment, as described below, of higher commissions to brokers who provide research and analysis. The funds may not always pay the lowest commission or spread available. Rather, the funds also will take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker.


For the fiscal years ended November 30, 2007, 2006 and 2005, the funds paid brokerage commissions as follows:


FUND                                   2007        2006        2005

Mid Cap Growth Fund                  $429,602    $601,035    $656,625
----------------------------------------------------------------------
Growth Fund                           303,672     304,717     565,013
----------------------------------------------------------------------
Core Equity Fund(1)                   204,184     395,232      32,257
----------------------------------------------------------------------
Mid Cap Value Fund                    123,054      95,641     214,290
----------------------------------------------------------------------
Value Fund                            392,510     405,375     293,147
----------------------------------------------------------------------
Balanced Fund                          60,959     114,964      75,923
----------------------------------------------------------------------
Fixed Income Fund                         N/A         N/A         N/A
----------------------------------------------------------------------
Limited Maturity Fixed Income Fund        N/A         N/A         N/A
----------------------------------------------------------------------
Intermediate Tax Exempt Bond Fund         N/A         N/A         N/A
----------------------------------------------------------------------
Treasury Money Market Fund                N/A         N/A         N/A
----------------------------------------------------------------------
Money Market Fund(1)                      N/A         N/A         N/A
----------------------------------------------------------------------


N/A NOT APPLICABLE.


(1) FOR THE FISCAL YEARS ENDED NOVEMBER 30, 2007 AND 2006 AND THE PERIOD SEPTEMBER 1, 2005 TO NOVEMBER 30, 2005, RESPECTIVELY.


The Adviser may give consideration to research, statistical and other services furnished by broker-dealers to the Adviser for its use, may place orders with broker-dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to those brokers a higher brokerage commission or spread than may be charged by other brokers. Such research and analysis may be useful to the Adviser in connection with services to clients other than the funds. The Adviser's fee is not reduced by reason of its receipt of such brokerage and research services.


From time to time the funds may use Morgan Keegan as broker for agency transactions in listed and over-the-counter securities at commission rates and under circumstances consistent with the policy of best execution. The Adviser will not cause the funds to pay Morgan Keegan any commission for effecting a securities transaction for the funds in excess of the usual and customary amount other broker-dealers would have charged for the transaction. Rule 17e-1 under the 1940 Act defines "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." Section 11(a) of the Securities Exchange Act of 1934 prohibits Morgan Keegan from executing transactions on an exchange for the funds unless an exception applies. Rule 11a2-2(T) provides members of national securities exchanges, like Morgan Keegan, with an exemption, in addition to the exceptions delineated in the statute. Under the rule Morgan Keegan, subject to certain conditions, may perform functions other than execution in connection with a securities transaction for the funds on that exchange only if the funds expressly consent by written contract. For the fiscal years ended November 30, 2007, 2006 and 2005, none of the funds paid brokerage commissions to Morgan Keegan.

The funds may not buy securities from, or sell securities to, Morgan Keegan as principal. The funds' Board has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the funds may purchase securities that are offered in underwritings in which Morgan Keegan is a participant.

Investment decisions for the funds are made independently from those of other accounts advised by the Adviser. However, the same security may be held in the portfolios of more than one account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated among the accounts. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large volume transactions may produce better executions and prices.

PORTFOLIO TURNOVER


Each fund's annual portfolio turnover rates may vary greatly from year to year, but they will not be a limiting factor when management deems portfolio changes appropriate. The portfolio turnover rate is calculated by dividing the lesser of a fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of securities in the portfolio during the year. For the fiscal years ended November 30, 2007 and 2006, the funds' portfolio turnover rates were as follows:

FUND                                 2007    2006

Mid Cap Growth Fund                   52%     67%
--------------------------------------------------
Growth Fund                           41%     27%
--------------------------------------------------
Core Equity Fund                     113%    120%
--------------------------------------------------
Mid Cap Value Fund                    66%     33%
--------------------------------------------------
Value Fund                            89%     72%
--------------------------------------------------
Balanced Fund                         34%     29%
--------------------------------------------------
Fixed Income Fund                     58%     44%
--------------------------------------------------
Limited Maturity Fixed Income Fund    19%     83%
--------------------------------------------------
Intermediate Tax Exempt Bond Fund     15%     11%
--------------------------------------------------
Treasury Money Market Fund            N/A     N/A
--------------------------------------------------
Money Market Fund                     N/A     N/A
--------------------------------------------------


N/A NOT APPLICABLE.




A fund may sell a portfolio investment soon after its acquisition if the Adviser believes that such a disposition is consistent with the fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. As a result of a fund's investment policies, its portfolio turnover rate may change from year to year due to a variety of factors, including general market conditions, and may be higher than that of other mutual funds. A portfolio turnover rate of 100% or more is considered high. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne by the fund, thereby decreasing its total return. High turnover rates may also result in a higher level of net capital gains that, when distributed to a fund's shareholders, are taxable to them.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING


The Trust, its Adviser and Morgan Keegan have each adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. Subject to certain limitations, the Codes of Ethics permits persons subject to the Codes to invest in securities, including securities that may be purchased or held by the funds. The Codes of Ethics describe the fiduciary duty owed to shareholders by covered persons and establishes procedures for personal investing and restricts certain transactions. For example, personal trading in most securities requires pre-clearance. In addition, the Codes of Ethics place restrictions on the timing of personal investing in relation to trades by the funds.

The Codes of Ethics may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes of Ethics are also available on the EDGAR database on the SEC's Internet site at www.sec.gov. Copies are also available (subject to a duplicating fee) at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

DISTRIBUTOR
--------------------------------------------------------------------------------


Morgan Keegan, 50 North Front Street, Memphis, Tennessee 38103, serves as distributor of the funds' shares pursuant to an Underwriting Agreement between the Trust, with respect to the funds other than Core Equity Fund and Money Market Fund, and Morgan Keegan dated August 23, 2004 and an Underwriting Agreement between the Trust, with respect to Core Equity Fund and Money Market Fund, and Morgan Keegan, dated as of February 18, 2005 ("Underwriting Agreement(s)"). Morgan Keegan, a wholly owned subsidiary of Regions and an affiliate of the Adviser, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA"). Morgan Keegan provides personalized investment services to its clients through more than 300 offices in 18 states.


The funds' shares are offered continuously. The Underwriting Agreements obligate Morgan Keegan to provide certain services and to bear certain expenses in connection with the offering of each fund's shares, including, but not limited to: printing and distribution of prospectuses and reports to prospective shareholders; preparation and distribution of sales literature and advertising; administrative and overhead cost of distribution such as the allocable costs of executive office time expended on developing, managing and operating the distribution program; operating expenses of branch offices, sales training expenses, and telephone and other communication expenses. Morgan Keegan compensates financial advisers of Morgan Keegan and other persons who engage in or support distribution of shares and shareholder service based on the sales for which they are responsible and the average daily NAV of each fund's shares in accounts of their clients. Morgan Keegan also pays special additional compensation and promotional incentives from time to time, to financial advisers for sales of fund shares.

Each fund, except the Money Market Funds, has adopted a Distribution Plan with respect to the Class C Shares (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each fund pays a distribution fee at an aggregate annual rate of 0.75% of the fund's average daily net assets attributable to Class C Shares. Distribution fees paid by the Funds to Morgan Keegan under the Plan may exceed Morgan Keegan's expenses thereunder.

The Board,  however,  takes  into  account  such  expenditures  for  purposes of reviewing operations under the Plan and in connection with their annual consideration of the Plan's renewal. Morgan Keegan's expenditures include, without limitation: compensation to investment executives or other employees of Morgan Keegan, and independent dealers; compensation to and expenses, including overhead and telephone expenses, of employees who engage in or support distribution of shares; printing of prospectuses, statements of additional information and reports for other than existing shareholders; and preparation, printing and distribution of sales literature and advertising materials. The Board reviews quarterly a written report identifying the amounts expended on behalf of a fund under the Plan and the purposes for which such expenditures were made. Class A Shares and Class I Shares are not subject to a distribution fee.

For the fiscal year ended November 30, 2007, each fund paid distribution fees to Morgan Keegan pursuant to its Plan as follows:

FUND                               DISTRIBUTION FEES
                                      CLASS C SHARES

MID CAP GROWTH FUND                          $70,728
------------------------------------------------------
GROWTH FUND                                   35,631
------------------------------------------------------
CORE EQUITY FUND                                   1
------------------------------------------------------
MID CAP VALUE FUND                            11,537
------------------------------------------------------
VALUE FUND                                    22,150
------------------------------------------------------
BALANCED FUND                                 11,908
------------------------------------------------------
FIXED INCOME FUND                             20,364
------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND             6,372
------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND              7,153
------------------------------------------------------
TREASURY MONEY MARKET FUND                       N/A
------------------------------------------------------
MONEY MARKET FUND                                N/A
------------------------------------------------------


N/A  NOT APPLICABLE.


For the fiscal year ended November 30, 2007, Morgan Keegan paid expenses for services rendered under the Plan for the Funds in the following amounts:

                                      COMMISSIONS
                                        AND OTHER       PRINTING      PROMOTIONAL
FUND                                 COMPENSATION    AND MAILING        MATERIALS        OTHER
MID CAP GROWTH FUND                       $87,835           $146            $450        $1,952
-----------------------------------------------------------------------------------------------
GROWTH FUND                                52,570             80             245           887
-----------------------------------------------------------------------------------------------
CORE EQUITY FUND                                1              -               -             -
-----------------------------------------------------------------------------------------------
MID CAP VALUE FUND                         15,305             24              74         1,285
-----------------------------------------------------------------------------------------------
VALUE FUND                                 27,481             47             145           881
-----------------------------------------------------------------------------------------------
BALANCED FUND                              12,383             17              49           411
-----------------------------------------------------------------------------------------------
FIXED INCOME FUND                          28,560             40             125           912
-----------------------------------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND          6,352              6              18           842
-----------------------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND           5,724              6              17           418
-----------------------------------------------------------------------------------------------


In approving the Plan, in accordance with the requirements of Rule 12b-1, the Board determined that the distribution fees were reasonable and that there was a reasonable likelihood that the Plan would benefit each fund and its shareholders. This determination was based, in part, on the belief that the Plan enables the funds to have Morgan Keegan financial advisers available to promote and sell the funds, thereby assisting the funds to attract assets. Growth of assets is expected to benefit the funds and the Adviser. The funds are expected to benefit from the potential for flexibility in portfolio management resulting from a net inflow of assets, as opposed to net redemptions. Shareholders of the funds are expected to benefit from continuing services provided by financial advisers and other staff members of Morgan Keegan as distributor. The Adviser and Morgan Keegan are expected to benefit from the fact that their advisory, service and distribution fees, which are based on a percentage of assets, increase as fund assets grow and that their brokerage commissions and transfer fees will also increase as assets grow. The Board acknowledged, however, that there is no assurance that benefits to the funds will be realized as a result of the Plan. No interested person of the funds or Independent Trustee had a direct or indirect interest in the Plan or related agreements.

The Plan may be terminated by either a vote of a majority of both (a) the Board and (b) the Independent Trustees, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it ("Qualified Trustees") or by a vote of a majority of each fund's outstanding Class C Shares voting securities. Termination of the Plan terminates any obligation of the funds to pay distribution fees to Morgan Keegan, other than distribution fees that may have accrued but that have not been paid as of the date of termination. Any change in the Plan that would materially increase the service and distribution costs to the funds requires shareholder approval;

otherwise the Plan may be amended by the Trustees, including a majority of the Qualified Trustees, as described above.

The Plan, as currently in effect, will continue for successive one-year periods, provided that each such continuance specifically is approved by (1) the vote of a majority of the Qualified Trustees and (2) the vote of a majority of the entire Board.

The Underwriting Agreements are subject to the same provisions for annual renewal as the Plan. In addition, the Underwriting Agreements will terminate upon assignment or upon sixty (60) days' notice from Morgan Keegan. Each fund may terminate the Underwriting Agreements, without penalty, upon sixty (60) days' notice, by a majority vote of either its Board, the Qualified Trustees, or the outstanding voting securities of each fund.


Under the Underwriting Agreements between the Trust and Morgan Keegan and the prior underwriting agreement between the Trust and Federated for the fiscal years set forth below, Morgan Keegan and Federated earned and retained the following approximate amounts of front-end sales charges for distribution of Class A Shares:

FRONT-END SALES CHARGE           FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
CLASS A SHARES                   NOVEMBER 30, 2007    NOVEMBER 30, 2006    NOVEMBER 30, 2005
MID CAP GROWTH FUND                        $85,852             $133,643              $67,087
---------------------------------------------------------------------------------------------
GROWTH FUND                                  6,032                8,394               88,300
---------------------------------------------------------------------------------------------
CORE EQUITY FUND(1)                          4,367                2,649                1,404
---------------------------------------------------------------------------------------------
MID CAP VALUE FUND                          20,099                3,331               10,650
---------------------------------------------------------------------------------------------
VALUE FUND                                  20,783               36,333               11,955
---------------------------------------------------------------------------------------------
BALANCED FUND                                7,579               10,564                2,488
---------------------------------------------------------------------------------------------
FIXED INCOME FUND                            7,762                  289                1,248
---------------------------------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND             185                    -                    -
---------------------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND            1,000                1,987                    -
---------------------------------------------------------------------------------------------

(1)  FOR THE FISCAL YEARS ENDED NOVEMBER 30, 2007 AND 2006 AND THE PERIOD SEPTEMBER 1, 2005 TO
     NOVEMBER 30, 2005, RESPECTIVELY.

Morgan Keegan earned and retained the following CDSCs paid upon certain redemptions of shares for the fiscal year ended November 30, 2007:

CDSC                               FISCAL YEAR ENDED NOVEMBER 30, 2007

MID CAP GROWTH FUND                                            $12,869
-----------------------------------------------------------------------
GROWTH FUND                                                         19
-----------------------------------------------------------------------
CORE EQUITY FUND                                                 1,912
-----------------------------------------------------------------------
MID CAP VALUE FUND                                               2,247
-----------------------------------------------------------------------
VALUE FUND                                                         937
-----------------------------------------------------------------------
BALANCED FUND                                                        -
-----------------------------------------------------------------------
FIXED INCOME FUND                                                    -
-----------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND                                   -
-----------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND                                1,710
-----------------------------------------------------------------------


SHAREHOLDER SERVICE FEES - CLASS A SHARES AND CLASS C SHARES

Morgan Keegan is the shareholder servicing agent for the funds. The funds pay fees of 0.25% of each fund's Class A Shares' and Class C Shares' average daily net assets ("Service Fees") to investment professionals or to Morgan Keegan, for providing services to shareholders and maintaining shareholder accounts. Under the shareholder servicing agreement, Morgan Keegan may perform or subcontract for the performance of services to shareholders of the funds and/or the maintenance of shareholder accounts. Under certain agreements, rather than paying investment professionals directly, the funds may pay Service Fees to Morgan Keegan and Morgan Keegan will use the fees to compensate investment professionals.

FUND                                   SHAREHOLDER SERVICE FEES
                                  ----------------------------------
                                    CLASS A SHARES  CLASS C SHARES
                                  ----------------------------------

MID CAP GROWTH FUND                       $803,708         $23,576
--------------------------------------------------------------------
GROWTH FUND                                968,078          11,877
--------------------------------------------------------------------
CORE EQUITY FUND                            12,646               -
--------------------------------------------------------------------
MID CAP VALUE FUND                         178,697           3,846
--------------------------------------------------------------------
VALUE FUND                                 570,023           7,383
--------------------------------------------------------------------
BALANCED FUND                              422,398           3,970
--------------------------------------------------------------------
FIXED INCOME FUND                          411,598           6,788
--------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND          88,009           2,124
--------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND          112,399           2,385
--------------------------------------------------------------------
TREASURY MONEY MARKET FUND               2,994,085             N/A
--------------------------------------------------------------------
MONEY MARKET FUND                          262,905             N/A
--------------------------------------------------------------------


N/A   NOT APPLICABLE.

PROXY VOTING POLICIES AND PROCEDURES
--------------------------------------------------------------------------------


The Board has delegated to the Adviser the responsibility to vote proxies related to the securities held in the funds' portfolios. Under this authority, the Adviser is required to vote proxies related to portfolio securities in the best interests of each fund and its shareholders. The Board permits the Adviser to contract with a third party to obtain proxy voting and related services, including research of current issues.

The Adviser has implemented written Proxy Voting Policies and Procedures ("Proxy Voting Policy") that are designed to reasonably ensure that the Adviser votes proxies prudently and in the best interest of its clients for whom the Adviser has voting authority, including the funds. The Proxy Voting Policy also describes how the Adviser addresses any conflicts that may arise between its interests and those of its clients with respect to proxy voting.

The Adviser's Compliance Committee is responsible for developing, authorizing, implementing and updating the Proxy Voting Policy, overseeing the proxy voting process and engaging and overseeing any independent third-party vendors as voting delegate to review, monitor and/or vote proxies. In order to apply the Proxy Voting Policy noted above in a timely and consistent manner, the Adviser utilizes Institutional Shareholder Services Inc. ("ISS") to vote proxies in accordance with the Adviser's voting guidelines.

The Adviser's guidelines adopt the voting recommendations of ISS. The Adviser retains final authority and fiduciary responsibility for proxy voting. The Adviser believes that this process is reasonably designed to address material conflicts of interest that may arise between the Adviser and a client as to how proxies are voted.

In the event that an investment professional at the Adviser believes that it is in the best interests of a client or clients to vote proxies in a manner inconsistent with the Adviser's proxy voting guidelines or in a manner inconsistent with ISS recommendations, the Compliance Committee will review information submitted by the investment professional to determine that there is no material conflict of interest between the Adviser and the client with respect to the voting of the proxy in that manner.

If the Compliance Committee determines that the voting of a proxy as recommended by the investment professional presents a material conflict of interest between the Adviser and the client or clients with respect to the voting of the proxy, the Compliance Committee shall: (i) take no further action, in which case ISS shall vote such proxy in accordance with the proxy voting guidelines or as ISS recommends; (ii) disclose such conflict to the client or clients and obtain written direction from the client as to how to vote the proxy; (iii) suggest that the client or clients engage another party to determine how to vote the proxy; or (iv) engage another independent third party to determine how to vote the proxy.

Information regarding how the Adviser voted proxies relating to the funds' portfolio securities during the most recent 12-month period ended June 30 is available without charge by calling 877-757-7424 (toll-free) or visiting the SEC website at www.sec.gov. You may also view the proxy voting activity for each fund by visiting the funds' website at www.rmkfunds.com

PORTFOLIO HOLDINGS INFORMATION
--------------------------------------------------------------------------------


A fund's portfolio holdings are publicly available: (1) at the time such information is filed with the SEC in a publicly available filing; or (2) the day next following the day such information is posted on the funds' website at www.rmkfunds.com. A fund's publicly available portfolio holdings, which may be provided to third parties without prior approval, are: (1) complete portfolio holdings disclosed in the fund's semi-annual or annual reports and filed with the SEC on Form N-CSR; (2) complete portfolio holdings disclosed in the fund's first and third fiscal quarter reports that are filed with the SEC on Form N-Q; and (3) up to the top ten portfolio holdings disclosed in the fund's quarterly profiles and posted on the funds' website at www.rmkfunds.com approximately 25 days after the calendar quarter-end.

NON-PUBLIC PORTFOLIO HOLDINGS

Disclosure of a fund's non-public portfolio holdings provides the recipient with information more current than the most recent publicly available portfolio holdings. Pursuant to these policies and procedures, the disclosure of non-public portfolio holdings may be considered permissible and within a fund's legitimate business purposes with respect to: (1) certain service providers; (2) rating and ranking organizations; and (3) certain other recipients. These policies and procedures must be followed when disclosing a fund's portfolio holdings to any party when such disclosure would provide information more current than the fund's most recent publicly available portfolio holdings. In addition, neither a fund, the Adviser or any other party is permitted to receive compensation or other consideration from or on behalf of the recipient in connection with disclosure to the recipient of the fund's non-public portfolio holdings.

SERVICE PROVIDERS

A service provider or other third party that receives information about a fund's non-public portfolio holdings where necessary to enable the provider to perform its contractual services for the fund (e.g., Adviser, auditors, custodian, administrator, sub-administrator, transfer agent, counsel to the funds or the independent Trustees, pricing services, broker-dealer, financial printers or proxy voting services) may receive non-public portfolio holdings without limitation on the condition that the non-public portfolio holdings will be used solely for the purpose of servicing the fund and subject to, either by written agreement or by virtue of their duties to the funds, a duty of confidentiality and a duty not to use the information for trading.

RATING AND RANKING ORGANIZATIONS

Any fund officer may provide a fund's non-public portfolio holdings to a rating and ranking organization, without limitation on the condition that the non-public portfolio holdings will be used solely for the purposes of developing a rating and subject to an agreement requiring confidentiality and prohibiting the use of the information for trading. The funds currently have ongoing arrangements with Lipper and Morningstar by which their third parties receive portfolio holdings information routinely.

OTHER RECIPIENTS

A fund's partial or complete portfolio holdings may be disclosed to certain other recipients, including current and prospective shareholders of the fund, provided that: (1) the recipient makes a specific request to an authorized person by writing to the RMK Funds at 50 North Front Street, 15th Floor, Memphis, Tennessee 38103; (2) the authorized person determines that the fund has a legitimate business purpose for disclosing non-public portfolio holdings information to the recipient; (3) the authorized person obtains prior approval from the fund's Chief Compliance Officer; and (4) the recipient signs a confidentiality agreement that provides that the non-public portfolio holdings will be kept confidential, may not be used to trade and may not be disseminated or used for any purpose other than the purpose approved by the authorized person.

MEDIA

Non-public portfolio holdings may not be disclosed to members of the media.

WAIVERS OF RESTRICTIONS


The funds' policy may not be waived, or exceptions made, without the consent of the funds' Chief Compliance Officer. All waivers and exceptions will be disclosed to the Board no later than its next regularly scheduled quarterly meeting.


CONFLICTS OF INTEREST

If the disclosure of non-public portfolio holdings presents a conflict of interest between the interests of the funds' shareholders and the interests of the funds' service providers or other third parties or affiliates thereof, then the conflict of interest will be presented to the Board for review prior to the dissemination of the portfolio holdings information.

BOARD REVIEW

As part of the annual review of the compliance policies and procedures of the funds, the Chief Compliance Officer will discuss the operation and effectiveness of this Policy and any changes to the Policy that have been made or recommended with the Board.

DESCRIPTION OF THE FUNDS' SHARES
--------------------------------------------------------------------------------

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 15, 1991. The Trust is an open-end, management investment company registered under the 1940 Act. Restatement and Amendment No. 9 to the Declaration of Trust, dated as of May 19, 2000, as amended (the "Declaration of Trust"), permits the Board the right to issue an unlimited number of shares, without par value. Under the Declaration of Trust, the Trustees have the authority to establish series of the Trust and may issue shares of a series in one or more classes. If the Trustees have authorized the issuance of shares of a series in two or more classes, then the classes may have such variations as to dividend, redemption, voting rights, NAVs, expenses borne by the classes and other matters as the Trustees have authorized provided that each share of a class shall represent an equal proportionate interest in the assets and liabilities of the class with each other share of the same class. The Trustees also have the authority to divide or combine the shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the series or class. Shares have no preemptive or other right to subscribe to any additional shares or other securities of the Trust. As of the date of this SAI, the Trustees have authorized eleven series of the Trust and have also authorized the issuance of three classes of shares, designated as Class A Shares, Class C Shares and Class I Shares, for each of Mid Cap Growth Fund, Growth Fund, Core Equity Fund, Mid Cap Value Fund, Value Fund, Balanced Fund, Fixed Income Fund, Limited Maturity Fixed Income Fund and Intermediate Tax Exempt Bond Fund; and two classes of shares, designated as Class A Shares and Class I Shares, for each of the Money Market Funds.

All dividends and other distributions on shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of shares of that series or class held by such holders.

Only shareholders of a particular series or class shall be entitled to vote on any matters affecting such series or class. On all other matters as to which such series or class is entitled to vote, all of the shares of each series or class shall vote with other series or classes together. Except as otherwise provided in the Declaration of Trust, the By-Laws of the Trust or as required by the provisions of the 1940 Act or applicable state law, a plurality of the votes cast shall elect a Trustee, and all other matters shall be decided by a majority of the votes cast and entitled to vote thereon. To constitute a quorum for the transaction of business at any meeting of shareholders, there must be present in person or by proxy, holders of more than fifty percent of the total number of outstanding shares of all series and classes entitled to vote at such meeting. When any one or more series or classes is entitled to vote as a single series or class, more than fifty percent of the shares of each such series or class entitled to vote shall constitute a quorum at a shareholders' meeting of that series or class.

Unless otherwise required by the 1940 Act or the Declaration of Trust, the Trust has no intention of holding annual meetings of shareholders. Any Trustee may be removed by the Trustees or by shareholders at a special meeting. A special meeting of shareholders will be called by the Trustees upon the written request of shareholders who own at least 10% of the Trust's outstanding shares of all series and classes entitled to vote.

MASSACHUSETTS PARTNERSHIP LAW

Under certain circumstances, shareholders may be held personally liable under Massachusetts law for acts or obligations of the Trust. To protect shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of shareholders for such acts or obligations of the Trust. These documents require notice of this disclaimer to be given in each agreement, obligation, or instrument the Trust or its Trustees enter into or sign.

In the unlikely event a shareholder is held personally liable for the Trust's obligations, the Trust is required to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust cannot meet its obligations to indemnify shareholders and pay judgments against them.

ADMINISTRATOR, SUB-ADMINISTRATOR, TRANSFER AGENT, PORTFOLIO ACCOUNTING SERVICE AGENT & CUSTODIAN
--------------------------------------------------------------------------------


ADMINISTRATOR & SUB-ADMINISTRATOR

Morgan Keegan, as Administrator performs (or supervises the performance by others) and provides facilities, equipment and personnel to carry out the following administrative services: (i) furnishes without cost to the Trust, or pay the cost of, necessary office space, office equipment and office facilities;
(ii) provides, without cost to the Trust, services of individuals competent to perform all of the executive, administrative and clerical functions of the Trust that are not performed by employees or other agents engaged by the Trust or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Trust; (iii) assists the Trust in selecting and coordinating the activities of the other agents engaged by the Trust; (iv) authorizes and permits the Administrator's directors, officers or employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without cost to the Trust; (v) assures that all financial, accounting and other records required to be maintained and preserved by the Trust are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations; (vi) assists in the preparation of all periodic reports by the Trust to shareholders and all reports and filings to meet other regulatory or tax requirements applicable to the Trust or the shares of the Trust, under federal and state securities and tax laws; (vii) responds to telephonic and in-person inquiries from existing shareholders or their representatives requesting information, handles shareholder complaints and correspondence directed to or brought to the attention of the Administrator, and generates or develops and distributes special data, notices, reports, programs and literature as necessary; and (viii) provides such other services required by the Trust as the parties may from time to time agree.


Morgan Keegan receives a fee for its services at an annual rate of 0.065% of each fund's average daily net assets. Regions Bank provides sub-administrative services to the funds for a fee at an annual rate of 0.025% of each fund's average daily net assets. Until November 30, 2007 Citi Fund Services Ohio, Inc. ("Citi"), formerly BISYS Fund Services Ohio, Inc., provided sub-administrative services to the Money Market Funds. Morgan Keegan paid Citi monthly compensation at an annual rate of 0.06% of the average daily net assets of the Money Market Funds.

For the fiscal years ended November 30, 2007, 2006 and 2005, the funds paid Morgan Keegan the following amounts in administrative fees:

                                            2007                     2006                     2005
                                   -----------------------  -----------------------  -----------------------
                                   ADMINISTRATIVE FEE PAID  ADMINISTRATIVE FEE PAID  ADMINISTRATIVE FEE PAID
                                   -----------------------  -----------------------  -----------------------
MID CAP GROWTH FUND                               $332,813                 $324,324                 $268,620
------------------------------------------------------------------------------------------------------------
GROWTH FUND                                        412,160                  374,047                  359,475
------------------------------------------------------------------------------------------------------------
CORE EQUITY FUND(1)                                 65,763                   98,949                   36,753
------------------------------------------------------------------------------------------------------------
MID CAP VALUE FUND                                  71,231                   71,263                   87,336
------------------------------------------------------------------------------------------------------------
VALUE FUND                                         218,378                  222,892                  161,897
------------------------------------------------------------------------------------------------------------
BALANCED FUND                                      153,762                  159,863                  110,291
------------------------------------------------------------------------------------------------------------
FIXED INCOME FUND                                  199,523                  260,026                  227,566
------------------------------------------------------------------------------------------------------------
LIMITED MATURITY FIXED INCOME FUND                  32,571                   53,902                   78,136
------------------------------------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND                   46,088                   50,169                   54,543
------------------------------------------------------------------------------------------------------------
TREASURY MONEY MARKET FUND                       1,077,887                  800,831                  760,660
------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND(1)                               108,324                   81,098                   25,945
------------------------------------------------------------------------------------------------------------

(1)  FOR THE FISCAL YEARS ENDED  NOVEMBER 30, 2007 AND 2006 AND THE PERIOD  SEPTEMBER 1, 2005 TO NOVEMBER 30,
     2005, RESPECTIVELY.



TRANSFER AGENT

Morgan Keegan serves as the transfer agent and dividend disbursing agent for each fund. Services provided by Morgan Keegan include the issuance, cancellation and transfer of each fund's shares, and the maintenance of records regarding the ownership of such shares. For its services, Morgan Keegan receives a fee based on the size, type and number of accounts and transactions made by shareholders plus out-of-pocket expenses.

PORTFOLIO ACCOUNTING SERVICE AGENT


Morgan Keegan also provides portfolio accounting services to each fund. Prior to December 1, 2007 Citi provided portfolio accounting services to the Money Market Funds for a fee of 0.03% of its average daily net assets. These services include portfolio accounting, expense accrual and payment, fund valuation and financial reporting, tax accounting and compliance control services. Each fund pays Morgan Keegan 0.03% of its average daily net assets for portfolio accounting services.


Regions Bank, an affiliate of the Adviser, and other unaffiliated financial institutions may receive fees for sub-accounting, administrative or transaction processing services related to the maintenance of accounts for retirement and benefit plans and other omnibus accounts. These fees ($10.00 per participant account, per year) paid by the funds are equal to or less than the fees the funds would pay to the fund's transfer agent for similar services.

The funds reserve the right, upon sixty (60) days' written notice, to make other charges to investors to cover administrative costs.

CUSTODIAN


Regions Bank, 1901 6th Avenue North, Birmingham, Alabama 35203, serves as the custodian for the funds' cash and investment securities. The custodian is also responsible for, among other things, receipt and delivery of each fund's investment securities in accordance with procedures and conditions specified in the custody agreement with the Trust. Regions Bank's fees for custody services are based upon the market value of each fund's investment securities held in custody plus certain securities transaction charges.

LEGAL COUNSEL &
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------


LEGAL COUNSEL

Kirkpatrick & Lockhart Preston Gates Ellis LLP, 1601 K Street, N.W., Washington, DC 20006, serves as counsel to each fund and has passed upon certain matters in connection with this offering.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


PricewaterhouseCoopers LLP ("PwC"), One North Wacker, Chicago, Illinois, 60606, was the Trust's independent registered public firm for the fiscal year ended November 30, 2007. The financial information under the caption "Financial Highlights" in the Prospectus has been derived from the funds' financial statements contained in the funds' Annual Report to shareholders for the fiscal year ended November 30, 2007 ("Annual Report"). Those financial statements have been examined by PwC whose report thereon also appears in the Annual Report and have been incorporated by reference in this Statement of Additional Information. PwC performed an audit of the funds' financial statements and will review the funds' federal and state income tax returns.

MEASURE OF FUND PERFORMANCE
--------------------------------------------------------------------------------


The funds may advertise each fund's share performance by using the SEC's standard method for calculating performance applicable to all mutual funds. The SEC also permits this standard performance information to be accompanied by non-standard performance information.

Unless otherwise stated, any quoted share performance reflects the effect of non-recurring charges, such as maximum sales charges, which, if excluded, would increase the total return and yield. The performance of shares depends upon such variables as: portfolio quality; average portfolio maturity; type and value of portfolio securities; changes in interest rates; changes or differences in a fund's or any class of shares' expenses; and various other factors.

Share performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and offering price per share are factors in the computation of yield and total return.

TOTAL RETURN

Total return represents the change (expressed as a percentage) in the value of shares over a specific period of time, and includes the investment of dividends and capital gain distributions.

The average annual total return for a fund's shares is the average compounded rate of return for a given period that would equate a $1,000 initial investment to the ending redeemable value of that investment. The ending redeemable value is computed by multiplying the number of shares owned at the end of the period by the NAV per share at the end of the period. The number of shares owned at the end of the period is based on the number of shares purchased at the beginning of the period with $1,000, less any CDSC, adjusted over the period by any additional shares, assuming the quarterly reinvestment of any dividends and other distributions.

When shares of a fund are in existence for less than a year, the fund may advertise cumulative total return for that period of time, rather than annualizing the total return.

To the extent that financial institutions and broker-dealers charge fees in connection with services provided in conjunction with an investment in a fund's shares, the fund's shares performance is lower for shareholders paying those fees.

YIELD

The Money Market Funds calculate the yield for their respective classes of shares daily, based upon the seven days ending on the day of the calculation, called the base period. This yield is computed by: (1) determining the net change in the value of a hypothetical account with a balance of one share at the beginning of the base period, with the net change excluding capital changes but including the value of any additional shares purchased with dividends earned from the original one share and all dividends declared on the original and any purchased shares; (2) dividing the net change in the account's value by the value of the account at the beginning of the base period to determine the base period return; and (3) multiplying the base period return by 365/7.

The yield for the other funds' shares is calculated by dividing: (1) the net investment income per share earned by a fund's shares over a thirty-day period; by (2) the maximum offering price per share of the fund on the last day of the period. This number is then annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is reinvested every six months.

PERFORMANCE COMPARISONS
--------------------------------------------------------------------------------


Advertising and sales literature may include: (1) references to ratings, rankings and financial publications and/or performance comparisons of the funds' shares to certain indices; (2) charts, graphs and illustrations using the funds' returns, or returns in general, that demonstrate investment concepts such as tax-deferred compounding, dollar-cost averaging and systematic investment; (3) discussions of economic, financial and political developments and their impact on the securities market, including the portfolio manager's views on how such developments could impact the funds; and (4) information about the mutual fund industry from sources such as the Investment Company Institute.

A fund may compare its performance, or performance for the types of securities in which it invests, to a variety of other investments, including federally insured bank products such as bank savings accounts, certificates of deposit, and U.S. Treasury bills. The funds may quote information from reliable sources regarding individual countries and regions, world stock exchanges, and economic and demographic statistics.

You may use financial publications and/or indices to obtain a more complete view of share performance. When comparing performance, you should consider all relevant factors such as the composition of the index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price.

The financial publications which the funds' may use in advertising include:

      LIPPER, INC. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gain distributions and income dividends and takes into account any change in NAV over a specific period of time. From time to time, a fund will quote its Lipper ranking in the appropriate category in advertising and sales literature.

      MORNINGSTAR, INC., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 Nasdaq-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks.

The indexes which the funds may use in advertising include:

MID CAP GROWTH FUND:
-------------------

      RUSSELL MIDCAP GROWTH INDEX tracks equity securities of medium-sized companies whose market capitalization falls with the $1.3 billion to about $20.7 billion range. The stocks are also members of the Russell 1000 Growth Index.

      STANDARD  &  POOR'S  500  COMPOSITE STOCK INDEX ("Standard  &  Poor's  500
      Index") is an unmanaged capitalization-weighted index of 500 stocks designed to measure the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

      STANDARD & POOR'S MIDCAP 400/CITIGROUP GROWTH INDEX is a capitalization-weighted index of common stocks representing all major industries in the mid-range of the U.S. stock market having growth characteristics based on a series of ratios. The index is maintained by Standard & Poor's in conjunction with Citigroup.

      LIPPER MIDCAP GROWTH FUNDS INDEX is the average return for the 30 largest Midcap growth funds. Funds in the index are rebalanced quarterly.

GROWTH FUND:
-----------

      STANDARD & POOR'S 500 INDEX is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries.

      DOW JONES INDUSTRIAL AVERAGE is an unmanaged index representing share prices of major industrial corporations, public utilities, and transportation companies. Produced by the Dow Jones & Company, it is cited as a principal indicator of market conditions.

      STANDARD & POOR'S/CITIGROUP GROWTH INDEX is a sub-index of the Standard & Poor's 500 Index representing approximately 50% of the Standard & Poor's 500 market capitalization and is comprised of those companies with growth characteristics based on a series of ratios (one distinction associated with "growth stocks"). The index is maintained by Standard & Poor's in conjunction with Citigroup.

CORE EQUITY FUND:
----------------

      STANDARD & POOR'S 500 INDEX is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries.

      LIPPER LARGE CAP CORE FUNDS INDEX consists of managed mutual funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) of greater than 33% of the dollar-weighted median market capitalization of the Standard & Poor's MidCap 400 Index.

MID CAP VALUE FUND:
------------------

      RUSSELL MIDCAP VALUE INDEX tracks equity securities of medium-sized companies whose market capitalization falls within the $863 million to $20.5 billion range. The stocks are also members of the Russell 1000 Value index.

      STANDARD  &  POOR'S  MIDCAP  400/CITIGROUP   VALUE   INDEX   is  a  market
      capitalization-weighted sub-index of the stocks in the Standard & Poor's Midcap 400 Index ("Standard & Poor's 400") having value characteristics based on a series of ratios. The index consists of approximately half of the Standard & Poor's 400 on a market capitalization basis. The index is maintained by Standard & Poor's in conjunction with Citigroup.

VALUE FUND:
----------

      STANDARD & POOR'S 500/CITIGROUP VALUE INDEX is a sub-index of the Standard & Poor's 500 Index representing 50% of the Standard & Poor's 500 market capitalization and is comprised of those companies with value characteristics based on a series of ratios. The index is maintained by Standard & Poor's in conjunction with Citigroup.

      STANDARD & POOR'S 500 INDEX is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries.

BALANCED FUND:
-------------

      STANDARD & POOR'S 500 INDEX is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries.

      LEHMAN BROTHERS GOVERNMENT/CORPORATE TOTAL INDEX is comprised of approximately 5,000 issues which include non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed-rate, non-convertible domestic bonds of companies in industry, public utilities, and finance. Tracked by Lehman Brothers, the index has an average maturity of nine years. It calculates total return for one-month, three-month, twelve-month, and ten-year periods, and year-to-date.

      MERRILL LYNCH 1-10 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX is an unmanaged index comprised of publicly placed, non-convertible, coupon-bearing domestic debt with maturities between 1 and 9.99 years, rated "A" or better. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc.

      STANDARD & POOR'S 500 INDEX/MERRILL LYNCH 1-10 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX is a 50%/50% weight between the two indexes. It is sometimes used as a standard market mix to measure a balanced fund's performance against market indexes. This is the mid-point of the asset allocation allowed by the Prospectus, which is between 75% equity securities and 25% fixed income securities to 25% equity securities and 75% fixed income securities.

      STANDARD & POOR'S 500 INDEX/LEHMAN BROTHERS GOVERNMENT/CORPORATE (WEIGHTED INDEX) AND THE STANDARD & POOR'S 500 INDEX/LEHMAN GOVERNMENT (WEIGHTED INDEX) combine the components of a stock-oriented index and a bond-oriented index to obtain results which can be compared to the performance of a managed fund. The indices' total returns will be assigned various weights depending upon the Fund's current asset allocation.

      MERRILL LYNCH 1-10 YEAR GOVERNMENT INDEX is an unmanaged index comprised of U.S. government securities with maturities between 1 and 10 years. Index returns are calculated as total returns for periods of one, six and twelve months, as well as year-to-date. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc.

      LIPPER BALANCED INDEX is the average return of the 30 largest balanced mutual funds. Funds in the index are rebalanced quarterly.

FIXED INCOME FUND:
-----------------

      MERRILL LYNCH DOMESTIC MASTER INDEX is composed of U.S. dollar denominated SEC-registered investment grade public corporate and government debt. Treasuries, mortgage-backed securities, global bonds (debt issued simultaneously in the Eurobond and U.S. domestic bond markets) and some Yankee Bonds (debt of foreign issuers issued in the U.S. domestic market) are included in the index.

      MERRILL LYNCH 1-10 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX is an unmanaged index comprised of publicly placed, non-convertible, coupon-bearing domestic debt with maturities between 1 and 9.99 years, rated "A" or better. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc.


      MERRILL LYNCH 1-10 YEAR GOVERNMENT INDEX is an unmanaged index comprised of U.S. government securities with maturities between 1 and 10 years. Index returns are calculated as total returns for periods of one, three, six and twelve months as well as year-to-date. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc.


      LEHMAN BROTHERS INTERMEDIATE U.S. AGGREGATE INDEX covers securities in the intermediate maturity range of the Lehman Brothers Aggregate Index. The Aggregate Index represents securities that are U.S. domestic, taxable and dollar denominated. The Index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities.

      LEHMAN BROTHERS GOVERNMENT/CORPORATE TOTAL INDEX is comprised of approximately 5,000 issues which include non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed-rate, non-convertible domestic bonds of maturity of nine years. It calculates total return for one month, three month, twelve month, and ten year periods, and year-to-date.

      MERRILL LYNCH GOVERNMENT/CORPORATE INDEX is comprised of approximately 4,800 issues which include publicly placed, non-convertible coupon-bearing domestic debt carrying a term to maturity of at least one year, with par amounts outstanding at no less than $10 million at the start and close of the performance measurement period, and which must be rated by S&P or Moody's as investment grade issues (i.e., BBB/Baa or better). The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc.

LIMITED MATURITY FIXED INCOME FUND:
----------------------------------

      MERRILL LYNCH 1-3 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX is an unmanaged index composed of U.S. government and U.S. dollar denominated SEC registered corporate bonds with an investment grade rating of "A" or higher and maturities between 1 and 3 years.

      MERRILL LYNCH 1-3 YEAR TREASURY INDEX is an unmanaged index tracking short-term U.S. government securities with maturities between 1 and 2.99 years. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc.

      MERRILL LYNCH 2-YEAR TREASURY CURVE INDEX is comprised of the most recently issued 2-year U.S. Treasury notes. Index returns are calculated as total returns for periods of one, three, six, and twelve months as well as year-to-date.

      2-YEAR TREASURY NOTE-SOURCE: Wall Street Journal, Bloomberg Financial Markets, and Telerate.

      MERRILL LYNCH CORPORATE AND GOVERNMENT INDEX includes issues which must be in the form of publicly placed, non-convertible, coupon-bearing domestic debt with maturities between 1 and 4.99 years. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., BBB/Baa or better).

INTERMEDIATE TAX EXEMPT BOND FUND:
---------------------------------

      MERRILL LYNCH 3-7 YEAR MUNICIPAL INDEX is a total performance benchmark for the intermediate-term municipal bond market.

      LEHMAN BROTHERS MUNICIPAL INDEX/3-YEAR is an unmanaged index of municipal bonds issued after January 1, 1991 with a minimum credit rating of at least Baa, been issued as part of a deal of at least $50 million, have a maturity value of at least $5 million and a maturity range of 1-5 years. As of January 1996, the index also includes zero coupon bonds and bonds subject to the Alternative Minimum Tax.

      LEHMAN BROTHERS MUNICIPAL INDEX/7-YEAR is an unmanaged index of municipal bonds issued after January 1, 1991 with a minimum credit rating of at least Baa, been issued as part of a deal of at least $50 million, have a maturity value of at least $5 million and a maturity range of 6-8 years. As of January 1996 the index also includes zero coupon bonds and bonds subject to the Alternative Minimum Tax.

MONEY MARKET FUNDS:
------------------

      iMONEYNET 100% TREASURY INDEX is a total performance benchmark for SEC Registered Rule 2a-7 Money Market Funds that invest solely in U.S. Treasury securities.

      SALOMON  30-DAY  TREASURY  BILL  INDEX  is  a  weekly  quote  of  the most
      representative   yields  for  selected  securities,  issued  by  the  U.S.
      Treasury, maturing in 30 days.

      LEHMAN BROTHERS TREASURY BOND INDEX is comprised entirely of U.S. Treasury obligations. Foreign issues are excluded.

      iMONEYNET, INC. iMONEYNET'S MONEY FUND REPORT publishes annualized yields of money market funds weekly, iMoneyNet's Money Market Insight publication reports monthly and 12-month-to-date investment results for the same money funds.

Advertisements and other sales literature for a fund may quote total returns which are calculated on non-standardized base periods. These total returns also represent the historic change in the value of an investment in either class of shares based on quarterly reinvestment of dividends over a specified period of time.

Advertising and other promotional literature may include charts, graphs and other illustrations using the funds' returns, or returns in general, that demonstrate basic investment concepts such as tax-deferred compounding, dollar-cost averaging and systematic investment. In addition, the funds can compare their performance, or performance for the types of securities.

ECONOMIC AND MARKET INFORMATION
--------------------------------------------------------------------------------

Advertising and sales literature for a Fund may include discussions of economic, financial and political developments and their effect on the securities market. Such discussions may take the form of commentary on these developments by Fund portfolio managers and their views and analysis on how such developments could affect a Fund. In addition, advertising and sales literature may quote statistics and give general information about mutual fund industry, including the growth of the industry, from sources such as the Investment Company Institute (ICI).

APPENDIX
--------------------------------------------------------------------------------


SHORT-TERM DEBT RATINGS

An S&P short-term debt rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market (in the U.S. these are obligations with an original maturity of no more than 365 days, including commercial paper). The following summarizes the rating categories used by S&P for short-term debt:


A-1               Issue's degree of safety  regarding  timely payment is strong.
                  Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."
--------------------------------------------------------------------------------
A-2 Issue's capacity for timely payment is satisfactory. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances and economic conditions than issues designated "A-1."
--------------------------------------------------------------------------------
A-3 Issue has an adequate capacity for timely payment. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity for timely payments.
--------------------------------------------------------------------------------
B Issue has significant speculative characteristics. Issue currently has the capacity for timely payments but faces major ongoing uncertainties which could lead to its inadequate capacity to make timely payments. Ratings of "B-1," "B-2," and "B-3" may be used to indicate the finer distinctions within the "B" category.
--------------------------------------------------------------------------------
C Issue is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions to make timely payments.
--------------------------------------------------------------------------------
D Issue is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating is also used upon the filing of a bankruptcy petition or the taking of a similar action if debt service payments are jeopardized.
--------------------------------------------------------------------------------


Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 12 months. The following summarizes the rating categories used by Moody's for short-term debt:


PRIME-1 Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.
--------------------------------------------------------------------------------
PRIME-2 Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  appropriate,  may be more  affected  by  external  conditions.
                  Ample alternative liquidity is maintained.
--------------------------------------------------------------------------------
PRIME-3           Issuer or related  supporting  institutions have an acceptable capacity for repayment of short-term  promissory  obligations.
                  The effects of industry characteristics and market composition
                  may  be  more   pronounced.   Variability   in  earnings   and
                  profitability  may  result  in  changes  in the  level of debt protection  measurements  and the  requirement  for relatively high  financial  leverage.  Adequate  alternate  liquidity  is maintained.
--------------------------------------------------------------------------------
NOT PRIME         Issuer  does  not  fall   within  any  of  the  Prime   rating
                  categories.
--------------------------------------------------------------------------------

Fitch Ratings ("Fitch") short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:


F-1+              Securities possess the highest credit quality. Issues assigned this  rating are  regarded as having the  strongest  degree of assurance for timely payment.
--------------------------------------------------------------------------------
F-1               Securities possess the highest credit quality. Issues assigned this  rating  reflect  an  assurance  of timely  payment  only
                  slightly   less  in  degree  than  issues  rated  "F-1+."
--------------------------------------------------------------------------------
F-2               Securities  possess good credit quality.  Issues assigned this rating  have a  satisfactory  degree of  assurance  for timely payment,  but the  margin  of  safety  is not as  great as the
                  "F-1+"  and "F-1"  categories.
--------------------------------------------------------------------------------
F-3               Securities  possess fair credit quality.  Issues assigned this rating  have  characteristics  suggesting  that the  degree of assurance for timely payment is adequate;  however,  near-term adverse changes could cause these securities to be rated below investment grade.
--------------------------------------------------------------------------------
B                 Securities possess a speculative quality. Issues assigned this rating have  characteristics  suggesting  a minimal  degree of assurance for timely  payment and are  vulnerable to near-term adverse  changes  in  financial  and  economic  conditions.
--------------------------------------------------------------------------------
C                 Securities  possess high default  risk.  Issues  assigned this rating have a real possibility of default.
--------------------------------------------------------------------------------
D                 Securities are in actual or imminent payment default.
--------------------------------------------------------------------------------


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

The issue rating definitions for S&P pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy. S&P ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories. The following summarizes the ratings used by S&P for corporate and municipal debt:


AAA This designation represents the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.
--------------------------------------------------------------------------------
AA Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.
--------------------------------------------------------------------------------
A Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BBB               Debt  is  regarded  as  having  an  adequate  capacity  to pay interest and repay  principal.  Whereas  such issues  normally
                  exhibit  adequate  protection  parameters,   adverse  economic
                  conditions or changing  circumstances  are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.
--------------------------------------------------------------------------------
BB, B,            Debt  is  regarded,   on  balance,  as  having   significantly
CCC, CC, C        speculative  characteristics  with  respect to capacity to pay interest and repay  principal in accordance  with the terms of
                  the   obligation.   "BB"   indicates   the  lowest  degree  of
                  speculation and "C" the highest degree of  speculation.  While such  debt  will  likely  have  some  quality  and  protective characteristics,  these are outweighed by large  uncertainties or major risk exposures to adverse conditions.
--------------------------------------------------------------------------------
BB                Debt  has  less   vulnerability   to  nonpayment   than  other
                  speculative   issues.   However,   it  faces   major   ongoing
                  uncertainties  or exposure to adverse  business,  financial or economic conditions which could lead to inadequate capacity to make timely interest and principal payments.
--------------------------------------------------------------------------------
B                 Debt  has  a  greater   vulnerability   to   nonpayment   than
                  obligations  rated "BB" but currently has the capacity to make interest payments and principal repayments.  Adverse business, financial or economic  conditions  will likely impair capacity or willingness to pay interest and repay principal.
--------------------------------------------------------------------------------
CCC               Debt  has  a  current  vulnerability  to  nonpayment,  and  is dependent  upon  favorable  business,  financial  and economic conditions to make timely payment of interest and repayment of principal.  In the event of  adverse  business,  financial  or economic conditions,  it is not likely to have the capacity to pay interest and repay principal.
--------------------------------------------------------------------------------
CC                Debt is currently highly vulnerable to nonpayment.
--------------------------------------------------------------------------------
C                 Debt is subordinated or preferred stock and highly  vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy  petition has been filed,  but debt service payments are continued. A "C" rating may also be assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.
--------------------------------------------------------------------------------
D                 Debt is in payment default.  This rating is used when interest payments or  principal  payments are not made on the date due, even if the  applicable  grace period has not expired,  unless
                  S&P believes that such payments will be made during such grace period.  The "D"  rating  is also  used  upon the  filing of a bankruptcy  petition or the taking of a similar action if debt service payments are jeopardized.
--------------------------------------------------------------------------------

Moody's applies numerical modifiers 1, 2 and 3 to each generic rating classification from "Aa" through "Caa" with 1 indicating a rank at the higher end, 2 indicating a rank in the mid-range and 3 indicating a rank at the lower end of the generic rating classification. The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:


Aaa Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
--------------------------------------------------------------------------------
Aa                Bonds  are  judged  to be of high  quality  by all  standards.
                  Together with the "Aaa" group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  elements  may be of  greater  amplitude  or there may be other
                  elements   present  which  make  the  long-term  risks  appear
                  somewhat larger than in "Aaa" securities.
--------------------------------------------------------------------------------
A                 Bonds possess many favorable investment  attributes and are to be  considered  as  upper  medium-grade  obligations.  Factors giving  security to  principal  and  interest  are  considered
                  adequate  but  elements  may  be  present   which   suggest  a
                  susceptibility to impairment sometime in the future.
--------------------------------------------------------------------------------
Baa               Bonds  considered  medium-grade  obligations,  i.e.,  they are neither highly protected nor poorly secured. Interest payments and  principal  security  appear  adequate for the present but
                  certain   protective   elements  may  be  lacking  or  may  be
                  characteristically  unreliable  over any great length of time.
                  Such bonds lack outstanding investment  characteristics and in fact have speculative characteristics as well.
--------------------------------------------------------------------------------
Ba, B,            Bonds that possess one of these ratings  provide  questionable
Caa, Ca, C        protection  of interest and  principal  ("Ba"  indicates  some
                  speculative   elements;   "B"  indicates  a  general  lack  of
                  characteristics  of desirable  investment;  "Caa" represents a
                  poor  standing;   "Ca"   represents   obligations   which  are
                  speculative  in a high degree;  and "C"  represents the lowest rated  class of  bonds).  "Caa,"  "Ca" and "C" bonds may be in default.
--------------------------------------------------------------------------------


To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories. The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:


AAA               Bonds  considered  to be  investment  grade and of the highest credit  quality.  The  obligor  has  an  exceptionally  strong ability to pay interest and repay principal, which is unlikely to be affected by foreseeable events.
--------------------------------------------------------------------------------
AA                Bonds  considered  to be  investment  grade  and of very  high credit  quality.  The  obligor's  ability to pay  interest and repay  principal  is  very  strong  and is  not  significantly vulnerable to foreseeable events, although not quite as strong as bonds rated "AAA."
--------------------------------------------------------------------------------
A                 Bonds  considered  to be  investment  grade and of high credit quality.  The  obligor's  ability  to pay  interest  and repay principal  is  considered  to  be  strong,  but  may  be  more vulnerable  to adverse  changes  in  economic  conditions  and circumstances than bonds with higher ratings.
--------------------------------------------------------------------------------
BBB               Bonds  considered  to be  investment  grade and of good credit quality.  The  obligor's  ability  to pay  interest  and repay principal is  considered  to be adequate.  Adverse  changes in economic  conditions  and  circumstances,  however,  are  more
                  likely  to  have  an  adverse  impact  on  these  bonds,   and
                  therefore,   impair  timely   payment.   This  is  the  lowest
                  investment grade category.
--------------------------------------------------------------------------------
BB, B, CCC,       Bonds that  possess  one of these  ratings are  considered  by
CC, C, DDD,       Fitch to be speculative  investments.  The ratings "BB" to "C"
DD, D             denote Fitch's  assessment of the likelihood of timely payment of  principal  and  interest in  accordance  with the terms of obligation  for bond  issues  not in  default.  For  defaulted bonds,  the  rating  "DDD"  to  "D"  is an  assessment  of the ultimate recovery value through reorganization or liquidation.
--------------------------------------------------------------------------------


MUNICIPAL NOTE RATINGS

An S&P municipal note rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by S&P for municipal notes:

SP-1 The issuers of these municipal notes exhibit strong capacity to pay principal and interest. Those issues determined to possess very strong safety characteristics are given a plus (+) designation.
--------------------------------------------------------------------------------
SP-2 The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest.
--------------------------------------------------------------------------------
SP-3 The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.
--------------------------------------------------------------------------------


Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

MIG-1/VMIG-1      Loans  bearing  this  designation  are  of the  best  quality, enjoying strong protection by established cash flows, superior liquidity  support or demonstrated  broad-based  access to the market for refinancing.
--------------------------------------------------------------------------------
MIG-2/VMIG-2      Loans  bearing  this  designation  are of high  quality,  with margins of  protection  ample  although not so large as in the preceding group.
--------------------------------------------------------------------------------
MIG-3/VMIG-3      Loans bearing this designation are of favorable quality,  with all security elements accounted for but lacking the undeniable strength  of the  preceding  grades.  Liquidity  and cash flow protection may be narrow and market access for  refinancing is likely to be less well established.
--------------------------------------------------------------------------------
MIG-4/VMIG-4      Loans  bearing  this  designation  are  of  adequate  quality, carrying specific risk but having protection commonly regarded as required of an  investment  security and not  distinctly or predominantly speculative.
--------------------------------------------------------------------------------
SG                Loans bearing this designation are of speculative  quality and lack margins of protection.
--------------------------------------------------------------------------------

Fitch uses the short-term ratings described under Short-Term Debt Ratings for municipal notes.

SERVICE PROVIDERS
--------------------------------------------------------------------------------


                                       SUB-ADVISER TO REGIONS MORGAN
INVESTMENT ADVISER                     KEEGAN SELECT MID CAP VALUE FUND
Morgan Asset Management, Inc.          Channing Capital Management, LLC
1901 6th Avenue North                  10 South LaSalle Street, Suite 2650
Birmingham, Alabama 35203              Chicago, Illinois 60603

DISTRIBUTOR, ADMINISTRATOR,            LEGAL COUNSEL
SHAREHOLDER SERVICING AGENT &          Kirkpatrick & Lockhart Preston Gates Ellis LLP
TRANSFER AGENT                         1601 K Street, N.W.
Morgan Keegan & Company, Inc.          Washington, D.C. 20006
Morgan Keegan Tower
50 North Front Street
Memphis, Tennessee 38103
                                       INDEPENDENT REGISTERED PUBLIC
CUSTODIAN                              ACCOUNTING FIRM
Regions Bank                           PricewaterhouseCoopers LLP
1901 6th Avenue North                  One North Wacker
Birmingham, Alabama 35203              Chicago, Illinois 60606